                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ]  Confidential, for Use of
                                                the Commission Only (as
                                                permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or
    Rule 14a-12

                             BRANDYWINE REALTY TRUST
- -------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          Common Shares of Beneficial Interest
- -------------------------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:

              2,363,172
- -------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              $6.25 (average of high and low prices on American Stock
              Exchange on May 7, 1996)
- -------------------------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:

              $14,769,825
- -------------------------------------------------------------------------------

          (5) Total fee paid:

              $2,954
- -------------------------------------------------------------------------------
[x] Fee paid previously with preliminary materials.

- -------------------------------------------------------------------------------
[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
               $2,954
- -------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement No.:
               Schedule 14A
- -------------------------------------------------------------------------------
          (3) Filing Party:
               Brandywine Realty Trust
- -------------------------------------------------------------------------------
          (4) Date Filed:
               May 9, 1996
- -------------------------------------------------------------------------------

                             BRANDYWINE REALTY TRUST
                              Two Greentree Centre
                                    Suite 100
                                Marlton, NJ 08053
                                 (609) 797-0200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held August 22, 1996

To our Shareholders:

                  Notice is hereby given that the Annual Meeting of the Shareholders of Brandywine Realty Trust (the "Trust") will be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania on Thursday, August 22, 1996, at 10:00 a.m., local time (the "Meeting"), to consider and take action on the following matters:

                  1. To consider and vote upon a transaction (the "SSI/TNC Transaction") in which the Trust: (i) will issue 775,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), and a warrant exercisable for an additional 775,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to Safeguard Scientifics, Inc. ("SSI") in exchange for $426,250 and SSI's indirect ownership interest in eight office and industrial buildings that contain an aggregate of approximately 536,000 rentable square feet; (ii) will form a Delaware limited partnership (the "Operating Partnership"), and obtain, through its partnership interests therein, an indirect ownership interest in an additional 11 office and industrial buildings that contain an aggregate of approximately 424,000 rentable square feet; (iii) will contribute to the Operating Partnership a portion of its general partnership interest in Brandywine Realty Partners ("BRP"), which owns four office properties that contain an aggregate of approximately 254,552 rentable square feet, in exchange for additional interests in the Operating Partnership, and will agree to contribute to the Operating Partnership the balance of its general partnership interest in BRP approximately one year following the closing in exchange for additional interests in the Operating Partnership; (iv) will cause the Operating Partnership to enter into option agreements conferring upon the Operating Partnership the option to acquire an additional four office and industrial buildings that contain an aggregate of approximately 159,000 rentable square feet; (v) will agree, subject to certain conditions, to redeem for cash or up to approximately 1,647,353 Common Shares (subject to increase or forfeiture based on the occurrence of certain events and subject to customary antidilution adjustments) the limited partnership interests ("Units") in the Operating Partnership issued to SSI, The Nichols Company ("TNC") and six additional persons in exchange for their contribution to the Operating Partnership of their ownership interests in the additional properties referenced in clause (ii) above and related assets; (vi) will issue non-transferable warrants exercisable for an aggregate of 400,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to certain individuals who are currently employees of TNC and who are expected to become employees of a subsidiary of the Trust; (vii) will issue non-transferable warrants exercisable for an aggregate of 330,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to the President and Chief Executive Officer of the Trust and to another current executive of the Trust; and (viii) will expand the Board of Trustees from five to seven and elect to the Board three individuals associated with or designated by SSI and TNC, and one individual jointly designated by SSI, TNC and the Trust, to fill the vacancies in the Board created by such expansion and the decision of two current members of the Board not to stand for re-election; all as more fully described in the accompanying Proxy Statement. The SSI/TNC Transaction, if consummated, will result in a substantial change in the ownership and control of the Trust and the concentration of such ownership and control in a small number of Shareholders and will result in a contribution of the Trust's principal asset (i.e., the Trust's interest in BRP) to the Operating Partnership.

                  Throughout this Proxy Statement, statements made as to the approximate number of Units that will be issued on the date the SSI/TNC Transaction is consummated (the "Closing Date") are based on the outstanding principal balances of the mortgage debt encumbering the properties to be acquired by the Operating Partnership as of March 31, 1996. The actual number of Units that will be issued on the Closing Date will be adjusted to reflect the actual debt balances relating to these properties on the Closing Date. Any adjustment in the amount of such debt balances between March 31, 1996 and the Closing Date is not expected to be material.

                  2. To amend the Declaration of Trust of the Trust in order to:
(i) increase the authorized number of Common Shares from 15,000,000 to 75,000,000; (ii) eliminate the restriction on the Trust's ability to issue Common Shares or preferred shares of beneficial interest (collectively "Shares") below "book value"; (iii) confirm the authority of the Board of Trustees to effectuate, from time to time and without prior Shareholder approval, a "reverse stock split" of the Shares and to provide that such authority may only be exercised upon the approval of not less than 80% of the members of the Board;
(iv) eliminate the requirement that the Trust distribute to Shareholders not less than 85% of the net proceeds attributable to the sale of, or refinancing of debt secured by, any of its existing real estate holdings; and (v) substitute a new provision limiting the transferability of Shares by imposing limitations on the amount of Shares a Shareholder may own in order to reduce the risk that the Trust would fail to satisfy one of the requirements for qualifying as a real estate investment trust for Federal income tax purposes, subject to certain exceptions, all as more fully described in the accompanying Proxy Statement. Shareholders will have the opportunity to vote separately on each of the five proposed amendments to the Declaration of Trust. If less than all of the proposed amendments are approved by Shareholders, then only those which are approved by Shareholders will become effective.

                  3. To restore voting rights to all Common Shares beneficially owned by Richard M. Osborne, one of the Trustees, in excess of 20% of the Common Shares from time to time outstanding which, by virtue of Subtitle 7 of Title 3 of the Maryland General Corporation Law, do not have voting rights. As of the date hereof, Mr. Osborne beneficially owns 658,698 Common Shares. Mr. Osborne beneficially owns 538,800 of these Common Shares through the Richard M. Osborne Trust (the "RMO Trust"), of which Mr. Osborne is the sole trustee, and beneficially owns 59,949 Common Shares and warrants exercisable for an additional 59,949 Common Shares through Turkey Vulture Fund XIII, Ltd. (the "RMO Fund"), a limited liability company controlled by Mr. Osborne. If voting rights are restored to the Common Shares beneficially owned by Mr. Osborne at the Meeting, Mr. Osborne has agreed to cause the 167,561 Common Shares owned by the RMO Trust on the record date (specified below) which currently lack voting rights, together with the additional 371,239 Common Shares owned by the RMO Trust on the record date which have voting rights and which will be voted in favor of the other Proposals contained herein, to be voted in favor of the other Proposals contained herein. Accordingly, a vote will be taken on the Proposal to restore voting rights to such Common Shares before a vote is taken on any other matters that will be considered by Shareholders at the Meeting. If voting rights are restored to such Common Shares, the RMO Trust, the RMO Fund and Mr. Osborne would also be permitted, under Subtitle 7, to acquire up to one-third of the outstanding Common Shares without losing voting rights thereon. Mr. Osborne, the RMO Trust and the RMO Fund have entered into an agreement with the Trust relating to the Common Shares owned by the RMO Trust and the RMO Fund, the principal terms of which are summarized under the discussion of Proposal 3 contained in the accompanying Proxy Statement.

                  On June 21, 1996, the RMO Fund acquired from the Trust 59,949 Common Shares and a warrant exercisable for an additional 59,949 Common Shares. Because the record date for the Meeting is June 12, 1996, no such Common Shares will be entitled to vote at the Meeting.

                  4. To re-elect three Trustees to the Board of Trustees (in addition to the four individuals who will be elected to the Board if the SSI/TNC Transaction is approved and consummated).

                  5. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

                  The Board of Trustees of the Trust has fixed the close of business on June 12, 1996 as the record date for determination of the Shareholders of the Trust entitled to notice of, and to vote at, the Meeting and any adjournments and postponements thereof.

                                            By order of the Board of Trustees,


                                            Francine M. Haulenbeek, Secretary
July 18, 1996


- ------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE TRUST OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING, BUT WILL HELP ASSURE A QUORUM.
- ------------------------------------------------------------------------------

                             Brandywine Realty Trust
                              Two Greentree Centre
                                    Suite 100
                                Marlton, NJ 08053
                                 (609) 797-0200

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                          To be held on August 22, 1996


                  The enclosed proxy is solicited by and on behalf of the Board of Trustees (the "Board of Trustees" or the "Board") of the Brandywine Realty Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held on Thursday, August 22, 1996 at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Trust (the "Shareholders") on or about July 19, 1996.

                  At the Meeting, the Shareholders will be asked to consider and take action on the following matters (collectively, the "Proposals"):

                  1. To consider and vote upon a transaction (the "SSI/TNC Transaction") in which the Trust (i) will issue 775,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), and a warrant (the "SSI Warrant") exercisable during the six-year period following its date of issuance for an additional 775,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to Safeguard Scientifics, Inc. ("SSI") in exchange for $426,250 and SSI's ownership interest in a limited partnership (the "Witmer Partnership") formed to borrow up to $32,211,600 million from General Electric Capital Corporation ("GECC") and to own eight office and industrial buildings that contain an aggregate of approximately 536,000 rentable square feet (the "Witmer Properties"); (ii) will form a Delaware limited partnership (the "Operating Partnership"), and obtain, through general and limited partnership interests therein, an indirect ownership interest in an additional 11 office and industrial buildings that contain an aggregate of approximately 424,000 rentable square feet (the "Other Initial Properties" and together with the Witmer Properties, the "Initial Properties");
(iii) will contribute to the Operating Partnership a portion of its general partnership interest in Brandywine Realty Partners ("BRP") in exchange for additional limited partnership interests in the Operating Partnership and will agree to contribute to the Operating Partnership the balance of its general partnership interest in BRP approximately one year following the closing in exchange for additional interests in the Operating Partnership; (iv) will cause the Operating Partnership to enter into option agreements conferring upon the Operating Partnership the option to acquire an additional four office buildings that contain an aggregate of approximately 159,000 rentable square feet (the "Option Properties" and together with the Initial Properties, the "Properties"); (v) will agree, subject to certain conditions, to redeem for cash or up to approximately 1,647,353 Common Shares (subject to increase or forfeiture based on the occurrence of certain events and subject to customary antidilution adjustments), on or after the completion by the Trust of an equity offering achieving certain targets or the satisfaction of an alternative condition, the Class A limited partnership interests in the Operating Partnership ("Class A Units") issued to SSI, The Nichols Company ("TNC") and six additional persons, one of whom is an affiliate of TNC (collectively, the "Owners") in exchange for their direct and indirect ownership interests in the Other Initial Properties and related assets; (vi) will issue non-transferable warrants (the "Executive Warrants") exercisable for an aggregate of 400,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to certain individuals who are currently employees of TNC and who are expected to become employees of the Trust or a subsidiary of the Trust; (vii) will issue non-transferable warrants exercisable for an aggregate of 330,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to the President and Chief Executive Officer of the Trust and to another current executive of the Trust; and (viii) will expand the Board of Trustees from five to seven and elect to the Board three individuals associated with or designated by SSI and TNC, and one individual jointly designated by SSI, TNC and the Trust, to fill the vacancies in the Board created by such expansion and the decision of two current members of the Board not to stand for re-election; all as more fully described herein. The SSI/TNC Transaction, if consummated, will result in a substantial change in the ownership and control of the Trust and the concentration of such ownership and control in a small number of Shareholders and will result in a contribution of the Trust's principal asset (i.e., the Trust's interest in BRP) to the Operating Partnership.

                  The formation and capitalization of the Operating Partnership and the acquisition of the Properties will involve a series of transactions which are explained in greater detail herein.

                  The SSI/TNC Transaction will involve certain risks. See "Risk Factors Relating to the SSI/TNC Transaction" beginning on page 35.

                  Throughout this Proxy Statement, statements made as to the approximate number of Units that will be issued on the date the SSI/TNC Transaction is consummated (the "Closing Date") are based on the outstanding principal balances of the mortgage debt encumbering the Initial Properties as of March 31, 1996. The actual number of Units that will be issued on the Closing Date will be adjusted to reflect the actual debt balances relating to these properties on the Closing Date. Any adjustment in the amount of such debt balances between March 31, 1996 and the Closing Date (giving effect to both principal amortization and additional advances under loan agreements) is not expected to be material. The Trust estimates that the aggregate reduction in debt balances would be approximately $7,000 and $53,000 assuming a Closing on August 1 and September 1, respectively. Accordingly, if the Closing Date were August 1 or September 1, the aggregate number of Class A Units that would be issued on the Closing Date and within 37 months thereafter would be approximately 1,647,818 or 1,655,636, as the case may be (rather than approximately 1,647,353).

                  2. To amend the Declaration of Trust (the "Declaration") of the Trust in order to (i) increase the authorized number of Common Shares from 15,000,000 to 75,000,000; (ii) eliminate the restriction on the Trust's ability to issue Common Shares or preferred shares of beneficial interest ("Preferred Shares" and, together with Common Shares, collectively, "Shares") below "book value"; (iii) confirm the authority of the Board of Trustees to effectuate, from time to time and without prior Shareholder approval, a "reverse stock split" of the Shares and to provide that such authority may only be exercised upon the approval of not less than 80% of the members of the Board; (iv) eliminate the requirement that the Trust distribute to Shareholders not less than 85% of the net proceeds attributable to the sale of, or refinancing of debt secured by, any of its existing real estate holdings; and (v) substitute a new provision limiting the transferability of Shares by imposing limitations on the amount of Shares a Shareholder may own in order to reduce the risk that the Trust would fail to satisfy one of the requirements for qualifying as a real estate investment trust for Federal income tax purposes, all as more fully described herein (collectively, the "Declaration Amendments"). Shareholders will have the opportunity to vote separately on each of the five proposed Declaration Amendments. If less than all of the proposed amendments are approved by Shareholders, then only those which are approved by Shareholders will become effective.

                  3. To restore voting rights to all Common Shares beneficially owned by Richard M. Osborne, one of the Trustees, in excess of 20% of the Common Shares from time to time outstanding which, by virtue of Subtitle 7 of Title 3 of the Maryland General Corporation Law (the "MGCL"), do not have voting rights. As of the date hereof, Mr. Osborne beneficially owns 658,698 Common Share. Mr. Osborne beneficially owns 538,800 of these Common Shares through the Richard M. Osborne Trust (the "RMO Trust"), of which Mr. Osborne is the sole trustee, and beneficially owns 59,949 Common Shares and warrants exercisable for an additional 59,949 Common Shares through Turkey Vulture Fund XIII, Ltd. (the "RMO Fund"), a limited liability company controlled by Mr. Osborne. If voting rights are restored to the Common Shares beneficially owned by Mr. Osborne at the Meeting, Mr. Osborne has agreed to cause the 167,561 Common Shares owned by the RMO Trust on the record date (June 12, 1996) which currently lack voting rights, together with the additional 371,239 Common Shares owned by the RMO Trust on the record date which have voting rights and which will be voted in favor of the other Proposals contained herein, to be voted in favor of the other Proposals contained herein. Accordingly, a vote will be taken on the Proposal to restore voting rights to such Common Shares before a vote is taken on any other matters that will be considered by Shareholders at the Meeting. If voting rights are restored to such Common Shares, the RMO Trust, the RMO Fund and Mr. Osborne would also be permitted, under Subtitle 7, to acquire up to one-third of the outstanding Common Shares without losing voting rights thereon. Mr. Osborne, the RMO Trust and the RMO Fund have entered into an agreement with the Trust, the principal terms of which are summarized under the discussion of Proposal 3 below.

                  On June 21, 1996, the RMO Fund acquired from the Trust 59,949 Common Shares and a warrant exercisable for an additional 59,949 Common Shares. Because the record date for the Meeting is June 12, 1996, no such Common Shares will be entitled to vote at the Meeting.

                  4. To re-elect three Trustees to the Board of Trustees (in addition to the four individuals who will be elected to the Board if the SSI/TNC Transaction is approved and consummated).

                  5. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

                  The Board of Trustees has unanimously concluded that the SSI/TNC Transaction is in the best interests of the Trust and its Shareholders and is on terms and conditions fair to the Trust and its Shareholders, and has unanimously approved the SSI/TNC Transaction. In arriving at its conclusion as to the SSI/TNC Transaction, the Board of Trustees considered the oral opinion of Legg Mason Wood Walker, Inc. ("Legg Mason") rendered on May 6, 1996 that, as of such date, the consideration to be received by the Trust under the SSI/TNC Transaction is fair to the Shareholders from a financial point of view and the written confirmation of such opinion as of July 12, 1996. A copy of the written opinion of Legg Mason is attached to this Proxy Statement as Appendix B and Shareholders are urged to read this opinion in its entirety. The Board of Trustees has also unanimously approved each of the other Proposals described herein and recommends that the Shareholders vote for each of the Proposals at the Meeting.

                  The Board of Trustees knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

                  A Shareholder may revoke his or her proxy at any time by executing and returning another proxy of a later date, by written notice to the Trust (attention: Gerard H. Sweeney) at its address above, or by attending the Meeting and voting in person.

                  In the event that there are not sufficient votes to approve any of the Proposals, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Trust.

                  The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information herein is correct after the date hereof, July 18, 1996.

                  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                TABLE OF CONTENTS

                                                                        Page


SUMMARY..................................................................  9
         The Meeting.....................................................  9
         The SSI/TNC Transaction......................................... 11
         The Declaration Amendments and Voting Rights
          Restoration Proposals.......................................... 32
         Recommendations of the Board of Trustees........................ 34
         Contemplated Acquisitions....................................... 35

RISK FACTORS RELATING TO THE SSI/TNC TRANSACTION......................... 35

SUMMARY SELECTED FINANCIAL INFORMATION................................... 52

BRANDYWINE REALTY TRUST PRO FORMA CONDENSED CONSOLIDATING
         FINANCIAL INFORMATION........................................... 55

BRANDYWINE REALTY TRUST PRO FORMA CONDENSED CONSOLIDATING
         BALANCE SHEET AS AT MARCH 31, 1996.............................. 58

BRANDYWINE REALTY TRUST PRO FORMA CONDENSED CONSOLIDATING
         STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
         1995............................................................ 59

BRANDYWINE REALTY TRUST PRO FORMA CONDENSED CONSOLIDATING
         STATEMENT OF OPERATIONS FOR THE THREE-MONTH PERIOD
         ENDED MARCH 31, 1996 (Notes 1 and 3)............................ 60

BRANDYWINE REALTY TRUST NOTES AND MANAGEMENT'S ASSUMPTIONS
         TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
         FINANCIAL INFORMATION........................................... 61

COMPARISON OF PRO FORMA RESULTS OF OPERATIONS FOR THE THREE
         MONTHS ENDED MARCH 31, 1996 AND THE YEAR ENDED
         DECEMBER 31, 1995 TO THE TRUST'S HISTORICAL
         CONSOLIDATED OPERATIONS......................................... 71

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS OF THE INITIAL PROPERTIES TO
         BE ACQUIRED BY THE OPERATING PARTNERSHIP........................ 72

PROPOSAL NO. 1 - THE SSI/TNC TRANSACTION................................. 76
         The SSI/TNC Transaction......................................... 76
         Background of and Reasons for the SSI/TNC Transaction;
         Board Recommendation............................................ 76

                                                                        Page

         Opinion of Financial Advisor.................................... 85
         Market Analysis................................................. 93
         Business Objectives Following the SSI/TNC Transaction........... 94
         Description of the Properties................................... 95
         Principal Features of the SSI/TNC Transaction...................105
         The SSI/TNC Transaction Documents...............................132
         General Authority if SSI/TNC Transaction is Approved............142
         Consequences of Failure to Approve the SSI/TNC
           Transaction...................................................142
         Distributions...................................................143
         Expenses of SSI/TNC Transaction ................................143
         Management Following the SSI/TNC Transaction....................144
         Accounting Treatment............................................146
         Federal Income Tax Considerations...............................146
         State and Local Taxes...........................................159
         Regulatory Requirements; Approvals..............................160
         Third Party Consents............................................160
         Effective Date; Conditions to the SSI/TNC Transaction...........160
         Recommendation of the Board of Trustees.........................160

PROPOSAL NO. 2 - AMENDMENT OF DECLARATION OF TRUST.......................161
         General.........................................................161
         Increase of Authorized Capital - First Proposed
           Amendment.....................................................162
         Elimination of Restriction on Share Issuances - Second
           Proposed Amendment............................................163
         Elimination of Mandatory Distribution Requirement -
           Fourth Proposed Amendment.....................................166
         New Limitation on Transferability of Shares - Fifth
           Proposed Amendment............................................167

PROPOSAL NO. 3 - RESTORATION OF VOTING RIGHTS............................171
         General.........................................................171
         Recommendation of the Board of Trustees.........................174

PROPOSAL NO. 4 - ELECTION OF TRUSTEES....................................175

THE TRUST................................................................176
         Contemplated Acquisitions.......................................176
         Price Range of Common Shares and Dividend History...............179
         Outstanding Shares..............................................180
         Ownership of Certain Persons....................................180
         Certain Transactions With Related Parties.......................184
         Share Performance Graph.........................................187
         Meetings of Trustees............................................189
         Compensation of Trustees........................................189
         Management and Executive Officers...............................189

                                                                        Page

SUMMARY COMPENSATION TABLE...............................................190
         Compensation Committee Interlocks and Insider
           Participation.................................................192
         Board Committee Report on Executive Compensation................193
           Compliance with Section 16(a) of the Securities
           Exchange Act of 1934..........................................193

INFORMATION REGARDING PROXIES............................................194
         General.........................................................194
         Quorum..........................................................194
         Vote Required...................................................194
         Description of Proxy............................................196
         Appraisal Rights................................................196
         Independent Public Accountants..................................196
         Other Business..................................................196
         Expenses of Solicitation........................................196
         SEC Filings.....................................................197
         Shareholder Proposals...........................................197

APPENDICES INDEX

Appendix A -     Glossary of Certain Terms
Appendix B -     Fairness Opinion of Legg Mason Wood Walker, Inc.
Appendix C -     Amendments to Declaration of Trust
Appendix D -     Trust's Annual Report on Form 10-K/A for fiscal
                 year ended December 31, 1995 (excluding exhibits)
Appendix E -     Trust's Quarterly Report on Form 10-Q for fiscal
                 quarter ended March 31, 1996
Appendix F -     Combined Financial Statements of Initial
                 Properties
Appendix G -     Trust's Current Report on Form 8-K dated June 21,
                 1996 (excluding exhibits)
Appendix H -     Financial Statements of the LibertyView Building

                                     SUMMARY

                  The following is a summary of certain information contained in this Proxy Statement. The following is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and its appendices. Shareholders are urged to review carefully the entire Proxy Statement and the appendices which form an important part hereof. A Glossary of terms used in this Proxy Statement as defined terms is attached as Appendix A. Such definitions are qualified in their entirety by the more complete definitions of such terms found in the text of this Proxy Statement.

                                   The Meeting

Date, Time and Place:

                  Thursday, August 22, 1996 at 10:00 a.m., local time, at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania.

Purpose:

                  The purpose of the Meeting will be:

                  1. To consider and vote upon the SSI/TNC Transaction.

                  2. To consider and vote upon each of the Declaration
Amendments.

                  3. To consider and vote upon the restoration of voting rights to those Common Shares now or hereafter beneficially owned by Richard M. Osborne, including the Common Shares owned by the RMO Trust and the RMO Fund (up to one-third of the outstanding voting power of the Trust's capital stock) which, by virtue of the MGCL, do not presently or would not otherwise have voting rights.

                  4. To elect three trustees to the Board of Trustees (in addition to the four individuals who will be elected to the Board if the SSI/TNC Transaction is approved and consummated).

Record Date:

                  The record date for the determination of Shareholders entitled to notice of and to vote at the Meeting is June 12, 1996.

Quorum and Vote Required:

                  A majority of the outstanding Common Shares, represented in person or by proxy and entitled to vote on the Proposals, will constitute a quorum for the transaction of business at the Meeting. As of the Record Date, 1,856,200 Common Shares were issued and outstanding. The holder of each outstanding Common Share as of the Record Date will be entitled to vote such holder's Common Shares on each of the Proposals, subject to a limitation in Subtitle 7 of Title 3 (Voting Rights of Certain Control Shares) of the MGCL which, subject to certain exceptions, eliminates voting rights on Common Shares held by persons in excess of certain percentage thresholds. To the Trust's knowledge, on the Record Date, only one Shareholder, the RMO Trust, owned Common Shares which, by virtue of Subtitle 7, do not have voting rights. On the Record Date, the RMO Trust owned 538,800 Common Shares or approximately 29% of the Common Shares then outstanding of which 167,561 currently lack voting rights.

                  The approval of the SSI/TNC Transaction (Proposal No. 1) requires the affirmative vote of the holders of a majority of the votes cast on the Proposal in person or by proxy. The approval of each of the Declaration Amendments (Proposal No. 2) requires the affirmative vote of the holders of a majority of the Common Shares outstanding and entitled to vote thereon. Restoration of voting rights on those Common Shares now or hereafter beneficially owned by Mr. Osborne which do not presently or would not otherwise have voting rights (Proposal No. 3) requires the affirmative vote of two-thirds of the Common Shares outstanding and entitled to vote thereon, excluding "interested shares" (i.e., Common Shares owned by RMO Trust or its trustee, Richard M. Osborne, or by RMO Fund, or owned by an officer of the Trust or any employee of the Trust who is also a Trustee of the Trust). Election of Trustees (Proposal No. 4) requires the favorable vote of a plurality of the Common Shares present and entitled to vote, in person or by proxy, at the Meeting. For a more detailed discussion, see "Information Regarding Proxies - Vote Required."

                  Richard M. Osborne, individually and as trustee of the RMO Trust, has agreed to vote the 371,239 Common Shares owned by the RMO Trust as of the Record Date and presently entitled to vote in favor of each of the Proposals. In the event that Proposal 3 is adopted, Mr. Osborne, individually and as trustee of the RMO Trust, has agreed to vote the 167,561 additional Common Shares owned by the RMO Trust as of the Record Date in favor of each of the Proposals. The RMO Fund did not own Common Shares on the Record Date.

                  If the SSI/TNC Transaction is approved, the Trust will have the authority to complete such transaction upon the terms generally described in this Proxy Statement, subject to such modifications as the Board of Trustees determines to be fair and in the best interests of the Shareholders.

                             The SSI/TNC Transaction

Transaction Overview; Summary of Risk Factors:

                  The SSI/TNC Transaction involves the formation by the Trust of a limited partnership (referred to herein as the Operating Partnership) in order to acquire 19 properties in exchange for Common Shares, warrants exercisable for Common Shares and limited partnership interests redeemable under certain circumstances for additional Common Shares. The acquisition will be accompanied by a consolidation of the managements of the Trust and TNC and the expansion of the Trust's Board of Trustees to include designees of SSI and TNC. In short, the SSI/TNC Transaction will involve a substantial change in the business of the Trust; a substantial increase in the number of properties indirectly owned by the Trust; and, given the mortgage debt encumbering the Initial Properties, a substantial increase in the Trust's indebtedness.

                  As of the date of this Proxy Statement, 1,916,149 Common Shares are issued and outstanding and options and warrants exercisable for an additional 199,949 Common Shares are outstanding. In addition, the Trust's portfolio of properties (which the Trust owns through its interest in Brandywine Realty Partners) consists of four office properties aggregating 254,552 square feet that are encumbered by approximately $8.9 million of indebtedness. As explained more fully below, the Trust has also entered into an agreement to acquire an additional office building in Cherry Hill, New Jersey (the "LibertyView Building") containing 121,737 square feet for a purchase price of $10.6 million. Upon completion of this acquisition, the Trust's portfolio will aggregate 376,289 square feet and will be encumbered by approximately $18.38 million of indebtedness.

                  Immediately following consummation of the SSI/TNC Transaction, 2,691,149 Common Shares will be issued and outstanding (of which 775,000 will be owned by SSI) and, in addition to the options and warrants currently outstanding, warrants exercisable for an aggregate of 730,000 Common Shares will be outstanding. Moreover, each of the 1,647,353 Class A Units that will then be either outstanding or subject to issuance within 37 months thereafter may, under certain circumstances, be redeemed for an equal number of Common Shares. Furthermore, assuming acquisition of the LibertyView Building (which the Trust does not currently intend to contribute to the Operating Partnership), the Trust will have an indirect ownership interest in 24 office and industrial properties aggregating approximately 1.3 million square feet and encumbered by a total of approximately $82 million of indebtedness. As part of the SSI/TNC Transaction, three executives of TNC will become executive officers of the Trust and, together with the current President and Chief Executive Officer, will enter into two-year employment agreements with the Trust. In addition, three individuals selected by SSI and TNC, and one individual selected jointly by SSI, TNC and the Trust, will become members of the Trust's Board of Trustees. Two of the current Board members will not stand for reelection to the Board.

                  The limited partnership agreement that the Trust will enter into as part of the SSI/TNC Transaction will provide for the issuance of three classes of limited partnership interest (in addition to the general partnership interest which will be owned solely by the Trust): Class A, B and C Units. The Class B and C Units will be issued solely to the Trust in exchange for its contributions to the Operating Partnership, and the Class A Units will be issued to SSI, TNC and six other persons in exchange for their contributions to the Operating Partnership. Until the occurrence of a public or private equity offering by the Trust yielding $35 million of net proceeds (or $25 million under certain circumstances) (referred to elsewhere herein as a "Qualified Offering"), the Class B Units will be entitled to receive an annual preferential cumulative return in the amount of 9.5% of $3,937,000 and a liquidation preference over the Class A Units in the amount of $3,937,000 plus the amount of any accrued but unpaid preferential return. In addition, until the occurrence of a Qualified Offering, the Class C Units will be specially allocated all income, gain, profits, losses and cash flow realized by the Operating Partnership from its ownership of the Trust's interest in Brandywine Realty Partners (the partnership that owns the four properties in the Trust's current portfolio and which the Trust will contribute to the partnership as part of the SSI/TNC Transaction). Furthermore, following a

Qualified Offering, holders of Class A Units will have the right to tender such Units for redemption and the Trust, as general partner of the Operating Partnership, will have the right to satisfy such redemption request by delivering Common Shares (in the initial ratio of one Common Share for each Class A Units for which redemption is requested).

                  The limited partnership agreement that the Trust will enter into as part of the SSI/TNC Transaction contains an agreement by the Trust to use reasonable efforts to complete a Qualified Offering as promptly as practicable after the Closing. Although there can be no assurance that the Trust will be able to complete a Qualified Offering, in the event it is able to do so, the Class B and C Units will automatically be converted into additional general partnership interests, and the Trust's entitlement to a preferential return and a special allocation, as indicated above, will cease.

                  The size, complexity and nature of the SSI/TNC Transaction present a number of risks to the Shareholders, which should be carefully considered, including the following:

                  o Continuation of Historic Losses. The Properties have historically operated at a significant loss and may continue to operate at a loss in the future.

                  o Possible Decline in Common Share Trading Price. The trading price of the Common Shares may decline as a result of the SSI/TNC Transaction.

                  o Limitation on Ability to Fund Preferential Return; Impact on Future Distributions. Certain agreements restrict the ability of the Trust to receive distributions from the Operating Partnership. Failure of the Operating Partnership to pay the Trust its Preferential Return may adversely affect the Trust's ability to make distributions on its Common Shares.

                  o Substantial Debt Obligations. The SSI/TNC Transaction will result in a substantial increase in both the Trust's long-term debt and the Trust's long-term debt to total market capitalization. Inability of the Trust to refinance a portion of such indebtedness through an equity offering may impair the Trust's ability to make additional acquisitions.

                  o Inability to Pay Debt Service or Refinance Indebtedness. There can be no assurance that the cash available from operations of the Operating Partnership will enable it to pay debt service when due or that the Operating Partnership will be able to refinance indebtedness when due. An inability of the Operating Partnership to pay debt service when due or to refinance indebtedness at maturity could cause the applicable lender to foreclose on its mortgage, which could have a material adverse effect on the Trust.

                  o Multiple Properties Securing Individual Loans. Because certain indebtedness is collateralized by more than one Property, a failure by the Operating Partnership to pay debt service could allow the lender to foreclose against one or more of such cross-collateralized Properties.

                  o Insufficient Working Capital. Because of the high debt levels encumbering the Properties, substantially all cash available from operations is expected to be used to pay debt service, rather than to generate funds that could be used for general working capital purposes. Insufficient working capital will limit the operating flexibility of the Operating Partnership and the Trust.

                  o Absence of Independent Appraisals. Because the Trust has not obtained independent appraisals of the Properties being contributed to the Operating Partnership, there can be no assurance that the purchase price being paid for the Properties accurately reflects their value.

                  o Dilution of Current Shareholders. The ownership of the current Shareholders will decline dramatically and, as a result, the ability of the current Shareholders, as a group, to determine the outcome of any matter submitted to them for a vote will be diminished substantially. The ownership of the current Shareholders will decline from 100% to approximately 33.5% if the maximum number of Class A Units issuable for the Initial Properties (computed without regard to the potential for additional Class A Unit issuances and Class A Unit forfeitures based on the occurrence of future events) are converted into Common Shares and if all the Warrants to be issued as part of the SSI/TNC Transaction are exercised in full.

                  o Concentration of Ownership; Ownership Limitation. The SSI/TNC Transaction will result in three persons (SSI, TNC and Richard M. Osborne) having substantial control over the affairs of the Trust. One of the proposed Declaration Amendments discussed under Proposal 2 - Amendment of Declaration of Trust, will limit share ownership and have the effect of further solidifying the control of these persons.

                  o Liability of Trust as General Partner. As the sole general partner of the Operating Partnership, the Trust will have unlimited liability for all liabilities of the Operating Partnership other than contractual liabilities which are non-recourse liabilities.

                  o Integration of Properties and Operations. The Trust may experience difficulties in integrating its operations with those of TNC as a result of the number of Properties involved in the SSI/TNC Transaction and the number of persons to be employed by a new management company to be formed by the Trust.

                  o Special Allocation of Certain Debt Discounts. In the event that the debt on the Initial Properties (other than the eight Witmer Properties) is refinanced at a discount, the Trust has agreed that 75% of the additional equity thereby created will be allocated to the Owner contributing such Property through the issuance of additional Class A Units.

                  o Conflicts of Interest. Conflicts of interest arising from the ownership and management of the Trust and Operating Partnership may prevent the Trust from taking certain actions that would be in the best interests of Shareholders.

                  o Tax Risks. The SSI/TNC Transaction will subject the Trust to additional risks that it may lose its status as a REIT and the favorable tax treatment associated with such status.

                  o Possible Environmental Liability. As the general partner of the Operating Partnership, the Trust could become responsible to pay clean-up costs under current or future laws designed to protect the environment, whether or not the Trust had any responsibility for creating, or knew of, the particular hazard resulting in such liability.

                  o Limited Geographic Diversification. The limited geographic diversification of the Properties will leave the Trust vulnerable to downturns in the Greater Philadelphia Region.

                  o Risk of Future Vacancies. Each year a significant number of leases at the Properties expire. A failure of the then existing tenants to renew their leases may cause the vacancy rate at the Properties to increase and require the Operating Partnership to expend additional funds attracting replacement tenants.

                  o Financial Condition of Tenants; Dependence on Key Tenants. A default by a tenant under its lease or a decision by a key tenant to vacate space could have a material adverse effect on the Operating Partnership and the Trust.

                  o Rights of Third Parties with Respect to Certain of the Properties. Certain of the Properties are burdened by rights of third parties (such as rights of first refusal and first offer), and these rights may adversely affect the Operating Partnership's ability to sell such Properties.

                  o Limited Indemnities. If any of the representations made to the Trust by SSI and TNC are incorrect and the Trust suffers a loss as a result, the Trust's ability to recover against the party making the incorrect representation will be limited.

                  A more detailed discussion of the forgoing risk factors is contained below. See "Risk Factors Relating to the SSI/TNC
Transaction."


Principal Features of the SSI/TNC Transaction:

                  The SSI/TNC Transaction will involve a number of related transactions that are expected to occur simultaneously on the "Closing Date." The summary below describes the principal features of the SSI/TNC Transaction.

         o The issuance by the Trust to SSI of 775,000 Common Shares and the SSI Warrant in exchange for $426,250 in cash and SSI's indirect ownership interest in the Witmer Properties (the "SSI Ownership Interest"). The SSI Ownership Interest consists of the entire general partnership interest in the Witmer Partnership and SSI's entire limited partnership interest in the Witmer Partnership.

         o The contribution by the Trust to the capital of the Operating Partnership of (i) $1,000 cash and furniture, fixtures and equipment to be acquired by the Trust from TNC for $25,000 in exchange for the entire general partnership interest (which shall be comprised of units ("GP Units")) in the Operating Partnership (the "General Partnership Interest") and (ii) substantially all of the SSI Ownership Interest in exchange for Class B limited partnership interests in the Operating Partnership ("Class B Units"). The Class B Units will entitle the Trust to receive an annual preferential cumulative return in an amount equal to 9.5% of

                  $3,937,000 (the "Preferential Return") and a liquidation preference over the Class A Units in the amount of $3,937,000 plus the amount of any accrued but unpaid Preferential Return. Payment by the Operating Partnership of the Preferential Return will be subject to restrictions contained in the GECC loan documents (collectively, the "GECC Loan Documents") relating to the loan secured by the Witmer Properties and will be subject to reduction as and to the extent the Trust receives a distribution of proceeds from the sale of, or refinancing of debt secured by, any of the Witmer Properties. Following completion by the Trust of a Qualified Offering (as defined below), the Class B Units will automatically convert into an equal number of GP Units and will cease to be entitled to receive any further accrual of the Preferential Return or a liquidation preference. The term "Qualified Offering" means a public or private sale of equity securities generating at least $35 million of net proceeds to the Trust at a price per share at least equal to the per share book value of the Common Shares as of the end of the Trust's most recently completed quarter preceding the sale or at least $25 million of net proceeds, but less than $35 million of net proceeds, at a price per share of at least $5.50 (subject to adjustment in the event of stock dividends, stock splits or reverse stock splits).

         o The sale to the Operating Partnership (i) by TNC, SSI and certain other Owners (the "Other Owners") of
                  (a) all of the limited partnership interests (the "Witmer Limited Partnership Interests") in the Witmer Partnership owned by TNC and the Other Owners, and
                  (b) substantially all of the partnership interests of the limited partnerships that own certain of the Other Initial Properties and (ii) by SSI of fee title to the six remaining Other Initial Properties, all of the foregoing in exchange for an aggregate of approximately 1,515,499 Class A Units that may be redeemed, after completion of a Qualified Offering or on any Redemption Eligibility Date (as defined below), for cash or up to 1,515,499 Common Shares (subject to increase based on the occurrence of certain events, including repayment of certain indebtedness at a discount, subject to forfeiture upon the occurrence of certain events, including payment of participations to lenders holding mortgages on certain of the Initial Properties, and subject to customary antidilution adjustments). The

                  Witmer Limited Partnership Interests to be sold to the Operating Partnership by TNC and the Other Owners, together with the additional limited partnership interests in the Witmer Partnership included within the SSI Ownership Interest and to be contributed to the Operating Partnership by the Trust, will constitute all of the limited partnership interests in the Witmer Partnership. The term "Redemption Eligibility Date" means any 20 consecutive trading-day period, occurring after the second anniversary of the Closing Date, for which the average closing price of a Common Share equals or exceeds $5.50 (subject to adjustment to reflect stock splits, stock dividends and reverse stock splits).

         o The agreement by the Operating Partnership to acquire certain retained interests (the "Residual Interests") in the Initial Properties on or before the first day of the 37th full month following the Closing Date in exchange for an aggregate of approximately 131,854 Class A Units that may be redeemed, after completion of a Qualified Offering or on any Redemption Eligibility Date, for cash or up to 131,854 Common Shares (subject to forfeiture upon the occurrence of certain events, including payment of participations to lenders holding mortgages on certain of the Initial properties, and subject to customary antidilution adjustments).

         o The contribution to the Operating Partnership of the Trust's general partnership interest in BRP (the "BRP Partnership Interest") in exchange for an aggregate of 1,856,200 Units of Class C limited partnership interests ("Class C Units") in the Operating
                  Partnership. 1,600,000 of these Class C Units will be issued to the Trust at Closing in exchange for a majority of the Trust's BRP Partnership Interest, and approximately one year following the Closing 256,200
                  Class C Units (or GP Units, if by such time, a
                  Qualified Offering has occurred) will be issued to the Trust in exchange for the balance of the BRP
                  Partnership Interest.  Specifically, on the Closing
                  Date, the Trust will contribute to the Operating
                  Partnership a 97% profits interest and a 49% capital interest in BRP (thereby retaining until approximately one year after the Closing Date a 1% profits interest and a 21% capital interest in BRP). Prior to a Qualified Offering, the Class C Units will be specially allocated all income, gain, profits, losses and cash flow realized by the Operating Partnership from its ownership of the BRP Partnership Interest and will, upon the occurrence of a Qualified Offering, automatically convert into an equal number of GP Units. Prior to a Qualified Offering, the Class C Units will not be allocated any income, gain, profits, losses or cash flow relating to the ownership, operations or disposition of any of the Properties. After a Qualified Offering, the special allocation theretofore applicable to the Class C Units will no longer be operative.

         o The execution by the Operating Partnership of agreements (the "Option Agreements") which provide the Operating Partnership an option to acquire from TNC and certain of the Other Owners substantially all of the ownership interests in the Option Properties in exchange for additional Class A Units that may be redeemed, after completion of a Qualified Offering or on any Redemption Eligibility Date, for cash or Common Shares. The number of Class A Units that would be issuable by the Operating Partnership upon the exercise of its option to acquire an Option Property would be equal to the agreed upon value of such Option Property, minus debt secured thereby, divided by $5.50 (subject to adjustment to reflect stock splits, stock dividends and reverse stock splits of or on Common Shares). The agreed upon value of each such Option Property would be based upon the annual net operating income of such property, as determined by the Operating Partnership and the applicable Owner at or prior to the option exercise. The Option Agreements will provide that the only condition precedent to the Operating Partnership's right to acquire each such Option Property will be the consent of the mortgage lender of such Option Property. As of the date hereof, no such consent has been requested, and no determination to seek such consent has been made. The Trust does not believe the acquisition of the Option Properties is probable for the following reasons: (i) the Trust has made no decision to acquire any of the Option Properties; (ii) although the Trust, SSI and TNC have agreed upon a methodology for computing the purchase price for each of the Option Properties, no values have been agreed upon pursuant to such methodology; (iii) no lender consent for the transfer of any of the Option Properties has been requested or received; and (iv) the

                  Trust has not conducted a due diligence assessment of any of the Option Properties.

         o A commitment by SSI to loan the Operating Partnership funds for the benefit of the Trust to subsidize the Trust's distributions to its Shareholders to the extent the Trust does not receive a full distribution of the Preferential Return on its Class B Units, subject to certain limitations (the "SSI Subsidy"). In no event will SSI's payment obligations under the SSI Subsidy for any quarter exceed the aggregate amount of distributions paid or payable for such quarter by the Trust on the 775,000 Common Shares to be issued by the Trust to SSI as part of the SSI/TNC Transaction. SSI's obligation to provide the SSI Subsidy will terminate upon the earlier of the repayment of the GECC Loan (which matures on November 30, 2000) and a Qualified Offering.

         o A commitment by SSI to loan up to $700,000 to the Operating Partnership to fund its working capital requirements, subject to certain limitations. SSI's commitment will remain in effect until the earlier of:
                  (i) January 31, 1998; (ii) a Qualified Offering;
                  (iii) a refinancing by the Operating Partnership of indebtedness secured by one or more of the Initial Properties which results in net proceeds sufficient to repay amounts loaned to the Operating Partnership by SSI; and (iv) a liquidation of the Operating Partnership.

         o A loan by SSI to the Operating Partnership of funds that will be used by the Operating Partnership to pay a portion of the expenses incurred by the Operating Partnership in connection with the SSI/TNC Transaction. The Trust estimates that, in addition to the approximately $707,500 of expenses that it will incur, the Operating Partnership's expenses will aggregate approximately $762,000, and that SSI will loan the Operating Partnership approximately $400,000.

         o The contribution by TNC of its management and leasing operations to Brandywine Realty Services Company (the "Management Company"), a newly-formed corporation, all of the preferred stock and five percent (5%) of the common stock of which will be owned by the Operating Partnership. The balance of the common stock of the

                  Management Company will be owned by a partnership formed by officers of the Trust to hold such stock.

         o The expansion of the Board of Trustees from five to seven members, and the election to the Board of Anthony
                  A. Nichols, Sr., Warren V. Musser and Walter D'Alessio, three individuals associated with or designated by SSI and TNC, and the election to the Board of Charles P. Pizzi, an individual jointly designated by SSI, TNC and the Trust. Two current members of the Board (Messrs. DiLullo and Jerome) will not be standing for re-election.

         o The execution by the Management Company of two-year employment agreements with three individuals who are currently executives of TNC (the "TNC Executives") and who are expected to become executive officers of the Trust and the issuance to such executives of Executive Warrants exercisable during the six-year period following the date of their issuance for an aggregate of 360,000 Common Shares at a per share exercise price of $6.50. The balance of the Executive Warrants (exercisable for 40,000 Common Shares) will be issued to approximately 10 TNC employees who are expected to become employees of the Management Company. In addition, warrants having the same terms as the Executive Warrants and exercisable for 30,000 Common Shares will be awarded to John Adderly, a current executive of the Trust.

         o The execution by the Management Company of a two-year employment agreement with Gerard H. Sweeney, the current President and Chief Executive Officer of the Trust, replacing Mr. Sweeney's current employment agreement with the Trust and providing for the issuance to Mr. Sweeney of warrants exercisable during the six-year period following their date of issuance for an aggregate of 300,000 Common Shares at a per share exercise price of $6.50.

         o The taking of action by the Board of Trustees: (i) to exempt SSI, TNC and their affiliates from the operation of two Maryland "antitakeover" statutes and (ii) to exempt the current President and Chief Executive Officer of the Trust from the operation of one of such statutes.

         o The execution by SSI of a "standstill" agreement generally requiring SSI to vote its Common Shares in accordance with the recommendations of a majority of the Board of Trustees; requiring SSI to vote its Common Shares in favor of the reelection to the Board of Trustees of Richard M. Osborne or his designee; and restricting SSI's ability to sell its Common Shares except under specified circumstances. The agreement is for a period of three years but is subject to early termination in the event the Trust completes a Qualified Offering.

                  In certain instances, actions described herein as actions to be taken by SSI may be taken by SSI directly or by a wholly-owned subsidiary of SSI.

Initial Properties:

                  The 19 Initial Properties contain an aggregate of approximately 960,000 rentable square feet and are located in the Greater Philadelphia Region (as defined below). As of March 31, 1996, the Initial Properties were approximately 94% leased to approximately 64 tenants. For a more detailed description of the Initial Properties, see "The SSI/TNC Transaction - Description of the Properties."

Option Properties:

                  The four Option Properties contain an aggregate of approximately 159,000 rentable square feet and are located in the Greater Philadelphia Region. As of March 31, 1996, the Option Properties were approximately 83% leased to approximately 17 tenants. For a more detailed description of the Option Properties, see "The SSI/TNC Transaction - Description of the Properties." As of the date of this Proxy Statement, lender consents to the exercise by the Operating Partnership of its right to exercise its purchase options have not been requested or obtained. No determination to seek any such consent has been made.

Classes of Units:

                  The Units initially issuable by the Operating Partnership will consist of GP Units and Class A, B and C Units of limited partnership interests. All GP Units and Class B and C Units will be issued to the Trust. All Class A Units will be issued to SSI, TNC and the Other Owners. The Operating Partnership will be permitted to create additional classes of

Units in connection with future acquisitions or financings. Prior to a Qualified Offering, the Operating Partnership may create such additional classes of Units only with the consent of holders of at least 75% of the outstanding Class A Units.

                  The Class B Units will be entitled to the Preferential Return and a liquidation preference until the completion of a Qualified Offering. Upon completion of a Qualified Offering, the Class B Units will automatically convert into an equal number of GP Units and will cease to be entitled to receive any further accrual of the Preferential Return or a liquidation preference. The $3,937,000 base on which the Preferential Return will accrue on the Class B Units prior to a Qualified Offering will be reduced as and to the extent any net sale or refinancing proceeds are distributed to the Trust on account of its Class B Units from the sale of, or refinancing of debt secured by, any of the Witmer Properties.

                  Prior to a Qualified Offering, the Class C Units will be entitled to a special allocation of all income, gain, profits, losses and cash flow realized by the Operating Partnership from its ownership of all or a portion of the BRP Partnership Interest and will, upon the occurrence of a Qualified Offering, automatically convert into an equal number of GP Units. Prior to a Qualified Offering, the Class C Units will not be allocated any income, gain, profits, losses or cash flow relating to the ownership, operations or disposition of any of the Properties. Upon completion of a Qualified Offering, the Class C Units will automatically convert into an equal number of GP Units and will cease to be entitled to a special allocation.

                  Holders of Class A Units will have the right, following a Qualified Offering or on any Redemption Eligibility Date, to require the Operating Partnership to redeem their Class A Units for cash. At its option, the Trust, as the General Partner, may assume the Operating Partnership's redemption obligation and pay the redemption price in cash or deliver Common Shares in exchange for the Class A Units being redeemed at an initial exchange ratio of one Common Share for each Class A Unit. If the Operating Partnership or the Trust elects to redeem Class A Units for cash, the holder of Class A Units will have the right to rescind his redemption request and continue to hold his Class A Units. The initial exchange ratio will be subject to adjustment upon the occurrence of certain events, including stock splits or reverse stock splits, recapitalizations or other similar events or the issuance by the Trust of Common Shares below the then prevailing market price.

                  Prior to a Qualified Offering, and after the holders of the Class B Units have received payment of their Preferential Return, the holders of Class A Units will have the right, together with the holders of the GP Units and the Class B Units, to share in distributions of cash made by the Operating Partnership out of funds legally available therefor realized from the ownership and operation of the Properties. Such distributions will be made at times and in amounts determined by the General Partner in its discretion. Distributions of such cash will be made to the holders of the GP Units and Class A and B Units pro rata in accordance with the number of Units held by each holder. No distributions will be payable to holders of GP Units or Class A or B Units unless, prior to such payment, all accrued interest on amounts advanced to the Operating Partnership by SSI has been paid, and no portion of the $700,000 working capital line or the loan to cover transaction expenses to be provided to the Operating Partnership by SSI is then outstanding.

                  After a Qualified Offering (and assuming no additional classes of Units in the Operating Partnership have then been created), whenever the Operating Partnership makes a distribution, it will be required to distribute to the holders of the Class A Units, as a group, an amount equal to the product that results from multiplying the total amount to be distributed by the ratio of the number of outstanding Class A Units to the sum of the number of outstanding Class A Units plus the number of outstanding Common Shares (other than outstanding Excluded Common Shares, as defined below). The balance would be distributed by the Operating Partnership to the Trust on account of its GP Units for distribution to holders of Common Shares. As used herein, the term "Excluded Common Shares" means any Common Shares issued by the Trust after May 1, 1996 the net proceeds of which issuance are not contributed to the Operating Partnership.

                  Throughout this Proxy Statement, statements made as to the approximate number of Units that will be issued on the Closing Date are based on the outstanding principal balances of the mortgage debt encumbering the Initial Properties as of March 31, 1996. The actual number of Units that will be issued on the Closing Date will be adjusted to reflect actual debt balances relating to the Initial Properties on the Closing Date. For each $5.50 of additional equity created as the result of a reduction in the debt balance encumbering an Initial Property between March 31 and the Closing Date, one Class A Unit will be issued.

                  The Operating Partnership may, in the future, issue additional Class A Units (or other newly-created classes of limited partnership interests) to third parties in exchange for cash or other property. Any such newly-created classes of limited partnership interest may have a priority as to distributions or upon liquidation over any other class of Units. Prior to a Qualified Offering, except as expressly permitted in the Operating Partnership Agreement, the Operating Partnership will be permitted to issue additional GP Units, Class A, B and C Units or a newly-created class of limited partnership interest only with the consent of holders of at least 75% of the then outstanding Class A Units.

Number, Class and Recipients of Units:

                  The table below sets forth the number and class of Units to be issued on the dates indicated and to the parties indicated, based on the outstanding principal balances of the mortgage indebtedness encumbering the Initial Properties as of March 31, 1996.

                                      Units

                                          Issuance
Class           Number                      Date                     Recipient
- -----           ------                    --------                   ---------
A               1,227,662                 Closing Date               Owners
A                 287,837                 Closing Date               Escrow
A                 131,854                     (1)                    Owners
B                 715,818                 Closing Date               Trust
C               1,600,000                 Closing Date               Trust
C                 256,200                     (2)                    Trust
GP                    182                 Closing Date               Trust
                =========
                4,219,353

- ---------------------
(1) These units will be issued no later than the 37th full month following the Closing Date.

(2) These units will be issued one year and one day following the Closing Date.

                  In the event the Closing Date occurs on August 1, the number of Class A Units that would be issued would increase from 1,647,353 to approximately 1,647,818. In the event the Closing Date occurs on September 1, the number of Class A Units that would be issued would increase from 1,647,353 to approximately 1,655,636.

Additional Share Issuances:

                  The Trust will be under no obligation to contribute the net proceeds of Common Share issuances to the Operating Partnership, whether before or after the occurrence of a Qualified Offering.

                  Prior to a Qualified Offering, the Trust may contribute proceeds of additional Common Share issuances to the Operating Partnership only with the consent of holders of at least 75% of the then outstanding Class A Units. Following a Qualified Offering, the Trust may contribute proceeds of additional Common Share issuances without such approval. A contribution of proceeds prior to a Qualified Offering will be on terms agreed to by the Trust and the Operating Partnership at the time of the contribution. A contribution of proceeds following a Qualified Offering will be in exchange for a number of GP Units equal to the number of Common Shares the proceeds of which are contributed. In the event the Trust does not contribute such proceeds to the Operating Partnership, the Common Shares so issued will constitute Excluded Common Shares.

Reasons for the SSI/TNC Transaction:

                  The primary reasons why the Board of Trustees approved the SSI/TNC Transaction, and is recommending its approval by Shareholders, are as follows:

         o Attractive Terms. The Trustees believe the economic terms of the SSI/TNC Transaction (including the valuation of the Properties, the Trust's receipt of a preferred equity position in the Operating Partnership prior to a Qualified Offering, the sale price of Common Shares to SSI, the exercise price of the SSI Warrants and the Executive Warrants and the option to acquire the Option Properties) represent an attractive investment.

         o Size and Diversification of Assets. The SSI/TNC Transaction will increase the size and diversity of the Trust's asset base. Accordingly, the continuing ownership interest of the Trust's current Shareholders will represent an investment in an enterprise with a significantly larger and more diversified property portfolio and tenant base and enhanced operating potential.

         o Enhanced Access to Capital Markets and Potential Growth. The Trustees believe, based in part on the analyses of the Trust's financial advisor, that the SSI/TNC Transaction will enhance the Trust's ability to obtain capital on attractive terms for property acquisitions and debt refinancings. In contrast, the Trustees believe that the Trust's current smaller size has inhibited its ability to obtain public and private financings on attractive terms.

         o Increased Stability. The operations of the Trust following the SSI/TNC Transaction are expected to generate sufficient Funds from Operations better to enable the Trust to maintain its existing dividend rate or possibly increase its rate of distributions to Shareholders. "Funds from Operations" is defined generally as net income (loss), excluding extraordinary items, gains and losses from sales of property, plus depreciation and amortization and other non-cash charges and similar adjustments for unconsolidated subsidiaries. Actual Funds from Operations will depend on a variety of factors, including occupancy levels, rental rates at the Properties and interest rates. As of March 31, 1996, mortgage indebtedness encumbering the Initial Properties in the outstanding principal amount of approximately $32.3 million bore interest at a floating rate. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Trust's operating performance or to cash flows as a measure of liquidity.

         o        Preferred Equity Position in the Operating Partnership.
                  The SSI/TNC Transaction will provide the Trust, through its ownership of Class B Units, with a preferred equity position in the Operating Partnership. This preferred equity position will entitle the Trust, prior to a Qualified Offering and subject to restrictions in the GECC Loan Documents, to the Preferential Return and a liquidation preference over the Class A Units. The Trustees believe the Trust's entitlement to the Preferential Return represents an attractive return on a portion of the Trust's investment in the Operating Partnership.

         o Affiliation with SSI. The significant investment SSI will make in the Trust as part of the SSI/TNC Transaction will be accompanied by the addition of well-regarded executives within the Philadelphia business community to the Board of Trustees, and will provide an affiliation with SSI that may be beneficial to the Trust. However, SSI and the Trust have not entered into any contractual arrangements that would obligate SSI to provide the Trust with any specific management, administrative or other services.

         o Additional Expertise. The SSI/TNC Transaction will transform the Trust into a full-service, fully integrated and self-managed commercial real estate company with ancillary construction, acquisition, leasing, management and other tenant-related services.

General Authority if Transaction is Approved:

                  If the SSI/TNC Transaction is approved, the Trust will have the authority to complete it upon the terms generally described in this Proxy Statement, subject to such modifications as the Board of Trustees determine to be fair and in the best interests of the Shareholders.

Consequences of Failure to Approve the SSI/TNC Transaction:

                  The failure of the Shareholders to approve the SSI/TNC Transaction would result in the following consequences:

         o The Trust would continue to conduct its business in a manner consistent with past practices and the Trust's existing Shareholders, as a group, would continue to determine the outcome of any matter submitted to the Shareholders for approval;

         o The Trust will remain liable for expenses (estimated at approximately $759,500) incurred by it in connection with the SSI/TNC Transaction. If the SSI/TNC Transaction is consummated, the Operating Partnership will be responsible to pay approximately $52,000 of such expenses. See, "The SSI/TNC Transaction - Expenses of SSI/TNC Transaction."

                  There is no assurance that the SSI/TNC Transaction will be consummated even if it is approved by Shareholders.

Management Following the SSI/TNC Transaction:

                  In connection with the SSI/TNC Transaction, it is anticipated that substantially all of the employees of TNC (17 as of April 15, 1996) and of the Trust (five as of April 15, 1996) will become employed by the Management Company and the TNC Executives, Anthony A. Nichols, Sr., John P. Gallagher and Brian F. Belcher, will become executive officers of the Trust. Mr. Nichols will become Chairman of the Board of Trustees and Gerard H. Sweeney will remain the Chief Executive Officer and President of the Trust. If the SSI/TNC Transaction is consummated, the Board of Trustees will be expanded from five to seven persons. In addition, an executive committee of the Board will be formed and will have such authority as may from time to time be delegated to it by the full Board, subject to applicable law. The initial members of the executive committee of the Board are expected to be Anthony A. Nichols, Sr. (Chairman), Richard M. Osborne, Gerard H. Sweeney and Warren V. Musser.

Interests of Certain Persons:

                  Following consummation of the SSI/TNC Transaction, Mr. Sweeney will remain the President and Chief Executive Officer of the Trust. His annual salary will be increased from $130,000 to $141,500 and he will enter into a two-year employment agreement. In addition, Mr. Sweeney will be awarded warrants exercisable for six years for 300,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments). Mr. Sweeney will continue to hold the options exercisable for 140,000 Common Shares which were awarded to him in 1994. In addition, John Adderly, an employee of the Trust, will be awarded six-year warrants exercisable for 30,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments).

                  Three of the Trust's current five member Board of Trustees are expected to remain members of the Board following completion of the SSI/TNC Transaction.

                  The Trust anticipates that it will retain Legg Mason to serve as an underwriter of the Trust's contemplated equity offering.

Tax Consequences to Shareholders:

                  The Shareholders of the Trust will not recognize gain or loss as a result of the consummation of the SSI/TNC
Transaction. Following the SSI/TNC Transaction, the Trust intends to continue to qualify as a real estate investment trust ("REIT") for federal income tax purposes. As a result of the SSI/TNC Transaction, certain changes to the structure and nature of the Trust's operations will expose the Trust to additional risks that it may fail to maintain such qualification. For a discussion of the tax consequences of the SSI/TNC Transaction to the Trust and its Shareholders and certain actions that have been taken by the Trust to minimize tax risks, see "The SSI/TNC Transaction - Federal Income Tax Considerations" and "Risk Factors."

Accounting Treatment:

                  The SSI/TNC Transaction will result in the acquisition of the Initial Properties from SSI, TNC and the Other Owners in exchange for Class A Units of the Operating Partnership, a subsidiary of the Trust. The Initial Properties will be recorded at fair value using purchase accounting principles. The Trust will transfer its 70% controlling interest in BRP to the Operating Partnership in exchange for 1,856,200 Class C Units using the carryover basis of the assets, since the Trust controls and will continue to consolidate these assets in the Operating Partnership. TNC and SSI have certain other operations which will not be acquired by the Operating Partnership and, therefore, the combined financial statements of the Initial Properties are not intended to represent the financial position and results of operations of TNC or SSI.

No Appraisal Rights:

                  Holders of Common Shares will not have appraisal rights (i.e., the right to receive payment of the fair value of their Common Shares in exchange for their Common Shares) whether or not they vote for or against the SSI/TNC Transaction.

Opinion of Legg Mason:

                  Legg Mason rendered an oral opinion to the Board of Trustees on May 6, 1996 that the SSI/TNC Transaction is fair to the Shareholders from a financial point of view. On July 12, 1996, Legg Mason delivered to the Board its written opinion to the effect that, as of such date, the SSI/TNC Transaction is fair to the Shareholders from a financial point of view. Legg Mason has received a $100,000 fee from the Trust for its advisory services to the Board in connection with the SSI/TNC Transaction. See, "The SSI/TNC Transaction - Opinion of Financial Advisor" and Appendix B to this Proxy Statement.

Regulatory Requirements; Approvals:

                  No Federal or state regulatory requirements must be complied with, nor any governmental approvals obtained, in connection with the SSI/TNC Transaction. No Federal or state agency has passed upon the fairness of the SSI/TNC Transaction.

Third Party Consents:

                  As of the date of this Proxy Statement, the consent of the applicable lender to the exercise by the Operating Partnership of its option to acquire the Option Properties has not been requested or obtained. No determination to seek any such consent has been made because no determination to acquire any of the Option Properties has been made.

Effective Date of the SSI/TNC Transaction:

                  It is contemplated that the SSI/TNC Transaction will occur as soon as practicable after its approval by Shareholders.

Additional Information Concerning SSI:

                  SSI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. Such reports, proxy statements and other information filed by SSI may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., located at Seven World Trade Center, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. SSI's Commission file number is 1-5620.

                  The Declaration Amendments and Voting Rights
                              Restoration Proposals

Declaration Amendments

                  If the Declaration Amendments are adopted, the Board of Trustees will have the authority to cause the Trust to issue up to 60,000,000 Common Shares (in addition to the 15,000,000 Common Shares for which authorization is already contained in the Declaration) at any price and on any terms without approval of Shareholders. The Declaration Amendments will also explicitly confirm the authority of the Board of Trustees to recapitalize or consolidate the Shares, from time to time and without prior Shareholder approval, by effectuating a reverse stock split, and will provide that such authority may only be exercised upon the approval of not less than 80% of the members of the Board. In addition, if the Declaration Amendments are adopted, the Trust will no longer be required to distribute at least 85% of the net proceeds received from the sale of, or refinancing of debt secured by, any of the four office building currently owned by BRP. Finally, if the Declaration Amendments are adopted, a limitation on Share ownership will be added, and such limitation may have the effect of precluding acquisition of control of the Trust by a third party without the consent of the Board of Trustees. Shareholders will have the opportunity to vote separately on each of the five proposed Declaration Amendments. See "Proposal No. 2 - Amendment of Declaration of Trust."

                  Adoption of the Declaration Amendments presents certain risks to the Shareholders, which should be carefully considered, including the following:

                  o Dilution of Ownership. The issuance of additional Common Shares pursuant to the proposed amendment to increase the number of authorized Common Shares will reduce the ownership interest in the Trust of the current Shareholders.

                  o No Right to Approve Terms of Share Issuances. Unless required by law or the rules of any stock exchange or automated quotation system on which the Common Shares trade, Shareholders will have no right to approve additional Share issuances, and future Share issuances may be on terms which the Shareholders, as a group, would not approve if they were afforded the opportunity to vote on the matter.

                  o Dilution of Book Value Per Share. Issuance of Shares at a price below the per share book value may result in a reduction in the trading price of the Common Shares and may result in Shareholders receiving a smaller distribution per Share upon a liquidation of the Trust.

                  o Reduction in Liquidity. A reverse stock split may reduce the liquidity of the Common Shares, and a reduction in liquidity may adversely impact the trading price of the Common Shares.

                  o Possible Decline in Common Share Trading Price. The trading price of the Common Shares may decline as the result of the adoption of, of actions taken by the Trust pursuant to authority resulting from, any or all of the Declaration Amendments.

                  o Elimination of Entitlement to Distributions. Elimination from the Declaration of the mandatory distribution requirement applicable to net sales and refinancing proceeds from four office buildings owned by the Trust may have an adverse effect on any Shareholder who acquired Common Shares in anticipation of receiving a distribution upon the sale of, or refinancing of debt secured by, any of such buildings. In addition, there can be no assurance that any determination by the Trust to retain any such net sales or refinancing proceeds for reinvestment or other use will generate higher returns than Shareholders would have obtained had they received distributions of such net proceeds.

                  o Further Concentration of Share Ownership. Adoption of the amendment limiting share ownership will have the effect of concentrating the ownership of the Trust among a small number of Shareholders.

Voting Rights Restoration Proposal

                  Subtitle 7 of Title 3 of the MGCL generally denies voting rights to Common Shares acquired in a "control share acquisition" and within certain ranges unless two-thirds of the outstanding Common Shares (other than those held by the person who made the acquisition and those held by an officer of the Trust or an employee of the Trust who is also a Trustee) vote to restore such voting rights. A control share acquisition includes Shares owned within certain ranges: (i) one-fifth or more but less than one-third of the outstanding voting power of Shares (the "Applicable Range"); (ii) one-third or more but less than a majority of the outstanding voting power of Shares; and (iii) a majority or more of the outstanding voting power of Shares. Richard M. Osborne, through two entities controlled by him, currently owns 658,698 Common Shares (of which 59,949 are issuable upon the exercise of warrants). As of the Record Date, one of these entities, the RMO Trust, owned 538,800 Common Shares, of which 371,239 have voting rights. If Proposal No. 3 is adopted, all Common Shares now or hereafter owned by the RMO Trust or Richard M. Osborne or entities controlled by Mr. Osborne (including the RMO Fund) within the Applicable Range will have voting rights identical to the voting rights possessed by other outstanding Common Shares. If the SSI/TNC Transaction is consummated, Common Shares owned by SSI, TNC and their current or future affiliates will not, by virtue of action of the Board of Trustees, be subject to the voting restrictions contained in Subtitle 7.

                  Subtitle 7 also confers upon the Trust the right to redeem control shares for their "fair value" (computed without regard to the absence of voting rights of such shares). The Board of Trustees has previously determined that use of Trust funds to redeem the Common Shares owned by the RMO Trust which do not presently have voting rights is not in the best interests of the Trust or the Shareholders and, accordingly, have waived such redemption right. Such waiver was not conditioned on a vote by Shareholders to restore voting rights to those Common Shares owned by the RMO Trust which presently do not have voting rights.

                  On June 21, 1996 (the "Investment Date"), the RMO Fund invested $1,329,806 in the Trust, by loaning the Trust $992,293 on an unsecured basis at the prime rate as in effect from time to time and by acquiring 59,949 units at a per unit price of $5.63. Each unit issued to the RMO Fund includes one Common Share and one six-year warrant to purchase an additional Common Share at $6.50 (subject to customary antidilution adjustments). Under certain circumstances following the issuance by the Trust of additional Common Shares, the Trust will be obligated to issue additional units, valued at $5.63 each, as a mandatory prepayment of the RMO Fund's loan. The loan matures on the third anniversary of the Investment Date. The RMO Fund is a limited liability company, and Mr. Osborne has advised the Trust that he has the sole right to direct the sale and voting of Common Shares owned by the RMO Fund.

                    Recommendations of the Board of Trustees:

                  The Board of Trustees unanimously recommends a vote FOR the SSI/TNC Transaction, FOR the Declaration Amendments, FOR the restoration of voting rights on those Common Shares owned by the RMO Trust and the RMO Fund which do not have voting rights and FOR the election of the three Trustees nominated by the Board (in addition to the four persons nominated for election as part of the SSI/TNC Transaction).

                           Contemplated Acquisitions:

                  As of the date hereof, the Trust is actively evaluating potential acquisitions of additional commercial real estate. In addition, the Trust has entered into an agreement to acquire a seven-story, 121,737 square foot office building in Cherry Hill, New Jersey for approximately $10.6 million. The acquisition of this office building is conditioned on funding under a bank commitment letter obtained by the Trust, including receipt by the bank of an appraisal acceptable to it. If the Trust completes the foregoing acquisition, the Trust does not intend, as of the date hereof, to contribute the acquired property to the Operating Partnership. See "The Trust - Contemplated Acquisitions."

                RISK FACTORS RELATING TO THE SSI/TNC TRANSACTION

                  There are risks to the current Shareholders associated with the SSI/TNC Transaction, including but not limited to the following:

         o Continuation of Historic Losses. The Properties have, in the aggregate, historically operated at a significant loss. For the year ended December 31, 1995, the aggregate net loss before extraordinary items on the Initial Properties was $3,379,000 and the aggregate net loss on the Option Properties was approximately $1,064,000. See "Brandywine Realty Trust
                  - Pro Forma Condensed Financial Information." No assurance can be provided that, following the consummation of the SSI/TNC Transaction, these losses will not continue in the future.

         o Possible Decline in Common Share Trading Price. The SSI/TNC Transaction will also result in a pro forma increase in the Trust's net loss for the year ended December 31, 1995 from ($824,000) ($.44 per share) to
                  ($3.332 million) ($1.21 per share). See "Brandywine Realty Trust - Pro Forma Condensed Financial Information." There can be no assurance that, as a result of this or other factors relating to the SSI/TNC Transaction, the trading price of the Common Shares following consummation of the SSI/TNC Transaction will not be less than the current market price for the Common Shares.

         o Limitation on Ability to Fund Preferential Return; Impact on Future Distributions. The GECC Loan Documents permit the Witmer Partnership to distribute to its partners a nine percent (9%) non-compounding return on its equity of $3,805,400 (plus draws made on a $1,500,000 letter of credit posted by SSI as additional collateral for the GECC Loan), but only so long as (i) space currently occupied by a designated tenant in one of the Witmer Properties has been re- leased to such designated tenant or to another tenant on terms approved by GECC, (ii) the Adjusted Net Operating Income (calculated without regard to the revenues or expenses of the Witmer Property located in Lawrenceville, New Jersey and referred to herein as the "Lawrenceville Premises") and the Debt Service Coverage Ratio (calculated both inclusive of the Lawrenceville Premises and exclusive of the Lawrenceville Premises), as such terms are defined in the GECC Loan Documents, all meet certain thresholds. As of this date, the condition referenced in clause (i) of the preceding sentence has been satisfied but the conditions referenced in clause (ii) have not been satisfied. In the event the Witmer Partnership is unable to satisfy the conditions referenced in clause (ii) above, then, provided the condition referenced in clause (i) above has been satisfied, the Witmer Partnership nevertheless has a one-time right to distribute to its partners a 6% return on its equity. The Preferential Return to which the Trust would be entitled prior to a Qualified Offering as a result of its ownership of Class B Units will be dependent upon the income generated by all of the Initial Properties, including the Witmer Properties. There can be no assurance either that the Witmer Partnership will be able to make distributions to the Operating Partnership, or that the Operating Partnership will be able to pay (rather than accrue) the Preferential Return. Failure of the Operating Partnership to pay the Preferential Return may adversely affect the Trust's ability to make distributions on its Common Shares.

         o Substantial Debt Obligations. As of March 31, 1996, the principal amount of the Trust's outstanding long-term debt was approximately $8.9 million (which matures in April 2001 subject to the lender's right to require payment in April
                  1998), and its ratio of long-term debt to total market capitalization was approximately 47%. If the SSI/TNC Transaction is consummated (and assuming the Trust completes its contemplated acquisition of the LibertyView Building and thereby incurs an additional $9.5 million of indebtedness), the Trust's pro forma outstanding long-term debt would be approximately $82 million (of which approximately $5.5 million matures prior to 1998), and the Trust's ratio of long-term debt to total market capitalization (based on (i) the number of Common Shares outstanding on March 31, 1996, (ii) an additional 1,647,353 Common Shares that would be outstanding if the 1,647,353 Class A Units to be issued on the Closing Date and within 37 months thereafter had been redeemed for an equal number of Common Shares, (iii) the 775,000 Common Shares issuable to SSI pursuant to the SSI/TNC Transaction and (iv) 59,949 Common Shares issued to the RMO Fund in connection with its investment in the Trust on June 21, 1996) would be approximately 78%. In the event the Trust is unable to refinance a portion of such debt through an equity offering and thereby reduce the higher leverage ratio, the Trust believes its ability to make additional acquisitions will be impaired. There can be no assurance that the Trust will be able to effect any such refinancing through an equity offering or that any equity offering which the Trust might effect will be on attractive terms.

         o Inability to Pay Debt Service or Refinance Indebtedness. The approximately $30.7 million of mortgage indebtedness secured by the Witmer Properties as of March 31, 1996 and the approximately $32.6 million of mortgage indebtedness secured by the other Initial Properties as of March 31, 1996 require aggregate payments of principal and interest of approximately $6.9 million in 1997, $12.8 million in 1998 and $4.0 million, in 1999. For purposes of the foregoing sentence, interest rates in effect on March 31, 1996 have been assumed to remain unchanged. While the Operating Partnership's cash available from operations is anticipated to be sufficient to make the required payments on such indebtedness, there can be no assurance that such cash available from operations will not decrease as the result of tenant delinquencies, a higher than expected level of future vacancies, an increase in interest rates or other circumstances and, as a result, render the Operating Partnership unable to make debt service payments when due. Moreover, even if cash available from operations is sufficient to make regular debt services payments when due, there can be no assurance that the Operating Partnership will be able to refinance the indebtedness at maturity. An inability to make regular debt service payment when due or to refinance indebtedness when due could cause the applicable lender to foreclose on its mortgage, which could have a material adverse effect on the Trust.

         o Multiple Properties Securing Individual Loans. The approximately $30.7 million mortgage indebtedness owed by the Witmer Partnership as of March 31, 1996 is secured by mortgages held by GECC on each of the Witmer Properties. These mortgages are cross-collateralized with one another. The approximately $6.5 million mortgage indebtedness owed to Fidelity Bank, N.A. as of March 31, 1996 (and referred to herein as "Fidelity I") is secured by a single mortgage lien encumbering Oaklands Corporate Center Buildings 45 and 50. The approximately $13.5 million mortgage indebtedness owed to New England Mutual Life Insurance Company ("NEMLICO") as of March 31, 1996 (and referred to herein as "NEMLICO I") is secured by a single mortgage lien encumbering Meetinghouse Buildings 1, 2, 3 and 4. Under "cross-collateralization" provisions, the lender would be entitled to foreclose against any property subject to such provisions in order to recover obligations owed with respect to another one of the subject properties. Each of the Properties referenced above is described more fully below. See "Description of Properties."

         o Debt Financing Risks Generally. Required payments on mortgage debt incurred to fund a substantial portion of the cost of the Properties is not reduced if the economic performance of any of the Properties declines. If such decline occurs, the revenues of the Operating Partnership and the funds available for distribution to the Trust and its Shareholders could be adversely affected. The Operating Partnership will be subject to risks associated with debt financing generally, including the risk that its revenues will not be sufficient to meet required payments of principal and interest, the risk that indebtedness on the Properties, which in many cases will not have been fully amortized at maturity, will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and reletting space will not be able to be financed on favorable terms, or at all. If the Operating Partnership or its subsidiary partnerships are unable to meet a mortgage payment, the Property which is mortgaged to secure such payments could be transferred to the mortgagee with a consequent loss of income and asset value to the Operating Partnership and consequently the Trust.

         o Insufficient Working Capital. The Initial Properties other than the Witmer Properties consist of 11 Properties which secure an aggregate of approximately $32.6 million of mortgage indebtedness as of March 31, 1996. This amount of mortgage indebtedness will require the Operating Partnership to use substantially all of the cash available from operations generated by these Properties to service such indebtedness and to establish reserves for maintenance and improvements. Therefore, these Properties are not expected to generate excess funds which the Operating Partnership could use for general working capital purposes. In addition, the GECC Loan Documents restrict the ability of the Witmer Partnership holding the Witmer Properties to make distributions to the Operating Partnership. Although SSI has agreed, subject to certain conditions, to loan the Operating Partnership up to $700,000 for working capital purposes during the 18-month period following the Closing Date, immediately following consummation of the SSI/TNC Transaction, the Operating Partnership will have no other third-party source of funding for working capital purposes. Accordingly, unless the mortgage indebtedness encumbering the Initial Properties is refinanced, the Operating Partnership may have insufficient funds to meet its working capital needs, and may have insufficient funds to pay the full amount of the Preferential Return to the Trust. The Trust can make no assurances that any such refinancing will occur, or that the Operating Partnership will develop any additional sources of funding for working capital purposes.

         o Absence of Independent Appraisals. The Trust has not obtained independent appraisals of the Properties being contributed to the Operating Partnership in connection with the SSI/TNC Transaction. Accordingly, there can be no assurance that the value of the Class A Units to be received by the Owners in exchange for their contribution will accurately reflect the value of the assets contributed by them.

         o Potential Acceleration of Certain Indebtedness. In accordance with the bank loan in the approximate amount of $9.8 million that is anticipated to finance the acquisition by the Trust of the LibertyView Building, the bank has reserved the right to approve of any material changes in the ownership of the Trust, including a change resulting from the SSI/TNC Transaction, and in the event the bank does not approve of any ownership change, the loan, at the bank's option, will become repayable without penalty upon 120 days notice. If the bank were to withhold approval of the SSI/TNC Transaction and require repayment of its loan, the Trust would be required to seek replacement financing and there can be no assurance that the Trust could obtain such replacement financing or that any such replacement financing would be on terms acceptable to the Trust. If the Trust were unable to refinance the loan, the LibertyView Building could be transferred to the bank with a consequent loss of income and asset value to the Trust.

         o Dilution of Current Shareholders. The ownership of Shares by the current Shareholders (computed without regard to the issuance of Common Shares upon the exercise of options and warrants presently outstanding or the warrants to be issued as part of the SSI/TNC Transaction) will decline from 100% to 45.5% in the event that the maximum number of Class A Units issuable for the Initial Properties are issued and converted into Common Shares (computed (i) without regard to the additional Class A Units that are issuable in the event any of the Option Properties are acquired or in the event that indebtedness encumbering certain of the Properties is repaid at a discount or at the time the Residual Interests are acquired and (ii) without regard to the potential forfeiture of Class A Units at the time equity participations of lenders holding indebtedness encumbering certain of the Initial Properties is satisfied). The ownership of Shares by the current Shareholders will decline from 100% to 33.5% if, in addition to the decline caused by the conversion of Class A Units into Shares (computed without regard to the issuance of Common Shares upon the exercise of options and warrants presently outstanding), the SSI Warrant, the Executive Warrants and the Warrants to be issued to Messrs. Sweeney and Adderly were to be exercised in full. As a result, the ability of the current Shareholders, as a group, to determine the outcome any matter submitted to a vote of the Shareholders, such as the election of Trustees, will be diminished substantially.

         o Concentration of Ownership. SSI, TNC and their affiliates, certain of whom will be executive officers and/or trustees of the Trust, will own in the aggregate 3,465,499 Common Shares on a fully diluted basis following consummation of the SSI/TNC Transaction, assuming 1,515,499 Class A Units are issued for the Initial Properties (which number has been computed (i) without regard to the additional Class A Units that are issuable in the event any of the Option Properties are acquired or in the event that indebtedness encumbering certain of the Properties is repaid at a discount or at the time the Residual Interests are acquired and (ii) without regard to the potential forfeiture of Class A Units at the time equity participations of lenders holding indebtedness encumbering certain of the Initial Properties is satisfied). Such fully diluted ownership consists of

                  (i) the 775,000 Common Shares to be issued to SSI by the Trust on the Closing Date, (ii) the 1,175,000 Common Shares issuable upon the exercise of the SSI Warrant and the Executive Warrants and (iii) the Common Shares issuable in redemption of the Class A Units, assuming all Class A Units are redeemed for Common Shares. In addition, Richard M. Osborne beneficially owns, as of the date hereof, 658,698 Common Shares (including 59,949 Common Shares issuable upon exercise of warrants) or approximately 33.3% of the Common Shares presently outstanding. As a result, each of SSI, TNC and Mr. Osborne will have the ability to exert significant influence over the affairs of the Trust. One of the proposed Declaration Amendments will, if adopted, except from the 4.16% ownership limitation to be established thereby each of SSI, TNC and Richard M. Osborne, as well as entities controlled by Mr. Osborne. This proposed amendment, which is being adopted to protect the Trust's REIT status, will have the effect of further solidifying the control SSI, TNC and Mr. Osborne will have over the Trust.

         o Ownership Limitation. One of the proposed Declaration Amendments will, if adopted, limit any person from acquiring in excess of 4.16% in value of the Trust's Shares. Certain attribution rules will apply for purposes of determining compliance with this ownership limitation. This proposed amendment is being adopted to protect the Trust's REIT status. Although the Trust is unaware of any Shareholder who will, immediately following consummation of the SSI/TNC Transaction, own in excess of such ownership limitation (other than SSI, TNC and Richard M. Osborne and their affiliates, each of which will be subject to a separate, higher ownership limitation), any Shares owned by any other Shareholders in excess of such ownership limitation will automatically be deemed to have been transferred to the Trust, as trustee of a special trust for the benefit of a person to whom the Shares may be transferred without violating the ownership limitation. While held in such a trust, such Shares will not be entitled to dividends or distributions and will not be entitled to vote on any matters. The entire text of the proposed Declaration Amendments is included in Appendix C to this Proxy Statement.

         o Liability of Trust as General Partner. As part of the SSI/TNC Transaction, the Trust will become the general partner in the

                  Operating Partnership and will contribute substantially all of its assets to the Operating Partnership. As the general partner, the Trust will have unlimited liability for all the liabilities of the Operating Partnership other than liabilities under certain of the mortgage loans secured by Properties which will be non-recourse to the Operating Partnership.

         o Integration of Properties and Operations. The SSI/TNC Transaction contemplates the acquisition of a substantial number of properties, personnel and business operations. Following completion of the SSI/TNC Transaction, the Trust will have increased the number of persons it employs, directly and through the Management Company, from 5 to approximately 22, and will have increased the number of properties that it owns or controls from 4 to 27. As such, the SSI/TNC Transaction may involve potential difficulties in integrating the operations of TNC with those of the Trust. Consequently, no assurance can be given as to the effect of the SSI/TNC Transaction on the Trust's business or results of operations.

         o Special Allocation of Certain Debt Discounts. In the event that additional equity in any of the Initial Properties (other than the eight Witmer Properties) is refinanced at a discount, the Trust has agreed that 75% of the additional equity thereby created will be allocated to the Owner contributing such Property through the issuance of additional Class A Units.

         o Conflicts of Interest. The Operating Partnership's ownership of the Properties will result in certain conflicts of interest between the Trust and the holders of Class A Units. Holders of Class A Units and the Trust may have different objectives regarding the appropriate pricing and timing of any sale of Properties since, prior to the exchange of Class A Units for Common Shares, holders of such Units will suffer different and more adverse tax consequences than the Trust upon the sale of any of the Properties. Therefore, holders of Class A Units, including the individuals who will constitute three of the Trust's seven Trustees, may be opposed to the sale of a Property even though such sale might otherwise be in the interest of the Trust. In addition, prior to a Qualified Offering, the Operating Partnership Agreement will restrict the ability of the Trust, as the Operating Partnership's general partner, to take certain actions without the consent of holders of at least 75% of the outstanding Class A Units. To the extent such holders and the Trust have different objectives with respect to any of these actions, such holders will be able to prevent the Trust from taking any such action. The Operating Partnership's ability to sell or refinance debt secured by any of the Properties will not, however, be subject to the approval or consent of holders of Class A Units.

         o Tax Risks. The SSI/TNC Transaction will subject the Trust to additional risks that it may lose its status as a REIT.

                  - Required Distributions; Potential Requirement to Borrow. To obtain the favorable tax treatment associated with qualification as a REIT, the Trust generally will be required each year to distribute to its Shareholders at least 95% of its net taxable income. The Trust intends to make distributions to its Shareholders to comply with the distribution provisions of the Internal Revenue Code of 1986, as amended (the "Code") and to avoid income and other taxes. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Trust or the Operating Partnership) and the effect of required debt amortization payments, as well as the limitations imposed by the GECC Loan Documents on the Witmer Partnership's ability to make distributions to the Operating Partnership, could require the Trust, on its own behalf or through the Operating Partnership, to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. In such instances, the Trust, in order to avoid adverse tax consequences, might need to (i) borrow funds even if management believed that then prevailing market conditions generally were not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations and/or
                           (ii) liquidate investments on adverse terms.

                  - Ownership Limits. In order to maintain its qualification for Federal income tax purposes as a REIT, not more than 50% in value of the outstanding Shares of the Trust may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) in the last half of any taxable year. To ensure that the Trust will not fail to qualify as a REIT under this test, the Declaration Amendments will limit any person or entity from owning in excess of a specified percentage in value of Shares. The Trust believes, on the basis of facts known to it as of the date hereof and advice from its tax advisors, that ownership of the Shares on the date hereof and on a pro forma basis giving effect to the Shares to be issued in the SSI/TNC Transaction, will not cause the Trust to fail to comply with the foregoing requirement. If the Internal Revenue Service ("IRS") successfully were to challenge the Trust's compliance with such requirement, the Trust's REIT status, and the favorable tax treatment relating to such status, could be lost.

                  - Consequences of Failure of the Operating Partnership (or the Witmer Partnership or a Title Holding Partnership) To Be Treated as a Partnership. The Operating Partnership, the Witmer Partnership and the Title Holding Partnerships (as defined below) are intended to be treated as partnerships (or other pass-through entities) for Federal income tax purposes. If the IRS successfully were to challenge the tax status of the Operating Partnership, the Witmer Partnership or any Title Holding Partnership as a partnership (or other pass-through entity) for Federal income tax purposes, the Operating Partnership, the Witmer Partnership or the affected Title Holding Partnership would be taxable as a corporation. In such event, since the value of the Trust's ownership interest in the Operating Partnership would exceed, and the value of the Operating Partnership's ownership interest in the Witmer Partnership, or in any Title Holding Partnership could exceed, 5% of the Trust's assets, the Trust would cease to qualify as a REIT for Federal income tax purposes.

                  - Consequences of the Management Company Corporate Structure. A requirement for REIT qualification is that the value of any one issuer's securities held by the Trust not exceed 5% of the value of the Trust's total assets on certain testing dates. In addition, the Trust may not own more than 10% of any one issuer's outstanding securities (excluding securities of a qualified REIT subsidiary or another REIT). The Operating Partnership will own 5% of the voting common stock and all of the preferred stock of the Management Company, a corporation that is taxable as a regular corporation. The Management Company will perform management, development and leasing services for the Operating Partnership and other real estate owned in whole or in part by third parties. A portion of the income earned by and taxed to the Management Company would be nonqualifying income if earned directly by the Trust. As a result of the corporate structure, the income will be earned by and taxed to the Management Company and will be received by the Trust only indirectly as dividends and interest that qualify under the 95% gross income test. The Trust believes that its indirect interest in the securities of the Management Company will not exceed 5% of the value of the Trust's total assets. In addition, the Trust will not own directly or indirectly more than 10% of the voting securities of the Management Company. If the Trust were to fail to satisfy the 5% value requirement or the 10% voting securities test described above, or otherwise were to fail to qualify as a REIT, it generally would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Trust would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the Funds from Operations available for distributions to Shareholders.

                  - Real Estate Transfer Taxes. The transfer to the Operating Partnership of certain of the Initial Properties (the "Interests Transfer Properties") has been structured as transfers of 89% of the capital interests and 99% of the cash flow and profit interests in the limited partnerships ("Title Holding Partnerships") owning such Properties with the remaining interests (the "Residual Interests") to be acquired by the Operating Partnership on the first business day of the 37th month following the initial transfer. This transaction structure is intended to comply with non-binding informal advice provided by the Pennsylvania Department of Revenue to the effect that such transfers are not subject to Pennsylvania real estate transfer taxes. If the informal advice from the Department of Revenue were ultimately determined to be incorrect, or the Department of Revenue changes its position, the Operating Partnership could be required to pay real estate transfer taxes at a time when it might not have funds available for such purposes. Moreover, if the Trust desired or were required, for financing purposes or otherwise, to cause the Operating Partnership to acquire such Residual Interests prior to the first business day of the 37th month after such initial transfer, the Operating Partnership could be required to pay real estate transfer taxes. The transfer of six of the Initial Properties (the "Title Transfer Properties") to the Operating Partnership will result in fee title thereto being acquired by the Operating Partnership and will result in an immediate real estate transfer tax.

         o Possible Environmental Liability. Under various Federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. All of the Properties have been subjected to Phase 1 or similar environmental audits (which involve inspection without soil sampling or ground water analysis) by independent environmental consultants. Except as indicated below with respect to the Whitelands Business Park in Exton, Pennsylvania (the "Whitelands Property"), these environmental audit reports (all of which have been performed or updated within the preceding 12 months) have not revealed any significant environmental liability, nor is the Trust aware of any environmental liability with respect to the Properties that the Trust's management believes would have a material adverse effect on the Trust's business, assets or results of operations. An environmental assessment has identified environmental contamination of potential concern with respect to the Whitelands Property. Petroleum products, solvents and heavy metals were detected in the groundwater. These contaminants are believed to be associated with debris deposited by others in a quarry formerly located on the Whitelands Property. The quarry previously appeared on the Comprehensive Environmental Response Compensation and Liability Information System List, a list maintained by the United States Environmental Protection Agency (the "EPA") of abandoned, inactive or uncontrolled hazardous waste sites which may require cleanup. The EPA conducted a preliminary assessment in 1984 with the result that no further action was taken. Subsequently, the quarry was removed from the list. While the Trust believes it is unlikely that the Operating Partnership will be required to undertake remedial action with respect to such contamination, there can be no assurance in this regard. If the Operating Partnership were required to undertake remedial action on the Whitelands Property, it has been indemnified against the cost of such remediation by the seller, SSI, subject to a ceiling of $2,018,000. The duration of SSI's indemnity agreement is five years. Were SSI unable to fulfill its obligations under its indemnity agreement or were the Operating Partnership required to undertake remedial action after the expiration of the five-year term of the agreement, no assurances can be given that the costs associated with any remediation would not be material to the financial condition and results of operations of the Operating Partnership and the Trust. Because the Trust does not believe that any remediation at the Whitelands Property is probable, no amounts have been accrued for any such potential liability.

                  No assurance can be given that existing environmental studies with respect to the Properties reveal all environmental liabilities or that any prior owner of any such property did not create any material environmental condition not known to the Trust. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of properties in the vicinity of the Properties (such as the presence of underground storage tanks) or by third parties unrelated to the Trust, SSI or TNC.

         o Limited Geographic Diversification. Each of the Properties is located in the Greater Philadelphia Region. The Trust's strategy for growth is predominantly based upon expansion within this area and into adjacent areas through acquisitions. This limited geographic diversification will leave the Trust vulnerable to a downturn in the economy of such region.

         o Risk of Future Vacancies. Each year a significant portion of the leases may expire at one or more of the Properties. During 1996, 17 leases covering approximately 99,000 square feet (or 10.31% of the rentable square feet of the Initial Properties) are scheduled to expire at the Initial Properties. During 1997, five leases covering approximately 75,000 square feet (or 7.81% of the rentable square feet of the Initial Properties) are scheduled to expire at the Initial Properties. If existing tenants do not renew their leases upon expiration, the rental space will have to be re-leased, and there can be no assurance that the vacated space will be re-leased at the rents paid under the expired leases. Replacement leases typically require the landlord to incur tenant improvements, other tenant inducements and leasing commissions, in each case which may be higher than for renewal leases.

         o Financial Condition of Tenants. In the event of a default by a tenant under its lease at any of the Properties, the Operating Partnership may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. At any time a tenant may seek the protection of the bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby reduce the cash available for distribution by the Operating Partnership to the Trust and by the Trust to its Shareholders.

         o Dependence on Key Tenants. As of March 31, 1996, 10 tenants occupied in excess of 30,000 square feet each at the Properties. A loss of any one such significant tenant could have an adverse effect on the Operating Partnership and the Trust.

         o Competition; General Factors. The Trust competes with a number of real estate developers, operators and institutions for tenants and acquisition opportunities. Many of these competitors have significantly greater resources than the Trust. No assurances can be given that such competition will not adversely affect the Trust's revenues and funds available for distribution to Shareholders. Income from the Properties may also be adversely affected by the general economic climate, local economic conditions where the Properties are located, the attractiveness of the Properties to tenants, competition from other available space, the ability to provide for adequate maintenance and insurance and increased operating expenses. Income and real estate values may also be adversely affected by such factors as applicable laws, interest rate levels and the availability of financing. In addition, real estate investments are relatively illiquid and, therefore, the Operating Partnership's ability to vary its portfolio promptly in response to change in economic or other conditions will be limited.

         o Rights of Third Parties With Respect to Certain of the Properties. Certain of the Properties are subject to, or burdened by, rights of third parties to either purchase such Properties, or participate in the sale proceeds upon the transfer of such Properties, or both. NEMLICO has a right of first refusal to purchase Horsham Business Center Buildings 11-14 (which are Option Properties) pursuant to which such lender must be given the right to purchase such properties on the terms and conditions set forth in a bona fide third party offer to purchase such properties before such third party offer can be accepted. NEMLICO also has a right of first refusal to purchase Iron Run Industrial Park, Building 3 (an Initial Property). In addition, GECC has a right of first offer on each of the Witmer Properties, pursuant to which none of the Witmer Properties may be offered to a third party unless such Witmer Property is first offered to GECC at the stated price net of GECC's participation interest and the outstanding loan balance, which offer GECC shall have 30 days to accept. In addition, a tenant at 16 Campus Boulevard, Newtown Square (an Initial Property) has a right of first offer to purchase the property during the term of its lease, which expires in June 2006 and which is subordinate to GECC's right of first offer. Finally, the tenant at One Progress Avenue has a right of first offer to purchase the property during the term of its lease, which expires in July 2006. These rights of first refusal and first offer may adversely affect the Operating Partnership's ability to sell these Properties.

                           Certain of the Properties are subject to third party
                  participation rights. An affiliate of the tenant at 16 Campus Boulevard, Newtown Square (an Initial Property) is a special limited partner in Newtech III Limited Partnership (a subsidiary of the Witmer Partnership and the fee owner of such property) and, as such, is entitled to receive a thirty-five percent (35%) participation in the residual cash flow of that property, defined to include operating cash flow and extraordinary cash flow (cash flow from the sale of the property) after (i) a payment of 10% of residual cash flow on the invested equity in the Property and (ii) payment of the accrued but unpaid 10% return on the invested equity and return of the invested equity from any extraordinary cash flow. In addition, GECC is entitled to participate in the proceeds generated by a sale or refinancing of the indebtedness secured by the Witmer Properties. NEMLICO participates in the cash flow generated by the Meetinghouse Buildings 1, 2, 3 and 4, and Iron Run III (all Initial Properties), and in the proceeds generated by a sale thereof, and NEMLICO is also entitled to receive a participation in the proceeds generated by a sale or refinancing of the Option Properties. All of these participation rights diminish the economic benefits that the Operating Partnership can obtain from ownership of such Properties. Each of the Properties referenced above is described more fully below. See "Description of Properties."

         o Limited Indemnities. Although SSI and TNC will make customary representations and warranties, on a several basis, in favor of the Trust and the Operating Partnership in connection with the SSI/TNC Transaction, in the event that the Trust or the Operating Partnership were to suffer a loss as a result of the inaccuracy of any such representations and warranties, the recourse of the Trust and the Operating Partnership against them will be limited to the Class A Units issued to them. 797,665 of the Class A Units to be issued to TNC will be subject to a prior pledge to secure obligations of TNC to GECC and therefore may be unavailable to secure indemnification obligations of TNC in favor of the Trust. Under certain circumstances, the Trust or the Operating Partnership could be required to make a cash payment to a third party and be limited, in its indemnity claim relating to such payment, to recovery of certain of the Class A Units.

                     SUMMARY SELECTED FINANCIAL INFORMATION

         The following sets forth summary selected financial information for the Trust for each of the five years during the period ended December 31, 1995 and as of and for the three months ended March 31, 1996.

         The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the Trust and all of the financial statements included in the Trust's Annual Report on Form 10-K for the year ended December 31, 1995, and in the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, each as previously filed with the Securities and Exchange Commission. Copies of such Reports are attached hereto as Appendices D and E respectively.


      Brandywine Realty Trust (dollars in thousands except per share data)
      --------------------------------------------------------------------

                                                                                                                  Three Months
                                                                                                                     Ended
                                          1991           1992           1993           1994             1995     March 31, 1996
                                          ----           ----           ----           ----             ----     --------------
                                                                                                                  (unaudited)

Total operating revenue(a)             $   --         $   --         $   --        $  4,192          $  3,666       $  1,045

Income from acquisition                    --             --            2,469          --                --             --
    of limited partner
    interests in Brandywine
    Specified Property
    Investors Limited
    Partnership

Provision for loss on                    (6,700)          --             --          (5,400)             --             --
    real estate investments

Gain on sales of real                      --             --             --           1,410              --             --
    estate investments

Extraordinary item: gain on                --             --             --           7,998              --             --
    extinguishment of debt

Net income (loss)                        (6,705)            (1)         2,468         7,567(b)           (824)            10

Net income (loss) per share               (3.61)          --             1.33          3.74             (0.44)          0.01

Cash Distributions                         --             --             --           2,914             1,021           --

Cash Distributions per Share               --             --             --            1.57              0.55           --

Total Assets                              2,128          2,123          4,604        17,873            17,105         16,957

Mortgage notes payable                     --             --             --           6,899             8,931          8,905

Other Data:
Funds from operations(b)                   --             --            2,467          (706)(b)           578            244

Cash flows from operating                  --             --             --            (628)              497            196
    activities

Cash flows from investing                  --             --            2,469         9,559              (701)           (44)
    activities

Cash flows from financing                  --             --             --          (9,635)             (722)          (291)
    activities

(a) Prior to 1994, the Trust accounted for its investment in Brandywine Realty Partners ("BRP") using the equity method of accounting and, accordingly, received no operating revenue from its investment in BRP for the years ended December 31, 1991, 1992 and 1993, respectively.

(b) Management generally considers Funds from Operations to be a useful financial performance measure of the operating performance of an equity REIT because, together with net income and cash flows, Funds from Operations provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Trust's operating performance or to cash flows as a measure of liquidity. Funds from Operations does not measure whether cash flow is sufficient to fund all of the Trust's cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from Operations also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Trust's calculation of Funds from Operations. In 1996, the Trust adopted the new definition of Funds from Operations. The new definition of Funds from Operations is calculated as net income (loss) adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains on sales of real estate investments and extraordinary and non-recurring items. The old definition of Funds from Operations is defined as net income (loss) excluding extraordinary items, gains and losses from sales of property, plus depreciation and amortization and other non-cash charges and similar adjustments for unconsolidated subsidiaries. Had the Trust used the new definition in calculating Funds from Operations for 1991 through 1995, Funds from Operations for such years would be as indicated in the following table (in thousands):


                                                                                                                     Three Months
                                                                                                                        Ended
                                   1991           1992            1993              1994                 1995       March 31, 1996
                                   ----           ----            ----              ----                 ----       --------------

Net income (loss)                $(6,705)        $    (1)        $ 2,468            $ 7,567            $  (824)        $    10

Add back (deduct from):
    Depreciation attributable       --              --              --                1,146                869             202
        to real property

    Amortization attributable       --              --              --                  162                138              32
        to leasing costs,
        tenant allowances and
        improvements

    Gain on sales of real           --              --              --               (1,410)              --              --
        estate investments

                                                                                                                     Three Months
                                                                                                                        Ended
                                   1991           1992            1993              1994                 1995       March 31, 1996
                                  ----           ----            ----              ----                 ----       --------------
    Extraordinary gain on           --              --              --               (7,998)              --              --
        extinguishment of debt

    Nonrecurring items
        Provision for loss on      6,700            --              --                 --                 --              --
           real estate
           investments

        Income from acqui-          --              --            (2,469)              --                 --              --
           sition of limited
           partner interests
           in BSPI

        Write off of deferred       --              --              --                 --                  354            --
           loans costs in
           connection with
           debt refinancing        _____            ____         _______             ______               ____            ____

                                 $    (5)        $    (1)        $    (1)           $  (533)(c)        $   537         $   244
                                 =======         =======         =======            =======            =======         =======

(c) Funds from operations and net income in 1994 includes the payment of $1,114,000 from escrowed cash reserves of all future Additional Interest (as defined in Note 5 to the Financial Statements of the Trust for its fiscal year ended December 31, 1995) to the mortgage lender on December 28, 1994.

                             BRANDYWINE REALTY TRUST
             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

                                   (Unaudited)

                  The following sets forth the pro forma condensed consolidating balance sheet of Brandywine Realty Trust as of March 31, 1996 and the pro forma condensed consolidating statements of operations for the year ended December 31, 1995, and the three-month period ended March 31, 1996.

                  The pro forma condensed consolidating financial information is presented as if (i) the transactions contemplated had been consummated on March 31, 1996, for balance sheet purposes and January 1, 1995 for purposes of the statements of operations; (ii) the Trust recorded its general partnership interest and approximately 58% limited partnership interest in the Operating Partnership using the consolidation method of accounting; (iii) the contributions of the Initial Properties had occurred as described elsewhere herein; (iv) the investment by the RMO Fund of $1,330,000 in debt and equity securities of the Trust had occurred; and (v) the acquisition of the LibertyView Building had occurred directly by the Trust. This unaudited pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Trust and the Initial Properties and the related notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the transactions to be consummated have been made. The accounting effecting the pro forma condensed consolidated financial information is summarized as follows:

         o The Trust formed the Operating Partnership by contributing $3,937,000 of partnership interests in the Initial Properties in exchange for all the Class B Units (715,818 Units). The Trust is entitled to receive a 9.5% Preferential Return on this contribution.

         o The Operating Partnership acquired the remaining limited partnership interests in the Initial Properties, which includes the Witmer Properties, in exchange for 1,647,353 Class A Units.

         o Initial Properties have been reflected at the fair value upon acquisition to the extent that such properties are being acquired by the Operating Partnership in exchange for Class A Units.

        o The Trust's interest in the Operating Partnership has been determined after giving effect to the expected issuance of an additional 131,854 Class A Units in the Operating Partnership in connection with the acquisition of the Residual Interests in the Title Holdings Partnerships since the Operating Partnership and Residual Interests holders have agreed to the purchase and sale of these interests within 37 months of the Closing Date. Accordingly, these Units are included in the 1,647,353 Class A Units issued to SSI, TNC and the other Owners in Note 1 to the pro forma financial information. At a value of $5.50 per Class A Unit, the aggregate value of the additional Class A Units to be issued for the Residual Interests equals $725,197. The agreed purchase price consideration for the Residual Interests is to be paid by 1999 and is equal to the amount of Class A Units in the Operating Partnership that the Residual Interests holders would have received at Closing, plus the cash amount necessary for the Residual Interests holders to receive the same economic benefit as if these interests had been transferred at Closing. In addition, the Operating Partnership may issue additional Class A Units if certain economic performance criteria are achieved in the future.

        o The Trust owns a 70% controlling general partnership interest in Brandywine Realty Partners ("BRP") as disclosed in the Trust's 1995 financial statements. The Operating Partnership acquired the Trust's interests in BRP in exchange for 1,856,200 Class C Units which will be valued at the Trust's carryover basis since the Trust will continue to consolidate these assets. A total of 1,600,000 Class C Units will be issued at Closing, and 256,200 Class C Units will be exchanged within approximately one year. The impact on the Trust's effective ownership of the Operating Partnership from this second exchange will be to increase its percentage ownership of the Operating Partnership from 58% to 61%. Since the Trust will continue to receive substantially all of the income allocated from BRP, there will be no material impact on the Trust's consolidated results of Operations.

         o The Trust will acquire the LibertyView Building and will retain 100% of the ownership interests therein and therefore consolidate it at the Trust level.

        o The Operating Partnership will own 5% of the voting common stock of the Management Company and will be entitled to receive approximately 95% of the economic benefits through its ownership of all the preferred stock of the Management Company. The balance of the common stock will be owned by a partnership comprised of the officers of the Trust. The Management Company will employ all of the key officers of the Trust and a majority of the employees responsible for managing, leasing and developing the Trust's properties. Since the Operating Partnership will receive substantially all of the economic benefits of ownership and will have common officers and employees, the Management Company will be reflected using the consolidation method of accounting.

                  The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at March 31, 1996, nor does it purport to represent the future financial position and the results of operations of the Trust.

                             BRANDYWINE REALTY TRUST

                 PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET

                      AS AT MARCH 31, 1996 (Notes 1 and 2)

                                   (Unaudited)

                                 (in thousands)

                                   Brandywine          Initial
                                  Realty Trust       Properties
                                   Historical        Historical                                          Liberty View
                                  Consolidated        Combined              Pro Forma                      Building       Pro Forma
                                      (A)                (B)               Adjustments       Subtotal         (J)       Consolidated
                                  ------------       -----------           -----------       --------     ------------  ------------
Assets:
  Real estate investments, net      $13,770           $56,479        $19,836 (D)(E)(F)(H)    $90,085       $10,600        $100,685
  Cash and cash equivalents             701               601          1,270 (C)(D)(F)(G)      2,572        (1,420)          1,152
  Escrowed cash                         760               782             --                   1,542            --           1,542
  Deferred costs, net                 1,336             2,194         (1,461)(E)(H)            2,069            --           2,069
  Other assets                          390             1,609           (860)(H)               1,139           300           1,439
                                   --------          --------       --------                  ------        ------        --------
    Total assets                    $16,957           $61,665        $18,785                 $97,407       $ 9,480        $106,887
                                    =======           =======        =======                 =======       =======        --------
Liabilities:
  Mortgages and notes payable        $8,905           $63,281        $ 1,328 (D)(F)(G)       $73,514       $ 9,480         $82,994
  Other liabilities                     698             2,647             82 (H)               3,427          --             3,427
                                   --------          --------        -------                  ------       -------        --------
    Total liabilities                 9,603            65,928          1,410                  76,941         9,480          86,421
                                   --------          --------        -------                  ------        ------        --------
Minority Interest                     --                --             8,521 (D)(H)            8,521          --             8,521
                                                                                              ------        ------         -------
Shareholders' Equity:
  Common shares of beneficial            19             --                 8 (C)(G)               27            --              27
  interest
  Additional paid-in capital         16,772             --             3,999 (C)(D)(E)(G)     20,771            --          20,771
                                                                             (H)(I)
  Stock warrants                      --                --               584 (C)(G)              584            --             584
  Accumulated equity (deficit)       (9,437)           (4,263)         4,263 (C)(I)           (9,437)           --          (9,437)
                                   --------         ---------        -------                -------                       --------
    Total shareholders' equity        7,354            (4,263)         8,854                  11,945          --            11,945
                                   --------         ---------        -------                 -------        ------        --------
    Total liabilities and           $16,957          $ 61,665        $18,785                 $97,407      $  9,480        $106,887
    shareholders' equity            =======          ========        =======                 =======      ========        ========

        The accompanying notes and management assumptions are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

              FOR THE YEAR ENDED DECEMBER 31, 1995 (Notes 1 and 3)

                                   (Unaudited)

                (in thousand, except Share and per Share amounts)


                               Brandywine       Initial                                     Liberty       Liberty
                              Realty Trust     Properties                                     View          View
                               Historical      Historical                                   Building      Building
                              Consolidated      Combined        Pro Forma                  Historical    Pro Forma     Pro Forma
                                   (A)            (B)          Adjustments     Subtotal       (G)       Adjustments  Consolidated
                              ------------     ----------      -----------     --------      -----      -----------  ------------
Revenue:
  Base rents                     $ 3,517          $7,829         $ --           $11,346   $   1,119          $  --       $12,465
  Tenant reimbursements               66           2,895           --             2,961         535             --         3,496
  Management fees                    --              617           --               617          --             --           617
  Other                               83               3           --                86          --             --            86
                              ----------      ----------        ------           ------      ------         ------         -----
    Total revenue                  3,666          11,344           --            15,010       1,654             --        16,664
                              ----------        --------        ------           ------     -------         ------        ------
Operating expenses:
  Interest                           793           5,855           113 (D)        6,761          --            678 (I)     7,439
  Depreciation and
   amortization                    1,402           4,336          (401)(C)(E)     5,337          --            459 (H)(J)  5,796
  Other expenses                   2,290           4,532           --             6,822         798           --           7,620
                               ---------        --------        ------           ------     -------         ------       -------
    Total operating
     expenses                      4,485          14,723         (288)           18,920         798          1,137        20,855
                               ---------        --------       ------            ------     -------         ------      --------
    Income (loss) before
     minority interest             (819)         (3,379)           288          (3,910)         856         (1,137)       (4,191)
Minority interest in
 income (loss)                         5            --          (1,263)(F)      (1,258)        --              --         (1,258)
                               ---------                                        ------       ------         ------      -------
    Income (loss) before
     extraordinary items       $   (824)       $ (3,379)        $1,551         $(2,652)     $   856       $ (1,137)    $  (2,933)
                               ========                         ======         =======      =======      =========     =========
Earnings per share of
 beneficial interest            $ (0.44)                                                                               $   (1.08)
                               ========
Weighted average
 number of shares
 outstanding including
 share equivalents             1,874,372                                                                               2,709,372
                               =========

        The accompanying notes and management assumptions are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

         FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 1996 (Notes 1 and 3)

                                   (Unaudited)

                (in thousand, except Share and per Share amounts)

                               Brandywine        Initial                                  Liberty       Liberty
                              Realty Trust      Properties                                  View          View
                               Historical       Historical                                Building      Building
                              Consolidated       Combined    Pro Forma                   Historical    Pro Forma       Pro Forma
                                   (A)              (B)     Adjustments      Subtotal        (G)      Adjustments     Consolidated
                              ------------      ----------  -----------      --------    ----------   -----------     ------------
Revenue:
  Base rents                  $   972             $1,886      $ --           $ 2,858      $   300          $  --          $ 3,158
  Tenant reimbursements            35                933        --               968          122             --            1,090
  Management fees                 --                 161        --               161           --             --              161
  Other                            38                  1        --                39           --             --               39
                               ------            -------     ------           ------       ------         ------            -----
    Total revenue               1,045              2,981        --             4,026          422             --            4,448
                               ------            -------     ------          -------       ------         ------           ------
Operating expenses:
  Interest                        207              1,308         28 (D)        1,543           --            170 (I)        1,713
  Depreciation and
   amortization                   242              1,042        (64)(C)(E)     1,220           --            115 (H)(J)     1,335
  Other expenses                  584              1,431        --             2,015          212             --            2,227
                            ---------           --------     ------           ------      -------         ------          -------
    Total operating
     expenses                   1,033              3,781        (36)            4,778          212           285            5,275
                            ---------           --------     ------            ------      -------        ------          -------
    Income (loss) before
     minority interest             12               (800)        36            (752)           210          (285)            (827)
Minority interest in
 income (loss)                      2                --        (312)(F)        (310)            --            --             (310)
                            ---------           --------     ------            ------      -------        ------          -------
    Income (loss) before
     extraordinary items     $     10             $ (800)   $   348         $  (442)       $   210       $  (285)         $  (517)
                             ========          =========    =======         =======        =======       =======          =======
Earnings per share of
 beneficial interest          $  0.01                                                                                     $  (.19)
                             ========                                                                                     =======
Weighted average
 number of shares
 outstanding including
 share equivalents          1,876,944                                                                                   2,711,944
                            =========                                                                                   =========


        The accompanying notes and management assumptions are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATING

                              FINANCIAL INFORMATION

               (in thousands, except share and per share amounts)


1.  BASIS OF PRESENTATION:

              Brandywine Realty Trust (the "Trust") is a Maryland real estate investment trust. The Trust owns 4 properties and will own or hold an interest in 24 properties, consisting of suburban office buildings in three states. Upon consummation of the transactions contemplated herein, the Trust will be the sole general partner and will hold an approximately 58% interest in Brandywine Operating Partnership, L.P. (the "Operating Partnership"). The following is a summary of the Units to be allocated based on the transactions contemplated:

                         Trust             TNC            SSI            Total
                      ---------        ---------       ---------      ---------
General Partner
  interest                  182 (1)          --             --              182
Limited Partner
  interests
     Class A units         --           1,251,747 (2)    395,606 (2)  1,647,353
     Class B units      715,818              --             --          715,818
     Class C units    1,600,000              --             --        1,600,000
                      ---------         ---------      ---------      ---------

                      2,316,000 (3)(4)  1,251,747        395,606      3,963,353
                      =========         =========      =========      =========
Ownership interest           58%(4)            32%            10%           100%
                      =========         =========      =========      =========

(1) See Note 2(C) for the Trust's acquisition of Class B units.

(2) Units issued to TNC, other Owners and SSI resulting from the sale to the Operating Partnership by TNC, SSI and other Owners of substantially all of their ownership interests in the Initial Properties. The 1,647,353 Class
              A Units include 131,854 Units to be issued within 37
             months following the Closing Date in exchange for Residual Interests (of which 122,410 will be issued to TNC and other Owners and 9,444 will be issued to SSI). SSI owns 40% of the capital stock of TNC.

(3) Units issued to the Trust at Closing in exchange for the contribution to the Operating Partnership of a majority the Trust's general partnership interest in Brandywine Realty Partners (BRP). The Trust's remaining interest in BRP will be consolidated directly by the Trust until contributed to the Operating Partnership at the Trust's carryover basis.

(4) Approximately one year after Closing, the Trust will contribute its remaining general partnership interest in BRP in exchange for an additional 256,200 Class C Units. This contribution will result in an increase in the Trust's ownership of the Operating Partnership from 58% to 61% at such time. There is no material impact on the pro forma financial statements as a result of this two-step contribution.

Accordingly, the Trust will control the Operating Partnership and will consolidate the Operating Partnership for financial reporting purposes.

              These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Trust, the Initial Properties and the LibertyView Property included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the acquisition of the Initial Properties and the LibertyView Building by the Trust have been made.

2.  ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE
SHEET:

     (A) Reflects the historical consolidated balance sheet of the Trust as of March 31, 1996.

     (B) Reflects the historical combined balance sheet of the Initial Properties as of March 31, 1996.

     (C) The Trust is issuing 775,000 Common Shares and Warrants to SSI in exchange for SSI's Ownership Interest in the Witmer Properties and $426,250 in cash. SSI's investment in the Initial Properties reflects SSI's recent cash investment to facilitate a debt financing of the Witmer Properties in November 1995. The Trust will issue 699,289 Common Shares and Warrants in exchange for the SSI Ownership Interest at a value of $3,937,000. The $5.63 per Common Share and Warrant value is based on the range of trading prices of the Common Shares at the time the SSI/TNC Transaction was announced ($4-7/8 and $4-7/16 being the high and low sales prices on March 27, 1996, the last full trading day prior to the public announcement) and based on a $.70 per warrant value (based on a modified Black Scholes calculation). The Trust will issue 75,711 Common Shares and Warrants at the same $5.63 per unit in exchange for $426,250 in cash.

                  Dr. Cash                                            $  426,000
                  Dr. Accumulated equity (deficit)                     3,937,000

                    Cr. Common shares of beneficial interest          $    7,000
                    Cr. Additional paid-in capital                     3,813,000
                    Cr. Stock warrants (at $.70 per warrant)             543,000

                  The Trust contributed its investment in the limited partnership to form the Operating Partnership and obtained the general partnership interest and all of the Class B limited partnership interest (715,818 Units) in the Operating Partnership as follows:

                  Dr. Investment in Operating Partnership             $3,937,000

                    Cr. Investment in limited partnership             $3,937,000

     (D) To borrow funds from SSI (item i) and pay the costs associated with the acquisition of the real estate investment of the Initial Properties totaling $650,000 (item ii). The costs associated with the acquisition (50% of the total) have been capitalized. The remaining costs are attributed to the cost of issuing the Common Shares to SSI and other equity interests of the Trust and have been charged against equity and minority interest in proportion to the respective ownership interests (58% to the Trust and 42% to the Minority Interest) by the cash proceeds raised from the stock issuance and by a loan from SSI, payable in 1999, with interest accruing at prime.

         (i)      Dr. Cash                                  $224,000

                           Cr. Mortgages and notes payable              $224,000

         (ii)     Dr. Real estate investments                           $325,000
                  Dr. Additional paid-in capital            189,000
                  Dr. Minority interest                     136,000

                           Cr. Cash                                     $650,000

     (E) To reflect the allocation of previously deferred costs associated with the acquisition of the real estate investments of the Initial Properties and the issuance of equity interests by the Trust.

                  Dr. Real estate investments                  $324,000
                  Dr. Additional paid-in capital                324,000

                    Cr. Deferred costs                                  $648,000

     (F) To increase real estate investments and related notes payable for the capitalization of the Operating Partnership's portion of the transfer taxes on six of the Initial Properties partially funded by a loan from SSI, payable in 1999, with interest accruing at prime.

                  Dr. Real estate investments                  $172,000

                    Cr. Mortgages and notes payable                     $112,000
                    Cr. Cash                                              60,000

     (G) Reflects the investment in the Trust by the RMO Fund funded by a note bearing interest at prime and 60,000 Common Shares plus one warrant for 60,000 Common Shares at a price of $.70 per share. The warrant is exercisable at $6.50 per share. The loan matures in 1999.

                  Dr. Cash and cash equivalents              $1,330,000

                    Cr. Mortgage and notes payable                      $992,000
                    Cr. Common shares of beneficial interest               1,000
                    Cr. Additional paid-in capital                       295,000
                    Cr. Stock warrants                                    42,000

       (H) To record the purchase of the Initial Properties by the Trust in exchange for 1,647,353 Class A Units at $5.50 per unit ($9,060,000) and 715,818 Class B Units at $5.50 ($3,937,000) for a
              total consideration value of $12,997,000. Such value was determined based upon (i) the $75,494,000 fair value of the real estate assets received, (ii) the adjusted fair value of other assets received of $3,513,000 and (iii) the fair value of the total liabilities assumed of $66,010,000, as adjusted. The step-up adjustment was recorded as additional paid-in-capital after recognition of the minority interest shares of such adjustments as of March 31, 1996, as follows:

(a)      Real estate investments at
            fair value per Purchase
            Agreement                                          $75,494,000

(b)      Other assets acquired                5,186,000   (i)
         Less: deferred financing costs        (813,000) (ii)
         Less: straight-line rent,
           receivables                         (860,000)(iii)
                                              ---------
              Net other assets                                   3,513,000

(c)      Mortgage Notes                    ($63,281,000)  (i)
         Other liabilities                   (2,647,000)  (i)
         Other debt transfer costs              (82,000)  (i)
                                            -----------
                                                               (66,010,000)
                                                               -----------
             Total Equity Consideration                       $ 12,997,000

         Less: Accumulated Deficit of
         Initial Properties                                     (4,263,000)
                                                                ----------
             Total Adjustments                                  17,260,000

         Less - Minority interest share                         (8,657,000)(iv)
                                                                ----------
         Trust - Additional paid-in capital                   $  8,603,000
                                                               ===========

         (i) Other assets include cash and cash equivalents, escrowed cash, deferred costs, net, and other. The fair values of all assets, mortgage notes payable and other liabilities approximate their carrying amounts.

         (ii) These financing costs were deferred on a historical basis by the Initial Properties. However, the Trust will write off these deferred financing costs as the debt and related future interest costs have been reflected at fair market value absent these deferred costs.

         (iii) The accrued straight line rent receivable has no future fair market value as the leases acquired are at market rates.

         (iv) Presented below is the calculation of the minority interest share as reflected above and reconciled to the pro formas (in thousands):

                                                             Allocation
                                                       -------------------------
                                                                     Minority
                                             Total     BRT (58%)  Interest (42%)
                                            -------    ---------  --------------
The Trust:
Trust's equity at 3/31/96                    $ 7,354
Issuance of shares to SSI in exchange for:
         LP units                              3,937
         Cash                                    426
                                             -------
Pro Forma Equity at                          $11,717    $ 6,834      $ 4,883
3/31/96                                      =======

Operating Partnership
(BOP):

Total equity investment                     $12,997

SSI GP interest acquired                     (3,937)
by BRT                                       ------

BOP adjusted equity                         $ 9,060     $ 5,286      $ 3,774
                                            -------     -------      -------
                                            $20,777     $12,120      $ 8,657
                                            =======     =======      =======
Charges against minority
interest reflecting the
cost of issuing the
Common Shares to SSI and                                                (136)
                                                                     -------
other equity interests of
the Trust (see (D)(ii))

         Total pro forma
         minority interest                                           $ 8,521
         at 3/31/96                                                  =======

         (I) To adjust the accumulated deficit of Initial Properties acquired subsequent to the distribution to SSI per 2(D)(i):

Dr. Additional paid-in capital                             $4,263,000
      Cr. Accumulated equity
      (deficit)                                                       $4,263,000
Dr. Additional paid-in capital                             $3,937,000
      Cr. Accumulated equity
      (deficit)                                                       $3,937,000

         (J) Reflects the Trust's acquisition of the LibertyView Building as of March 31, 1996, based upon the purchase price of $10,600,000 acquired with cash of $1,420,000, a mortgage note payable of $8,480,000 due in January 1999 with interest payable monthly at 8% and a note payable to the seller of $1,000,000 due in December 1997 with no interest payable. Deferred financing costs of $300,000 related to the mortgage note payable have been capitalized.

3.       ADJUSTMENTS TO PRO-FORMA CONDENSED CONSOLIDATING STATEMENT
         OF OPERATIONS:

         (A) Reflects the historical consolidated operations of the Trust.

         (B) Reflects the historical operations of the Initial Properties, excluding the extraordinary gain on restructuring of debt of $5,559,000.

         (C) Reflects depreciation of the capitalized transfer taxes and amortization of the deferred costs included in real estate investments on the SSI/TNC Transaction of $7,000 and $20,000, respectively, for the year ended December 31, 1995. For the three months ended March 31, 1996, depreciation and amortization was $2,000 and $6,000, respectively.

         (D)      Reflects the increase in interest expense of (i) $29,000 and
                  (ii) $84,000 related to the notes payable to SSI and the RMO Fund, respectively (which bear interest at prime), assuming a prime rate of 8.25%. For the three-month period ended March 31, 1996, the increase in interest expense was (i) $7,000 and
                  (ii) $21,000, respectively.

         (E) Reflects depreciation of the buildings acquired over a 25 year useful life and tenant improvements and other furniture, fixtures and equipment (FF&E) over 5 years in general. The adjustments to depreciation expense for the year ended December 31, 1995 and for the three-month period ended March 31, 1996 were determined as follows (in thousands).



                                                                                   PRO-FORMA             PRO-FORMA
                                                              FAIR MARKET          AMOUNTS               AMOUNTS
                                                              VALUE                12/31/95              3/31/96

Historical Net Book Value:

Land                        $  9,275                          $ 15,099             $ 15,099              $ 15,099

Buildings                   $ 41,077                          $ 54,226             $ 54,226              $ 53,816

Tenant                      $  6,132                          $  6,132             $  6,132              $  6,545
Improvements

FF&E                        $     37                          $     37             $     37              $     34

         Total              $ 56,521                          $ 75,494             $ 75,494              $ 75,494

Depreciation Expense:

Buildings                   $ 54,226/25 years                                      $  2,169

                            $ 53,816/25 years/3 mos.                                                     $    538

Tenant                      $  6,132/5 years                                       $  1,227
Improvements

                            $  6,545/5 years/3 mos.                                                      $    327

FF&E                        $     37/5 years                                       $      7

                            $     34/5 years/3 mos.                                                      $      2

Total pro-forma depreciation expense                                               $  3,403              $    867

Historical depreciation expense of the initial                                     $  3,831              $    939
Properties                                                                         --------              --------

                  Pro-forma adjustments                                            $   (428)             $    (72)
                                                                                   =========             =========





         (F) Minority interest in income (loss) has been reflected in accordance with the terms of the Operating Partnership Agreement. Upon consummation of the transactions described herein, the Trust will own 58% of the Operating Partnership. The remaining 42% of the Operating Partnership will be owned by TNC, SSI and the other Owners whose interests are reflected as Minority Interest. The adjustments to record the income effect of Minority Interest Share of Loss for the periods ended December 31, 1995 and March 31, 1996 in the pro-forma statements of operations were computed as follows:

                                                 For the         For the Three
                                                Year Ended        Months Ended
                                            December 31, 1995    March 31, 1996
                                            -----------------    --------------
Initial Properties loss before
Minority Interest                            $  (3,379,000)       $  (800,000)

Impact of pro-forma adjustments (3)
(C,D(i),E)                                         372,000             57,000
                                              ------------          ---------

         Total Loss                          $  (3,007,000)       $  (743,000)
         Minority Share (42%)                          x42%               x42%
                                             -------------         ----------

Pro-forma Minority Interest in Loss
(F)                                          $  (1,263,000)       $  (312,000)
                                             =============        ===========


         (G) Reflects the historical operations of the LibertyView Building, excluding certain expenses such as interest, depreciation and amortization, professional costs, and other costs not directly related to the future operations of the LibertyView Building.

         (H) Reflects depreciation totaling $339,000 and $85,000, respectively, of the LibertyView Building using a 25- year depreciable life for the year ended December 31, 1995, and the three-month period ended March 31, 1996.

         (I) Reflects the increase in interest expense of $678,000 and $170,000, respectively, related to the mortgage note payable of the LibertyView Building, which has an interest rate of 8% per annum for the year ended December 31, 1995 and for the three-month period ended March 31, 1996.

         (J) Reflects the amortization of deferred financing costs related to the LibertyView Building of $120,000 and $30,000, respectively, for the year ended December 31, 1995 and the three-month period ended March 31, 1996.

           COMPARISON OF PRO FORMA RESULTS OF OPERATIONS FOR THE THREE
        MONTHS ENDED MARCH 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1995
                TO THE TRUST'S HISTORICAL CONSOLIDATED OPERATIONS

                  On a pro forma basis, after giving effect to the proposed acquisition of the Initial Properties and the LibertyView Building, revenue was $4.4 million for the three months ended March 31, 1996 and $16.7 million for the year ended December 31, 1995, representing an increase of $3.4 million and $13.0 million, respectively, over the historical consolidated revenues of the Trust for such periods. These increases were attributable to the inclusion of revenues from the acquisitions of the Initial Properties and the LibertyView Building.

                  Pro forma operating expenses were $5.5 million for the three months ended March 31, 1996 and $21.9 million for the year ended December 31, 1995, representing an increase of $4.5 million and $17.5 million, respectively, over the comparable historical periods. These increases are attributable to the inclusion of the operating expenses, including interest expense and depreciation and amortization, of the Initial Properties and the LibertyView Building.

                  Pro forma net loss was $0.6 million for the three months ended March 31, 1996 and $3.5 million for the year ended December 31, 1995, representing an increase of $0.6 million and $2.7 million, respectively, from the historic net income (loss) for such periods. This increase results from the inclusion of the net losses of the Initial Properties and the LibertyView Building.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS OF THE INITIAL
             PROPERTIES TO BE ACQUIRED BY THE OPERATING PARTNERSHIP


Results of Operations

                  The following table presents the historical combined results of operations of the Initial Properties to be acquired by the Operating Partnership for the three years in the period ended December 31, 1995 and for the three months ended March 31, 1996 and 1995, respectively.

                                                                                        Quarter ended
                                                Year Ended December 31,                   March 31,
                                          ------------------------------------      --------------------
                                           1995          1994           1993         1996          1995

Revenues                                  $11,344       $12,172        $11,687      $2,981        $2,894
                                          -------       -------        -------      ------        ------

Operating expenses                          4,532         5,015          4,508       1,431         1,055
Depreciation and amortization               4,336         3,618          3,568       1,042           947
Interest                                    5,855         5,915          5,807       1,308         1,502
                                            -----         -----          -----       -----         -----
  Total Expenses                           14,723        14,548         13,883       3,781         3,504
                                           ------        ------         ------       -----         -----

Loss before extraordinary items            ($3,379)     ($2,376)       ($2,196)      ($800)        ($610)
                                          --------     --------       --------      ------        ------


Comparison of Three Months Ended March 31, 1996 to Three Months
Ended March 31, 1995

                  Total revenues increased by $0.1 million or 3%, to $3.0 million from $2.9 million in the first three months of 1996. This increase consisted of an increase in tenant expense recoveries of $0.25 million due to increases in actual operating expenses, a decrease of $0.1 million of base rents due to interim vacancy from lease roll-overs and a decrease of $0.05 million in management revenue resulting from discontinued contracts on certain managed properties sold.

                  Operating expenses increased by $0.4 million in the first three months of 1996 compared to the first three months of 1995. This increase was attributable to increases in maintenance and snow removal costs resulting from severe winter storms in the region of the Initial Properties. Depreciation and amortization has increased $0.1 million in the first three months of 1996 as a result of the additional amortization of deferred financing costs incurred in December 1995.

                  Interest expense decreased by $0.2 million in the first three months of 1996. This decrease results from a debt reduction of $7.0 million resulting primarily from a $30.5 million debt refinancing in the fourth quarter of 1995 and interest rate reductions in two other loans.

                  The loss before extraordinary items increased $0.2 million to $0.8 million in the first three months of 1996 from $0.6 million in the first three months of 1995. The loss before extraordinary items increase was attributable to the reduction in base rents and the increase in operating expenses, partially offset by a decrease in interest costs.

Comparison of Year Ended December 31, 1995 to Year Ended
December 31, 1994

                  Total revenues decreased by $0.8 million or 6.8%, to $11.4 million in 1995 from $12.2 million in 1994. This decrease consisted of a decrease of $0.2 million in base rents due to interim vacancy from lease roll-overs, a decrease in tenant expense recoveries of $0.2 million due to a decrease in actual operating expenses and a decrease of $0.4 million in management revenue resulting from discontinued contracts on certain managed properties sold and less brokerage transactions.

                  Operating expenses decreased by $0.5 million in 1995 compared to 1994. This decrease was attributable to reductions in real estate taxes resulting from tax assessment appeals, reduction in building operating expenses associated with occupancy levels and reductions in general and administrative expenses due to staff reductions and the elimination of certain non-recurring expenses. Depreciation and amortization expense increased $0.7 million in 1995. This increase is attributable to the additional tenant improvements completed in 1995 and the write off of unamortized tenant improvements associated with leases subject to termination options.

                  Interest expense decreased by $0.1 million in 1995. This decrease results from interest rate reductions in two restructured loans.

                  The loss before extraordinary items increased $1.0 million to $3.4 million in 1995 from $2.4 million in 1994. The increase was attributable to reductions in rents collected and management revenue, partially offset by reductions in operating expenses.

Comparison of Year Ended December 31, 1994 to Year Ended
December 31, 1993

                  Total revenues increased by $0.5 million or 4.1%, to $12.2 million in 1994 from $11.7 million in 1993. This increase resulted primarily from an increase in base rents of $0.1 million relating to increased occupancy and an increase in tenant expense recoveries of $0.4 million due to increases in actual operating expenses.

                  Operating expenses increased by $0.5 million in 1994 compared to 1993. This increase was attributable to increases in building operating expenses associated with occupancy levels, significant snow removal costs and certain non-recurring expenses.

                  Interest expense increased by $0.1 million in 1994. This increase results from prime interest rate increases.

                  The loss before extraordinary items increased $0.2 million to $2.4 million in 1994 from $2.2 million in 1993. The increase was attributable to increases in operating expenses and interest costs.

Liquidity and Capital Resources

                  The principal uses of the Initial Properties liquidity and capital resources have historically been for debt service, capital expenditures and investment in rental properties in connection with their development program. Management anticipates that these will continue to be the principal uses of the Initial Properties liquidity and capital resources after the proposed acquisition by the Operating Partnership.

                  The principal sources of funding have historically been cash flow from operations and proceeds from construction and permanent debt financing. Equity investments and advances from SSI have historically been sources of funding. In connection with the SSI/TNC Transactions, SSI will provide a working capital loan of up to $0.7 million; a loan to the Operating Partnership of approximately $0.4 million to pay a portion of the costs of the SSI/TNC Transaction; a distribution support loan which will assist the Trust in maintaining its dividend level; and letters of credit of $2.0 million collateralizing certain loans secured by the Initial Properties.

                  Management believes the above-mentioned sources of funds plus cash flow from operation of the Properties will be sufficient for the next 12 month period to meet cash flow requirements including debt service and capital expenditures which are anticipated to be consistent with prior years. The Trust is also presently evaluating additional sources of funds to include a potential public equity offering to provide funding for additional capital needs and property acquisitions.

                  The following table represents the Initial Properties principal sources and uses of funds during the three years ended December 31, 1995, 1994 and 1993 and for the three months ended March 31, 1996 and 1995.

                                                                                        Three Months Ended
                                                    Year Ended December 31,                  March 31,
                                               -----------------------------------      -------------------
                                                1995          1994           1993        1996          1995

Sources
Net cash from operations (before
     interest)                                 $7,643        $7,925         $6,855      $2,579        $2,032
Borrowings on mortgage notes payable               --         1,200            414         175            --
Advances from sponsors                            405            64            752         123           194
Capital contributions                           3,951            --             --          --            --
                                                -----         -----          -----       -----         -----
         Total Sources                         11,999         9,189          8,021       2,877         2,226
                                               ------         =====          =====       =====         =====

Uses

Investments in rental properties                2,789         1,715          1,483       1,565           390
Repayment of borrowings                         1,899           874          1,038         153           278
Repayment of sponsor advances                      --            --             --          --            --
Distributions to sponsors                          --           766             --          33            --
Interest paid on borrowings                     6,254         5,763          5,411       1,290         1,366
Other uses                                        722           160            (17)          8            20
                                               ------         -----          -----       -----         -----
         Total Uses                            11,664         9,278          7,915       3,049         2,054
                                               ------         -----          -----       -----         -----
Net increase (decrease) cash                  $   335        $  (89)        $  106      $ (172)       $  172
                                              =======        =======        ======      ======        ======

                    PROPOSAL NO. 1 - THE SSI/TNC TRANSACTION

The SSI/TNC Transaction

                  The SSI/TNC Transaction will involve a number of related transactions. See "Principal Features of the SSI/TNC Transaction" below and "Summary - The SSI/TNC Transaction Principal Features of the SSI/TNC Transaction."

Background of and Reasons for the SSI/TNC Transaction;
Board Recommendation

                  At the 1994 Annual Meeting of Shareholders of the Trust, the Shareholders approved amendments to the Trust's Declaration of Trust that eliminated the Trust's finite life and increased the Trust's authorized capital. Since that time, the Trustees and management of the Trust have sought to enhance Shareholder value by maximizing the value of the Trust's existing assets and exploring acquisitions of additional properties by the Trust and equity and debt investments by third parties in the Trust.

                  In recognition of its relatively small size, the Trust has concentrated its business development efforts on transactions that would significantly increase the assets and revenues of the Trust and thereby enable it to become a more effective competitor in the Greater Philadelphia Region. In furtherance of these efforts, the Trust has focused on potential acquisitions of commercial real estate in the Greater Philadelphia Region with privately-held real estate development companies and public companies owning real estate as non-core assets as well as with institutional investors seeking ownership diversification in their real estate portfolios. Management of the Trust has met with numerous potential investors and other companies in the real estate industry as well as investment bankers to discuss acquisition and investment opportunities.

                  In general, transactions previously discussed with third parties contemplated equity investments in the Trust and acquisitions by the Trust of one or more properties for cash, securities or a combination of cash and securities. One transaction contemplated the formation by the Trust of a joint venture with an institutional lender to acquire commercial real estate. These transactions were not pursued, primarily due to issues relating to asset quality, pricing terms, geographic focus and/or control of the Trust. In assessing potential acquisitions and third party investments, the principal focus of the Trustees and management has been on both the potential returns available to the Shareholders from the particular transaction and the risks to the Trust associated with the transaction.

                  SSI is a publicly-held company headquartered in suburban Philadelphia. SSI's direct and indirect ownership of real estate is located in the Greater Philadelphia Region and, in the view of the Trustees, presented the Trust with an attractive business opportunity. SSI is a corporate partner of TNC and has a 40% interest in TNC.

                  Prior to the 1994 Annual Meeting of Shareholders, Mr. Sweeney, the President and Chief Executive Officer of the Trust, initially met with representatives of SSI and TNC to explore a potential transaction. The ensuing discussions were general in nature, but led to the development of an informal professional relationship between the Trust and senior executives of SSI and TNC. The general discussions, which were conducted informally and sporadically, focused on the general state of the real estate industry and respective operating philosophies.

                  Management of the Trust formally met with representatives of SSI and TNC on March 17, 1995 to explore the possible acquisition by the Trust of all or a portion of the SSI/TNC real estate portfolios and the combination of the management teams of TNC and the Trust. Following this meeting, discussions among members of management of the Trust, SSI and TNC occurred periodically; however, management of the Trust continued to have numerous discussions with other parties concerning alternative transactions.

                  Discussions among the Trust, SSI and TNC began in earnest following meetings of the Board of Trustees on June 7, June 14 and July 7, 1995. In these meetings, the Trustees focused on the structure of an acquisition of the real estate portfolios of SSI and TNC and numerous issues relating to such an acquisition. These issues included but were not limited to: (i) valuation of the Properties and the Common Shares and warrants that would be issuable in the acquisition and whether valuation of the Properties should be supported by appraisals, (ii) the quality of the Properties that would be included in the acquisition and the occupancy levels of such Properties, (iii) the priority return to be available to the Trust on its investment in the Operating Partnership, (iv) the status of the loans relating to the Properties, (v) the adequacy of working capital for the operation and maintenance of the Properties,
(vi) the post-acquisition management team of the Trust, (vii) liabilities which might be assumed by the Trust in the acquisition, (viii) the significant ownership interest of SSI in the Trust following the acquisition and the dilutive effect the acquisition would have on the ownership interest in the Trust of the Trust's current Shareholders, (ix) the potential benefits to the Trust of an affiliation with SSI and TNC, (x) the potential for the acquisition to facilitate the Trust's ability to raise additional capital, (xi) the estimated costs of the acquisition and (xii) the engagement by the Trust of an investment banker to provide it with financial advice on the acquisition and its fairness to the Shareholders.

                  At the meeting on July 7, 1995, the Trustees authorized the President and Chief Executive Officer of the Trust to develop a term sheet for the proposed acquisition. Discussions among the Trust, SSI and TNC concerning the terms of the proposed acquisition commenced promptly and resulted in the execution of a non-binding letter of intent on August 22, 1995 among the Trust, SSI and TNC.

                  Following the execution of the letter of intent in August, the Board of Trustees held numerous meetings focusing on various aspects the SSI/TNC Transaction. In the course of meetings held on September 12, September 26, October 11, October 31 and November 6, the Trustees: (i) met with the Trust's management and legal advisors to review and direct the course of negotiations of the economic and structural terms of the SSI/TNC Transaction, (ii) met with representatives of SSI and TNC to discuss their respective views of the SSI/TNC Transaction, (iii) reviewed with the Trust's management and an independent consultant engaged by the Trust the results of their operational and financial due diligence of the Properties, SSI and TNC, (iv) reviewed the results of a survey of the markets of the properties prepared for the Trust by Cushman & Wakefield of Pennsylvania, Inc., (v) met with representatives of the Trust's independent accounting firm to discuss the accounting treatment of the SSI/TNC Transaction and the historical and pro forma financial statements of the Properties, (vi) authorized the engagement of Legg Mason as financial advisor to the Trust and met with representatives of Legg Mason to receive advice on the SSI/TNC Transaction generally and, in particular, the fairness of the SSI/TNC Transaction, the anticipated affect of the SSI/TNC Transaction on the market price of the Common Shares and the Trust's ability to raise capital following completion of the SSI/TNC Transaction, (vii) reviewed reports on the financial performance of the Properties, (viii) considered the advisability of adopting the Declaration Amendments and (ix) generally considered ways to structure the SSI/TNC Transaction to ensure an attractive return to the Shareholders while minimizing risks of loss to the Trust's assets.



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






                  Discussions among the parties slowed in November and December, primarily as the result of differences among the parties as to the appropriate valuation for the Properties, and did not resume in earnest until late January 1996. During this period, the Trust conducted additional due diligence, including lease reviews, capital expenditure forecasts and market reviews. In addition, TNC successfully renewed several existing leases and attracted several new tenants to the Initial Properties, thereby improving the occupancy rate and reducing lease rollover exposure.

                  The valuation methodology utilized by the Trust, SSI and TNC was based upon the net operating income of the Initial Properties, taking into account tenant credit and lease rollover risks and projected capital expenditures, and capitalizing net operating income at capitalization rates prevailing in the market for comparable quality properties.

                  On February 6, following a series of discussions among management of the Trust, SSI and TNC, the Board reviewed the status of the transaction, including the proposed valuation of the Properties, and authorized the President of the Trust to execute a new letter of intent, reflecting the negotiations subsequent to the August letter of intent. On February 9, the Trustees elected Messrs. Osborne and Sweeney to the Board, and by unanimous consent effective February 12, the newly expanded Board reaffirmed the February 6 Board authorization. Mr. Osborne was elected to the Board following his acquisition of in excess of twenty percent of the outstanding Common Shares, making him the Trust's largest shareholder.

                  On March 20, following a series of discussions among management of the Trust, SSI, TNC and Mr. Osborne, as to timing and structure of the SSI/TNC Transaction, the parties executed a new letter of intent. At the same time, Mr. Osborne, the RMO Trust and the Trust executed the RMO Agreement, the principal terms of which are summarized in the discussion of Proposal 3 below. Mr. Osborne's and the RMO Trust's execution of the RMO Agreement was premised on the understanding that SSI would enter into a substantially similar agreement as part of the SSI/TNC Transaction. Mr. Osborne participated in the foregoing discussions both in his capacity as a Trustee and as the largest shareholder of the Trust.

                  Between March 20 and May 6, the parties, together with their counsel, accountants and, in the case of the Trust, financial advisor, negotiated the terms of definitive documentation of the SSI/TNC Transaction.



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






                  The basic framework of the SSI/TNC Transaction was conceived by the President of the Trust and senior executives of SSI and TNC as a way to achieve (i) the Trust's objective of acquiring additional real estate in the Greater Philadelphia Region for an attractive price and (ii) the objective of SSI and TNC in achieving greater liquidity in their real estate holdings.

                  The initial letter of intent executed on August 22, 1995 contemplated the formation by the Trust, SSI and TNC of the Operating Partnership as the vehicle to acquire the Properties. This vehicle was selected primarily for two reasons: (i) to afford SSI and TNC the opportunity to defer recognition of taxable gain on their contribution of properties and (ii) to restrict the ability of holders of Class A Units to participate in the economic returns on the Trust's existing portfolio of properties until certain conditions had been satisfied. In the course of negotiation, the parties agreed upon two such conditions: the occurrence of a Qualified Offering and the occurrence of a Redemption Eligibility Date. The Trust agreed to the former condition because of its belief that, following a Qualified Offering, the debt-to-equity ratio of the Initial Properties would be significantly reduced and agreed to the latter condition because it restricts holders of Class A Units from converting their Units into Common Shares at a time when the market price of the Common Shares is lower than the agreed upon value of a Class A Unit.

                  Many of the principal features of the SSI/TNC Transaction were reflected in the initial letter of intent, including the following:

                                    (i)     The issuance by the Trust of Common
Shares (initially only 675,000) and six-year Warrants exercisable for an additional 675,000 Common Shares at a price of $6.50, with the proceeds of such issuance to be contributed by the Trust to the Operating Partnership in exchange for a preferred equity position bearing a 9.5% rate of return (and initially having a $3.6 million liquidation preference).

                               (ii)         The contribution to the Operating
Partnership of the Properties in exchange for units of limited partnership interest (convertible after two years into Common Shares on a one-for-one basis) in an amount based on the value of the Properties contributed, with the value determined based upon the net operating income of the Properties, capitalized at an agreed capitalization rate, and with the value of each Unit in the Operating Partnership deemed to have a value of $5.50. For a more specific discussion of the methodology used to determine the number of Units to be issued, see "Principal Features of the SSI/TNC Transaction
- -- Determination of Number, and Class, of Units to be Issued."

                           (iii) The issuance of the Executive Warrants
exercisable for 400,000 Common Shares at $6.50 per share.

                           (iv) The allocation of additional equity on the
Properties (other than the Witmer Properties) based on a 25% (Trust)--75% (Owners) split.

                           (v) The addition to the Board of Trustees of Messrs.
Musser, Nichols and D'Alessio.

                           (vi) Execution of employment agreements with the TNC
Executives and formation of the Management Company.

                  The negotiations that ensued following execution of the initial letter of intent resulted in the following principal changes, and for the reasons indicated:

                           (i) An increase in the number of Common Shares and
SSI Warrants (from 675,000 to 775,000) to provide the Trust with additional funds for transaction expenses. The initial letter of intent contemplated that SSI would pay the Trust $5.63 in exchange for a unit consisting of one Common Share and one Warrant, and that the Trust would use the cash proceeds to facilitate a refinancing of indebtedness on the Witmer Properties at a discount. However, because such a refinancing occurred in November 1995, with SSI providing an equity contribution to the Witmer Partnership to facilitate the refinancing, the parties agreed that the Trust would receive SSI's interests in the Witmer Partnership in exchange for the Common Shares and SSI Warrant.

                           (ii) The Trust agreed to contribute its interest in
Brandywine Realty Partners ("BRP") in exchange for Class C Units in furtherance of the desire of the parties to combine their real estate portfolios but, in recognition of the high debt-to-equity ratio of the Initial Properties, negotiated for a special allocation of all income, gain, profits, losses and cash flow realized by the Operating Partnership from the Trust's contributed interest in BRP until a Qualified Offering.

                           (iii) In recognition of the right of certain lender's
to participate in sale and refinancing proceeds relating to the Initial Properties, the Trust negotiated for a forfeiture of Class A Units based on payments to lenders on account of such participations. See "Principal Features of the SSI/TNC Transaction -- Determination of Number, and Class, of Units to be Issued."

                           (iv) In recognition of the significant amount of
indebtedness encumbering the Initial Properties, and the impact of the associated debt service on the liquidity of the Operating Partnership, the Trust obtained from SSI an agreement to provide a $700,000 working capital facility for the 18-month period following the Closing Date. Similarly, the Trust requested, and SSI agreed, to provide the SSI Subsidy until the earlier of the repayment of the GECC Loan and a Qualified Offering in order to address the Trustee's concerns that issuance of 775,000 Common Shares and the SSI Warrant to SSI in exchange for its ownership interest in the Witmer Partnership could have an adverse impact on the Trust's ability to maintain distributions to its Shareholders at the current level.

                           (v) In recognition of the potential for losses in the
event that any of the representations and warranties made for the benefit of the Trust by SSI and TNC prove to be inaccurate, the Trust sought to have full recourse on the indemnities; however, apart from SSI's willingness to provide a full-recourse indemnity as to losses that may be incurred on account of known environmental conditions at the Whitelands Property, SSI and TNC were only willing to pledge their Class A Units to secure their indemnity obligations. The Trustees recognize that the non-recourse, non-cash nature of the indemnity will limit the Trust's ability to be held harmless from losses that it may incur if any of the SSI or TNC representations or warranties are inaccurate.

                           (vi) The Trust requested, and SSI and TNC agreed,
that the Option Properties would not be contributed at the Closing because of their relatively high vacancy rate, and that the Trust would have an option to acquire such Properties for a two-year period.

                  On May 6, 1996, the Board reviewed the SSI/TNC Transaction with Legg Mason and Legg Mason delivered to the Board its oral opinion that, as of such date, the SSI/TNC Transaction was fair to the Shareholders from a financial point of view. At this meeting, the Board also reviewed the transaction with the Trust's legal counsel and accountants. Following such review, the Board authorized the Trust to execute definitive documentation providing for consummation of the SSI/TNC Transaction, subject to receipt from Legg Mason of a written confirmation of its fairness opinion. In reaching its decision to pursue and ultimately approve the SSI/TNC Transaction, the Board considered numerous factors. Throughout the course of its extensive deliberations, the Board's primary consideration was to best serve the interests of the Trust's Shareholders in view of the Trust's overall business prospects and financial condition, and general economic and stock market conditions. The Board analyzed the totality of circumstances surrounding the SSI/TNC Transaction and did not assign relative degrees of importance to any specific factors considered. The factors listed below were expressly considered by the Board in its meetings and its decision to approve the SSI/TNC Transaction:

                  1. The economic terms of the SSI/TNC Transaction, including:
(i) the valuation of the Properties (which the Trustees believe is fair and reasonable), (ii) the Trust's entitlement to the Preferential Return and the related SSI Subsidy prior to a Qualified Offering (which the Trustees believe will provide Shareholders with a greater assurance that the issuance of Common Shares to SSI pursuant to the SSI/TNC Transaction will not result in a reduction in distributions to Shareholders), (iii) the special allocation to which the Class C Units will be entitled prior to a Qualified Offering, thereby restricting participation of holders of Class A Units in the returns on the Trust's existing portfolio of properties until the debt-to-equity ratio of the Initial Properties has been reduced, (iv) the Trust's potential to receive additional equity in the Properties upon a refinancing of the debt secured by the Properties at a discount from the principal balance thereof, (v) the restriction on convertibility of the Class A Units into Common Shares prior to a Qualified Offering or a Redemption Eligibility Date and (vi) the sale of Common Shares at, and the sale of the SSI Warrants with an exercise price at, a premium to both the market price of the Common Shares and the book value of the Common Shares prior to the public announcement of the SSI/TNC Transaction.

                  2. The increase in the size of the Trust's assets, and the diversity of such assets, as a result of the SSI/TNC Transaction and the anticipated enhanced ability of the Trust to obtain lower-cost capital to refinance debt encumbering the Properties and to acquire additional properties. In this regard, the Trustees recognize that the SSI/TNC Transaction will result in a significant increase in both the Trust's debt-to-equity ratio and the Trust's administrative costs and further recognize that there can be no assurance that the Trust will be able to complete an equity offering on acceptable terms.

                  3. The quality, condition and location of the Properties and the occupancy and rental rates at the Properties. The Trustees recognize that the limited geographic diversity of the Properties leaves the Trust vulnerable to a downturn in the economy of the Greater Philadelphia Region. The Trustees also recognize, however, that recent leasing activity has resulted in relatively low rollover of leases at the Initial Properties through 1998. See "Description of the Properties - Lease Expirations."

                  4. The affiliation with SSI that will result from the SSI/TNC Transaction and SSI's favorable reputation and extensive business contacts in the Greater Philadelphia business community. Although the Trust and SSI have not entered into any contractual arrangement whereby SSI will be required to provide the Trust with any services or to maintain any affiliation with the Trust or to maintain its ownership position in the Trust, the Trustees have taken into account SSI's reputation for providing management support for companies in which it invests.

                  5. SSI's willingness to provide (i) up to $700,000 of working capital support to the Operating Partnership following the Closing Date, subject to certain conditions, (ii) to provide the SSI Subsidy and (iii) to loan the Operating Partnership funds to pay a portion of the expenses to be incurred by it in connection with the SSI/TNC Transaction. The $700,000 working capital support has been established to provide funding for working capital and capital expenditures during the 18 month period following the Closing Date. The Trustees recognize that actual results may vary from assumed results and that the $700,000 ceiling may prove to be inadequate.

                  6. The additional expertise that will inure to the Trust as a result of the expansion of the Board to include additional Trustees and the expansion of the Trust's management to include TNC executives. The Trustees also recognize, however, that engagement by the Trust of TNC employees will increase the Trust's overhead expenses and could entail difficulties in integrating the employees with the Trust's operations.

                  7. The audited historical financial statements of the Initial Properties and the unaudited pro forma financial information of the Trust prepared in connection with the SSI/TNC Transaction and included herein. Although on a pro forma basis the SSI/TNC Transaction will result in an increase in shareholders' equity, it will also result in a decrease in earnings per share, primarily as a result of increased interest expense on indebtedness and increased depreciation and amortization. The Trustees recognize that the increased debt-to-equity ratio resulting from the SSI/TNC Transaction represents a risk to the Trust and its Shareholders.

                  8. The Board's judgment as to the Trust's uncertain prospects which the Board thought would be improved by the SSI/TNC Transaction.

                  9. The legal and accounting advice provided by the Trust's counsel and accountants, respectively, concerning the terms of the SSI/TNC Transaction.

                  10. The oral opinion rendered by Legg Mason as to the fairness of the SSI/TNC Transaction to the Shareholders from a financial point of view.

                  Based on the foregoing, the Board concluded that the SSI/TNC Transaction is fair and would be in the best interests of the Shareholders and authorized the Trust to consummate the SSI/TNC Transaction subject to receipt of required Shareholder approval and receipt from Legg Mason of a written confirmation of its fairness opinion. Legg Mason has delivered to the Board a written opinion confirming its earlier oral opinion that, as of July 12, 1996, the SSI/TNC Transaction is fair to the Shareholders from a financial point of view. The Board adopted Legg Mason's analyses in reaching its conclusion. Accordingly, the Board of Trustees unanimously recommends that the Shareholders vote in favor of the SSI/TNC Transaction.

Opinion of Financial Advisor

                  On May 6, 1996, the Board of Trustees reviewed the SSI/TNC Transaction with Legg Mason and Legg Mason delivered to the Board its oral opinion that, as of such date, the SSI/TNC Transaction was fair to the Shareholders from a financial point of view. On July 12, 1996, Legg Mason delivered its written opinion to the Board of Trustees to the effect that, as of such date, the SSI/TNC Transaction is fair to the Shareholders from a financial point of view. No limitations were imposed by the Board upon Legg Mason with respect to the investigations made or the procedures followed by it in rendering its opinion.

                  Legg Mason is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. The Board selected Legg Mason to act as its financial advisor on the basis of Legg Mason's favorable reputation and extensive experience in evaluating transactions involving real estate investment trusts. Legg Mason has not previously acted as financial advisor to the Trust. Legg Mason is the parent of Legg Mason Real Estate Services, a mortgage banking firm of which Walter D'Alessio is President. Mr. D'Alessio will become a member of the Board if the SSI/TNC Transaction is consummated.

                  In rendering its opinion, Legg Mason has, among other things:
(i) reviewed the Contribution Agreement and the documents related thereto; (ii) reviewed a draft in substantially final form of this Proxy Statement; (iii) reviewed the audited financial statements of the Trust for the years ended December 31, 1993, 1994 and 1995, the unaudited financial statements of the Trust for the quarter ended March 31, 1996 and the unaudited pro forma consolidated financial information contained herein; (iv) reviewed the audited financial statements of the Initial Properties for the years ended December 31, 1993, 1994 and 1995 and the unaudited financial statements of the Initial Properties for the quarter ended March 31, 1996; (v) reviewed certain internal information, primarily financial in nature, concerning the business and operations of the Trust and the Initial Properties; (vi) reviewed certain publicly available information concerning the Trust; (vii) reviewed cash flow forecasts of the Trust and Initial Properties furnished by senior management of the Trust and TNC; (viii) reviewed certain publicly available financial and stock market data with respect to operating statistics relating to selected public companies that it deemed relevant to its inquiry; (ix) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that it considered relevant to its inquiry; (x) held meetings and discussions with certain trustees, officers and employees of the Trust, SSI and TNC concerning the operations, financial condition and future prospects of the Trust following the SSI/TNC Transaction; and (xi) conducted such other financial studies, analyses and investigations and considered such other information as it deemed appropriate.

                  In preparing its opinion, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to it by the Trust, SSI and TNC. Legg Mason assumed that the financial forecasts examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the managements of the Trust, SSI and TNC as to the future performance of the Trust and the Initial Properties, respectively. Legg Mason also assumed, without independent verification, that (i) the SSI/TNC Transaction will be accounted for under the purchase method of accounting and (ii) any material liabilities (contingent or otherwise, known or unknown) of the Trust and the Initial properties are as set forth in the consolidated financial statements of the Trust and the Initial properties contained herein. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Trust or the Initial Properties, nor was Legg Mason furnished with any such evaluations or appraisals. Legg Mason's opinion is based upon economic, monetary and market conditions existing on the date its opinion was rendered. Furthermore, Legg Mason expressed no opinion as to the price or trading range at which the Common Shares will trade in the future.

                  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of such methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Legg Mason believes that its opinion must be considered as a whole and that considering any portion of the analyses and of the factors bearing on the opinion, without considering all analyses and factors bearing on the opinion, could create a misleading or incomplete picture of the process underlying the opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of properties or businesses do not purport to be appraisals or to reflect the prices at which properties or businesses may actually be acquired or sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither the Trust nor Legg Mason assumes responsibility for the accuracy of such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Legg Mason in arriving at its opinion.

                  In its analysis, Legg Mason assumed the consideration for the Initial Properties to be approximately $11.4 million (the "Equity Consideration"). Legg Mason arrived at this amount by valuing the 775,000 Common Shares issuable to SSI and the approximately 1,647,000 Class A Units issuable as part of the SSI/TNC Transaction (including approximately 288,000 Class A Units which are to be deposited into escrow) at $4.38 (the average closing price of the Trust's Common Shares for the twenty trading days prior to the public announcement of the SSI/TNC

Transaction) and then adding this value to the value of the SSI Warrant and Executive Warrant (exercisable for an aggregate of 1,175,000 Common Shares), with each such Warrant valued, on a per share basis, at $.69. Legg Mason assumed the unleveraged maximum consideration for the SSI/TNC Transaction to be approximately $76.3 million (the "Unleveraged Consideration"). Legg Mason arrived at this amount by adding $64.9 million of indebtedness on the Initial Properties to the Equity Consideration.

                  Selected Public Companies Analysis. Legg Mason compared certain financial information relating to the Trust and the Initial Properties to certain corresponding financial information from a group of eleven REITs engaged primarily in the acquisition, operation and management of office and industrial properties. Legg Mason considered the following companies: Beacon Properties Corporation, Bedford Property Investors, Inc., Cali Realty Corporation, Carr Realty Corporation, CenterPoint Properties Corporation, Duke Realty Investments, Inc., Highwoods Properties, Inc., Koger Equity, Inc., Liberty Property Trust, Reckson Associates Realty Corporation and Weeks Corporation (the "Public Companies").

                  Funds from Operations Analysis. Legg Mason noted that the multiple of the equity market capitalization to actual Funds from Operations ("FFO") for the twelve months ended December 31, 1995 for the Public Companies was in a range from 10.8x to 14.6x with a mean of 11.9x. When compared to the Public Companies' projected FFO for the years ended December 31, 1996 and December 31, 1997 (based on average FFO estimates provided by First Call), the multiples of equity market capitalization to projected FFO were in a range from 9.6x to 13.2x with a mean of 10.8x for 1996 and in a range from 8.5x to 11.8x with a mean of 10.2x for 1997. This FFO analysis resulted in an equity capitalization of the Initial Properties ranging from $9.1 million to $12.2 million with a mean of $10.0 million based on the actual 1995 FFO of the Initial Properties of $0.8 million; $25.2 million to $34.7 million with a mean of $28.4 million based on the projected 1996 FFO of the Initial Properties of $2.6 million; and $31.8 million to $44.2 million with a mean of $38.2 million based on the projected 1997 FFO of the Initial Properties of $3.7 million. These figures were then compared to the imputed value of the Equity Consideration of approximately $11.4 million under the terms of the SSI/TNC Transaction.

                  Dividend Yield and FFO Payout Ratio Analysis. Legg Mason also calculated various equity capitalizations of the Initial Properties using the range of the Public Companies' 1995

FFO Payout Ratios (defined as indicated annual total dividends payable to common shareholders divided by total actual 1995 FFO available to common shareholders on a fully diluted basis) from 77.3% to 89.8% with a mean of 83.9%; 1996 FFO Payout Ratios (defined as indicated annual total dividends payable to common shareholders divided by total projected 1996 FFO available to common shareholders on a fully diluted basis) from 71.1% to 83.3% with a mean of 77.3%; and 1997 FFO Payout Ratios (defined as indicated annual total dividends payable to common shareholders divided by total projected 1997 FFO available to common shareholders on a fully diluted basis) from 62.5% to 77.4% with a mean of 70.7%. Legg Mason also utilized the range of the Public Companies' current dividend yield (defined as total indicated annual dividends payable to common shareholders divided by total equity market capitalization) of 6.0% to 8.1% with a mean of 7.0%.

                  Legg Mason then multiplied the actual 1995 FFO and projected 1996 and 1997 FFOs of the Initial Properties by the range of appropriate Public Company FFO Payout Ratios and then divided by the range of Public Company current dividend yields to arrive at hypothetical equity capitalization ranges for the Initial Properties. These equity capitalization ranges were then discounted by 12.5% annually (the estimated opportunity cost of capital invested in real estate) in order to calculate a net present value. This analysis resulted in a range of the Initial Properties' hypothetical equity capitalization of $8.0 million to $12.5 million with a mean of $10.0 million based on the Initial Properties' actual 1995 FFO of $0.8 million; $20.5 million to $32.5 million with a mean of $25.8 million based on the Initial Properties' projected 1996 FFO of $2.6 million; and $22.8 million to $38.2 million with a mean of $29.9 million based on the Initial Properties' projected 1997 FFO of $3.7 million. These figures were then compared to the Equity Consideration of approximately $11.4 million under the terms of the SSI/TNC Transaction.

                  Capitalization Rate Analysis. Legg Mason also noted that the percentage of total market capitalization represented by Net Operating Income (defined as total revenues less total expenses before interest expense and depreciation and amortization) for the twelve months ended December 31, 1995 for the Public Companies (the "Capitalization Rate") was in a range from 5.8% to 10.0% with a mean of 7.6%. This Capitalization Rate analysis resulted in a hypothetical total capitalization of the Initial Properties ranging from $72.2 million to $125.0 million with a mean of $95.3 million based on actual 1995 Net Operating Income of $7.2 million of the



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



Initial Properties. By applying this same range of Capitalization Rates to projected Net Operating Income of the Initial Properties for 1996 and 1997, and applying a discount rate of 12.5% annually (the estimated opportunity cost of capital invested in real estate), the hypothetical total capitalization of the Initial Properties ranged from $69.8 million to $120.8 million with a mean of $92.2 million based on projected 1996 Net Operating Income of $7.9 million of the Initial Properties and from $70.9 million to $122.6 million with a mean of $93.6 million based on projected 1997 Net Operating Income of $9.0 million of the Initial Properties. These figures were then compared to the Unleveraged Consideration of approximately $76.3 million under the terms of the SSI/TNC Transaction.

                  Discounted Cash Flow Analysis. Legg Mason analyzed the financial terms of the SSI/TNC Transaction using a discounted cash flow approach. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business is the current value of the future cash flow that the business will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Legg Mason used projections and other information provided by the managements of the Trust and TNC to estimate the free cash flows, defined as total revenue minus property operating and maintenance expenses, property management expenses, real estate taxes and capital expenditures, tenant improvements and leasing commissions ("Free Cash Flows") for the years ended December 31, 1996 through December 31, 2005, inclusive, using discount rates ranging from 10.0% to 15.0% and terminal value capitalization rates applied to 2005 projected Free Cash Flows plus capital expenditures, tenant improvements and leasing commissions ranging from 9.0% to 10.5%. Legg Mason's calculations resulted in a range of imputed values of total capitalization of the Initial Properties of $61.2 million to $89.5 million with a mean of $74.0 million. These figures were then compared to the Unleveraged Consideration of approximately $76.3 million under the terms of the SSI/TNC Transaction.

                  Legg Mason also applied a discounted cash flow analysis to the Initial Properties' projected FFO less capital expenditures, tenant improvement and leasing commissions ("Funds Available for Distribution") for the years ended December 31,1996 through December 31, 2005, inclusive, using discount rates ranging from 10.0% to 15.0% and terminal value capitalization rates applied to 2005 projected Funds Available for Distribution plus capital expenditures, tenant improvements and leasing commissions ranging from 9.0% to 10.5%. Legg Mason's calculations resulted in a range of the values of equity capitalization of the Initial Properties of $34.2 million to $47.7 million with a mean of $40.4 million. These figures were then compared to the Equity Consideration of approximately $11.4 million under the terms of the SSI/TNC Transaction.

                  Pro Forma SSI/TNC Transaction Analysis. Legg Mason performed an analysis of the effect of the SSI/TNC Transaction on the Trust's actual FFO per share for the year ended December 31, 1995 and the projected FFO for the years ending December 31, 1996 and December 31, 1997, which assumed that the SSI/TNC Transaction had been consummated on January 1, 1995. Legg Mason utilized the pro forma consolidated financial information of the Trust contained herein and combined the projected operating results of the Trust (based on internal estimates provided by the Trust's senior management) and the projected operating results of the Initial Properties (based on internal estimates provided by TNC's senior management) for the years ending December 31, 1996 and December 31, 1997. Legg Mason assumed no synergistic savings from the SSI/TNC Transaction. Legg Mason then compared the pro forma consolidated FFO per share to the Trust's stand-alone FFO per share to determine the actual and projected pro forma impact of the SSI/TNC Transaction on the Trust's FFO per fully diluted share. This analysis indicated that the pro forma impact of the SSI/TNC Transaction was accretive to the Trust's FFO in 1995, 1996 and 1997.

                  While Legg Mason noted that this accretion to the Trust's actual and projected FFO per share was substantial, Legg Mason also noted that the SSI/TNC Transaction resulted in a substantial increase in the Trust's ratio of debt to total market capitalization. Specifically, Legg Mason noted that this ratio would increase, on a pro forma basis, as a result of the SSI/TNC Transaction based on the debt outstanding of the Trust and the Initial Properties on March 31, 1996. Legg Mason also noted that a significant reduction in this ratio (by means of a common equity offering or other equity financing) would be likely to significantly reduce the accretive impact of the SSI/TNC Transaction.

                  Legg Mason derived an implied range of the Common Share prices (on both a stand-alone and a post-SSI/TNC Transaction basis) based on hypothetical equity transactions that would allow the Trust to achieve a ratio of debt to total market capitalization similar to comparable office/industrial REITs (i.e., 25% to 35%). The analysis was based on adjustments to the projected 1996 FFO estimates of management of the Trust and TNC (on a stand-alone and pro forma basis) related to the reduction of debt and increase in the number of outstanding Common Shares resulting from the hypothetical equity offerings. Legg Mason noted that assuming the respective hypothetical equity offerings, the pro forma impact of the SSI/TNC Transaction was accretive to the Trust's FFO in 1995, 1996 and 1997.

                  Contribution Analysis. Legg Mason reviewed the Trust's and the Initial Properties' financial contribution to the combined entity on an actual and a projected pro forma basis. On a pro forma basis, current Shareholders of the Trust are retaining approximately 47.5% of the ownership of the Trust (assuming conversion of 1,359,516 Class A Units into Common Shares). Based on audited financial statements of the Trust and the Initial Properties and projected operations for 1996 and 1997, as provided by senior managements of the Trust and TNC, the Trust would contribute: (i) 25.0%, 25.4% and 23.5% of the 1995 actual, 1996 projected and 1997 projected rental revenues of the Operating Partnership; (ii) 24.4%, 24.0% and 22.6% of the 1995 actual, 1996 projected and 1997 projected total revenues of the Operating Partnership; (iii) 15.4%, 19.3% and 17.9% of the 1995 actual, 1996 projected and 1997 projected net operating income of the Operating Partnership; (iv) and 33.6%, 27.6% and 21.3% of the 1995 actual, 1996 projected and 1997 projected FFO of the Operating Partnership.

                  Comparative Merger Analysis. Using public information, Legg Mason compared selected financial, operating and stock market performance data of the Trust and the Initial Properties with that of certain REITs that have recently consummated merger or acquisition transactions with publicly-owned REITs or previously privately-owned real estate companies. These transactions consisted of Bradley Real Estate, Inc.'s acquisition of Tucker Properties Group; Wellsford Residential Properties, Inc.'s acquisition of Holly Residential Property Trust; Horizon Outlet Centers, Inc.'s acquisition of McArthur/Glen Realty Corporation; BRE Properties, Inc.'s acquisition of REIT of California; Simon Property Group's pending acquisition of DeBartolo Realty Corporation; Liberty Property Trust's acquisition of Lingerfelt Development Corporation; Highwoods Properties, Inc.'s acquisition of the Forsyth Group; Reckson Associates acquisition of Halpern Enterprises; and Beacon Properties Group's acquisition of Taylor and Mathis. In view of the fact the REITs involved in these transactions do not own or manage properties having similar characteristics or located in similar markets to the office/industrial properties owned and managed by the Trust and by the Owner, Legg Mason did not believe that any statistical or financial analyses of these transactions was meaningful as a basis for evaluating the SSI/ TNC

Transaction. Accordingly, Legg Mason did not rely on any such analyses in reaching its conclusion.

                  For advising the Trust regarding the SSI/TNC Transaction, including providing its opinion, Legg Mason has been paid a fee of $100,000 by the Trust, and will be reimbursed for its reasonable out-of-pocket expenses, not to exceed $10,000. The Trust has also agreed to indemnify Legg Mason and its affiliates, and their respective directors, officers, employees and agents, against certain liabilities and expenses in connection with its services.

                  The full text of the opinion of Legg Mason, which sets forth the assumptions made, methodologies utilized, matters considered and limits on the review undertaken, by Legg Mason, is attached as Appendix B to this Proxy Statement. Shareholders are urged to read this opinion in its entirety. Legg Mason's opinion is directed only to the fairness of the SSI/TNC Transaction from a financial point of view, and such opinion does not constitute a recommendation to any Shareholder as to how such Shareholder should vote at the Meeting. In addition, Legg Mason's opinion does not address the relative merits of the SSI/TNC Transaction and any other transactions or business strategies considered by the Board of Trustees of the Trust as alternatives to the SSI/TNC Transaction. The summary of the opinion of Legg Mason set forth herein is qualified in its entirety by reference to the full text of such opinion.

Market Analysis

                  Although the Trust did not obtain third-party appraisals to support the valuation of each of the Properties, the Trust engaged Cushman and Wakefield of Pennsylvania, Inc. ("C&W") to assist it in assessing the market position of each of the Properties and to prepare an analysis to be used in conjunction with the Trust's due diligence review of the Properties. In no instance was an opinion of value rendered by C&W. The Board considered the information in C&W's analysis in recommending the SSI/TNC Transaction to Shareholders.

                  The analysis concentrated on the seven submarkets in the Greater Philadelphia region in which the Properties are located, specifically:
Horsham, Plymouth Meeting, Lansdale, Allentown, Newtown Square, Whitelands and Oaklands. C&W's scope of services consisted of an inspection of each of the Properties, a summary of any neighborhood trends with an emphasis on C&W's perspective on how these trends would be either positively or negatively impacted by projected economic conditions, and an analysis of submarket rental conditions, a replacement cost analysis and a review of comparable sales activity. No limitations were imposed by the Board of Trustees upon C&W with respect to the investigation made or the procedures followed by it in rendering its analysis.

                  C&W is a nationally recognized real estate firm and regularly engages in the market review of real property. The Board of Trustees selected C&W to perform a market analysis on the basis of C&W's favorable reputation and on the basis of its prior relationship with C&W.

                  For preparation of the market analysis described above, C&W has been paid a fee of $25,000 by the Trust.

Business Objectives Following the SSI/TNC Transaction

                  Following consummation of the SSI/TNC Transaction, the Trust's business objectives will generally be to increase its Funds From Operations by
(i) maintaining occupancy levels and increasing rental rates in its portfolio of properties (including the Properties), (ii) providing a full line of real estate services to the tenants in such properties and to other third parties, (iii) raising capital through a public or private offering of equity or debt securities , (iv) seeking to refinance debt encumbering the Properties on more favorable terms and (v) acquiring or developing additional real estate. There can be no assurance that the Trust will be successful in accomplishing any of the foregoing. See "The Trust - Contemplated Acquisitions."

                  The Operating Partnership Agreement will obligate the Trust to use reasonable efforts to complete a Qualified Offering as promptly as practicable after the completion of the SSI/TNC Transaction. The net proceeds of such a Qualified Offering will be used for purposes determined by the Trustees at the time, which may include repayment of existing debt on the Properties, acquiring or developing other properties, and other purposes.

                  The Operating Partnership Agreement will provide that if the Trust does not use the proceeds of a Qualified Offering to retire the existing mortgage indebtedness on those Properties where, under the terms of such indebtedness, the lender has recourse against TNC or SSI for payment of the mortgage loan, or holds a letter of credit under which SSI is the account party responsible for repayment to the issuing bank of amounts advanced under such letter of credit, the Trust must either (i) obtain from the lender a release of TNC and SSI from such recourse liability or liability under such letter of credit, or (ii) make other arrangements satisfactory to them to indemnify them against such liability.

Description of the Properties

                  As part of the SSI/TNC Transaction, the Trust will form the Operating Partnership which will obtain title to, or through various Title Holding Partnerships, will acquire indirect ownership of, up to 23 office and industrial Properties located in the Greater Philadelphia Region. The Properties aggregate approximately 1.18 million square feet and as of March 31, 1996 were approximately 92% leased. The majority of the Properties were initially developed by TNC.

         The Initial Properties

                  The Initial Properties are comprised of seven properties owned directly and indirectly by SSI and 12 properties owned by certain of TNC's affiliates and SSI. The Initial Properties aggregate approximately 960,000 square feet. All of the Initial Properties are located in the Greater Philadelphia Region. As of March 31, 1996, the Initial Properties were approximately 94% leased to approximately 64 tenants. The following tables set forth summary information about the Initial Properties as of March 31, 1996:

                                     Initial Properties - General Information

                                                                                                                 Annualized
                                                                                       Occupancy                  Base Rent
                                                     Rentable                           Rate at      Number         as of
             Property/         Transfer               Square        Acquisition         March 31,      of          March 31,
             Location        Category(1)     Use(2)   Footage         Price (3)           1996       Tenants         1996
             --------        -----------     ---      -------        ----------          ------      -------         -----
Horsham Business Center        Witmer         O       51,388         $5,136,000          99.41%         4         $  619,416
(Bldg. 15)
1155 Business Center Dr.
Horsham, PA 19044

Oaklands Corporate Center      Witmer         F       47,604         $3,136,000            100%         1         $  345,132
(Bldg. 5)
456 Creamery Way
Exton, PA 19341

Newtown Square Corporate       Witmer         O       37,700         $3,918,000          82.33%         4         $  414,132
Campus
(Bldg. 11)
18 Campus Boulevard
Newtown Square, PA 19073

Newtown Square Corporate       Witmer         O       67,722         $5,800,000          87.58%         4         $  601,172
Campus
(Bldg. 12)
16 Campus Boulevard
Newtown Square, PA 19073

                                                                                                                 Annualized
                                                                                       Occupancy                  Base Rent
                                                     Rentable                           Rate at      Number         as of
             Property/         Transfer               Square        Acquisition         March 31,      of          March 31,
             Location        Category(1)     Use(2)   Footage         Price (3)           1996       Tenants         1996
             --------        -----------     ---      -------        ----------          ------      -------         -----
Keith Valley Business          Witmer         F        67,800       $ 6,472,000           98.45%          2        $717,684
Park
(Bldg. 7)
500 Enterprise Road
Horsham, PA  19044

Keith Valley Business          Witmer         O        79,204       $ 6,977,000             100%          1        $732,636
Park
One Progress Avenue
Horsham, PA  19044


Lansdale Industrial Park       Witmer         I        152,624      $ 6,000,000             100%          2        $777,276
1510 Gehman Road
Lansdale, PA  19446


Lawrenceville Office Park      Witmer         O        32,000       $ 2,000,000           54.44%          6        $220,264
168 Franklin Corner Road
Lawrenceville, NJ  08648

Iron Run Industrial Park         TI           F        40,000       $ 2,782,000           91.76%          2        $322,884
(Bldg. 2)
7310 Tilghman Street
Allentown, PA  18106

Whitelands Business Park         TI           F        43,660       $ 2,018,000           82.73%          4        $248,552
110 Summit Drive
Exton, PA  19341

Meetinghouse Business            TI           O        52,183       $ 5,554,000           99.31%          3        $639,804
Center
(Bldg. 1A and 1B)
2240/50 Butler Pike
Plymouth Meeting, PA
19462

Meetinghouse Business            PIT          O        30,546       $ 3,445,000             100%          3        $379,824
Center
(Bldg. 2)
120 West Germantown Pike
Plymouth Meeting, PA
19462

Meetinghouse Business            TI            O       25,953       $ 2,420,000            98.94%         4        $313,536
Center
(Bldg. 3)
140 West Germantown Pike
Plymouth Meeting, PA
19462

Meetinghouse Business            TI            O       31,892       $ 3,327,000              100%         3        $431,820
Center
(Bldg. 4)
2260 Butler Pike
Plymouth Meeting, PA
19462

Horsham Business Center          TI            O       30,138       $ 3,200,000              100%         1        $354,120
(Bldg. 6)
650 Dresher Road
Horsham, PA  19044

Iron Run Industrial Park         PIT           O       42,863       $ 3,664,000            93.79%         4        $413,604
(Bldg. 3)
7248 Tilghman Street
Allentown, PA  18106

                                                                                                                 Annualized
                                                                                       Occupancy                  Base Rent
                                                     Rentable                           Rate at      Number         as of
             Property/         Transfer               Square        Acquisition         March 31,      of          March 31,
             Location        Category(1)     Use(2)   Footage         Price (3)           1996       Tenants         1996
             --------        -----------     ---      -------        ----------          ------      -------         -----

Iron Run Industrial Park        PIT           F        46,250       $ 3,000,000           100%            1         $330,684
(Bldg. 5)
6575 Snowdrift Road
Allentown, PA  18106

Oaklands Corporate Center       PIT           O        28,934       $ 2,645,000           100%            2         $291,720
(Bldg. 45)
468 Creamery Way
Exton, PA  19341

Oaklands Corporate Center       PIT           O        51,500       $ 4,000,000          79.48%          10         $470,856
(Bldg. 50)                                                          -----------
486 Thomas Jones Way                                                $75,494,000
Exton, PA  19341                                                    ===========

- ------------------------------

(1) "Witmer" denotes that the Operating Partnership will acquire the Property through its acquisition of interests in the Witmer Partnership; "TI" denotes that the Operating Partnership will acquire directly title to the Property; and "PIT" denotes that the Operating Partnership will acquire the Property through its acquisition of interests in the limited partnerships that own such Property.

(2)      "O" is Office; "I" is Industrial; and "F" is Flex.

(3) "Acquisition Price" represents the agreed upon price for each of the Properties, computed prior to any reduction on account of indebtedness encumbering such Properties.

                        Initial Properties - Indebtedness

                                                          Principal Debt
                                                            Balance at
            Property/Location             Lender          March 31, 1996      Maturity                    Notes
Horsham Business Center                    GECC            $30,648,000(1)     11/30/00      These properties are all encumbered by
(Bldg. 15)                                                                                  this one loan.  The loan is a non-
1155 Business Center Dr.                                                                    recourse obligation, subject to stated
Horsham, PA  19044                                                                          exclusions. Borrower must pay Additional
                                                                                            Amortization (as defined in the loan
Oakland Corporate Center                   GECC                       (1)     11/30/00      documents) to reduce principal of the
(Bldg. 5)                                                                                   loan. Borrower must also pay Additional
456 Creamery Way                                                                            Interest (as defined in the loan
West Whiteland, PA  19341                                                                   documents) upon a sale or refinancing.
                                                                                            The loan may be prepaid subject to a
Newtown Square Corporate Campus            GECC                       (1)     11/30/00      prepayment penalty but may not be
(Bldg. 11)                                                                                  prepaid prior to November 30, 1997
18 Campus Boulevard                                                                         except in conjunction with an equity
Newtown Square, PA  19073                                                                   offering meeting certain conditions. The
                                                                                            loan is additionally secured by a
Newtown Square Corporate Campus            GECC                       (1)     11/30/00      $1,500,000 letter of credit provided by
(Bldg. 12)                                                                                  SSI, a limited guaranty of TNC, and a
16 Campus Boulevard                                                                         pledge and security agreement delivered
Newtown Square, PA  19073                                                                   by the Witmer Partnership. GECC retains
                                                                                            a right of first offer to purchase the
Keith Valley Business Park                 GECC                       (1)     11/30/00      properties and has a right of first
(Bldg. 7)                                                                                   offer to refinance its debt through a
500 Enterprise Road                                                                         debt financing under certain
Horsham, PA  19044                                                                          circumstances.

Keith Valley Business Park                 GECC                       (1)     11/30/00
One Progress Avenue
Horsham, PA  19044

Lansdale Industrial Park                   GECC                       (1)     11/30/00
1510 Gehman Road
Lansdale, PA  19446

Lawrenceville Office Park                  GECC                       (1)     11/30/00
168 Franklin Corner Road
Lawrenceville, NJ  08648

Iron Run Industrial Park            Pennsylvania State         $2,544,320      3/31/00      The loan is a non-recourse
(Bldg. 2)                               Employees'                                          obligation subject to
7310 Tilghman Street                 Retirement System                                      stated exclusions.
Allentown, PA  18106

Whitelands Business Park              Midlantic Bank,          $1,623,502      6/1/97       The borrower is liable for
110 Summit Drive                     N.A. (a division                                       the total amount of the
Exton, PA  19341                       of PNC Bank)                                         debt.

                                                          Principal Debt
                                                            Balance at
            Property/Location             Lender          March 31, 1996      Maturity                    Notes
Meetinghouse Business Center        New England Mutual    $13,509,000(2)       7/1/00       Meetinghouse buildings 1, 2, 3 and 4 are
(Bldg. 1A and 1B)                   Life Insurance Co.                                      encumbered by this one loan. The loan is
2240/50 Butler Pike                                                                         a non-recourse obligation, subject to
Plymouth Meeting, PA  19462                                                                 stated exclusions. Borrower must pay
                                                                                            Additional Interest and Appreciation
Meetinghouse Business Center        New England Mutual               (2)       7/1/00       Interest as such terms are defined in
(Bldg. 2)                           Life Insurance Co.                                      the loan documents. The loan may be
120 West Germantown                                                                         prepaid, subject to a prepayment
Pike Plymouth Meeting, PA 19462                                                             penalty. The loan is additionally
                                                                                            secured by a $500,000 letter of credit
                                                                                            provided by SSI.
Meetinghouse Business Center        New England Mutual               (2)       7/1/00
(Bldg. 3)                           Life Insurance Co.
140 West Germantown Pike
Plymouth Meeting, PA 19462

Meetinghouse Business Center        New England Mutual               (2)       7/1/00
(Bldg. 4)                           Life Insurance Co.
2260 Butler Pike
Plymouth Meeting, PA 19462


Horsham Business Center                Allmerica              $2,894,000       1/1/97       The loan is a non-recourse obligation,
(Bldg. 6)                              Financial                                            subject to 650 Dresher Road stated
650 Dresher Road                                                                            exclusions. The Horsham, PA 19044 lender
Horsham, PA 19044                                                                           has agreed to accept $2,400,000 in full
                                                                                            repayment of the outstanding principal
                                                                                            balance of the loan if prepayment is
                                                                                            tendered on or before August 1, 1996.

Iron Run Industrial Park            New England Mutual        $3,217,626       6/1/04       The loan is a non-recourse obligation,
(Bldg. 3)                           Life Insurance Co.                                      subject to stated exclusions. Borrower
7248 Tilghman Street                                                                        must pay Additional Interest and
Allentown, PA  18106                                                                        Appreciation Interest as such terms are
                                                                                            defined in the loan documents. Lender
                                                                                            retains a right of first refusal on any
                                                                                            sale of the property.

Iron Run Industrial Park              First Union,            $2,367,113       2/1/98       The loan is guaranteed by TNC. The
(Bldg. 5)                            National Bank                                          borrower is liable for the total amount
6575 Snowdrift Road                                                                         of the debt.
Allentown, PA 18106

Oaklands Corporate Center             First Union,          $6,479,000(3)      2/1/98       Oaklands Corporate Center Buildings 45
(Bldg. 45)                           National Bank                                          and 50 are encumbered by this one loan.
468 Creamery Way                                                                            The loan is guaranteed by TNC. The
Exton, PA 19341                                                                             borrower is liable for the total amount
                                                                                            of the debt.

Oaklands Corporate Center             First Union,                    (3)      2/1/98
(Bldg. 50)                           National Bank 486
Thomas Jones Way
Exton, PA 19341

- ------------------
(1) All of these properties secure the GECC Loan. As of March 31, 1996 the outstanding principal balance of this loan was $30,648,000.

(2) All of these Properties secure a single loan. As of March 31, 1996 the outstanding principal balance of this loan was $13,509,000.

(3) Both of these Properties secure a single loan. As of March 31, 1996, the outstanding principal balance of this loan was $6,479,000.

                  The following table sets forth the principal amount of the loans secured by the Initial Properties that is repayable in the years indicated:

           Property/Location             1996            1997            1998          1999             2000           2001+
Horsham Business Center                $140,000        $151,000        $150,000      $150,000      $29,932,000
(Bldg. 15)                                  (1)             (1)             (1)           (1)              (1)
1155 Business Center Dr.
Horsham, PA  19044

Oakland Corporate Center                    (1)             (1)             (1)           (1)              (1)
(Bldg. 5)
456 Creamery Way
West Whiteland, PA  19341

Newtown Square Corporate                    (1)             (1)             (1)           (1)              (1)
Campus
(Bldg. 11)
18 Campus Boulevard
Newtown Square, PA  19073

Newtown Square Corporate                    (1)             (1)             (1)           (1)              (1)
Campus
(Bldg. 12)
16 Campus Boulevard
Newtown Square, PA  19073

Keith Valley Business Park                  (1)             (1)             (1)           (1)              (1)
(Bldg. 7)
500 Enterprise Road
Horsham, PA  19044

Keith Valley Business Park                  (1)             (1)             (1)           (1)              (1)
One Progress Avenue
Horsham, PA  19044

Lansdale Industrial Park                    (1)             (1)             (1)           (1)              (1)
1510 Gehman Road
Lansdale, PA  19446

Lawrenceville Office Park                   (1)             (1)             (1)           (1)              (1)
168 Franklin Corner Road
Lawrenceville, NJ  08648

Iron Run Industrial Park                $24,000         $26,000            $29,000       $25,000    $2,446,000
(Bldg. 2)
7310 Tilghman Street
Allentown, PA  18106

Whitelands Business Park                $72,000      $1,572,000
110 Summit Drive
Exton, PA  19341

           Property/Location             1996            1997            1998          1999             2000           2001+
Meetinghouse Business Center             $164,000      $176,000           $188,000     $203,000    $12,818
(Bldg. 1A and 1B)                             (2)           (2)                (2)          (2)        (2)
2240/50 Butler Pike
Plymouth Meeting, PA  19462

Meetinghouse Business Center                  (2)           (2)                (2)          (2)        (2)
(Bldg. 2)
120 West Germantown Pike
Plymouth Meeting, PA  19462

Meetinghouse Business Center                  (2)           (2)                (2)          (2)        (2)
(Bldg. 3)
140 West Germantown Pike
Plymouth Meeting, PA  19462

Meetinghouse Business Center                  (2)           (2)                (2)          (2)        (2)
(Bldg. 4)
2260 Butler Pike
Plymouth Meeting, PA  19462

Horsham Business Center                $2,894,000
(Bldg. 6)
650 Dresher Road
Horsham, PA  19044

Iron Run Industrial Park                                                                                             $3,218,000
(Bldg. 3)
7248 Tilghman Street
Allentown, PA  18106

Iron Run Industrial Park                  $43,000       $47,000         $2,287,000
(Bldg. 5)
6575 Snowdrift Road
Allentown, PA  18106

Oaklands Corporate Center                $117,000      $128,000         $6,260,000
(Bldg. 45)                                    (3)           (3)                (3)
468 Creamery Way
Exton, PA  19341

Oaklands Corporate Center                     (3)           (3)                (3)
(Bldg. 50)
486 Thomas Jones Way
Exton, PA  19341

- ------------------

(1)   All of these properties secure a single loan.

(2)   All of these properties secure a single loan.

(3)   Both of these properties secure a single loan.

                  The Operating Partnership will acquire direct or indirect (as the case may be) ownership of the Initial Properties, pursuant to the provisions of the Contribution Agreement discussed below. The Contribution Agreement will require the Trust to contribute to the capital of the Operating Partnership the SSI Ownership Interest in the Witmer Partnership. The balance of the limited partnership interests in the Witmer Partnership will be contributed to the Operating Partnership by TNC and Other Owners, thereby providing the Operating Partnership with an indirect ownership interest in substantially all of the Witmer Properties. TNC, SSI and Other Owners will also be required to transfer to the Operating Partnership substantially all of the partnership interests in the Title Holding Partnerships which own the Other Initial Properties indicated above under the designation "PIT," and SSI will be required to contribute to the Operating Partnership fee title to the Initial Properties indicated above under the designation "TI."

         The Option Properties

                  The Option Properties are comprised of four properties owned by TNC and certain of the Other Owners. The Option Properties aggregate approximately 159,000 square feet. All of the Option Properties are located in the Greater Philadelphia Region. As of March 31, 1996, the Option Properties were approximately 83% leased to approximately 17 tenants. The following table sets forth summary information about the Option Properties as of March 31, 1996:

                     Option Properties - General Information

                                                                                                                        Annualized
                                                                                        Occupancy                        Base Rent
                                                                        Rentable         Rate at          Number           as of
                                         Transfer                        Square         March 31,           of             March
             Property                  Category (1)        Use(2)         Feet             1996          Tenants          31, 1996
             --------                  ------------        ------         ----            ------         -------          --------

Horsham Business Center                     PIT               O          50,550           96.61%             7            $575,832
(Bldg. 11)
255 Business Center Drive
Horsham, PA  19044

Horsham Business Center                     PIT               O          26,637           51.96%             3            $120,564
(Bldg. 12)
355 Business Center Drive
Horsham, PA  19044

Horsham Business Center                     PIT               O          51,505           62.23%             3            $418,044
(Bldg. 13)
455 Business Center Drive
Horsham, PA  19044

Horsham Business Center                     PIT               O          30,122           98.72%             4            $341,088
(Bldg. 14)
555 Business Center Drive
Horsham, PA  19044

- --------------------------------

(1) "PIT" denotes that the Operating Partnership will acquire the Property through its acquisition of interests in the non-Witmer Partnership limited partnership that owns such Property.

(2)   "O" is Office.

                  On the Closing Date, the Option Properties will be subject to Option Agreements which will entitle the Operating Partnership, in its discretion, to acquire such Option Properties at any time during the two-year period (subject to two extensions of one year each) following the Closing Date. The designation "PIT" set forth above indicates that the applicable Property will be indirectly acquired by the Operating Partnership by the acquisition of substantially all the partnership interests in the Title Holding Partnership that owns such Property. As of the date of this Proxy Statement, the consent of the applicable lender to the exercise by the Operating Partnership of its option to acquire the Option Properties has not been requested or obtained. No determination to seek any such consent has been made.

         Lease Expirations

                  Initial Properties. The table set forth below shows certain information regarding rental rates and lease expirations for the Initial Properties.

                           Scheduled Lease Expirations
                            (The Initial Properties)

                                                Rentable Square                                      Percentage of Total Final
     Year of           Number of Leases       Footage Subject to      Final Annualized Base          Annualized Base Rent From
      Lease             Expiring Within             Expiring           Rent From Properties                  Properties
   Expiration            the Year(1)                Leases           Under Expiring Leases(2)           Under Expiring Leases
   ----------           -------------         -------------------    ------------------------          ----------------------
1996                            17                    99,143                     $960,383                       10.95%
1997                             5                    74,668                     $558,204                        6.36%
1998                             6                    32,450                     $348,846                        3.98%
1999                            12                   269,775                   $2,123,131                       24.21%
2000                             9                    58,761                     $724,803                        8.26%
2001                             6                    85,532                   $1,032,397                       11.77%
2002                             1                     4,517                      $63,238                        0.72%
2003                             2                    77,742                     $711,152                        8.11%
2004 and                         6                   199,928                   $2,249,086                       25.64%
thereafter               ---------------         ---------------         --------------------       ---------------------
Total                           64                   902,516                $8,771,239                      100.00%
                         ===============         ---------------         --------------------       ---------------------

- ---------------------
(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.
(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.

                  Option Properties. The table set forth below shows certain information regarding rental rates and lease expirations for the Option Properties.

                                                     Scheduled Lease Expirations
                                                       (The Option Properties)

                                                Rentable Square                                         Percentage of Total Final
     Year of           Number of Leases       Footage Subject to        Final Annualized Base           Annualized Base Rent From
      Lease             Expiring Within             Expiring            Rent From Properties                   Properties
   Expiration            the Year(1)                Leases            Under Expiring Leases(2)            Under Expiring Leases
   ----------           -------------         -------------------     ------------------------           ----------------------
1996                             6                    33,709                      $420,550                     27.12%
1997                             5                    32,539                      $382,722                     24.68%
1998                             1                     5,840                       $55,480                      3.58%
1999                             3                    41,763                      $467,413                     30.15%
2000 and                         2                    18,834                      $224,300                     14.47%
thereafter
Total                           17                   132,685             $       1,550,465                    100.00%
                        ==============        ==============             =================                    =======

- ---------------------
(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.
(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.

Principal Features of the SSI/TNC Transaction

                  The SSI/TNC Transaction will involve a number of related transactions that are expected to occur simultaneously and are intended ultimately to result in the Initial Properties and Option Properties being owned by, or under the control of, the Operating Partnership.

                  The following summary describes the principal features of the SSI/TNC Transaction. The SSI/TNC Transaction will be accomplished in several separate transactions, the combined effect of which will be to form and capitalize the Operating Partnership and the Management Company and to transfer ownership of the Trust's interest in BRP and the Owners' interests in the Initial Properties to the Operating Partnership in exchange for Class A, B and C Units and the General Partnership Interest (comprised of GP Units) in the Operating Partnership.

                  The SSI/TNC Transaction is being structured principally through the Operating Partnership to enable the Owners of the Initial Properties to defer certain tax consequences of the SSI/TNC Transaction and to permit the Trust, through the Operating Partnership, to acquire from third parties additional commercial properties that defer such parties' tax consequences.

         SSI's Investment in the Trust

                  Pursuant to the terms of a Share and Warrant Purchase Agreement between SSI and the Trust (the "Share Purchase Agreement"), the Trust will issue 775,000 Common Shares and the SSI Warrant in exchange for the SSI Ownership Interest and $426,250 in cash. The SSI Warrant will be exercisable immediately upon its issuance, will expire on the sixth anniversary of the Closing Date and will entitle SSI to purchase 775,000 Common Shares at a price of $6.50 per share. The number of Common Shares issuable pursuant to the SSI Warrant, and the exercise price thereof, are subject to customary antidilution adjustments.

                  The Common Shares to be issued to SSI and the Common Shares issuable to SSI upon exercise of the SSI Warrant will be entitled to certain registration rights as set forth in a registration rights agreement to be executed by the Trust. See "The SSI/TNC Transaction - Registration Rights."

         Use of Cash Proceeds

                  The Trust will use substantially all of the $426,250 in cash it receives from SSI in order to pay the expenses incurred by the Trust and the Operating Partnership in connection with the SSI/TNC Transaction and will use the balance for general trust purposes. See "The SSI/TNC Transaction - Expenses of SSI/TNC Transaction."

         Transfer of Properties to the Operating Partnership

                  Pursuant to the terms of a Contribution Agreement among the Trust, SSI and TNC (the "Contribution Agreement"), the Trust, SSI and TNC will transfer to the Operating Partnership certain assets in exchange for interests in the Operating Partnership, as summarized below:

                           (a)      The Trust will contribute $1,000 cash in
exchange for the General Partnership Interest (comprised of 182
GP Units).

                           (b)      The Trust will contribute substantially all
of the SSI Ownership Interest in exchange for approximately
715,818 Class B Units.

                           (c)      The Trust owns almost all of the economic
interest in BRP through its stated 70% general partner interest, which entitles it to receive 98% of the profits and cash flows and 70% of the capital interest. Such capital interest is entitled to receive a preferential return upon the occurrence of major capital events up until such time that the unrecovered capital in BRP has been returned. The other 30% general partner in BRP is obligated to make up any deficit capital accounts through various income and gain allocations for the benefit of the Trust. The Trust will contribute on the Closing Date a majority of its BRP Partnership Interest in exchange for 1,600,000 Class C Units and will contribute the balance of its BRP Partnership Interest approximately one year after the Closing Date in exchange for an additional 256,200 Class C Units (or GP Units if, by such time, a Qualified Offering has occurred). Specifically, on the Closing Date, the Trust will contribute to the Operating Partnership a 97% profits interest and a 49% capital interest in BRP (thereby retaining until approximately one year after the Closing Date a 1% profits interest and a 21% capital interest in BRP). The Trust has computed an allocation of the total carryover value of the BRP interests in determining how many Class C Units will be outstanding at Closing. The 1,600,000 Units, together with the 256,200 Units which will be contributed after a year, equal the number of shares that the Trust had prior to the transactions. The allocated amounts are based on a combination of the relative income and capital interests held at present. The relative number of Units as a percentage of the capital and profits split (1,600,000/49%/97% versus 256,200/21%/1%) does not trigger any accounting changes on the Trust's ability to continue to consolidate its BRP interests.

                           (d)     SSI will sell fee title to six of the Initial
Properties and transfer its interest in one Title Holding Partnership for a seventh Initial Property in exchange for approximately 395,606 Class A Units (including Units to be issued for Residual Interests of SSI).

                           (e)     TNC, SSI and the Other Owners will sell
(i) all of the limited partnership interests in the Witmer Partnership not included within the SSI Ownership Interest and (ii) substantially all of the partnership interests of the Title Holding Partnerships that own the balance of the Initial Properties in exchange for an aggregate of 1,251,747 Class A Units (including Units to be issued for Residual Interests of TNC).

                           The following matrix presents the allocations of
Units by partner:

                Trust            SSI             TNC(b)              Total
             ---------        --------          ---------          ---------
General            182               0                  0                182
Partner
Class A              0         395,606          1,251,747          1,647,353(c)
Class B        715,818               0                  0            715,818
Class C      1,600,000               0                  0          1,600,000
             ---------       ---------          ---------          ---------
Total        2,316,000         395,606          1,251,747          3,963,353
Percentage      58%(a)             10%                32%               100%

(a) Computed excluding the effect of the issuance of an additional 256,200 Units to be issued to the Trust one year and one day following the Closing Date.

(b) TNC includes TNC and the six other Owners (other than SSI). SSI owns 40% of the capital stock of TNC.

(c) Computed as if the 131,854 Class A Units to be issued within 37 months of the Closing Date were issued on the Closing Date.


                  In addition, the Contribution Agreement will require TNC to enter into an Option Agreement relating to the four Option Properties. Each of the Option Properties is currently owned by a limited partnership (a Title Holding Partnership) controlled by TNC. The Option Agreement will grant the Operating Partnership an option, exercisable in its discretion, to acquire, for Class A Units, substantially all of the partnership interests in the Title Holding Partnership owning the Option Properties. The Operating Partnership will be entitled to exercise its option with respect to one or more of the Option Properties at any time during the two-year period following the Closing Date. The Operating Partnership will have the right to extend the option exercise period for two consecutive one-year periods. Exercise by the Operating Partnership of its option to acquire any one Option Property will not be conditioned on exercise by the Operating Partnership of its option to acquire any other Option Properties, although exercise of an option for less than all of the Option Properties may not be permitted by the applicable lender since each of the Option Properties secures a single loan. As of the date of this Proxy Statement, the consent of the applicable lender to the exercise by the Operating Partnership of its option to acquire the Option Properties has not been requested or obtained. No determination to seek any such consent has been made. See "The SSI/TNC Transaction - Determination of Number, and Class, of Units to be Issued."

                  Under certain circumstances, the Operating Partnership will be required to issue additional Class A Units on account of the contribution to it of certain of the Initial Properties. The Operating Partnership will be so required to issue additional Class A Units when the mortgage indebtedness encumbering any of the Initial Properties (other than Witmer Properties) is repaid at a discount, and additional equity in such Properties is achieved as a result. In the event the Operating Partnership exercises an option to acquire an Option Property, the Operating Partnership will be required to issue additional Class A Units in payment of the purchase price. See "The SSI/TNC Transaction Determination of Number, and Class, of Units to be Issued." In addition, as explained below, the Operating Partnership will be required to issue an additional 131,854 Class A Units when it acquires the Residual Interests in the Title Holding Partnerships.

                  The acquisition by the Operating Partnership of the limited partnership interests in the "Title Holding Partnerships" will be accomplished by the Operating Partnership acquiring a 99% interest in the cash flow and profits and an 89% interest in the capital of such limited partnerships. This transaction structure is intended to comply with informal advice provided by the Pennsylvania Department of Revenue to the effect that such transfers are not subject to Pennsylvania or local real estate transfer taxes. The Contribution Agreement will give the Operating Partnership the right to acquire, at any time, and the obligation to acquire at the beginning of the 37th full month following the Closing Date, the Residual Interests (11% capital and 1% cash flow and profits) in each of the Title Holding Partnerships in exchange for an aggregate of 131,854 Class A Units. At the time the Operating Partnership acquires the Residual Interests, it will be required to pay to each person receiving Class A Units on account thereof the amount, if any, that is equal to the excess of (i) the aggregate amount that would have been distributed to them prior to such acquisition in respect of such Units had they been issued on the Closing Date over (ii) the aggregate amount distributed in respect of the Residual Interests between the Closing Date and the date of such acquisition.

                  The transfer to the Operating Partnership of fee title to the six Initial Properties currently owned in fee by SSI will be subject to state and local real estate transfer taxes. The state transfer tax is 1% of the consideration paid for (or the "computed value" [as defined by the applicable transfer tax regulations] of) the applicable property; the local transfer tax varies according to the jurisdiction in which the Property is located but is approximately 1% of the consideration paid for, or the computed value of, the applicable property. The Trust anticipates that state and local transfer taxes for the Initial Properties that will be transferred by SSI directly to the Operating Partnership will be approximately $344,167. Pursuant to agreement, SSI and the Operating Partnership will each be responsible to pay one-half of such transfer taxes. SSI has agreed to loan the Operating Partnership funds to enable the Operating Partnership to pay a portion of the expenses incurred by it in connection with the SSI/TNC Transaction, including the Operating Partnership's share of real estate transfer taxes. See "Principal Features of the SSI/TNC Transaction - SSI Advances."

         Determination of Number, and Class, of Units to be Issued

                  The aggregate number, and Class, of Units that will be issued by the Operating Partnership in exchange for the contributions to be made to it by the Trust, SSI, TNC and the Other Owners have been determined by negotiation among the Trust, SSI and TNC.

                  The parties first agreed upon the value of each of the Initial Properties, focusing primarily upon the net operating income generated by each. Once the value of each Initial Property was determined, the parties agreed to subtract the principal amount of indebtedness secured by each such Property as of the Closing Date in order to arrive at the equity of each such Property. The parties then agreed that one Class A Unit would be issued to the applicable Owners for each $5.50 of equity, subject to certain conditions, as summarized below. For example, if the equity of an Initial Property were $3,000,000, then 545,454 Class A Units would be issued to the Owners in exchange for its contribution.

                  The parties agreed that the aggregate equity of the eight Witmer Properties is $9,576,206, based upon the principal balance of the GECC Loan outstanding as of March 31, 1996. The SSI Ownership Interest represents approximately 41% of such equity and the interests of the other Owners represent the balance. Accordingly, the parties agreed that the Operating Partnership will issue approximately 715,818 Class B Units to the Trust on account of the SSI Ownership Interest it will contribute (thereby giving the Trust an entitlement to the Preferential Return and a liquidation preference prior to a Qualified

Offering), and will issue approximately 927,808 Class A Units to TNC and the Other Owners on account of their contribution of their ownership interests in the Witmer Properties. In addition, the parties agreed that the Operating Partnership would issue an additional 97,502 Class A Units at the time it acquires the Residual Interests in the Witmer Properties.

                  The parties further agreed that where a Property (other than a Witmer Property) has positive equity but is cross- collateralized with one or more Properties which have negative equity, the equity of all such Properties would be combined. If the combined equity were positive, and if none of such Properties was subject to a Lender's right to participate in refinancing or sale proceeds, then Class A Units would be issued at the $5.50 rate on account of such positive equity. The parties also agreed that if additional combined equity is created in such cross- collateralized Properties after the Closing Date through a refinancing of the indebtedness secured by such Properties at a discount, 25% of the additional combined equity would be allocated to the Trust and 75% would be allocated to the Owner contributing such collateralized Properties by means of the issuance to the Trust of additional GP Units and to the Owner of additional Class A Units at $5.50 per Unit.

                  The parties further agreed that any Class A Units issued on account of any Property (other than a Witmer Property) subject to a lender's participation in operating cash flow or refinancing or sale proceeds would be deposited into escrow until such time as the applicable indebtedness is repaid. At such time, Class A Units would be released from escrow to the contributing Owner at the $5.50 rate to the extent that the original agreed upon value of the applicable Property exceeded the sum of the amount of indebtedness encumbering such Property as of the Closing Date plus the amount paid to the lender on account of such participation. The balance of such Class A Units would be canceled. Based on the foregoing agreement, an aggregate of 287,837 Class A Units to be issued on the Closing Date will be deposited into escrow for disbursement and cancellation, as the case may be. Class A Units, while held in escrow, will be deemed to be outstanding for all purposes, and the anticipated recipients thereof will be entitled to receive all distributions made in respect thereof and to all voting rights associated therewith. In the event any Class A Units deposited into escrow are canceled, the accounting effect would be to reduce the minority interest in the Operating Partnership and increase the indebtedness to reflect the amount paid to the lender on account of its participation in operating cash flow or refinancing or sale proceeds, thereby having no effect on the consolidated net equity of the Trust in the Operating Partnership.

                  The parties further agreed that, in the event that additional equity is created at any Property (other than a Witmer Property) that is not cross-collateralized with any other Property through a refinancing of indebtedness secured by such Property at a discount after the Closing Date, 25% of the additional equity would be allocated to the Trust (through the issuance of additional GP Units) and 75% would be allocated to the Owner contributing such Property (through the issuance of additional Class A Units). Accordingly, if a Property contributed to the Operating Partnership had an agreed upon value of $3,000,000 and secured a $2,700,000 loan, 54,545 Class A Units would be issued on account thereof at the time such Property is contributed to the Operating Partnership. If, however, such indebtedness is ultimately repaid at a $200,000 discount, then the amount of such discount will be allocated 25% to the Trust (through the issuance of GP Units) and 75% to the Owner (through the issuance of Class A Units), at the $5.50 rate. The parties further agreed, however, that any additional equity created in one of the Initial Properties (Horsham Business Center Building 6) after the Closing Date but pursuant to a third-party commitment, effective as of the Closing Date, to provide funds to effect a refinancing at a discount, will be allocated to SSI, the owner of such Property, by means of the issuance of additional Class A Units at the $5.50 rate.

                  Based on the foregoing, in addition to the approximately 715,818 Class B Units that will be issued to the Trust in exchange for its contribution of the SSI Ownership Interest and the approximately 927,808 Class A Units that will be issued to certain Owners in exchange for their sale of ownership interests in the Witmer Properties, an additional 587,691 Class A Units will be issued on the Closing Date on account of the remaining 11 Initial Properties. An aggregate of 287,837 of these Class A Units will be deposited in escrow, as indicated above, for disbursement or cancellation, as the case may be, at the time the lender participation relating to the mortgage debt encumbering the applicable Properties is satisfied.

                  The parties agreed upon a methodology for establishing the value of the Option Properties (but have not agreed upon the value of any of the Option Properties) using a similar approach to that taken to valuing the Initial Properties, and agreed that in the event the Operating Partnership exercises its option to acquire an Option Property it will issue additional Class A Units per Option Property at the $5.50 rate based on the to be agreed upon equity in such Option Properties.

                  The GECC Loan was incurred by the Witmer Partnership to acquire the Lawrenceville Premises and to refinance the existing debt encumbering the remaining Witmer Properties. At the time of repayment of the GECC Loan, GECC is entitled to receive, in addition to payment of the then outstanding principal balance of the loan and all accrued but unpaid interest thereon, an additional participation payment measured by the net sale proceeds, net refinance proceeds, and/or the fair market value or equity in the Witmer Properties in an amount determined by formula, but in any event not less than $1,000,000 (subject to reduction as set forth in the next paragraph).

                  Rents from tenants of the Lawrenceville Premises are currently insufficient to pay operating expenses and to service the portion of the GECC Loan allocated to the Lawrenceville Premises. Consequently, operations at the Lawrenceville Premises are subsidized by the positive cash flow generated from the other seven Witmer Properties. The GECC Loan Documents provide that the amount of the participation payment otherwise due GECC upon repayment of the GECC Loan will be adjusted in accordance with a formula that, in essence, reflects the cash flow (positive or negative) generated by the Lawrenceville Premises between the date of its acquisition and the date of its sale. The Operating Partnership Agreement will provide that when the GECC Loan is paid in full, to the extent a participation payment is made to GECC, certain partners in the Operating Partnership will return Units to the Operating Partnership in equal number to the quotient obtained by dividing the participation payment due GECC by $5.50.

                  To the extent a participation payment is made to GECC, the General Partner will return 25% of the total number of Units required to be returned to the Operating Partnership in the form of GP Units, provided that the total number of GP Units returned shall not exceed the number of GP Units previously issued to the General Partner on account of any additional equity created in other Properties as a result of the repayment of existing mortgage debt at a discount. The holders of the Class A Units who contributed their partnership interests in the Witmer Partnership to the Operating Partnership will return the balance in the form of Class A Units.

                  An affiliate of a tenant of one of the Initial Properties, 16 Campus Boulevard, Newtown Square, is a special limited partner in the Title Holding Partnership that owns that

Property. Under the terms of the Partnership Agreement creating that Title Holding Partnership, such special limited partner has the right to receive a distribution equal to a 35% participation in the residual cash flow of the Title Holding Partnership. Residual cash flow means, (i) with respect to operating cash flow, cash flow remaining after the payment of debt service, the establishment of reserves and payment of a 10% return on invested equity (i.e., total equity invested less third party debt) and (ii) with respect to cash flow from the sale of the Property, the cash remaining after the payment of all debt, the establishment of reserves, payment of a 10% return on invested equity and return of the invested equity. In the event the Property is sold while it remains subject to the GECC Loan for a price that is less than the sum of approximately $6.1 million plus a 10% per annum return on approximately $460,000 from the Closing Date and a payment is made to the special limited partner, the Operating Partnership Agreement will require the Owners that contributed to the Operating Partnership the interests in the Title Holding Partnership that owns such Property to return an aggregate maximum of approximately 49,000 Class A Units (the precise amount to be determined in accordance with a formula contained in the Partnership Agreement).

                  The $5.50 rate referenced herein at which Units will be issued and returned will be subject to proportionate adjustment in the event the Common Shares are subdivided or combined or the Trust pays a dividend on its Common Shares with Common Shares.

         Exchange of Class A Units for Common Shares

                  At any time following a Qualified Offering or on a Redemption Eligibility Date, a holder of a Class A Unit may require the Operating Partnership to redeem such Unit for cash. At its option, the Trust may assume the Operating Partnership's obligation to redeem any such Unit and either pay the redemption price in cash or deliver one Common Share (subject to antidilution adjustments) in exchange for each such Unit. To the extent the Trust elects to assume the redemption obligation of the Operating Partnership and satisfy such obligation by the delivery of Common Shares with each such exchange, the number of Common Shares owned by a limited partner and, therefore, such partner's percentage interest in the Trust, will increase, causing a corresponding decrease in the percentage interest in the Trust owned by the current Shareholders.

         The Qualified Offering; Sale Option

                  The Trust will agree in the Operating Partnership Agreement to use reasonable efforts to complete a Qualified Offering as promptly as practicable after completion of the SSI/TNC Transaction. Although the Trust has commenced discussions with Legg Mason and another investment banking firm concerning the timing and size of an equity offering, there can be no assurance the Trust will be able to complete an equity offering that qualifies as a Qualified Offering nor can there be any assurance as to the terms of any offering the Trust may complete. In order to effectuate a Qualified Offering, it may be in the best interests of the Trust and its Shareholders to effectuate a reverse split of its Common Shares in order to increase the market price of the Common Shares as quoted on the American Stock Exchange. See "Proposal No. 2 - Amendment of Declaration of Trust - Confirmation of Reverse Stock Split Authority."

                  The Initial Properties were encumbered by approximately $63.5 million of debt as of March 31, 1996. An objective of the Trust will be to accelerate efforts to refinance this debt. Such efforts will focus on consummating a Qualified Offering, and using all or a portion of the proceeds of such Offering in connection with such refinancing. At the time of such refinancing, if a refinancing of debt at a discount achieves additional equity, the Operating Partnership would be obligated to issue additional Units equal to the amount of the additional equity so achieved divided by $5.50. Twenty-five (25%) of such additional Units would be issued to the Trust as GP Units and the remaining 75% would be issued to the initial Owners of the applicable Property as Class A Units. See "Determination of Number, and Class, of Units to be Issued."

                  The Operating Partnership Agreement provides that if the Trust does not use the proceeds of a Qualified Offering to retire the existing mortgage indebtedness on those Properties where, under the terms of such indebtedness, the lender has recourse against TNC or SSI for payment of the mortgage loan, or holds a letter of credit under which SSI is the account party responsible for repayment to the issuing bank of amounts advanced under such letter of credit, the Trust must either (i) obtain from the lender a release of TNC and SSI from such recourse liability or liability under such letter of credit, or (ii) make other arrangements satisfactory to them to indemnify them against such liability.

                  Upon completion of a Qualified Offering, all Class B and C Units will automatically convert into an equal number of GP Units. Conversion of Class B Units upon completion of a Qualified Offering will not relieve the Operating Partnership of its obligation to pay the Trust, as the holder of such converted Class B Units, the amount of the accrued but unpaid Preferential Return as of the conversion date.

                  After a Qualified Offering (and assuming no additional classes of Units in the Operating Partnership have been created), whenever the Operating Partnership makes a distribution, it will be required to distribute to the holders of the Class A Units, as a group, an amount equal to the product that results from multiplying the total amount to be distributed by the ratio of the number of outstanding Class A Units to the sum of the number of outstanding Class A Units plus the number of outstanding Common Shares (other than outstanding Excluded Common Shares). The balance would be distributed by the Operating Partnership to the Trust on account of its GP Units for distribution to holders of Common Shares.

                  If a Qualified Offering has not occurred by the fifth anniversary of the Closing Date, holders of a majority of the Class A Units will have the right and option, exercisable prior to a Qualified Offering, to require the Operating Partnership to use its best efforts to sell the Initial Properties, provided the net proceeds received from the sale are sufficient to pay the liquidation preference on the Class B Units, together with any accrued but unpaid Preferential Return thereon. The net proceeds from any such sale, after payment of the Preferential Return on the Class B Units, would then be distributed to the holders of the Class A and B Units and GP Units pro rata in accordance with the number of Units held by each holder.

         SSI Advances

                  On the Closing Date, SSI will enter into a Distribution Support and Loan Agreement with the Operating Partnership that will obligate SSI to do the following:

                           (a)      To advance up to $700,000 to the Operating
Partnership to provide it with working capital needed for the operation of the Initial Properties other than the Witmer Properties. SSI's commitment to advance up to $700,000 will remain in effect until the earlier of: (i) January 31, 1998;
(ii) a Qualified Offering; (iii) a refinancing by the Operating Partnership of indebtedness secured by one or more of the Initial Properties which results in net proceeds sufficient to repay


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amounts loaned to the Operating Partnership by SSI; and (iv) a liquidation of the Operating Partnership.

                           (b)      To loan the Operating Partnership
approximately $400,000 to pay a portion of the costs incurred by the Operating Partnership (estimated to be approximately $762,000) in connection with the SSI/TNC Transaction (including the Operating Partnership's share of real estate transfer taxes).

                           (c)      Until the earlier of the repayment of the
GECC Loan (which matures on November 30, 2000) and a Qualified Offering, to provide the SSI Subsidy. SSI's obligation to provide the SSI Subsidy in any quarter will not exceed for such quarter the amount of the distributions paid or payable for such quarter on the 775,000 Common Shares to be issued to SSI on the Closing Date.

                           (d)      Maintain the $1.5 million letter of credit
collateralizing the GECC Loan and the $500,000 letter of credit collateralizing the loan secured by Meetinghouse Buildings 1, 2, 3 and 4 pursuant to their terms until the maturity or earlier repayment of such loans.

                  The Distribution Support and Loan Agreement will also provide that any amounts drawn under either of the letters of credit referenced in clause (d) above will be treated as an advance to the Operating Partnership thereunder. Any amounts drawn under the $500,000 letter of credit collateralizing the loan secured by Meetinghouse Buildings 1, 2, 3 and 4 will constitute an advance under the $700,000 working capital line referenced in paragraph (a) above.

                  All amounts advanced or treated as advanced (collectively, "SSI Advances") under the Distribution Support and Loan Agreement will earn interest at prime, payable quarterly, but any current payments will be subordinate to the Preferential Return and the liquidation preference on the Class B Units. The SSI Advances (other than advances comprising the SSI Subsidy) will be repayable in full upon the earlier to occur of (i) a Qualified Offering,
(ii) a refinancing of mortgage indebtedness encumbering all or a portion of the Initial Properties that results in sufficient funds, after repayment of such indebtedness, to repay the SSI Advances (a "Refinancing"), (iii) July 31, 1999 and (iv) a liquidation of the Operating Partnership. In the event a Qualified Offering or a Refinancing has not occurred by July 31, 1999 and the Operating Partnership lacks sufficient funds to repay the SSI Advances on July 31,



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1999, the repayment date will be automatically extended until the earlier to occur of (i) a Qualified Offering or a Refinancing, (ii) December 31, 2001 or
(iii) a liquidation of the Operating Partnership. Amounts advanced as the SSI Subsidy will be repayable in full upon the earlier to occur of (i) a Qualified Offering, (ii) repayment of the GECC Loan, (iii) a liquidation of the Operating Partnership and (iv) December 31, 2001. In the event of a liquidation of the Operating Partnership, repayment of the SSI Advances will be subordinate to the accrued but unpaid Preferential Return and the liquidation preference on the Class B Units. In the event of a sale of, or refinancing of indebtedness secured by, an Initial Property, any net proceeds will first be used by the Operating Partnership to repay any accrued interest on SSI Advances and to repay SSI Advances.

         Indemnification; Forfeiture of Units

         In the transaction documents, the Trust, on the one hand, and SSI and TNC, on the other, will make customary representations and warranties for the benefit of each other. SSI and TNC will pledge the Class A Units issued to them in connection with the SSI/TNC Transaction to collateralize their respective obligations to indemnify the Trust in the event that it incurs a loss as a result of an inaccuracy in any such representation or warranty. The liability of each of SSI and TNC for indemnification will be several, not joint and several, and will be limited to the interests of SSI and TNC in the pledged collateral. The indemnity obligations of SSI and TNC will be subject to limitations relating to the amount of indemnification, the period in which claims for indemnification may be asserted and the procedures for requesting indemnification.

         Formation, Capitalization and Operation of the Management Company

                  On the Closing Date, SSI and TNC will assign to the Management Company all existing management and leasing agreements for all Properties. At that time all employees of the Trust and TNC will become employees of the Management Company and will be compensated by that entity. Thereafter, the Management Company will conduct property management and leasing services for third parties on a fee basis and will provide management and administrative services to the Operating Partnership.

                  To comply with certain technical requirements of the Code, the Operating Partnership will own all of the shares of the Management Company's non-voting preferred stock, and five percent (5%) of the shares of the Management Company's common stock. The



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balance of the shares of the Management Company's common stock will be owned by a general partnership, the initial general partners of which will be the Trust's chief executive officer and the TNC Executives, but each of those individuals will only be permitted to remain a partner in such partnership while he is an officer of the Trust, and each will generally be required to transfer his interest in such partnership to the partnership in the event he ceases to be an officer of the Trust. Through the Operating Partnership's ownership of equity interests in the Management Company, the Trust expects substantially all of the economic benefits of ownership of such entity to flow to the Operating Partnership. Although the Operating Partnership will be entitled to receive 99% of the income of the Management Company by virtue of its equity ownership, the Trust will not be able to elect directors of the Management Company and, consequently, the Trust's ability to influence the day-to-day decisions of such entity may be limited.

         Election of SSI/TNC Trustees

                  The Board of Trustees of the Trust currently consists of five persons. If the SSI/TNC Transaction is consummated, the size of the Board of Trustees will be expanded from five to seven. Two current members of the Board (Messrs. DiLullo and Jerome) are not standing for reelection. Three individuals associated with, or designated by, SSI and TNC (Messrs. Nichols, Musser and D'Alessio) have been nominated by the Board for election as Trustees, and one individual (Charles P. Pizzi) has been jointly designated by SSI, TNC and the Trust to fill the vacancies that will be created by the expansion.

                  The following table sets forth information with respect to persons who will be elected Trustees upon, and subject to the consummation of, the SSI/TNC Transaction.


         Name                     Age           Position and Offices Held
         ----                     ---           -------------------------

Anthony A. Nichols, Sr.           56            Proposed Trustee*

Warren V. Musser                  69            Proposed Trustee

Walter D'Alessio                  61            Proposed Trustee

Charles P. Pizzi                  46            Proposed Trustee

- --------------------------

*  For biographical information concerning Mr. Nichols, see "The
SSI/TNC Transaction-Management Following the SSI/TNC
Transaction."

                  Warren V. Musser has been nominated to serve as a Trustee and has served as Chairman and Chief Executive Officer of SSI since 1953. Mr. Musser also serves as the Chairman of the Board of Directors of Cambridge Technology Partners, Inc., and is a director of Coherent Communications Systems Corporation and CompuCom Systems, Inc. Mr. Musser also serves on a variety of civic, educational, and charitable Boards of Directors including the Franklin Institute, the Board of Overseers of the Wharton School of the University of Pennsylvania, and serves as Vice President/Development, Cradle of Liberty Council, Boy Scouts of America and as Vice Chairman of the Technology Council of the Philadelphia metropolitan area. Mr. Musser received his Bachelor of Science degree in Industrial Engineering from Lehigh University.

                  Walter D'Alessio has been nominated to serve as a Trustee. Mr. D'Alessio has served as President and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania, since 1982. Legg Mason Real Estate Services, Inc. is a wholly-owned subsidiary of Legg Mason, Inc., the parent corporation of Legg Mason Wood Walker, Incorporated, the financial advisor to the Trust. See, "The SSI/TNC Transaction- Opinion of Legg Mason." Previously, Mr. D'Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves on the Board of Directors of the Philadelphia Electric Company, Pennsylvania Blue Shield and Independence Blue Cross, the Philadelphia Private Industry Council, and the Greater Philadelphia Chamber of Commerce. Mr. D'Alessio received his Bachelor of Science degree in Landscape Architecture from Pennsylvania State University and his Master of Science degree in City Planning from the University of Illinois.

                  Charles P. Pizzi has been nominated to serve as a Trustee. Mr. Pizzi has been President of the Greater
Philadelphia Chamber of Commerce since 1989. Mr. Pizzi also serves on a variety of civic, educational and charitable Boards of Directors including the American Chamber of Commerce
Executives, Boy Scouts of America (Philadelphia Council), Drexel University, Greater Philadelphia Chamber of Commerce,
Independence Blue Cross, Pennsylvania Academy of the Fine Arts, Philadelphia Convention & Visitors Bureau, Temple University

School of Business Management, United Way of Southeastern
Pennsylvania, University of Pennsylvania Graduate School of
Education Board of Overseers and Urban League of Philadelphia.
Mr. Pizzi received his Bachelor's degree from LaSalle University.


                  The Trust anticipates that an executive committee of the Board will be formed and will have such authority as may from time to time be delegated to it by the full Board, subject to applicable law. The initial members of the executive committee are expected to be Anthony A. Nichols, Sr. (Chairman), Richard M. Osborne, Gerard H. Sweeney and Warren V. Musser.

         Employment Agreements with Executives; Warrant Issuances

                  The Management Company will enter into two-year employment agreements with each of the TNC Executives. These agreements will establish annual salaries for each of Messrs. Nichols, Belcher and Gallagher at $141,500, $125,500 and $104,500, respectively, which compensation may be increased by the Board of Trustees in its discretion. In the employment agreements, the Management Company will agree to cause the Trust or the Operating Partnership to adopt an incentive compensation program for the benefit of executive officers of the Trust. As of the date of this Proxy Statement, the terms of any such compensation program have not been determined, and it is anticipated that such terms will be formulated by the Board or a to-be-formed compensation committee of the Board following completion of the SSI/TNC Transaction.

                  The employment agreements will provide for the issuance to the TNC Executives, collectively, of Executive Warrants exercisable for an aggregate of 360,000 Common Shares at a per share exercise price of $6.50. The number of Common Shares issuable pursuant to the Executive Warrants and the exercise price thereof will be subject to customary antidilution provisions. The Executive Warrants will be fully vested and exercisable on the date of grant. They will expire on the sixth anniversary of the date of grant. These Executive Warrants will be allocated as follows: 120,000 to Mr. Nichols; 120,000 to Mr. Gallagher; and 120,000 to Mr. Belcher. The balance of the Executive Warrants (exercisable for an aggregate of 40,000 Common Shares) will be issued to approximately 10 TNC employees who are expected to become employees of the Management Company.

                  The Management Company will also enter into a two-year employment agreement with Mr. Sweeney, who will remain the President and Chief Executive Officer of the Trust following




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




consummation of the SSI/TNC Transaction. Mr. Sweeney's annual salary will be increased from $130,000 to $141,500 and he will be awarded warrants exercisable during the six-year period following their date of issuance for an aggregate of 300,000 Common Shares at a per share exercise price of $6.50. The warrants will be fully vested and exercisable on the date of grant and will be subject to customary antidilution provisions. The provisions contained in Mr. Sweeney's current employment agreement with the Trust governing his options exercisable for 140,000 Common Shares will continue unchanged.

                  The obligations of the Management Company under the employment agreements with the TNC Executives and Mr. Sweeney will be guaranteed by the Operating Partnership.

                  In the event the Management Company were to terminate the employment of any of the TNC Executives or Mr. Sweeney without cause, or were to elect not to renew the applicable employment agreement on the second anniversary of the Closing Date, the Management Company would be obligated to provide the applicable executive with severance for the greater of the remaining term under his employment agreement or 12 months at a rate equal to his then effective salary. In addition, in the event the particular executive were to terminate his employment with the Management Company following a change in control, the Management Company would be obligated to provide the applicable executive the severance payments described in the preceding sentence. The term "change in control" means the acquisition by any person (other than the Trust and its affiliates) of a majority of the outstanding Common Shares of the Trust or voting securities of the Management Company.

                  In connection with the SSI/TNC Transaction, John Adderly, a current employee of the Trust, will be granted warrants exercisable for an aggregate of 30,000 Common Shares at a per share exercise price of $6.50. The number of Common Shares issuable pursuant to such warrants and the exercise price thereof will be subject to customary antidilution provisions. The warrants will be fully vested and exercisable on the date of grant and will expire on the sixth anniversary of their date of grant.

                  In furtherance of the Trust's efforts to preserve its REIT status and ensure that not more than 50% in value of its outstanding Shares is owned, directly or indirectly, by five or fewer individuals in the last half of any taxable year, the Executive Warrants and the Warrants to be issued to Messrs. Sweeney and Adderly will give the Trust the right to refuse to issue Common Shares upon the exercise thereof if the issuance of such Common Shares would result in the Trust being "closely held" within the meaning of
Section 856(h) of the Code or would bring the number of Common Shares beneficially owned by the holder in excess of the ownership limit applicable to such holder contained in the Declaration Amendments. If the Trust were to exercise such right, it would be required to pay to the holder an amount in cash equal to the excess, if any (the "Spread"), of the current market price of a Common Share over the exercise price in respect of each Common Share as to which exercise had been sought but was denied. Upon such payment, the number of Common Shares covered by the Warrant would be automatically reduced. In addition, each Warrant will include a provision voiding the Warrant ab initio if the issuance thereof would, but for such provision, cause the Trust to be "closely held" and providing that, upon such a voiding, the Warrant will be replaced with a stock appreciation right giving the Trust the option, upon exercise thereof, either to deliver cash in an amount equal to the Spread or Common Shares having an aggregate market price equal to the Spread. Any such stock appreciation right would have the same term, and be exercisable in respect of the same number of Common Shares, as the Warrant it replaced.

                  The holders of the Common Shares issuable upon exercise of the Executive Warrants and the warrants to be issued to Messrs. Sweeney and Adderly will have certain rights to require the Trust to register these Common Shares under the Securities Act of 1933 so that such Shares may be publicly sold.

         Waiver of Maryland Antitakeover Statutes

                  Business Combination Statute. Subtitle 6 of Title 3 of the Maryland General Corporation Law ("MGCL") establishes special requirements with respect to "business combinations" between Maryland corporations (including real estate investment trusts such as the Trust) and "interested stockholders" unless exemptions are applicable. The law generally prohibits for a period of five years following the date on which a person or entity becomes an interested stockholder a merger or other specified transaction between a company and the interested stockholder and requires a super-majority vote for any such transaction following such five-year period. An "interested stockholder" is any person who beneficially owns, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland REIT. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to an interested stockholder or its affiliates.

Unless an exemption is available, business combinations may not be consummated between a Maryland REIT and an interested stockholder or its affiliates for a period of five years after the date on which the stockholder first became a interested stockholder and thereafter generally may not be consummated unless recommended by the board of trustees of the Maryland REIT and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of trustees of a Maryland REIT at any time before an interested stockholder first becomes an interested stockholder is not subject to the 5- year moratorium or special voting requirements. An amendment to a declaration of trust of a Maryland REIT electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a Maryland REIT with a stockholder who was an interested stockholder on the date of the stockholder vote.

                  Control Share Acquisition Statute. Subtitle 7 of Title 3 of the MGCL imposes limitations on the voting rights of shares acquired in a "control share acquisition." This statute is applicable to the Trust. This statute defines a "control share acquisition" at the 20%, 331/3% and 50% acquisition levels, and requires a two-thirds Shareholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland REITs to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the declaration of trust or by-laws provide otherwise, the statute gives the Maryland REIT, within certain time limitations, various redemption rights if there is a Shareholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the Maryland REIT within 10 days following a control share acquisition. Moreover, unless the declaration of trust or bylaws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares which result in the acquiring person having majority voting power, then minority shareholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a declaration of trust or bylaw provision is adopted for such purpose prior to the control share acquisition.

                  Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained in this Proxy Statement is not intended to be complete.

                  The Board of Trustees has agreed to exempt SSI, TNC and their respective affiliates from the operation of the Maryland "business combination" and "control share acquisition" statutes, conditioned on approval of the SSI/TNC Transaction by Shareholders. The Board of Trustees has also agreed to exempt Gerard H. Sweeney and his affiliates from the operation of the Maryland "business combination" statute, conditioned on approval of the SSI/TNC Transaction by Shareholders. The exemption from the "business combination" statute will be accomplished by the adoption of an appropriate resolution by the Board of Trustees of the Trust prior to the consummation of the SSI/TNC Transaction. The exemption from the "control share acquisition" statute will be accomplished by the adoption by the Board of Trustees of an amendment to the Trust's bylaws. As the purpose of these provisions is to make more difficult the acquisition of a company, and to discourage certain types of coercive takeover practices, waiver of these provisions will have the effect, as to SSI, TNC and Mr. Sweeney, of removing these barriers to their acquiring control of the Trust.

         Standstill Arrangement

                  At the Closing Date, SSI will enter into an agreement (the "SSI Agreement"). In the SSI Agreement, SSI will agree during the term of the SSI Agreement to: (i) vote its Common Shares for the election of either Richard
M. Osborne or his designee for election to the Board of Trustees, but only for so long as Mr. Osborne is the beneficial owner of at least 10% of the outstanding Common Shares; (ii) refrain from engaging in proxy solicitations in opposition to the position of a majority of the Board of Trustees and refrain from engaging in election contests; (iii) vote its Common Shares in accordance with the recommendation of a majority of the Board of Trustees on any matter submitted to a vote of Shareholders other than (a) a merger, consolidation or liquidation of the Trust or a sale by the Trust of all or substantially all of its assets or (b) any amendment to the Trust's Declaration of Trust which adversely affects the rights of Shareholders;
(iv) refrain from disposing of any of its Shares other than (a) in transactions under Rule 144, (b) in a private transaction to any person who is not then a business competitor of the Trust and who, immediately following such transaction, would own less than 5% of the outstanding Common Shares, (c) in response to a bona fide third party tender or exchange offer for at least 80% of the Common Shares and supported by a majority of the Board of Trustees, and (d) in a merger or statutory share exchange in which ownership of the Trust is acquired by a third party; and (v) not to pursue any action which may disqualify the Trust's REIT status. The SSI Agreement will permit SSI to transfer up to approximately 52,000 of its Common Shares to Mr. Nichols so long as he holds such Common Shares subject to the same restrictions applicable to them while they were owned by SSI. During the term of the SSI Agreement, but only for so long as SSI is the beneficial owner of at least 10% of the outstanding Common Shares, the Trust will cause three individuals designated by SSI to be nominated for election to the Board of Trustees.

                  The term of the SSI Agreement will end on the earlier of (i) the third anniversary of its date and (ii) completion by the Trust of a Qualified Offering.

         Registration Rights

                  The Trust will enter into a Registration Rights Agreement with each holder of Class A Units, with SSI and with the RMO Fund (the "Registration Rights Agreement") obligating the Trust to register Common Shares issuable upon the exercise of the SSI Warrants, Common Shares held by SSI, Common Shares, if any, which may be issued upon redemption of Class A Units and Common Shares issued or issuable to the RMO Fund in connection with its investment in the Trust on June 21, 1996 (collectively, "Registrable Securities"). The Registration Rights Agreement will provide that, at the request of the holders of Registrable Securities, the Trust will, at its expense, register up to two underwritten distributions of Common Shares and provide for an annual shelf registration of such Common Shares for sale at the market through brokers' transactions and thereafter with market makers; provided, however, that the Trust will not be obligated to pay the expenses of an underwritten offering during the first 12 months after the Closing Date. The holders of Registrable Securities will also be entitled to "piggyback" on the Trust's registrations of its Common Shares. In connection with such registrations, the Trust and the selling shareholders will

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mutually indemnify each other against certain liabilities, including liabilities under the federal securities laws.

         Mortgage Loans

The GECC Loan

                  In November 1995, SSI and TNC reorganized the Title Holding Partnerships which own the Witmer Properties (other than the Witmer Property located in Lawrenceville, New Jersey, which was owned by GECC and not a Title Holding Partnership), and formed the Witmer Partnership to hold substantially all the partnership interests of such Title Holding Partnerships. In connection therewith, the Witmer Partnership and the Witmer Partnership's subsidiary Title Holding Partnerships obtained a non-recourse mortgage loan (referred to herein as the "GECC Loan") from GECC in the aggregate maximum principal amount of $32,211,600. The proceeds of this loan were used to purchase fee title to the Witmer Property located in Lawrenceville, New Jersey, (the "Lawrenceville Premises") and to satisfy the mortgage loans encumbering the other Witmer Properties.

                  On the Closing Date, as a result of the Operating Partnership indirectly acquiring all of the partnership interests in the Witmer Partnership (which in turn owns substantially all the partnership interests in the Title Holding Partnerships that own the Witmer Properties), the Operating Partnership will indirectly own the Witmer Properties which will remain subject to the indebtedness represented by the GECC Loan.

                  The GECC Loan is evidenced by a loan agreement and related documents by and among GECC, the Witmer Partnership and its subsidiary Title Holding Partnerships, and is secured by mortgage liens encumbering eight of the Initial Properties: (1) Horsham Business Center, Building 15; (2) Oaklands Corporate Center, Building 5; (3) and (4) Newtown Square Corporate Campus, Buildings 11 and 12; (5) Keith Valley Business Park, Building 7; (6) the building located at One Progress Avenue in Keith Valley Business Park; (7) Lansdale Industrial Park; and (8) the Lawrenceville Premises. The GECC Loan is a non-recourse obligation, subject to stated exclusions. The original principal amount of the GECC Loan is $32,211,600; the GECC Loan matures on November 30, 2000 and bears interest at a contract rate equal to 2.75% per annum in excess of GECC's Composite Commercial Paper Rate (as such term is defined in the GECC Loan Documents).

                  In addition to the contract rate of interest, the borrowers must also pay "additional amortization" based upon the net cash flow of the Witmer Properties, and "additional interest," based upon a participation interest in any sale or refinancing of the Witmer Properties. The SSI/TNC Transaction will not trigger payment of "additional interest" to GECC. The monthly payments due under the GECC Loan will not fully amortize the principal sums due thereunder; therefore, there will be a "balloon payment" of the debt due on the maturity date in the approximate amount of $29,782,000. The loan may be prepaid in full prior to maturity, subject to the payment of a prepayment penalty.

                  The loan is secured by cross-collateralized mortgages encumbering each of the eight Witmer Properties, assignments of leases, a $1,500,000 letter of credit provided by SSI, a pledge and security agreement delivered by the Witmer Partnership and a limited guaranty of TNC.

                  GECC also holds a right of first offer pursuant to which none of the Witmer Properties, nor any interests in the Witmer Partnership nor in any of the subsidiary Title Holding Partnerships may be offered to a third party unless such property (or such interests) are first offered to GECC (at the stated price, net of its remaining participation interests and the outstanding loan balance), which offer GECC shall have 30 days within which to accept. This right of first offer is inapplicable to the SSI/TNC Transaction. GECC also has a right of first offer to refinance its debt through a debt financing under certain circumstances.

                  The GECC Loan Documents permit the Witmer Partnership to distribute to its partners a nine percent (9%) non-compounding return on the stated amount of $3,805,400 plus draws made on a $1,500,000 letter of credit posted as additional collateral for the GECC Loan (the "GECC Equity Amount"), but only so long as (i) space presently occupied by a designated tenant in one of the Witmer Properties is re-leased to such designated tenant or to another tenant on terms approved by GECC, (ii) the Adjusted Net Operating Income (calculated without regard to the revenues or expenses of the Witmer Property located in Lawrenceville, New Jersey and referred to herein as the "Lawrenceville Premises") and the Debt Service Coverage Ratio (calculated both inclusive of the Lawrenceville Premises and excluding the Lawrenceville Premises), as such terms are defined in the GECC Loan Documents, all meet certain thresholds. As of this date, not all of such conditions to the payment of the return on equity have been satisfied. In the event the Witmer Partnership is unable to satisfy the conditions set forth in (ii) above, then, provided the condition stated in clause (i) above has been satisfied, the

Witmer Partnership nevertheless has a one-time right to distribute to its partners a 6% return on the GECC Equity.

The New England Mutual Life Insurance Company Loans

                  The New England Mutual Life Insurance Company ("NEMLICO") holds three mortgage loans, encumbering, in the aggregate, five of the Initial Properties (Meetinghouse Buildings 1, 2, 3 and 4, and Iron Run III) and four of the Option Properties (Horsham Buildings 11-14).

                  One of the NEMLICO loans ("NEMLICO I") encumbers Meetinghouse Buildings 1, 2, 3 and 4. NEMLICO I is a non-recourse obligation, subject to stated exclusions. The principal amount of NEMLICO I outstanding as of March 31, 1996 was $13,508,223; NEMLICO I matures on July 1, 2000 and bears interest at a rate equal to 7.125% per annum. In addition to the contract interest rate, the borrower must pay "additional interest" and "appreciation interest" to NEMLICO. The monthly payments will not amortize fully the principal sums due under the loan; therefore, there will be a "balloon payment" of the debt due on the maturity date in the appropriate amount of $12,625,000. The loan may be prepaid prior to maturity, subject to the payment of a prepayment penalty. The loan is secured by a single mortgage encumbering the properties, assignments of leases, and a $500,000 Letter of Credit provided by SSI. NEMLICO I may be prepaid subject to a "yield maintenance" premium.

                  A second NEMLICO loan ("NEMLICO II") financed the development of Iron Run III. The principal amount of NEMLICO II outstanding as of May 31, 1996 was $3,217,626; NEMLICO II matures on June 1, 2005 and bears interest at a rate equal to 7% per annum. NEMLICO II is a non-recourse obligation, subject to stated exclusions. In addition to contract interest, the borrower must pay NEMLICO a participation in net cash flow and in sale and refinancing proceeds. Monthly payments include interest only; therefore, there will be a "balloon payment" of the debt due on the maturity date in the approximate amount of $3,218,000. The loan is secured by a mortgage on the subject property and an assignment of leases. NEMLICO retains a right of first refusal on sales of the subject property. NEMLICO has the right to call NEMLICO II on December 31 of each year if the outstanding principal balance plus accrued interest as of that date exceeds a stated amount. NEMLICO II may be prepaid subject to a "yield maintenance" premium.

                  A third NEMLICO loan ("NEMLICO III") encumbers Horsham Buildings 11-14. NEMLICO III is a non-recourse obligation,



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subject to stated exclusions. The principal amount of NEMLICO III outstanding as of March 31, 1996 was $16,763,000; NEMLICO III matures on April 1, 2003 and bears interest at a rate equal to 7.5% per annum. In addition to contract interest, the borrower must pay "additional interest" and "appreciation interest" to NEMLICO. Any available net cash flow is applied against the outstanding principal balance of NEMLICO III. The monthly payments will not amortize fully the principal sums due under the loan; therefore, there will be a "balloon payment" of the debt due on the maturity date in the approximate amount of $16,763,000. The loan may be prepaid prior to maturity, subject to the payment of a prepayment penalty. NEMLICO may accelerate the debt if on December 31 of any calendar year the principal sum (including accrued interest) exceeds the maximum allowable amount for that year set forth in the promissory note. NEMLICO III is secured by a single mortgage encumbering the aforementioned properties, assignments of leases and an escrow of all tenant rent payments. NEMLICO also holds a right of first refusal which provides that if the borrower receives a bona fide offer to purchase the properties, it must offer to sell the properties to NEMLICO on the same terms and conditions as those set forth in such third party offer. NEMLICO III may be prepaid subject to a "yield maintenance" premium.

                  The SSI/TNC Transaction will not trigger payment of "additional interest" to NEMLICO.

The First Union Bank Loans

                  Fidelity Bank, N.A. (now First Union, National Bank) holds two loans encumbering, in the aggregate, three of the Initial Properties. Proceeds from one of the First Union loans ("First Union I") financed the development of Oaklands Corporate Center Buildings 45 and 50. The principal amount of First Union I outstanding as of March 31, 1996 was $6,479,000; First Union I matures on February 1, 1998 and bears interest at 8% per annum. First Union I is amortized on a 22-year graduated, self- amortizing basis; therefore, there will be a "balloon payment" of the debt due on the maturity date in the approximate amount of $6,260,000. The borrower is fully liable for the total amount of the First Union I debt. First Union I is secured by cross- collateralized mortgages on the subject properties, and an assignment of leases. Moreover, the loan is guaranteed by TNC.
First Union I may be prepaid without a premium.

                  Proceeds from a second First Union Bank loan ("First Union II") were used to finance the development of Iron Run Industrial Park Building
5. The principal amount of First Union



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II outstanding as of March 31, 1996 was $2,367,113; First Union II matures on
February 1, 1998 and bears interest at 8% per annum. First Union II is amortized on a 22-year graduated, self- amortizing basis; therefore, there will be a "balloon payment" of the debt due on the maturity date in the approximate amount of $2,287,000. The borrower is fully liable for the total amount of the debt. First Union II is secured by a mortgage on the subject property and an assignment of leases. This loan is also guaranteed by TNC. First Union II may be prepaid without a premium.

The Commonwealth of Pennsylvania State Employee Retirement System Loan

                  The Commonwealth of Pennsylvania State Employee Retirement System holds a mortgage encumbering Iron Run II. Proceeds from that loan (the "PSERS Loan") were used to finance the development of Iron Run II by SSI. The principal amount of the PSERS Loan outstanding as of March 31, 1996 was $2,544,320; the PSERS Loan matures on March 31, 2000 and bears interest at a rate equal to 9.25% per annum. Under the terms of the PSERS Loan, SSI made 36 monthly payments of interest only through March 1, 1993; thereafter, SSI is obligated to make 84 successive monthly payments of principal and interest based on a 30-year amortization. Therefore, there will be a "balloon payment" of the debt due on the maturity date in the approximate amount of $2,446,000. The PSERS Loan is a non-recourse obligation, subject to stated exclusions. The PSERS Loan is secured by a mortgage on the subject property and an assignment of leases. The PSERS Loan may be prepaid subject to payment of a premium which reduces over time.

Allmerica Financial Loan

                  Allmerica Financial (formerly, State Mutual Life Assurance Company of America) ("Allmerica") holds a mortgage encumbering Horsham Business Center Building 6. The principal amount of the Allmerica loan outstanding as of March 31, 1996 was $2,894,000; the Allmerica loan matures on January 1, 1997 and bears interest at a rate equal to 9.2% per annum. The Allmerica loan is a non-recourse obligation, subject to stated exclusions. The Allmerica loan is secured by a mortgage on the subject property and an assignment of leases. Additionally, all security deposits, prepaid rent or similar tenant payments must be deposited in an escrow account and all such funds may be disbursed only upon the prior written consent of Allmerica. The Allmerica loan may be prepaid without a premium.



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






                  As of the date hereof, TNC is endeavoring to refinance the Allmerica loan. Allmerica has agreed to accept $2,400,000 in full repayment of the outstanding principal balance of the loan if payment is tendered on or before August 1, 1996. There can be no assurance that the Allmerica loan will be refinanced prior to maturity. In connection with such efforts, SSI has agreed to advance $460,000 to fund tenant improvements at Building 6. SSI's advances will bear interest at prime, be secured by a second mortgage on Building 6 and be repayable upon the earlier of a Qualified Offering or the third anniversary of the date of the loan. The amount of the SSI loan will be combined with the outstanding balance of the senior mortgage debt encumbering Building 6 on the Closing Date for purposes of determining the net equity in Building 6 and hence the actual number of Class A Units issuable on account thereof.

Midlantic Bank Loan

                  Midlantic Bank, N.A. (a division of PNC Bank) holds the first lien encumbering the Whitelands Business Park property owned by SSI. The principal amount of the Midlantic loan outstanding as of March 31, 1996 was $1,623,502; the Midlantic loan matures on June 1, 1997 and bears interest at a rate of 1% above the lender's prime rate, but in no event less than 7.5% at any time. The monthly payments of principal and interest were calculated to amortize the Midlantic loan over a period of 15 years; therefore, there will be a "balloon payment" upon the maturity date. SSI is liable for the total amount of the debt. The Midlantic loan is secured by a mortgage on the subject property and an assignment of leases. The Midlantic loan may be prepaid without a premium.

The SSI/TNC Transaction Documents

                  The SSI/TNC Transaction will be accomplished through a series of documents, certain of which are discussed above. See "The SSI/TNC Transaction
- - Principal Features of the SSI/TNC Transaction." The principal documents will include customary representations and warranties and closing conditions. Such representations and warranties will cover compliance with laws, environmental matters, title to Properties, absence of undisclosed liabilities, encumbrances, litigation, insurance and similar matters. The principal documents will consist of the following:

                           (a) Share and Warrant Purchase Agreement pursuant to
which the Trust will issue to SSI 775,000 Common Shares and




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





the SSI Warrant in exchange for substantially all of the SSI Ownership Interest and $426,250.

                           (b) Contribution Agreement pursuant to which each of
the Trust, SSI and TNC will contribute certain direct and indirect interests in real estate to the Operating Partnership in exchange for Units.

                           (c) Option Agreements between the Operating
Partnership and the entities which own the Option Properties pursuant to which the Operating Partnership will acquire an option to purchase each of the Option Properties.

                           (d) SSI Warrant and Executive Warrants issuable by
the Trust in favor of SSI, the TNC Executives and approximately 10 other TNC employees, respectively; and Warrants exercisable for 300,000 Common Shares and 30,000 Common Shares, respectively, to two current executives of the Trust. The foregoing Warrants will contain customary antidilution adjustments in the event the Trust makes certain distributions to its Shareholders or issues Common Shares or securities convertible into Common Shares at a price per share below the then market price of the Common Shares, subject to certain exceptions.

                           (e) Registration Rights Agreement among the Trust,
SSI, TNC and the RMO Fund pursuant to which the Trust will grant both demand and "piggy-back" registrations rights with respect to the 775,000 Common Shares issuable to SSI, the Common Shares issuable upon exercise of the SSI Warrant and conversion of the Class A Units and the Common Shares issued and issuable to the RMO Fund pursuant to its investment in the Trust on June 21, 1996. In connection with registrations under the Registration Rights Agreement, the Trust and the selling shareholders will be required to mutually indemnify each other against certain liabilities, including liabilities under the federal securities laws.

                           (f) Employment Agreements between the Management
Company and each of the three TNC Executives, and an Employment Agreement between the Management Company and Mr. Sweeney replacing his existing employment agreement with the Trust. The payment obligations of the Management Company under the Employment Agreements will be guaranteed by the Operating Partnership.

                           (g) Bill of Sale and Assignment between the Trust and
TNC pursuant to which TNC will transfer to the Trust, in




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




exchange for approximately $25,000, substantially all of its furniture, fixtures and equipment. The Trust will thereupon contribute such furniture, fixtures and equipment to the Operating Partnership which will, in turn, contribute such assets to the Management Company.

                           (h) Distribution Support and Loan Agreement pursuant
to which SSI will agree to make the SSI Advances to the Operating Partnership.

                           (i) Environmental Indemnity Agreement between SSI and
the Operating Partnership pursuant to which SSI has agreed to indemnify and hold harmless the Operating Partnership against costs associated with the cleanup of the waste disposal area, together with any soil and groundwater contamination related to such waste disposal area, at the Whitelands Property. The Environmental Indemnity Agreement will not provide indemnity against cleanup actions first asserted against the Operating Partnership more than five years following the Closing Date.

                  In addition to the foregoing, the Trust, SSI, TNC and the Other Owners will enter into the Operating Partnership Agreement, the principal terms of which are summarized below.

         Operating Partnership Agreement

                  In General. The Operating Partnership will be organized as a Delaware limited partnership pursuant to the terms of the Limited Partnership Agreement for the Operating Partnership (the "Operating Partnership Agreement"). The Operating Partnership will initially have four classes of partnership interests: the "General Partnership Interest" (comprised of GP Units); "Class A Units;" "Class B Units;" and "Class C Units." Each Unit within a class will represent an equal undivided fractional interest in each item of Operating Partnership income, gain and loss allocable to the class and in each distribution of Partnership assets allocable to the class. The General Partnership Interest and all of the Class B and Class C Units will be issued to the Trust. All of the Class A Units initially issued by the Partnership will be issued to SSI, TNC and the Other Owners in exchange for their contribution of direct and indirect ownership interests in the Initial Properties.

                  Formation and Capital Structure. On the Closing Date, BRT, SSI, TNC and the other persons acquiring an interest in the Operating Partnership will organize and capitalize the Operating Partnership as follows:




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





                  1. The Trust will contribute $1,000 cash and the furniture, fixtures and equipment it acquires for $25,000 from TNC to the Operating Partnership in exchange for the General Partnership Interest (comprised of GP Units).

                  2. The Trust will contribute all of the limited partnership interests in the Witmer Partnership in return for the issuance to it of Class B Units and will contribute the general partnership interest in the Witmer Partnership it acquires from SSI to a wholly-owned qualified REIT subsidiary;

                  3. The Trust will contribute a majority of its BRP Partnership Interest to the Operating Partnership in return for the issuance to it of Class C Units and will agree to contribute the balance of its BRP Partnership Interest to the Operating Partnership approximately one year following the Closing Date in exchange for additional Class C Units (or GP Units if, by such time, a Qualified Offering has occurred);

                  4. TNC and the other existing partners of the Witmer Partnership holding limited partnership interests in the Witmer Partnership will sell all of such interests to the Operating Partnership in return for the issuance to them of Class A Units;

                  5. SSI will sell title to the six Initial Properties that it owns in fee in return for the issuance to it of Class A Units; and

                  6. TNC, SSI and certain other persons will sell partnership interests, representing 99% of the profits interest and 89% of the capital interest, in the Title Holding Partnerships owning the other five Initial Properties, to the Operating Partnership in return for the issuance to them of Class A Units.

                  Upon the completion of the transactions described above on the Closing Date:

                  o The Operating Partnership will be created with the Trust serving as the Operating Partnership's General Partner and owning all of the GP Units.

                  o The Operating Partnership will own (i) a portion of (and have the right to acquire the balance of) the Trust's prior equity interest in BRP which in turn owns the four existing properties of the Trust; (ii) all of the outstanding capital stock of the corporate general partner of the Witmer Partnership, which in turn owns all of the general partnership interests in the Witmer



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





                           Partnership; (iii) all of the outstanding limited partnership interests in the Witmer Partnership; (iv) all six of the Initial Properties previously owned in fee by SSI; and (v) partnership interests, representing a 99% profits interest and an 89% capital interest, in the Title Holding Partnerships that own seven of the Initial Properties.

                  o The Witmer Partnership will own the Lawrenceville Premises in fee and partnership interests, representing a 99% profits interest and an 89% capital interest, in the Title Holding Partnerships that own seven of the other Initial Properties;

                  o The Operating Partnership will hold options to purchase Horsham 11 through 14 Option Properties.

                  The Residual Interests in each of the Title Holding Partnerships not acquired by the Operating Partnership will be held by TNC. Under the Operating Partnership Agreement, TNC will be obligated to sell and the Operating Partnership will be obligated to buy these Residual Interests on the first business day of the 37th month after the Closing Date. At the time of the Operating Partnership's acquisition of the Residual Interests, it will issue to TNC additional Class A Units and will distribute to TNC the amount, if any, of the Operating Partnership's periodic distributions during the period ending on the date of purchase that would have been allocable to these additional interests if they had been issued on the Closing Date. At its option, the Operating Partnership may acquire any or all of the Residual Interests for the same consideration at any time prior to the first business day of the 37th month after the Closing Date, provided that the Operating Partnership pays any Pennsylvania real estate transfer taxes resulting from such acquisition.

                  If any of the current mortgage indebtedness on the Initial Properties (other than Properties owned by the Witmer Partnership) is repaid or refinanced for an amount that is less than the then outstanding amount of such indebtedness and additional equity is created as a result, the Operating Partnership will be obligated to issue the number of Units that is equal to the amount of the additional equity divided by $5.50. Twenty-five percent of such additional Units (consisting of GP



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





Units) are to be issued to the Trust with the remaining 75% (consisting of Class A Units) being issued to the initial Owners.

                  Periodic and Liquidation Distributions. The rights of the holders of the GP Units, Class A Units, Class B Units and Class C Units, prior to a Qualified Offering, are as follows:

                  Class C Units. The Class C Units will receive a special allocation of all income, gains, profits, losses and cash flow realized by the Operating Partnership from its ownership and operation, indirectly through BRP, of an interest in the four existing office properties owned by BRP on the date of this Proxy Statement. Consequently, prior to a Qualified Offering, none of TNC, SSI or any of the other Owners contributing a Property to the Operating Partnership pursuant to the SSI/TNC Transaction will share in any of the income, gains, profits, losses or cash attributable to the operation and ownership of these existing four properties.

                  Class B Units. The Operating Partnership Agreement will provide that the holders of the Class B Units will be entitled to receive quarterly distributions in cash, accruing from the Closing Date, in an amount that results in an annualized return of 9.5% on $3.937 million (referred to herein as the Preferential Return), which sum represents the deemed value of the capital contribution that the Trust will make to the Operating Partnership in exchange for its Class B Units. The $3.937 million base on which the Class B Unit holder's Preferential Return is calculated will be reduced from time to time to reflect any return of capital made to the Class B Unit holders out of the proceeds of a sale or refinancing of a Witmer Property. Arrearages on these preferred quarterly distributions will accumulate, and no distributions to any other Partner, other than the holders of the Class C Units, may be made unless and until all arrearages have been paid and the Preferential Return through the current quarter has been paid or provided for.

                  Provided that the Class B Unit holders have received payment in full of their Preferential Return, the General Partner may, in its discretion, distribute cash available from the ownership and operation of the Properties to the holders of the Class B Units, the holders of the Class A Units, and the General Partner. Such distributions will be divided among such persons pro rata, based on the percentage that the number of Class A Units, Class B Units and GP Units owned by any such person bears to the total number of Class A Units, Class B Units and GP Units then outstanding.

                  Upon a liquidation of the Operating Partnership, the holders of the Class B Units will be entitled to receive, prior to the making of any liquidating distributions to any other partner, other than a Class C Unit holder, a preferred liquidating distribution equal to $3.937 million, less any prior returns of capital, plus any unpaid accumulated Preferential Return. After the holders of the Class B Units have received liquidating distributions in an amount equal to their liquidation preference, any remaining cash or other assets realized from or relating to the Properties will be divided pro rata among the holders of the Class A Units, Class B Units and GP Units in accordance with each such person's percentage ownership of such Units in the aggregate.

                  Class A Units. The Class A Units will have no right to receive any income, gains, profits, losses or cash flow realized from the ownership and operation of the four existing BRP Properties. Class A Units will not share in the Preferential Return payable to the holders of the Class B Units, nor will the Class A Units have any liquidation preference. After the accrued Preferential Return has been paid in full, available cash flow and other assets realized by the Operating Partnership from the ownership and operation of the Properties contributed to the Partnership in the SSI/TNC Transaction will be distributed pro rata among the holders of the Class A Units, Class B Units and GP Units in accordance with each such person's percentage ownership of the total number of such Units then outstanding. Except in respect of the Preferential Return payable on the Class B Units, no distributions will be payable to holders of GP Units or Class A or B Units unless, prior to such payment, all accrued interest on amounts advanced to the Operating Partnership by SSI has been paid, and no portion of the $700,000 working capital line or the loan to cover transaction expenses to be provided to the Operating Partnership by SSI is then outstanding.

                  Upon the completion of a Qualified Offering, the Class B Units and the Class C Units will automatically convert into an equal number of GP Units, with the result that from and after a Qualified Offering the two classes of partnership interest that will be outstanding will consist of the Trust's General Partnership Interest (comprised of GP Units) and the Class A Units issued to SSI, TNC and Other Owners contributing Properties to the Operating Partnership in the SSI/TNC Transaction.

                  Also, from and after completion of a Qualified Offering (and assuming no additional classes of Units in the Operating Partnership have then been created), whenever the Operating Partnership makes a distribution, it will be required to distribute to the holders of the Class A Units, as a group, an amount equal to the product that results from multiplying the total amount to be distributed by the ratio of the number of outstanding Class A Units to the sum of the number of outstanding Class A Units plus the number of outstanding Common Shares (other than outstanding Excluded Common Shares). The balance would be distributed by the Operating Partnership to the Trust on account of its GP Units for distribution to holders of Common Shares.

                  Income, gain, loss and deduction of the Operating Partnership, other than items attributable to BRP, will be allocated among the holders of the Class B Units, the holders of the Class A Units and the holders of GP Units in a manner consistent with such holders' rights to receive distributions and applicable federal income tax principles. Thus, such profits will generally be allocated to such partners, first, to eliminate deficit capital accounts; second, to the holders of the Class B Units to the extent, if any, that their liquidation preferences exceed their capital account balances; third, to the extent necessary to cause the positive capital account balances of such partners or, in the case of the holders of Class B Units, the excess of their positive capital account balances over their liquidation preferences, to be in proportion to their percentage interests, and, fourth, to such partners in proportion to their percentage interests. Similarly, such losses, if any, will generally be allocated, first, so as to cause the positive capital account balances of such partners or, in the case of the holders of Class B Units, the excess of their positive capital account balances over their liquidation preferences, to be in proportion to their percentage interests; second, to each such partner in proportion to his percentage interest until the capital account balances of the partners other than the holders of the Class B Units equal zero; third, to the holders of the Class B Units until their capital accounts equal zero; and, fourth, to the partners in proportion to their percentage interests.

                  Redemption of Class A Units. Pursuant to the Operating Partnership Agreement, the holders of Class A Units will have the right to require the Operating Partnership to redeem their Class A Units for cash. These redemption rights may be exercised from time to time, in whole or in part, at any time after the earlier of a Qualified Offering or on any Redemption Eligibility Date.

                  At its option, the Trust, as the General Partner, may assume the Operating Partnership's obligations to redeem the Class A Units and either pay the redemption price in cash or deliver Common Shares in exchange for the Units being redeemed at an initial exchange ratio of one Common Share for each Class A Unit. This initial exchange ratio is subject to adjustment, from time to time, upon the occurrence of certain events, including stock splits or combinations, recapitalizations, or other similar events, the issuance by the Trust of Common Shares at a price below the then prevailing market price, and the distribution by the Trust of indebtedness or assets to all of the holders of its Common Shares. If the Operating Partnership or the Trust elects to redeem Class A Units for cash, the holder requesting redemption will have the right to rescind his request and continue to hold his Class A Units.

                  The cash purchase price payable for redeemed Class A Units by the Operating Partnership will be the fair market value of the number of Common Shares the holders of Class A Units being redeemed would be entitled to receive if the Trust were to exercise its option to deliver Common Shares therefor. The fair market value of Common Shares will be based on their trading price at the time of exercise of the right of redemption. If the Operating Partnership were to fail to fulfill any of its obligations in respect of an exercised right of redemption, the Trust would be required to assume and perform those obligations.

                  Management. The Trust will initially be the sole general partner of the Operating Partnership with full and complete power, authority and discretion in the management and control of the Operating Partnership, except in certain circumstances where the General Partner must obtain the prior consent of the holders of Class A Units.

                  In particular, the General Partner will not be permitted, prior to the completion of a Qualified Offering, without the affirmative consent of the holders of at least 75% of the then outstanding Class A Units, to take any of the following actions:

                           (1)      Except as otherwise required by the
Partnership Agreement, issue any additional GP Units, Class A Units, Class B Units or Class C Units, or any other class of partnership interest;

                           (2)      Dissolve and liquidate the Witmer
Partnership;

                           (3)      Cause the Partnership to enter into any
arrangement, contract or business venture with the General Partner or any affiliate of the General Partner involving payments by the Partnership to the General Partner or any affiliate of an aggregate of more than $100,000 unless such transaction is (i) expressly contemplated by the Operating Partnership Agreement and the documents executed in connection with the SSI/TNC Transaction, or (ii) such transaction involves a loan from the General Partner to the Partnership on terms and conditions substantially similar to those customarily comprising commercial loans of similar size and credit risk and at an interest rate not exceeding .5% above the General Partner's internal cost of funds as of the date the loan is made;

                           (4)     Permit the Partnership to merge or
consolidate its operations with any other entity; or

                           (5)     Permit or cause the Witmer Partnership or its
general partner to take any affirmative action that would violate the partnership agreement creating the Witmer Partnership or that would result in a breach of the GECC Loan Documents.

                  In addition, the General Partner must obtain the consent of the holders of at least 75% of the Class A Units then outstanding in order to amend the Operating Partnership Agreement, make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian receiver or trustee for all or any part of the assets of the Operating Partnership, institute any voluntary proceeding for bankruptcy or terminate or dissolve of the Operating Partnership. In addition, the Trust may only transfer its interest as General Partner to a third party that is reasonably expected (as determined by a majority of the Board of Trustees of the Trust) to be able to fulfill the rights and responsibilities of the General Partner.

                  Business Operations. The Operating Partnership Agreement will require that the Operating Partnership be operated in a manner that will enable the General Partner to satisfy the requirements for being classified as a REIT and to avoid the imposition of any Federal income or excise tax liability. The Operating Partnership will pay when due, or reimburse the General Partner or Management Company for payment of, accounting, administrative, legal, management and other services rendered to the Operating Partnership.

                  Tax Matters. Pursuant to the Operating Partnership Agreement, the General Partner will be the tax matters partner of the Operating Partnership.

                  Indemnification. The Operating Partnership Agreement will provide that the General Partner is to be indemnified by the holders of Class A Units, severally and not jointly, for breaches of representations and warranties made by them in the Operating Partnership Agreement or in the documents executed in connection with the SSI/TNC Transaction or the non-performance by such Partners of their respective obligations thereunder. The General Partners's recourse for such indemnification will be limited to Class A Units, all of which will be pledged, either on a senior or subordinated basis, to secure the indemnity obligations of holders of the Class A Units. In addition, the Trust will indemnify each holder of Class A Units against non-performance by the Trust of its obligations under the Operating Partnership Agreement and the documents executed in connection with the SSI/TNC Transaction and for any breach by the Trust of its representations and warranties contained therein. The indemnity obligations of the holders of Class A Units and the Trust will be subject to limitations relating to the amount of indemnification, the period in which claims for indemnification may be asserted and the procedures for requesting indemnification.

                  Term. The Operating Partnership will continue in full force and effect until December 31, 2094, or until sooner dissolved: (i) upon the sale or other disposition in a single transaction or a series of related transactions of all or substantially all of the assets of the Operating Partnership; (ii) upon the occurrence of an event of withdrawal with respect to the General Partner, unless holders of a majority of the Units elect to continue the business of the Operating Partnership; (iii) upon the acquisition by a single person of all of the partnership interests; (iv) upon the issuance of a decree of dissolution by a court of competent jurisdiction; or (v) upon the consent of the General Partner and holders of at least 75% of the Class A Units.

General Authority if SSI/TNC Transaction is Approved

                  If the SSI/TNC Transaction is approved, the Trust will have the authority to complete the SSI/TNC Transaction upon the terms generally described in this Proxy Statement, subject to such modifications as the Board of Trustees determine to be fair and in the best interests of the Shareholders.



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Consequences of Failure to Approve the SSI/TNC Transaction

                  The failure of the Shareholders to approve the SSI/TNC Transaction may result in the following consequences:

                  (i) The Trust would continue to conduct its business in a manner consistent with past practices. This would involve the implementation of the Trust's business plan by continuing to attempt to maximize the value of the Trust's existing asset base and continuing to explore attractive third-party equity investments and property acquisitions. See, "The SSI/TNC Transaction - Business Objectives and Operating Strategy."

                  (ii) The Trust's existing Shareholders, as a group, would continue to determine the outcome of any matter submitted to the Shareholders for approval.

                  (iii) The Trust will remain liable for its share of transaction expenses (estimated at approximately $759,500) incurred in connection with the SSI/TNC Transaction, including legal and accounting fees, Legg Mason's financial advisor fee, and due diligence expenses.

                  There is no assurance that the SSI/TNC Transaction will be consummated even if the Shareholders approve it.

Distributions

                  During 1995, the Board of Trustees declared dividends on the Common Shares aggregating $.55 per share. The Trust paid such dividends on the following dates and in the following amounts: May 17, 1995, ($.05); May 17, 1995 ($.35); July 31, 1995 ($.05); October 31, 1995 ($.05); and January 30, 1996
($.05). On May 15, 1996, the Trust paid a dividend of $.06 per share. To qualify for taxation as a real estate investment trust, the Trust must distribute at least 95% of its REIT taxable income (which essentially is its net ordinary income, not including capital gains). Following the SSI/TNC Transaction, the Trust intends to continue to pay regular quarterly dividends to its Shareholders. The amount of dividends will be affected by a number of factors, including revenues received from rental properties, the operating expenses of the Trust, interest incurred on borrowings, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, proceeds from the sale or refinancing of properties and such other factors as the Trustees consider relevant.



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







Expenses of SSI/TNC Transaction

                  Certain expenses incurred in connection with the SSI/TNC Transaction will be borne directly by the Trust, whether or not the SSI/TNC Transaction is consummated ("Trust Expenses") Certain expenses will be borne directly by the Operating Partnership if the SSI/TNC Transaction is consummated ("Operating Partnership Expenses"). The following tables set forth a list of estimated expenses falling into each of the above categories:



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Trust Expenses                                                Amount
                                                              ------
Legal fees and expenses..............................        $305,000
Accounting fees and expenses.........................        $204,000
Financial advisory fees and expenses.................        $100,000
Market analysis fee..................................        $ 25,000
Financial Due Diligence..............................        $ 21,000
Additional Listing Application.......................        $ 17,500
Proxy Solicitation...................................        $ 10,000
Miscellaneous........................................        $ 25,000
                                                             --------
                                                             $707,500

Operating Partnership Expenses                                Amount
                                                              ------
Accounting fees and expenses.........................        $132,000
Legal fees and expenses..............................        $265,000
Real estate transfer taxes...........................        $172,000
Environmental/Structural review......................        $ 55,000
Surveys           ...................................        $ 15,000
Title Insurance......................................        $ 45,000
Miscellaneous........................................        $ 78,000
                                                             --------
                                                             $762,000

                  In the event the SSI/TNC transaction is not consummated, expenses that would have been borne by the Operating Partnership will be allocated among SSI, TNC and the Trust pursuant to negotiation.

Management Following the SSI/TNC Transaction

                  Following the consummation of the SSI/TNC Transaction, Gerard
H. Sweeney, a member of the Board of Trustees, will continue to serve as President and Chief Executive Officer of the Trust. See, "The Trust - Management and Executive Officers."

                  In connection with the SSI/TNC Transaction, it is anticipated that substantially all of the employees of TNC (17 as of March 31, 1996) and the Trust (five as of March 31, 1996) will become employed by the Management Company and that Anthony A. Nichols, Sr., John P. Gallagher and Brian F. Belcher, the TNC Executives who will assume, together with Mr. Sweeney, primary responsibility for management of the Trust's operations.

                  Set forth below is biographical information concerning the TNC Executives.




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





                  Anthony A. Nichols, Sr. will be Chairman of the Board of Trustees and chairman of the executive committee of the Board. Mr. Nichols founded TNC through a corporate joint venture with SSI, and has been its President since 1982. He structured TNC to include development, marketing, management, construction and acquisition capabilities and was responsible for the completion of 3.2 million square feet of construction during this 13 year period. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation), a subsidiary of CoreStates Bank, N.A. There he was responsible for the income loan division that provided commercial real estate financings through a national branch office network and included construction and permanent debt, joint ventures, acquisitions and sales. At the time he completed his tenure at Colonial Mortgage, which extended from 1968 until 1982, he was President of Colonial Advisors, the advisory company to PNB Mortgage and Realty Investors, a REIT. The initial ten years of Mr. Nichols' business career was with The Philadelphia Savings Fund Society where he was responsible for servicing its national residential mortgage portfolio. Mr. Nichols' 38 year business career and schooling have been spent in Philadelphia, Pennsylvania. During this time, he was a member of the National Association of Real Estate Investment Trusts, a member of the Board of Governors of the Mortgage Banking Association, and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association. Mr. Nichols also serves on the Board of Directors of CenterCore Inc. and is a member of the National Association of Industrial and Office Parks, Philadelphia Board of Realtors, and the Urban Land Institute.

                  John P. Gallagher will be Executive Vice President - Finance of the Trust. Mr. Gallagher has served as Chief Financial Officer of TNC since 1989. From 1983 until 1989, Mr. Gallagher served as Vice President of Finance, Senior Vice President and a director of Pitcairn Financial Management Group. Prior to that time, he was Vice President of Finance for Evans- Pitcairn Corporation. Mr. Gallagher was also associated with Price Waterhouse from 1964 until 1972. Mr. Gallagher is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. He is a graduate of LaSalle University.

                  Brian F. Belcher will be Executive Vice President Marketing and Development of the Trust. Mr. Belcher joined TNC in 1982 as Vice President of Marketing and, since 1986, has served as its Executive Vice President, where he was responsible for the marketing and brokerage activities for more than 3.2 million square feet of office and industrial properties located in Delaware and Lehigh Counties, Pennsylvania and southern New Jersey. From 1978 to 1982, Mr. Belcher was a marketing specialist for Evans-Pitcairn Corporation, and was responsible for its suburban office and industrial parks. Prior to that time, Mr. Belcher was a real estate broker with Cushman and Wakefield, a national real estate firm, in the Philadelphia metropolitan area. Mr. Belcher previously served as President of the Delaware Valley Chapter of the National Association of Industrial and Office Parks, and is currently a member of the Philadelphia Board of Realtors. He is a graduate of LaSalle University.

Accounting Treatment

                  The SSI/TNC Transaction will result in the acquisition of the Initial Properties from SSI, TNC and the Other Owners in exchange for Class A Units of the Operating Partnerships, a subsidiary of the Trust. The Initial Properties will be recorded at fair value using purchase accounting principles. The Trust will transfer its 70% controlling interest in BRP to the Operating Partnership in exchange for 1,856,200 Class C Units using the carryover basis of the assets, since the Trust controls and will continue to consolidate these assets in the Operating Partnership. TNC and SSI have certain other operations which will not be acquired by the Operating Partnership and, therefore, the combined financial statements of the Initial Properties are not intended to represent the financial position and results of operations of TNC or SSI.

Federal Income Tax Considerations

                  The following discussion summarizes the material Federal income tax consequences to a holder of Common Shares who is a U.S. citizen or resident or which is a tax exempt organization (including individual retirement accounts). Such discussion is based on current law. The discussion is not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. The discussion does not describe all of the aspects of Federal income taxation that may be relevant to a Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, financial institutions or broker-dealers, and foreign corporations) subject to special treatment under the Federal income tax laws.



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






General

                  The Trust expects to continue to be taxed as a REIT for Federal income tax purposes. The Trustees believe that the Trust was organized, has operated and, assuming consummation of the SSI/TNC Transaction, will continue to operate after the SSI/TNC Transaction in such a manner as to meet the requirements for qualification and taxation as a REIT under the Code. No assurance, however, can be given that the Trust will continue to operate in a manner so as to remain qualified as a REIT.

                  The following is a general summary of the Code sections that govern the Federal income tax treatment of a REIT and its shareholders. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof as currently in effect. There is no assurance that there will not be future changes in the Code or administrative or judicial interpretation thereof which could adversely affect the Trust's ability to continue to qualify as a REIT or adversely affect the taxation of holders of Common Shares or which could further limit the amount of income the Trust may derive from the management, construction, development, leasing or sale of properties owned by the Operating Partnership or by third parties or in partnerships with third parties.

Taxation of the Trust as a REIT

                  An entity, such as the Trust, that qualifies for taxation as a REIT and distributes to its Shareholders at least 95% of its REIT taxable income is generally not subject to Federal corporate income taxes on net income that it currently distributes to Shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and Shareholder levels) that generally results from investment in a corporation. However, the Trust will be subject to Federal income tax as follows:

                  (i) The Trust will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

                  (ii) Under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any.

                  (iii) If the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See "Sale of Partnership Property."

                  (iv) If the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability.

                  (v) If the Trust should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

                  (vi) If the Trust has (1) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Trust by foreclosure or otherwise or default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate.

                  (vii) If the Trust acquires any asset from a C corporation (i.e., generally a corporation subject to tax at the corporate level) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Trust recognizes gain on the disposition of such asset during the 10-year period (the "Restriction Period") beginning on the date on which such asset was acquired by the Trust then, pursuant to guidelines issued by the IRS, the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Trust's adjusted basis in such asset as of the beginning of such Restriction Period will be subject to a tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that the Trust will make an election pursuant to

IRS Notice 88-19 or applicable future administrative rules or Treasury Regulations.

Qualification of the Trust as a REIT

                  The Code defines a REIT as a corporation, trust or association:

                  (1) which is managed by one or more trustees or directors;

                  (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

                  (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

                  (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

                  (5) which has the calendar year as its taxable year;

                  (6) the beneficial ownership of which is held by 100 or more persons;

                  (7) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt organizations); and

                  (8) which meets certain income and asset tests, described below.

                  Conditions (1) through (5), inclusive, must be satisfied during the entire taxable year, and condition (6) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Trust has previously issued Common Shares in sufficient proportions to allow it to satisfy requirements (6) and (7) (the "100 Shareholder" and "five-or-fewer" requirements). In addition, the Trust's Declaration of Trust provides restrictions regarding the transfer of its shares that are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (6) and (7) above.

                  A REIT is permitted to have a wholly-owned subsidiary (also referred to as a "qualified REIT subsidiary"). A qualified REIT subsidiary is not treated as a separate entity for Federal income tax purposes. Rather, all of the assets, liabilities and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT.

                  A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Operating Partnership and each of the Title Holding Partnerships will be treated as assets, liabilities and items of income of the Trust for purposes of applying the requirements described herein, provided that the Operating Partnership and the Title Holding Partnerships are treated as partnerships for Federal income tax purposes.

Income Tests

                  To maintain qualification as a REIT, there are three gross income requirements that must be satisfied annually. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from "qualified temporary investment income" (described below). Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year. In applying these tests, the Trust will be treated as realizing its share of the income and bearing its share of the loss of the Operating Partnership, and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.

                  Rents received by the Trust will qualify as "rents from real property" only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that the Trust may directly perform certain customary services (e.g., furnishing water, heat, light and air conditioning, and cleaning windows, public entrances and lobbies) other than services which are considered rendered to the occupant of the property (e.g., renting parking spaces on a reserved basis to tenants).

                  It is expected that the Trust's real estate investments which include its allocable share of income from the Operating Partnership will give rise to income that will enable it to satisfy all of the income tests described above.

                  The Trust does not anticipate charging an amount of rent that is based in whole or in part on the income or profits of any person. The Trust does not anticipate receiving rents in excess of a de minimis amount from Related Party Tenants. The Trust does not anticipate holding a lease on any property in which rents attributable to personal property constitute greater than 15% of the total rents received under the lease. The Trust will not knowingly directly perform services considered to be rendered to the occupant of property.

                  The Operating Partnership will own 5% of the voting common stock, and all of the preferred stock of the Management Company, a corporation that is taxable as a regular corporation. The Management Company will perform management, development and leasing services for the Operating Partnership and other real estate owned in whole or in part by third parties. The income earned by and taxed to the Management Company would be nonqualifying income if earned directly by the Trust. As a result of the corporate structure, the income will be earned by and taxed to the Management Company and will be received by the Trust only indirectly as dividends. Although interest and dividends generally qualify under the 95% test, the IRS refuses to rule on this issue when the dividends and interest are earned in this manner.

                  If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect,
(ii) the Trust attaches a schedule of the sources of its income to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Trust as a REIT," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision applies to provide relief if the 30% income test is failed, and in such case, the Trust would cease to qualify as a REIT. See "Failure to Qualify."

Asset Tests

                  In order for the Trust to maintain its qualification as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose include (i) its allocable share of real estate assets held by partnerships in which the Trust or a "qualified REIT subsidiary" of the Trust owns an interest and (ii) stock or debt instruments purchased with the proceeds of a stock offering or a long-term (at least five years) debt offering of the Trust and held for not more than one year from the date the Trust receives such proceeds), cash, cash items, and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets, and the Trust may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary or another REIT).

                  The Trust anticipates that it will be able to comply with these asset tests. The Trust is deemed to hold directly its proportionate share of all real estate and other assets of the Operating Partnership and should be considered to hold its proportionate share of all assets deemed owned by the Operating Partnership through its ownership of partnership interests in other partnerships. As a result, the Trust plans to hold more than 75% of its assets as real estate assets. In addition, the Trust does not plan to hold any securities representing more than 10% of any one issuer's voting securities, other than any qualified REIT subsidiary of the Trust, nor securities of any one issuer exceeding 5% of the value of the Trust's gross assets (determined in accordance with generally accepted accounting principles). As previously discussed, the Trust is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.

                  The Operating Partnership will own 5% of the voting common stock and all of the preferred stock of the Management Company. The Operating Partnership will not own more than 10% of the voting securities of the Management Company. The Trust believes that its indirect interest in the securities of the Management Company will not exceed 5% of the total value of the Company's assets. However, no independent appraisals have been obtained.

                  No assurance can be given that the Trust's indirect ownership of the Management Company will meet the 10% voting securities test. Prior to June 1994, the IRS routinely issued rulings that the 10% voting securities test was met in any case where the REIT did not have more than 10% of the management company's voting stock. However, in September 1994, the IRS reevaluated its position on this issue and now refuses to issue a ruling on whether the 10% voting securities test is met.

                  After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful.

Annual Distribution Requirements

                  The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its Shareholders in an amount at least equal to (A) the sum of (i) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT net capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

                  The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Trust, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure of cash for nondeductible expenses such as principal amortization or capital expenditures. In order to meet the 95% distribution requirement, the Trust may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required dividends or pay dividends in the form of taxable stock dividends. If the amount of nondeductible expenses exceeds non-cash deductions, the Operating Partnership may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

                  Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a certain year by paying "deficiency dividends" to Shareholders in a later year that may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

                  If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable to them as ordinary income, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statute provisions, the Trust also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

Income Taxation of the Operating Partnership, the Title Holding
Partnerships (including the Witmer Partnership) and Their
Partners

                  The following discussion summarizes certain Federal income tax considerations applicable to the Trust's investment in the Operating Partnership and the Title Holding Partnerships (which, for purposes of this discussion, includes the Witmer
Partnership).

Classification of the Operating Partnership and Title Holding
Partnerships as Partnerships

                  The Trust will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership's share of the income or losses of the Title Holding Partnerships) only if the Operating Partnership and the Title Holding Partnerships (collectively, the "Partnerships") are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. An organization formed as a partnership will be treated as a partnership for Federal income tax purposes rather than as a corporation only if it has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes. These four characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests.

                  Neither the Operating Partnership nor any of the Title Holding Partnerships has requested, nor do they intend to request, a ruling from the IRS that they will be treated as partnerships for Federal income tax purposes. The Trust believes that the Operating Partnership and the Title Holding Partnerships will each be treated as partnerships for Federal income tax purposes because they will avoid the corporate characteristics of continuity of life, centralization of management and limited liability.

                  If for any reason the Operating Partnership or a Title Holding Partnership was taxable as a corporation rather than as a partnership for Federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for REIT status. See "Income Tests" and "Asset Tests." In addition, any change in any such Partnership's status for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "Annual Distribution Requirements." Further, items of income and deduction of any such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Any such Partnership would be required to pay income tax at corporate tax rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Partnership Allocations

                  Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder as to substantial economic effect.



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                  If an allocation is not recognized for Federal income tax
purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

                  The Initial Properties contributed directly or indirectly to the Operating Partnerships will be appreciated. Pursuant to Section 704(c) of the Code, items of income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The partnership agreements of the Partnerships will require allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Thus, if the Partnerships sell contributed property at a gain or loss, such gain or loss will be allocated to the contributing partners, and away from the Trust, generally to the extent of the pre- contribution unrealized gain or loss.

Depreciation

                  The Partnerships' assets other than cash will consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction carry over their depreciation schedules. Accordingly, the Operating Partnership's depreciation deductions for its real property are based largely on the historic depreciation schedules for the Properties. The Properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over at least 39 years. In certain instances where a partnership interest rather than real



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estate is contributed to the Partnership, the real estate may not carry over its depreciation schedule but rather may, similarly, be subject to the lengthier depreciation period.

                  Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Thus, because most of the property contributed to the Operating Partnership will be appreciated, the Trust will generally receive allocations of depreciation in excess of its percentage interest in the Operating Partnership. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

Sale of Partnership Property

                  Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under the REIT Requirements, the Trust's share as a partner of any gain realized by the Partnerships on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Taxation of the Trust as a REIT." Such prohibited transaction income will also have an adverse effect upon the Trust's ability to satisfy the income tests for REIT status. See "Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includible in a property's net sales price. The Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make such occasional sales of the properties as are consistent



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with the Trust's and the Operating Partnership's investment objectives. No assurance can be given, however, that every property sale by the Partnerships will constitute a sale of property held for investment.

Possible Federal Tax Developments

                  The rules dealing with Federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New Federal tax legislation or other provisions may be enacted into law or new interpretations, rulings or Treasury Regulations could be adopted, all of which could affect the taxation of the Trust or of its Shareholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions either directly or indirectly affecting the Trust or its Shareholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative, judicial or administrative action.

State and Local Taxes

                  Each of the Trust, the Operating Partnership, the Title Holding Partnerships and the Shareholders will be subject to state, local or other taxation in various state, local or other jurisdictions, including those in which they transact business or reside. The tax treatment in such jurisdictions may differ from the Federal income tax consequences discussed above. Other taxes may be applied to each of the Trust, the Operating Partnership, the Title Holding Partnerships and the Shareholders by varying jurisdictions. In addition, the Trust may be subject to state or local taxes as a result of holding a partnership interest in a partnership which holds real estate in a particular state.

Real Estate Transfer Taxes

                  The transfer of certain of the Initial Properties to the Operating Partnership has been structured as transfers of 89% of the capital interests and 99% of the cash flow and profit interests in the limited partnership owning such properties with the Residual Interests to be acquired by the Operating Partnership on the first business day of the 37th month following the initial transfer. This transaction structure is intended to comply with non-binding informal advice provided by the Pennsylvania Department of Revenue to the effect that such transfers are not subject to Pennsylvania real estate transfer taxes. If the Operating Partnership desired or were required, for financing purposes or otherwise, to acquire such Residual Interests within the first 36 months of such period, the



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Operating Partnership could be required to pay real estate transfer taxes.

Regulatory Requirements; Approvals

                  No Federal or state regulatory requirements must be complied with, nor any governmental approvals obtained in connection with, the SSI/TNC Transaction. No Federal or state agency has passed upon the fairness of the SSI/TNC Transaction.

Third Party Consents

                  As of the date of this Proxy Statement, the consent of the applicable lender to the exercise by the Operating Partnership of its option to acquire the Option Properties has not been requested or obtained. No determination to seek any such consent has been made because no determination to acquire any of the Option Properties has been made.

Effective Date; Conditions to the SSI/TNC Transaction

                  It is contemplated that the SSI/TNC Transaction will occur as soon as practicable after approval by Shareholders.

Recommendation of the Board of Trustees

                  The Trustees unanimously recommend that Shareholders vote FOR the SSI/TNC Transaction.



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                  PROPOSAL NO. 2 - AMENDMENT OF DECLARATION OF TRUST

General

                  The Board of Trustees has approved certain amendments (collectively referred to herein as the "Declaration Amendments") to the Trust's Declaration of Trust and has recommended to the Shareholders that these amendments be adopted. The text of the Declaration Amendments, which have been approved by the Board of Trustees for submission to the Shareholders for adoption, is contained in Appendix C to this Proxy Statement, and the following summaries are qualified in all respects by reference to the full text in Appendix C. The Declaration Amendments, if adopted, would:

                  (i) increase the number of authorized Common Shares from 15,000,000 to 75,000,000 (the "First Proposed Amendment");

                  (ii) eliminate in its entirety Section 3.3(a) so that the restrictions contained therein on the Trust's ability to issue Shares below "book value" would be eliminated (the "Second Proposed Amendment");

                  (iii) confirm the authority of the Trustees to effectuate, from time to time and without prior Shareholder approval, a "reverse stock split" of the Shares and to provide that such authority may only be exercised upon the approval of not less than 80% of the members of the Board (the "Third Proposed Amendment");

                  (iv) eliminate in its entirety Section 6.4(b), which requires the Trustees to cause the Trust to distribute to Shareholders within 60 days following the sale of, or refinancing of debt secured by, any of the four office buildings currently owned by Brandywine Realty Partners (i.e., One, Two and Three Greentree Centres and Twin Forks) not less than 85% of the net sale or refinancing proceeds (less necessary reserves) (the "Mandatory Distribution Requirement") (the "Fourth Proposed Amendment"); and

                  (v) substitute a new provision limiting the transferability of Shares by imposing limitations on the amount of Shares a Shareholder may own in order to reduce the risk that the Trust would fail to satisfy one of the requirement for qualifying as a REIT for Federal income tax purposes (the "Fifth Proposed Amendment").

                  Shareholders will have the opportunity to vote separately on each of the five proposed amendments. If less than all of the proposed amendments are approved by Shareholders, then only those which are approved by Shareholders will become effective.

                  If the SSI/TNC Transaction is consummated, the Trust will agree in the Operating Partnership Agreement to use reasonable efforts to consummate the Qualified Offering. Although the Trust's obligation to conduct the Qualified Offering will not be conditioned on adoption of any or all of the proposed amendments contained in Proposal No. 2, the Trustees believe that adoption of all of the proposed amendments contained in Proposal 2 will facilitate the Trust's ability to complete the Qualified Offering on terms and conditions attractive to the Trust. There can be no assurance that adoption of all of the proposed amendments contained in Proposal No. 2 will enable the Trust to complete the Qualified Offering or any other offering of debt or equity securities on terms and conditions acceptable to the Trust.

                  As a result of certain of the Declaration Amendments, current restrictions regarding the Trust's investment and related activities will be eliminated and the Trust will have the ability to take certain actions that previously required approval of Shareholders without obtaining such approval.

Increase of Authorized Capital - First Proposed Amendment

                  Under the current Declaration, the Trust is authorized to issue up to 15,000,000 Common Shares and 5,000,000 Preferred Shares. As of the date of this Proxy Statement, 1,916,149 Common Shares are issued and outstanding (of which 1,856,200 were issued and outstanding on the Record Date), and no Preferred Shares have been issued or are outstanding. Holders of Common Shares participate equally in distributions when and as declared by the Trustees and, upon liquidation of the Trust, are entitled to share ratably in the assets and income available for distribution after payment of liabilities. Each of the Common Shares has one vote and has no preference, conversion, exchange or preemptive rights. The Preferred Shares are issuable from time to time in one or more series in such amounts, at such prices (subject to the restriction in Section 3.3(a) referenced above) and with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications in terms or conditions of redemption as may be fixed by the Trustees.




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                  The Trustees believe it is desirable, in connection with the
SSI/TNC Transaction and in anticipation of the Contemplated Offering, to increase the number of authorized Common Shares from 15,000,000 to 75,000,000.

                  The Trustees believe that the ability of the Trust to issue additional Common Shares will provide it with increased flexibility in structuring future financings and acquisitions, and in meeting other needs which might arise. The authorized Preferred Shares, as well as authorized Common Shares, will be available for issuance without further action by the Shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Trust's securities may be listed or traded. The Trustees would not expect to seek Shareholder approval for the issuance of additional Common Shares or Preferred Shares unless so required.

                  Issuance of additional Common Shares or Preferred Shares will reduce the percentage ownership of the existing Shareholders in the Trust and, because Shareholders will not have the right to approve any such issuance, may be on terms that the Shareholders, as a group, would not approve were they afforded the opportunity to vote on the matter.

                  If the Trust were to issue a series of Preferred Shares in connection with the Contemplated Offering or otherwise, such series could, depending on its terms, impede a merger, tender offer or other transactions that some, or a majority, of the Shareholders might believe to be in their best interests or in which Shareholders might receive a premium for their Shares over the then current market price of such Shares.


Elimination of Restriction on Share Issuances - Second Proposed Amendment

                  Under the current Declaration, the Trust is generally restricted from issuing additional Shares if such issuance would result in a lower Book Value Per Share. The Term "Book Value Per Share" is defined in the Declaration to mean an amount equal to the quotient obtained by dividing (i) the Shareholders' equity, as shown on the Trust's most recent annual or quarterly financial statements by (ii) the number of Shares outstanding as of the date of such financial statements, subject to certain adjustments.

                  The Trustees believe that Section 3.3(a) unduly restricts the Trust's flexibility to access the capital markets at a time when the Book Value Per Share may be higher than the price the Trust could then command for its Shares. Historically, the Common Shares have traded at a discount to the Book Value Per Share. Section 3.3(a) was added to the Declaration in 1994 at the time the Trust was converted from a limited-life entity to an infinite-life entity. Identified below are the closing sale prices of the Common Shares, as reported by the American Stock Exchange, and the Book Value Per Share, in each case as of the dates indicated:


       Date                  Closing Sale Price           Book Value Per Share
       ----                  ------------------           --------------------
March 31, 1995               $4                           $4.81

June 30, 1995                $3-11/16                     $4.22

September 30, 1995           $3-5/8                       $4.09

December 31, 1995            $3-9/16                      $3.87

March 31, 1996               $5-5/16                      $3.68



                  If the Trust were to issue Shares below the then Book Value Per Share following approval of the Second Proposed Amendment, the Book Value Per Share represented by each outstanding Share would decline. There can be no assurance that the market price of the Shares would not decline as a result of such issuance. In addition, upon a liquidation of the Trust, each outstanding Share may receive a lower liquidating distribution than it would have received additional Shares not been issued at a price below the Book Value Per Share.


Confirmation of Reverse Stock Split Authority - Third Proposed Amendment

         The Current Declaration Provision

                  Under the current Declaration, subject to the express limitations therein and the bylaws of the Trust, the Trustees have full, exclusive and absolute power, control and authority over the Trust's property and over the business of the Trust as if they, in their own right, were the sole owners thereof. In furtherance of the foregoing authority, the Declaration enumerates specific powers and authorities that the Trustees may exercise without any vote, action or consent by the Shareholders, but also grants the Trustees such further power and authority as shall be necessary, useful or desirable to carry on the business of the Trust, even if such powers are not specifically provided therein. Accordingly, the Trustees believe that they have the authority under the current Declaration to effectuate a reverse stock split.

         The Amended Declaration Provision

                  The Trustees desire to confirm the authority of the Trustees to effectuate, from time to time, a reverse stock split of the Trust's Shares. However, the Trustees desire to provide that such authority may only be exercised upon the approval of not less than 80% of the Trustees. The proposed amendment to the Declaration would explicitly confirm the authority of not less than 80% of the Trustees to cause the Shares of the Trust to be recapitalized or consolidated by effecting a reverse stock split without vote of or other action by the Shareholders. The proposed amendment would also permit the Trust to redeem for cash any fractional Shares created thereby.

         Purposes for a Reverse Stock Split

                  The Trustees believe that a reverse stock split should result in an increased market price of Common Shares. The Trustees further believe that the decrease in the number of Shares outstanding as a consequence of a reverse stock split (as compared to the Shares that would be outstanding in the absence of such reverse stock split) will result in a quoted market price of such Shares at a level which the Trustees believe is a more readily accepted trading price in the capital markets. As such, either in connection with a Qualified Offering or otherwise, the Trustees may conclude that a reverse stock split is in the best interests of the Trust and its Shareholders. There can be no assurance, however, that any such increase in market price would be in proportion to the applicable reverse stock split ratio (the "Ratio"), or that the per share price level achieved immediately after a reverse stock split would be maintained for any period of time.

         Effects of a Reverse Stock Split

                  A reverse stock split will decrease by the inverse of the applicable Ratio the number of Shares of the applicable series or class outstanding immediately prior to such reverse stock split. A reverse stock split will not affect any Shareholder's proportionate equity interest in the Trust (other than as a result of the treatment of fractional interests, if applicable) or the rights, preferences, privileges or priorities



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





of such Shares. Furthermore, a reverse stock split will not affect the Shareholders' equity in the Trust as reflected in the financial statements of the Trust as of the date of such reverse stock split, except to change the number of issued and outstanding Shares. A reverse stock split will, however, reduce the number of Shares outstanding and may consequently reduce the liquidity of such Shares. A reduction in the liquidity of the Shares may adversely impact their trading price.


Elimination of Mandatory Distribution Requirement - Fourth
Proposed Amendment

                  By virtue of the Mandatory Distribution Requirement contained in Section 6.4(b) of the current Declaration, the Trust is required to distribute to Shareholders, within 60 days following the sale of, or refinancing of debt secured by, any of the four office buildings currently owned by Brandywine Realty Partners ("BRP") not less than 85% of the net sale or refinancing proceeds (less necessary reserves). Section 6.4(b) was added to the Declaration in 1994 at the time the Trust was converted from a limited-life entity to an infinite-life entity. Although elimination of the Mandatory Distribution Requirement would not restrict the ability of the Trust to distribute at least 85% of the net sale or refinancing proceeds attributable to any of the foregoing properties, the Trustees believe that they should have the flexibility to assess whether such a distribution represents the most attractive use of Trust funds at the time of a sale or refinancing. In any event, the Trustees intend to cause the Trust to make such distributions as shall be necessary to preserve the tax benefits the Trust realizes by virtue of its status as a REIT.

                  Elimination of the Mandatory Distribution Requirement may have an adverse effect on any Shareholder who acquired Common Shares in anticipation of receiving a distribution from the Trust upon a sale of, or refinancing of debt secured by, any of the four office buildings owned by BRP. In addition, there can be no assurance that any determination by the Trust to retain any such net sales or refinancing proceeds for reinvestment or other use will generate higher returns than the Shareholders would have obtained had the Trust distributed such proceeds to them.



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







New Limitation on Transferability of Shares - Fifth Proposed
Amendment

         The Current Declaration Provision

                  For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year and the Shares of the Trust must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year). To reduce the risk that the Trust would fail to meet these conditions, Section 6.6 of the current Declaration authorizes the Trustees (i) to call for purchase from any Shareholder a number of Shares sufficient in the opinion of the Trustees to bring the ownership of Shares into conformity with the REIT qualification requirements and (ii) to refuse to register the transfer of Shares to any person whose acquisition of such Shares would, in the opinion of the Trustees, result in the Trust being unable to conform with the REIT qualification requirements.

         The Amended Declaration Provision

                  The proposed amendment would change the transferability restrictions in Section 6.6 of the Declaration. The transferability provisions are intended to provide the Trust with greater flexibility in reducing the risk that the Trust would inadvertently fail to qualify as a REIT.

                  The proposed amendment to the Declaration contains provisions which would restrict the ownership and transfer of Shares and which are designed to safeguard the Trust against an inadvertent loss of REIT status. In order to prevent any Shareholder from owning Shares in an amount which would cause more than 50% of the value of the outstanding Shares to be held by five or fewer individuals, under the proposed amendment and subject to certain exceptions, no holder (other than the RMO Trust, the RMO Fund, Richard M. Osborne, SSI, TNC and certain entities affiliated with them) would be permitted to own, either directly or indirectly under the applicable attribution rules of the Code, more than 4.16% in value of the outstanding Shares (the "Ownership Limit"), which percentage may be increased by the Trustees under certain circumstances.




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





                  The amendment to the Declaration will also provide that no purported transfer of Shares may be given effect if it results in ownership of all of the outstanding Shares by fewer than 100 persons or results in the Trust being "closely held" within the meaning of Section 856(h) of the Code (the "Ownership Restrictions"). In the event of a purported transfer or other event that would, if effective, result in the ownership of Shares in violation of the Ownership Limits or the Ownership Restrictions, such transfer would be deemed void ab initio and such Shares would automatically be exchanged for "Excess Shares" authorized by the proposed amendment to the Declaration, according to rules set forth in the proposed amendment to the Declaration, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of Shares in violation of the Ownership Limits or the Ownership Restrictions.

                  Holders of Excess Shares would not be entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Shares for Excess Shares and prior to the discovery by the Trust of such exchange, dividends or distributions are paid with respect to the Shares that were exchanged for Excess Shares, then such dividends or distributions would be repayable to the Trust upon demand. While outstanding, Excess Shares would be held in trust by the Trust for the benefit of the ultimate transferee of an interest in such trust, as described below. While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such Excess Shares only to a person whose ownership of the Shares would not violate the Ownership Restrictions, at which time the Excess Shares would be automatically exchanged for Shares of the same type and class as the Shares for which the Excess Shares were originally exchanged. The amended Declaration would contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to the Trust.

                  The proposed amendment to the Declaration would provide that the Trust, by notice to the holder thereof, may purchase any or all Excess Shares that have been automatically exchanged for outstanding Shares as a result of any transfer or other event.

The price at which the Trust may purchase such Excess Shares would be equal to the lesser of (i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of such Shares on the date of the automatic exchange for Excess Shares, or (ii) the market price of such Shares on the date that the Trust accepts such Excess Shares. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Trust.

                  The Trustees may waive the Ownership Restrictions if evidence satisfactory to the Trustees and the Trust's tax counsel or tax accountants is presented showing that such waiver will not jeopardize the Trust's status as a REIT under the Code. As a condition of such waiver, the Trustees may require that an intended transferee give written notice to the Trust, furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trustees and/or an undertaking from the applicant with respect to preserving the status of the Trust. The Ownership Restrictions will not apply if the Trust determines that it no longer will attempt to qualify, or continue to qualify, as an REIT. Any transfer of Shares or any security convertible into Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares violating the Ownership Restrictions, or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, will be void with respect to the intended transferee and will result in Excess Shares as described above.

                  Neither the Ownership Restrictions nor the Ownership Limit will be automatically removed even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Restrictions would require an amendment to the Declaration. Amendments to the Declaration require the affirmative vote of holders owning a majority of the outstanding Shares. In addition to preserving the Trust's status as an REIT, the Ownership Restrictions and the Ownership Limit may have the effect of precluding an acquisition of control of the Trust without the approval of the Board of Trustees.

                  All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding Shares, must file an affidavit with the Trust containing the information specified in the Declaration within 30 days after January 1 of each year. In addition, each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code applicable to a real estate investment trust, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

                  The proposed amendment to the Declaration would exempt the Richard M. Osborne Trust and Richard M. Osborne, SSI and TNC and certain of their affiliates (collectively, the "Exempt Parties") from the Ownership Limit and would create separate ownership limitations for each of these parties. Such separate ownership limitations would be as follows: (i) for the RMO Trust, the RMO Fund, Richard M. Osborne and certain affiliates, 33.33%; (ii) for SSI and certain affiliates, 35.25%; and (iii) for TNC and certain affiliates, 9.25%.

                  All certificates representing Shares that are hereafter issued will bear a legend referring to the restrictions and limitations described above.

         Antitakeover Effect

                  The ownership provisions contained in the proposed amendment could have the effect of discouraging transactions which may be beneficial to the Shareholders. Such ownership provisions will limit the amount of Shares which a potential acquiror may beneficially own. Specifically, any such potential acquiror will be precluded from purchasing more than 4.16% in value of the Trust's Shares. Such ownership limitation, if approved, will discourage any tender offer which may be attractive to the Shareholders and will limit the opportunity for Shareholders to receive a premium for their Common Shares that might otherwise exist if an investor were attempting to assemble a block of shares in excess of 4.16% in value of the Trust's Shares, or to otherwise effect a change in control of the Trust.

Recommendation of the Board of Trustees

                  The Trustees unanimously recommend that Shareholders vote FOR each of the Declaration Amendments.

                  PROPOSAL NO. 3 - RESTORATION OF VOTING RIGHTS

General

                  Subtitle 7 of Title 3 of the Maryland General Corporation Law generally denies voting rights to Common Shares acquired in a "control share acquisition" and within certain ranges unless two-thirds of the outstanding Common Shares (other than those held by the person who made the acquisition and those held by an officer of the Trust or an employee of the Trust who is also a Trustee of the Trust) vote to restore such voting rights. A control share acquisition includes shares owned within certain ranges: (i) one-fifth or more but less than one-third of the outstanding voting power of Shares (the "Applicable Range"); (ii) one-third or more but less than a majority of the outstanding voting power of Shares; and (iii) a majority or more of the outstanding voting power of Shares. Richard M. Osborne, through the RMO Trust and the RMO Fund, currently beneficially owns 658,698 Common Shares (including 59,949 Common Shares issuable upon exercise of warrants) or 33.3% of the outstanding Common Shares. As of the Record Date, the RMO Trust beneficially owned 538,800 Common Shares. If this Proposal is adopted, all Common Shares now or hereafter owned by the RMO Trust, the RMO Fund or RMO within the Applicable Range will have voting rights identical to the voting rights possessed by other outstanding Common Shares. If the SSI/TNC Transaction is consummated, Common Shares owned by SSI, TNC and their current or future affiliates will not, by virtue of action of the Board of Trustees, be subject to the voting restrictions contained in Subtitle 7.

                  Subtitle 7 also confers upon the Trust the right to redeem control shares for their "fair value" (computed without regard to the absence of voting rights of such shares). The Board of Trustees has previously determined that use of Trust funds to redeem the Common Shares beneficially owned by Mr. Osborne which do not presently have voting rights is not in the best interests of the Trust or the Shareholders and, accordingly, have waived such redemption right. Such waiver was not conditioned on a vote by Shareholders to restore voting rights to the Common Shares beneficially owned by Mr. Osborne in excess of 20% of the outstanding Common Shares from time to time outstanding.

                  If this Proposal is adopted, then the following sentence will be added to the By-laws of the Trust: "Common Shares now or hereafter beneficially owned by either the Richard
M. Osborne Trust, Turkey Vulture Fund XIII, Ltd. or by Richard M. Osborne are hereby exempted from the restrictions contained in

Subtitle 7 of Title 3 of the Maryland General Corporation Law and the Trust shall have no right to exercise a redemption right with respect to such Common Shares arising under said Subtitle 7, but only in respect of any such Common Shares which, when added to all other Common Shares beneficially owned by the Richard M. Osborne Trust, Turkey Vulture Fund XIII, Ltd. or by Richard M. Osborne, do not equal or exceed one-third of the voting power of the outstanding capital stock of the Trust."

                  On March 20, 1996, the Trust entered into an agreement (the "RMO Agreement") with RMO and the RMO Trust (collectively, the "RMO Holders"). In the RMO Agreement, the Trust agreed, subject to the conditions contained therein, to: (i) nominate RMO for election to the Board of Trustees for so long as the RMO Holders are the beneficial owners of at least 10% of the outstanding Common Shares and (ii) waive the statutory right of the Trust to redeem the Common Shares of the RMO Holders, whether now owned or hereafter acquired, for the fair value thereof. In the RMO Agreement, the RMO Holders agreed, subject to the conditions contained therein, to: (i) limit their ownership of Common Shares and securities convertible into Common Shares to one-third of the sum of the outstanding Shares plus the Common Shares that would be outstanding if convertible securities acquired by the RMO Holders were converted; (ii) refrain from engaging in proxy solicitations in opposition to the position of a majority of the Board of Trustees and refrain from engaging in election contests with respect to the Trust; (iii) vote their Common Shares in accordance with the recommendation of a majority of the Board of Trustees on any matter submitted to a vote of Shareholders other than (a) a merger, consolidation or liquidation of the Trust or a sale by the Trust of all or substantially all of its assets or
(b) any amendment to the Trust's Declaration of Trust which adversely affects the rights of Shareholders; (iv) refrain from disposing of any of their Common Shares other than (a) in transactions under Rule 144, (b) in a private transaction to any person who is not then a business competitor of the Trust and who, immediately following such transaction, would own less than 5% of the outstanding Common Shares; (c) in response to a bona fide third party tender or exchange offer for at least 80% of the Common Shares and supported by a majority of the Board of Trustees; (d) in a merger or statutory share exchange in which ownership of the Trust is acquired by a third party; and (e) pursuant to the laws of descent and distribution, provided that any person acquiring Common Shares pursuant to such laws of descent and distribution agrees to hold them for the balance of the term of the RMO Agreement subject to the agreements of the Holders contained in the RMO Agreement; (v) not to pursue any action which may disqualify the Trust's REIT status; and (vi) vote their Common Shares in favor of (a) any financing for which Shareholder approval is sought and (b) the SSI/TNC Transaction, provided that in each case the financing or transaction is recommended by a majority of the Board of Trustees.

                  The term of the RMO Agreement will end on the earlier of (i) the third anniversary of its date and (ii) completion by the Trust of a Qualified Offering. In addition, RMO may terminate the RMO Agreement in the event that, on or prior to October 31, 1996 and subject to certain conditions, SSI has not executed an agreement containing (i) provisions substantially similar to those contained in the RMO Agreement (other than the limitation as to Common Share ownership applicable to the RMO Holders) and (ii) an agreement by SSI to vote any Common Shares it acquires from the Trust, during the term of the Agreement, either (a) for the election of RMO to the Board of Trustees so long as certain conditions are satisfied or (b) for the election of a person designated by RMO and reasonably acceptable to a majority of the Board of Trustees. As discussed under Proposal 1, SSI has agreed to enter into such an agreement as part of the SSI/TNC Transaction.

                  On June 21, 1996 (the "Investment Date"), the RMO Fund invested $1,329,806 in the Trust, by loaning the Trust $992,293 on an unsecured basis at the prime rate as in effect from time to time and by acquiring 59,949 units at a per unit price of $5.63. Each unit issued to the RMO Fund includes one Common Share and one six-year warrant to purchase an additional Common Share at $6.50 (subject to customary antidilution adjustments). Under certain circumstances following the issuance by the Trust of additional Common Shares, the Trust will be obligated to issue additional units, valued at $5.63 each, as a mandatory prepayment of the RMO Fund's loan. The loan matures on the third anniversary of the Investment Date. At the time of its investment, the RMO Fund agreed to be bound by all of the restrictions in the RMO Agreement applicable to the RMO Holders. The Trust has agreed to provide the RMO Fund with registration rights covering the Common Shares issued and issuable as part of its investment pursuant to the Registration Rights Agreement to be executed as part of the SSI/TNC Transaction. If the SSI/TNC Transaction is not consummated, the Trust will provide registration rights to the RMO Fund on substantially similar terms to those that would have been provided in the Registration Rights Agreement.

Recommendation of the Board of Trustees

                  The Trustees unanimously recommend that Shareholders vote FOR Proposal 3.

                      PROPOSAL NO. 4 - ELECTION OF TRUSTEES

                  The Trustees have nominated the following individuals for election as Trustees at the Meeting: Joseph L. Carboni, Richard M. Osborne and Gerard H. Sweeney. Mr. Carboni was first elected a Trustee on May 14, 1991. Messrs. Osborne and Sweeney were elected as Trustees by action of the other Trustees on February 9, 1996. The Trustees have no reason to believe that any of the foregoing nominees will be unable or unwilling to be a candidate for election at the time of the Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate. Peter P. DiLullo and Garry P. Jerome, currently Trustees, will not continue as Trustees following the Meeting.

                  As part of the SSI/TNC Transaction (Proposal No. 1), four additional individuals (Anthony A. Nichols, Sr., Warren V. Musser, Walter D'Alessio and Charles P. Pizzi) have been nominated for election as Trustees. If Proposal No. 1 is adopted and the SSI/TNC Transaction is consummated, these four individuals (or their successors if any of them is unable to serve) will, together with the three nominees identified above, constitute the Board of Trustees. The Trustees have no reason to believe that any of Messrs. Nichols, Musser, D'Alessio or Pizzi will be unable or unwilling to serve as a Trustee at the time the SSI/TNC Transaction is consummated.

                  Each individual elected as a Trustee at the Meeting as well as the four individuals who will become members of the Board of Trustees if the SSI/TNC Transaction is consummated will serve for a term expiring at the 1997 annual meeting of Shareholders and until the election and qualification of his successor.

                  The Trustees unanimously recommend that Shareholders vote FOR the election of each of the nominees as Trustees.

                                    THE TRUST

Contemplated Acquisitions

                  In the ordinary course of business, the Trust evaluates potential acquisitions of commercial real estate. From time to time discussions between the Trust's management and the owner of a property progress to a point where the parties believe it is appropriate to afford each other the opportunity to review non-public information concerning the other in order that each may conduct its evaluation and related due diligence in greater detail.

                  Typically, the Trust will devote significant management time to evaluating the potential acquisition of a property only if the owner agrees to take the property off the market for a limited period of time (30 to 60 days) in order to afford the Trust the opportunity to determine whether it wishes to proceed with the acquisition. The basic terms of a potential acquisition (i.e., price, due diligence issues, time frames and closing conditions) are usually contained in a letter of intent or an agreement of sale, which is non-binding on the Trust, imposes a confidentiality obligation on the owner and contemplates that any formal decision to proceed will be subject to completion of due diligence, evaluation and approval by the Trust's Board of Trustees, receipt of acceptable financing, receipt of necessary third party approvals and other customary conditions. Because (i) such letters of intent or agreements of sale are non-binding on the Trust, (ii) all funds advanced as deposits are completely refundable, (iii) the letters or agreements are cancelable during the due diligence period at the option of the Trust and (iv) the letters or agreements are executed in the preliminary stages of the Trust's evaluation of potential acquisitions, the Trust will publicly announce the transactions contemplated thereby only if it determines, following consultation with counsel, that disclosure is either required by law or is otherwise appropriate.

                  Consistent with the foregoing, on March 21, 1996, the Trust entered into a letter of intent with UM Real Estate Investment Company, LLC ("UM") contemplating the acquisition of a seven-story, 121,737 square foot office building in Cherry Hill, New Jersey (the "LibertyView Building"). On March 28, the Trust and UM entered into an agreement of sale providing for the sale of the LibertyView Building for a cash price of $10.6 million, of which $9.6 million would be payable at closing and the balance would be payable, in installments, one year to fifteen months from closing. The pending acquisition was subject to completion of due diligence by the Trust and receipt by the Trust of acceptable financing. On May 30, the Trust extended the agreement of sale until June 14 in order to determine whether it could obtain acceptable financing of the acquisition. On June 13, the Trust obtained a bank commitment to finance its acquisition and on June 14, the Board of Trustees approved the terms of the acquisition and the related financing. The Trust and the owner thereupon agreed that the acquisition would proceed, subject to funding of the bank financing. The bank commitment is subject to customary closing conditions. The bank has reserved the right to approve of any material change in the ownership of the Trust, including a change resulting from the SSI/TNC Transaction, and in the event the bank does not approve of any such ownership change, the loan, at the bank's option, will become repayable without penalty upon 120 days notice. A closing on the acquisition is currently scheduled to occur on July 19. Given the conditions to the bank's obligation to make its loan, there can be no assurance that the acquisition will be completed.

                  The LibertyView Building was completed in 1990 and, as of May 30, 1996, the occupancy level was 66.5%. A single tenant, HIP-Rutgers, an HMO provider, occupies 37,515 square feet under a lease expiring January 2008. No other tenant occupies more than 10% of the building. Rentals of another tenant, however, a law firm, comprise approximately 15.4% of the total current base rents for the property. Other tenants in the LibertyView Building include a bank, accounting firm and several Philadelphia-based law firms.

                  The following table sets forth scheduled lease expirations for leases in place at the LibertyView Building as of June, 1996 for each of the years beginning January 1, 1996, assuming no tenant exercises renewal options or is terminated due to default:

                                     Rentable
                     Number of       Square                            Annual
                       Leases        Footage       Percentage of      Minimum        Average Per
                      Expiring      Subject to       Occupied        Rent Under     Square Footage    Percentage of Total
                     Within the      Expiring     Rentable Square     Expiring       Rent Expiring         Rent Under
                        Year          Leases          Footage          Leases            Leases          Expiring Leases
                     ----------     ----------    ---------------    ----------     ---------------    -------------------
1996                     1            2,998             3.70%        $   53,964          $18.00               4.51%

1997                     1           11,521            14.23%           184,662           16.03              15.42%

1998                     0                0             0.00%             --               --                 0.00%

1999                     1            7,233             8.93%           105,840           14.63               8.84%

2000                     2            5,798             7.16%            99,196           17.11               8.28%

2001                     2            6,978             8.62%           126,734           18.16              10.58%

2002                     1            8,912            11.01%           164,872           18.50              13.77%

                                     Rentable
                     Number of       Square                            Annual
                       Leases        Footage       Percentage of      Minimum        Average Per
                      Expiring      Subject to       Occupied        Rent Under     Square Footage    Percentage of Total
                     Within the      Expiring     Rentable Square     Expiring       Rent Expiring         Rent Under
                        Year          Leases          Footage          Leases            Leases          Expiring Leases
                     ----------     ----------    ---------------    ----------     ---------------    -------------------
2003                     0                0             0.00%             --               --                 0.00%

2004                     0                0             0.00%             --               --                 0.00%

2005                     0                0             0.00%             --               --                 0.00%

2006 and                 1           37,515            46.34%           462,185           12.32              38.60%
thereafter               -           ------            ------        ----------           -----              ------

     TOTAL               9           80,955           100.00%        $1,197,453          $14.79             100.00%
                         =           ======           =======        ==========          ======             =======

                  The Trust intends to finance its acquisition of the LibertyView Building through a combination of term financing, from a commercial bank (United Jersey Bank) and proceeds from the investment by the RMO Fund. The bank loan will bear interest at a fixed rate of 8% per annum and will mature on January 1, 1999. The loan will also provide for additional funding of $1.3 million, which will be advanced for tenant finish and leasing commissions on the currently vacant space. The additional funding will be payable at prime plus 1% and will mature on January 1, 1999.

                  The bank loan will be secured by a first mortgage on the LibertyView Building, and will generally be non-recourse to the Trust, except that the Trust will be required to guarantee up to $3 million of the bank loan plus the amount of principal and interest unpaid as of the date of acceleration of the bank loan in the event of a default thereunder. The bank's obligation to close on the loan is subject to customary closing conditions. Accordingly, there can be no assurance that the Trust will complete its acquisition of the LibertyView Building.

                  Included as Appendix H to this Proxy Statement is an audited statement of revenues and certain expenses for the LibertyView Building for the year ended December 31, 1995.

                  If the Trust completes the acquisition of the LibertyView Building, the Trust does not intend, as of the date hereof, to contribute it to the Operating Partnership.

                  At the present time, the Trust is evaluating several other potential acquisitions. Consistent with its standard business practice, the Trust anticipates initially documenting these potential acquisitions by a non-binding letter of intent and/or agreement of sale. After executing a letter or agreement, the Trust would expect to post a completely refundable deposit and proceed with its due diligence activities. These activities normally include lease reviews; review of an operating and capital expense history; review of revenue/expense projections; credit analysis of key tenants; structural, mechanical, environmental and zoning reviews; identifying project financing alternatives; and other such investigations as the Trust's management deems necessary to determine the desirability of the proposed acquisition.

                  At the current time, with the exception of the LibertyView Building acquisition, no other acquisition opportunities have non-refundable deposits posted and all other pending acquisition opportunities are subject to completion of due diligence and a number of other contingencies. At the result, no assurance can be given that any of these acquisitions will be completed.

                  All pending acquisition opportunities are in the Greater Philadelphia Region and none has advanced beyond the preliminary stages of due diligence. These acquisition opportunities range from a single property acquisition to a nine property portfolio. Regarding the portfolio, the Trust anticipates entering into a non-binding agreement whereby the Trust and a pension fund advisor, as representative of the owner, will engage in mutual due diligence activities. The portfolio acquisition value would approximate $31 million and the proposed acquisition may involve the issuance of additional shares of Common Stock.

                  At the current time, none of the pending acquisition opportunities is probable for Securities and Exchange Commission reporting purposes.

Price Range of Common Shares and Dividend History

                  The Common Shares are traded on the American Stock Exchange under the symbol "BDN." As of April 1, 1996, there were approximately 372 holders of record of the Common Shares and the Trust estimates that there were approximately 1,000 beneficial owners of Common Shares. The Trust suspended distributions on the Common Shares commencing with the third quarter of 1988 and did not declare distributions through December 31, 1993. Distributions declared for each quarter in 1994 and 1995 are identified below along with the high and low sale prices of the Common Shares for each fiscal quarter for the past eleven quarters:

                                    Stock Price  Stock Price  Distributions
                                       High         Low         Declared
                                    -----------  -----------  -------------
First Quarter 1994                   $3-13/16     $  1-5/8       $ 0.04
Second Quarter 1994                  $  4-1/4     $  3-1/8       $ 0.05
Third Quarter 1994                   $      6     $3-15/16       $ 0.73
Fourth Quarter 1994                  $  4-1/2     $  3-5/8       $ 0.75

First Quarter 1995                   $  4-1/2     $  3-7/8       $ 0.40
Second Quarter 1995                  $  3-3/4     $ 3-9/16       $ 0.05
Third Quarter 1995                   $  3-7/8     $  3-5/8       $ 0.05
Fourth Quarter 1995                  $  3-3/4     $  3-3/8       $ 0.05

First Quarter 1996                   $  5-1/2     $  3-1/2       $ 0.00



On March 27, 1996, the last full trading day prior to the public announcement of the SSI/TNC Transaction, the high and low sales prices per Common Share, as reported by the American Stock Exchange, were $4-7/8 and $4-7/16, respectively.

Outstanding Shares

                  The Trust currently has one class of Common Shares, of which 1,916,149 shares are outstanding. 1,856,200 Common Shares were outstanding on the Record Date. No Preferred Shares are issued and outstanding.

Ownership of Certain Persons

                  The following table sets forth, as of April 1, 1996, certain information with respect to each person who is the beneficial owner of more than 5% of the Common Shares, each person who is a Trustee or nominee for election as a Trustee and the sole executive officer of the Trust:


                                                                                            Business Experience
                                               Amount of                                      for at Least the
                                              Beneficial              Percent of                    Past
                                            Ownership as of          Class as of                Five Years;
                            Age            April 1, 1996 (1)        April 1, 1996              Directorships
                            ---            -----------------        -------------             --------------

Joseph L. Carboni            59                   500                less than 1%             1990-Present:
212 Haddon Avenue                                                                             President, JLC
Westmont, NJ  08108                                                                           Associates, Inc., a
(Nominee)                                                                                     commercial and real
                                                                                              estate consulting
                                                                                              firm.  Prior to
                                                                                              1990: Senior Vice
                                                                                              President of BNE
                                                                                              Realty Credit
                                                                                              Corporation

                                                                                            Business Experience
                                               Amount of                                      for at Least the
                                              Beneficial              Percent of                    Past
                                            Ownership as of          Class as of                Five Years;
                            Age            April 1, 1996 (1)        April 1, 1996              Directorships
                            ---            -----------------        -------------             --------------

Garry P. Jerome              45                   937                less than 1%             1988-Present:
Suite 400                                                                                     Managing Director
1515 Market Street                                                                            in the Philadelphia
Philadelphia, PA  19102                                                                       Office of William
                                                                                              M. Mercer,
                                                                                              Incorporated.  Mr.
                                                                                              Jerome will not be
                                                                                              standing for re-
                                                                                              election to the
                                                                                              Board. (2)

Peter P. DiLullo             45                66,500(3)(4)              3.6%                 1992 to Present:
300 Berwyn Park                                                                               Executive Vice
Berwyn, PA  19312                                                                             President and Chief
                                                                                              Operating Officer
                                                                                              of LCOR,
                                                                                              Incorporated.  Mr.
                                                                                              DiLullo has served
                                                                                              as Executive Vice
                                                                                              President of The
                                                                                              Linpro Company from
                                                                                              1989 to the
                                                                                              present.  From 1989
                                                                                              to 1994, he was
                                                                                              Vice President-
                                                                                              Finance of the
                                                                                              Trust, and was
                                                                                              Treasurer of the
                                                                                              Trust from 1993 to
                                                                                              1994.  Mr. DiLullo
                                                                                              is also a partner
                                                                                              in various Linpro
                                                                                              Entities.  Mr.
                                                                                              DiLullo will not be
                                                                                              standing for re-
                                                                                              election to the
                                                                                              Board.

Richard M. Osborne           50                    538,800(5)              29%                For more than five
7001 Center Street                                                                            years, Mr. Osborne's
Mentor, OH  44060                                                                             principal occupation
(Nominee)                                                                                     has been President
                                                                                              and Chief Executive
                                                                                              Officer of the Board
                                                                                              of OsAir, Inc., a
                                                                                              property developer
                                                                                              and manufacturer of
                                                                                              industrial gases for
                                                                                              pipeline delivery.
                                                                                              Mr. Osborne also serves
                                                                                              as a  director of
                                                                                              Great Lakes Bank,
                                                                                              Mentor, Ohio.

Richard M. Osborne           N/A                   538,800(6)             29%                 N/A
Trust
7001 Center Street
Mentor, OH  44060

                                                                                            Business Experience
                                               Amount of                                      for at Least the
                                              Beneficial              Percent of                    Past
                                            Ownership as of          Class as of                Five Years;
                            Age            April 1, 1996 (1)        April 1, 1996              Directorships
                            ---            -----------------        -------------             --------------


Gerard H. Sweeney             39                 120,800(7)               6.1%                 1994 to Present:
Two Greentree Centre                                                                           President and Chief
Suite 100                                                                                      Executive Officer
Marlton, NJ  08053                                                                             of the Trust.  1989
(Nominee)                                                                                      to Present:
                                                                                               President of the
                                                                                               Trust.  1985 to
                                                                                               1989: Vice
                                                                                               President-Finance
                                                                                               of the Trust.  1992
                                                                                               to 1994: Vice
                                                                                               President of LCOR,
                                                                                               Incorporated.
                                                                                               Prior to 1992:
                                                                                               Financial Vice
                                                                                               President of The
                                                                                               Linpro Company. Mr.
                                                                                               Sweeney is a
                                                                                               partner in various
                                                                                               Linpro Entities.

Anthony A. Nichols, Sr.       56                    0                     -- %                 (8)
16 Campus Boulevard
Newtown Square, PA  19073
(Nominee)

Warren V. Musser              69                    0                     -- %                 (8)
800 The Safeguard
Building
435 Devon Park Drive
Wayne, PA  19087
(Nominee)

Walter D'Alessio              61                    0                     -- %                 (8)
1735 Market Street
Philadelphia, PA  19103
(Nominee)

Charles P. Pizzi              46                    0                     -- %                 (8)
1234 Market Street
Philadelphia, PA  19107
(Nominee)

All Trustees and             N/A              727,537                    36.8%                 (N/A)
Executive Officers as a
Group

- -------------------------------

(1) Unless otherwise indicated, beneficial owners of Common Shares have sole voting and investment power.

(2) William M. Mercer, Incorporated provides employee benefits consulting services to certain Linpro Entities. Fees payable in connection with such services in 1994 were less than 5% of the gross revenues of Wm. M. Mercer, Incorporated during 1994.

(3) Includes 20,000 Shares owned by Brandywine Property Enterprises, Inc., of which Mr. DiLullo is Vice President and 16.66% owner, with respect to which Shares Mr. DiLullo disclaims beneficial ownership.

(4) Includes of 46,500 Shares held by a trust of which Mr. DiLullo is a trustee.

(5) All of such Shares are owned by the Richard M. Osborne Trust, of which Mr. Osborne is the sole trustee. Does not reflect the additional 59,949 Common Shares and warrants exercisable for 59,949 Common Shares acquired by the RMO Fund after April 1, 1996. Mr. Osborne has advised the Trust that he possesses sole authority over the voting and disposition of Common Shares owned by the RMO Fund.

(6) Richard M. Osborne is the sole trustee of the Richard M. Osborne Trust. Does not reflect the additional 59,949 Common Shares and warrants exercisable for 59,949 Common Shares acquired by the RMO Fund after April 1, 1996. Mr. Osborne has advised the Trust that he possesses sole authority over the voting and disposition of Common Shares owned by the RMO Fund.

(7) Includes 120,000 Common Shares issuable upon exercise of options held by Mr. Sweeney.

(8)   See, "The SSI/TNC Transaction -- Election of SSI/TNC Trustees."

Certain Transactions With Related Parties

                  Approximately 40 individual partners operating through more than 350 different limited partnerships, joint ventures and corporations (collectively, the "Linpro Entities") were originally doing business under the name "The Linpro Company." Central administrative and management functions for The Linpro Entities are currently conducted by LCOR, Incorporated. Since its formation and through February 1, 1995, the Trust has directly and, through its investment in Brandywine Realty Partners, a general partnership ("BRP"), indirectly, entered into several significant transactions with Linpro Entities, as described below.

                  Investment in BRP. The Trust was formed in 1986 to acquire a 68% equity interest in BRP. BRP was formed at the same time to acquire from Linpro Entities eight real estate projects (collectively, the "Projects") located in Colorado, New Jersey, North Carolina and Pennsylvania. One of these Projects was sold in 1988 and three were sold in 1994, in each case, to an unrelated party.

                  The original partners of BRP, from its inception in 1986 through January 1994, were the Trust, Brandywine National Corporation ("Brandywine National"), which was formed by certain principals of Linpro Entities to act as the Administrative Partner of BRP, with a 2% general partner interest, and BSPI, with a 30% general partner interest. Brandywine Property

Enterprises, Inc. ("Brandywine Enterprises"), a Linpro Entity, acts as the sole general partner of BSPI.

                  In connection with the refinancing of the Projects in January 1994, in order to obtain the requisite approvals for the refinancing, the Trust and BRP achieved a settlement of certain deficit restoration obligations contingently owed by BSPI to BRP. Under the terms of the settlement, the Trust and BRP released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in BRP. In exchange, among other things, the Trust's participation in BRP's net cash flow was increased to 98% and BSPI waived certain voting rights in BRP. Further, Brandywine National transferred its interest in BRP to the Trust and the Trust was designated as BRP's new administrative partner.

                  The Trust and BSPI, as general partners of BRP, are entitled pursuant to the BRP partnership agreement to certain distributions from BRP. Brandywine Enterprises, as the general partner of BSPI, is entitled to certain distributions from BSPI.

                  The principal purpose of BRP is to engage in the business of owning, leasing, operating and ultimately selling the Projects for the benefit of the Trust and BSPI. Generally, all decisions relating to the administration and day-to-day operations of BRP, and all decisions required or permitted to be made by BRP as a participant in any legal entity in which it may have any interest, were made through January 1994 by Brandywine National, in its capacity as administrative partner, or its designee. However, pursuant to the BRP partnership agreement, through January 1994 certain decisions affecting BRP required the unanimous consent of the partners, including decisions relating to the acquisition of real estate other than the Projects, the refinancing of the Projects or the entry into certain other indebtedness by BRP and, in some instances, the sale of the Projects. Additionally, the approval of at least 70% in interest of the partners was required for certain actions, including (i) the approval of BRP's annual budget, (ii) making certain expenditures in excess of budgeted amounts, (iii) the settlement of condemnation cases or insured casualty losses or claims asserted against BRP in excess of specified amounts, (iv) the entry into, amendment or termination of a lease in excess of one-third of the net leasable area of a Project or which requires the approval of BRP pursuant to the terms of a management agreement and (v) the entry into, amendment, renewal or extension of a contract between BRP and Brandywine National or an affiliate of Brandywine National.

                  When the Trust was designated as the administrative partner of BRP in January 1994, the Trust received substantially complete control with respect to the business and affairs of BRP, including complete discretion with respect to the sale or refinancing of the Projects, without the need to obtain the consent of BSPI or BSPI's limited partners. However, the Trust must obtain BSPI's consent in order to, among other things, (i) amend the BRP Operating Partnership Agreement to require additional capital contributions by BSPI or to revise any cash or property distributions or tax allocations due BSPI or (ii) acquire any real estate investments in the name of BRP in addition to the Projects. The Trust, however, may, in its discretion, make future real estate investments in its own name.

                  Settlement with BSPI. As part of the settlement with BSPI in connection with the January 1994 refinancing, the Trust's 25.83% limited partner interest in BSPI was transferred to a subsidiary of Brandywine Enterprises and later retired. The Trust also agreed to indemnify Brandywine Enterprises against potential liability in connection with the foregoing transactions up to a maximum of $300,000 and transferred to Brandywine Enterprises certain rights to receive distributions relating to contingent deficit restoration obligations.

                  Trust Administration. Administrative and management functions for the Trust were performed by LCOR, Incorporated through August 8, 1994. Beginning in 1993 and continuing through August 8, 1994, the Trust reimbursed LCOR, Incorporated up to $100,000 per year for certain administrative expenses directly attributable to the Trust, consisting, in part, of a portion of the salaries for certain personnel provided by LCOR, Incorporated. During 1994, this reimbursement totaled $75,000. During 1995, no such reimbursement was made.

                  During August of 1994, the Trust hired two full-time employees and, as of December 31, 1995, had three full-time employees. Effective February 1, 1995, the Trust assumed management of three of the four Projects and entered into a management agreement with an unrelated party for the management of the fourth Project.

                  Brandywine Property Management. In connection with the acquisition of each Project, BRP entered into management agreements with Linpro Entities engaged in the property management business (each, "Property Manager") pursuant to which the Property Manager provided leasing and property management services. During 1994, six of the then owned seven Projects were operated under a management agreement with a Linpro Entity and one of the Projects was operated under a management agreement with an entity which was not a Linpro Entity. For the period January 1, 1995 through January 31, 1995, three of the four Projects were operated under an agreement with a Linpro entity and one of the Projects was operated under a management agreement with an entity which is not a Linpro Entity.

                  For their services rendered pursuant to the management agreements, the Property Managers were entitled to reimbursement for certain expenses incurred in connection with their management of the Projects and are paid a management fee monthly in arrears equal to 5% of the rental income of the Projects. In addition, during 1994 and through January 31, 1995, the Property Managers received a 50% override on leasing commissions payable to third party brokers and a full market commission on non-brokered transactions. For the Projects operated under a management agreement with a Linpro Entity, LCOR, Incorporated absorbed an amount equal to 2% of gross rents and 40% of the defined commission structure representing administrative costs, which costs would otherwise have been borne by the Trust.

                  Trustee and Officer Interests in Related Parties. Mr. DiLullo, a Trustee of the Trust, is a partner in or an officer of, or has direct or indirect ownership interests in, certain Linpro Entities as follows: Brandywine Property Enterprises, Inc. (16.66%); Brandywine National Corporation; and the Property Manager of One, Two and Three Greentree Centres through January 31, 1995. Management fees paid to the Property Manager of One, Two and Three Greentree Centres were $10,000 in 1995.

                  Mr. Sweeney, the President and Chief Executive Officer and a Trustee of the Trust, was a partner in or an officer of, or had direct or indirect ownership interests in, certain Linpro Entities as follows: Brandywine Enterprises through January 1, 1995 and the Property Manager of One, Two and Three Greentree Centres through January 31, 1995 (7.0%).

Share Performance Graph

                  The Securities and Exchange Commission requires the Trust to present a chart comparing the cumulative total Shareholder return on the Common Shares with the cumulative total Shareholder return of (i) a broad equity index and (ii) a published industry or peer group index. The following chart compares the cumulative total Shareholder return for the Common Shares with the cumulative Shareholder return of companies on (i) the S&P Composite Index as provided by the National Association of Real Estate Investment Trusts and (ii) the NAREIT

ALL-REIT Total Return Index as provided by the National Association of Real Estate Investment Trusts for the period beginning December 31, 1990 and ending December 31, 1995.

                  COMPARISON OF CUMULATIVE SHAREHOLDERS' RETURN
               The Trust, S&P 500 Index and NAREIT All-REIT Index



  1000 ------------------------------------------------------------------------
       |                                                                  *   |
       |                                                     *                |
   900 ------------------------------------------------------------------------
       |                                                                      |
       |                                                                      |
   800 ------------------------------------------------------------------------
       |                                                                      |
       |                                                                      |
   700 ------------------------------------------------------------------------
D      |                                                                      |
O      |                                                                      |
L  600 ------------------------------------------------------------------------
L      |                                                                      |
A      |                                                                      |
R  500 ------------------------------------------------------------------------
S      |                                                                      |
       |                                                                      |
   400 ------------------------------------------------------------------------
       |                                                                      |
       |                                         *                            |
   300 ------------------------------------------------------------------------
       |                                                                      |
       |                                                                #@    |
   200 ------------------------------------------------------@-----------------
       |                            $           @            #                |
       |                 #@         #           #                             |
   100 -----*#@----------------------------------------------------------------
       |                 *                                                    |
       |                             *                                        |
     0 ------------------------------------------------------------------------
          Dec. 90     Dec. 91     Dec. 92     Dec. 93     Dec. 94     Dec. 95

* = The Trust
# = S&P 500 Index
@ = NAREIT All-REIT Index

                                   Dec. 90        Dec. 91        Dec. 92          Dec. 93        Dec. 94           Dec. 95
The Trust                           $ 100.00       $  88.89       $  66.67        $ 333.33         $ 904.31       $ 950.01
S&P 500 Index                       $ 100.00       $ 130.55       $ 140.56        $ 154.60         $ 156.63       $ 215.25
NAREIT All-REIT Index               $ 100.00       $ 135.68       $ 152.20        $ 180.43         $ 181.88       $ 215.18

Meetings of Trustees

         The Trustees held nine meetings in 1995. Each of Messrs. Carboni and DiLullo attended all meetings. Mr. Jerome attended eight of the meetings. Mr. O'Leary attended seven of the meetings. Messrs. Carboni and Jerome each served as a member of the Audit Committee. One meeting of the Audit Committee was held in 1995 to discuss the 1995 audit with Arthur Andersen LLP, the Trust's independent public accountants. Otherwise, the Board of Trustees currently acts as a whole and is not subdivided into special purpose committees.

Compensation of Trustees

         In 1995, the Trust paid each of Messrs. Carboni, DiLullo, Jerome and O'Leary (a former trustee who resigned as of January 31, 1996), a fee of $5,000 per year for his services as a Trustee plus $500 for each meeting of the Trustees or of a committee of the Trustees attended in person. In 1995, the Trust paid Mr. Carboni $7,917, each of Messrs. DiLullo and Jerome $7,417 and Mr. O'Leary $6,417 for their services and attendances at meetings during 1995. The Trust also reimburses the Trustees for their expenses incurred in connection with their duties as Trustees.

Management and Executive Officers

         Gerard H. Sweeney (age 39) was elected by the Trustees as President and Chief Executive Officer of the Trust on August 8, 1994. From November 9, 1989 until August 8, 1994, Mr. Sweeney had served upon his election by the Trustees as President of the Trust. Prior to August 8, 1994, Mr. Sweeney was a general partner in various Linpro Entities and also Vice President of LCOR, Incorporated. Prior to April 23, 1992, Mr. Sweeney was Financial Vice President of, and a partner in affiliates of, The Linpro Company. Mr. Sweeney served as Vice President - Finance of the Trust from March 13, 1986 until his election to serve as President of the Trust. Mr. Sweeney was elected a Trustee by the other Trustees on February 9, 1996.

         Francine M. Haulenbeek (age 39) was elected by the Trustees as Vice President - Finance and Secretary of the Trust on October 12, 1994 to serve until her resignation or removal by the Trustees. Ms. Haulenbeek is the President of Francine M. Haulenbeek & Company, a certified public accounting firm. From February 13, 1991 until January 8, 1993, Ms. Haulenbeek served as Secretary-Treasurer of the Trust. From April 1992 through January 8, 1993, Ms. Haulenbeek was an employee of LCOR,



                                      -190

Incorporated.  Prior to April 23, 1992, Ms. Haulenbeek was
Assistant Financial Vice President of The Linpro Company.

Executive Compensation

Cash and Non-Cash Compensation Paid to Certain Executive Officers

         Beginning in 1993 and continuing through August 8, 1994, the Trust reimbursed LCOR, Incorporated up to $100,000 for certain administrative expenses directly attributable to the Trust, consisting, in part, of a portion of the salaries for personnel provided by LCOR, Incorporated other than salaries of the President and Trustees of the Trust. During 1994 and 1993, this reimbursement totaled $75,000 and $100,000, respectively.

         The following table sets forth, for the years ended December 31, 1994 and 1995, compensation information with respect to the Trust's President and Chief Executive Officer. No information is included in the tables set forth below in respect of Ms. Haulenbeek. Effective October 1, 1994, the Trust entered into an employment agreement with Ms. Haulenbeek. The term of the agreement has been extended through the date of the Meeting and under the agreement Ms. Haulenbeek is entitled to receive an annual salary of $100,000. Ms. Haulenbeek's annual 1994 salary plus bonus totaled $23,000 (consisting of $21,000 in salary and $2,000 in bonus) and her annual 1995 salary totaled $93,000. From January 1, 1994 through September 30, 1994 and for the years ended December 31, 1993 and 1992, the Trust paid Francine M. Haulenbeek & Company, a certified public accounting firm owned by Ms. Haulenbeek, a total of $50,000, $110,000 and $46,000, respectively, for consulting services. Ms. Haulenbeek has not been granted any options or other equity awards in the Trust.


                           SUMMARY COMPENSATION TABLE


        (a)                 (b)            (c)                     (d)

                                                         Long-Term Compensation
Name and Principal                                        Securities underlying
     Position               Year         Salary             Options/SAR's (#)
- -------------------------------------------------------------------------------

Gerard H. Sweeney            1995     $130,000 (1)                 -0-
  President and Chief        1994      $55,000 (1)(2)           140,000 (1)
  Executive Officer          1993          (2)                     -0-


- ----------------------------

(1) On August 8, 1994, the Trust entered into an employment agreement with Mr. Sweeney. The term of the employment agreement is one year and continues thereafter until either party provides notice to the other of its election to terminate the agreement. Under the employment agreement, Mr. Sweeney is entitled to receive an annual salary of $130,000. In addition, under the employment agreement, the Trust granted Mr. Sweeney options to purchase 40,000 Common Shares at a per share exercise price of $3.80 and options to purchase 100,000 Common Shares at a per share exercise price of $6.50. The per share exercise price of the options is subject to reduction as proceeds from the sale of, or refinancing of debt secured by, Projects are distributed by the Trust to holders of Common Shares by an amount equal to the amount so distributed, from time to time, on account of each Common Share. Accordingly, the per share exercise prices of the options has been reduced to $2.07 (in respect of the options for 40,000 Common Shares) and to $4.77 (in respect to the options for 100,000 Common Shares) as a result of distributions to Shareholders from proceeds of the sale of two Projects during 1994 and the April 1995 refinancing of the mortgage loan. In the event the employment of Mr. Sweeney is terminated without cause, or in the event Mr. Sweeney terminates his employment under certain circumstances, in either case following a change in control of the Trust, the Trust will be obligated to pay Mr. Sweeney, as severance, up to 150% of his base salary less the value of certain unexercisable options on the date of termination. If the SSI/TNC Transaction is consummated, Mr. Sweeney's employment agreement with the Trust will be terminated and he will enter into a new employment agreement with the Management Company. Mr. Sweeney will continue to hold his options following consummation of the SSI/TNC Transaction. See "Proposal I - The SSI/TNC Transaction - Principal Features of the SSI/TNC Transaction - Employment Agreements with Executives."

(2) Prior to August 8, 1994, the date on which Mr. Sweeney became employed by the Trust, under an employment agreement, his salary and bonus were paid to him by LCOR, Incorporated. In February 1994, the Trust paid LCOR, Incorporated $110,000, and LCOR, Incorporated in turn used $60,000 of this amount to pay Mr. Sweeney a bonus in recognition of his contribution to the restructuring by the Trust of its debt in January 1994 and its sale of the Lincoln Centre Project in February 1994.

         As discussed above, in February 1994, the Trust paid LCOR, Incorporated $110,000, which LCOR, Incorporated in turn used to pay each of Messrs. Sweeney, then President of the Trust, Madere, then Trustee of the Trust, and DiLullo, then Trustee and Vice-President - Finance and Treasurer of the Trust, $60,000, $30,000 and $20,000, respectively, as a bonus in recognition of his contribution to the Trust's restructuring of its debt in January

1994 and its sale of the Lincoln Centre Project in February 1994. The Trust recorded this payment as a cost charge against the sale of the Lincoln Centre Project.

Stock Options Granted to Executive Officers During
Last Fiscal Year

         No options were awarded by the Trust to executive officers during 1995.

Stock Options Held by Certain Executive Officer at December 31, 1995

         The following table sets forth certain information regarding options for the purchase of Common Shares that were exercised and/or held by the Trust's President and Chief Executive Officer at December 31, 1995. No other executive officer of the Trust held options for the purchase of Common Shares at any time during 1995.

              Aggregated Option/SAR Exercises in Fiscal Year Ended
               December 31, 1995 and FY 1995-End Option/SAR Values

          (a)                      (b)                  (c)                     (d)                           (e)


                                                                             Number of                      Value of
                                                                             Securities                   Unexercised
                                                                             Underlying                   In-the Money
                                                                            Unexercised                 Options/SARs at
                                  Shares               Value              Options/SARs at                  FY-End ($)
                               Acquired on           Realized                FY-End (#)                   Exercisable/
          Name                 Exercise (#)             ($)         Exercisable/Unexercisable (1)        Unexercisable
          ----                 ------------            -----        -----------------------------        -------------

Gerard H. Sweeney                  N/A                  N/A                120,000/20,000               $30,000/$30,000
President and
Chief Executive
Officer

- -----------------------------

(1) All figures represent options.

Compensation Committee Interlocks and Insider Participation

                  The Trust does not maintain a Compensation Committee or any committee performing similar functions.

Board Committee Report on Executive Compensation

         On August 8, 1994, the Trust entered into an employment agreement with Mr. Sweeney. No modifications were made to the employment agreement during 1995. The term of the employment agreement is one year and continues thereafter until either party provides notice to the other of its election to terminate the agreement. Under the employment agreement, Mr. Sweeney is entitled to receive an annual salary of $130,000. In addition, under the employment agreement, the Trust granted Mr. Sweeney options to purchase 40,000 Common Shares at a per share exercise price of $3.80 (computed as the average closing price of the Shares for the twenty trading days ending June 23, 1994) and options to purchase 100,000 Common Shares at a per share exercise price of $6.50. The per share exercise price of the options is subject to reduction as proceeds from the sale of, or refinancing of debt secured by, Projects are distributed by the Trust to holders of Common Shares by an amount equal to the amount so distributed, from time to time, on account of each Common Share. Accordingly, the per share exercise prices of the options has been reduced to $2.07 (in respect of the 40,000 options) and to $4.77 (in respect of the 100,000 options) on account of distributions to Shareholders from proceeds of the sale of two Projects (Academy Downs and Iron Run) during 1994 and the April 1995 refinancing of the mortgage loan.

                                            Joseph L. Carboni
                                            Garry P. Jerome
                                            Peter P. DiLullo

Compliance with Section 16(a) of the Securities
Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers, Trustees and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, Trustees and greater than 10% Shareholders are required by regulation to furnish the Trust with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Trust, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required, the Trust believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, Trustees and greater than 10% Shareholders were complied with.

                          INFORMATION REGARDING PROXIES

General

                  Shareholders are entitled to one vote for each Common Share owned of record as of June 12, 1996 (the "Record Date"), subject to a limitation in Subtitle 7 of Title 3 (Voting Rights of Certain Control Shares) of the MGCL which, subject to certain exceptions, eliminates voting rights on Common Shares held by persons in excess of certain percentage thresholds. The Shareholders have no cumulative voting rights at this time. The number of Common Shares outstanding on the Record Date was 1,856,200 and the number of Common Shares entitled to vote on the matters to be considered at the Meeting is 1,688,639. However, if Proposal 3 is adopted, the 167,561 Common Shares with respect to which voting rights have been restored will be entitled to vote on all other matters to be considered at the Meeting.

Quorum

                  All valid Proxies returned, including abstentions and "broker non-votes," are included in the determination of whether a quorum is present at the Meeting.

Vote Required

                  Approval of the SSI/TNC Transaction (Proposal No. 1) requires the affirmative vote of a majority of the votes cast on the proposal in person or by proxy. Approval of the Declaration Amendments (Proposal No. 2) requires the affirmative vote of the holders of a majority of the Common Shares outstanding and entitled to vote thereon. Restoration of voting rights on those Common Shares now or hereafter owned by the RMO Trust which do not presently or would not otherwise have voting rights (Proposal No. 3) requires the affirmative vote of two-thirds of the Common Shares outstanding and entitled to vote thereon, excluding "interested shares" (i.e., Common Shares owned by RMO Trust or its trustee, Richard M. Osborne, or owned by an officer of the Trust or any employee of the Trust who is also a Trustee of the

Trust). Election of Trustees (Proposal No. 4) requires the favorable vote of a plurality of the Common Shares present and entitled to vote, in person or by proxy, at the Meeting. An automated system administered by the Trust's Transfer Agent tabulates the votes.

                  Regarding the vote on the SSI/TNC Transaction (Proposal No.
1), Common Shares represented by Proxies marked "For" such Proposal will be counted in favor of such Proposal. Common Shares represented by Proxies marked "Abstain" and "broker non-votes" in respect of such Proposal will not be counted as votes cast on the Proposal and will not affect the outcome. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

                  Regarding the Declaration Amendments (Proposal No. 2), Common Shares represented by Proxies marked "For" such Proposal will be counted in favor of such Proposal. Common Shares represented by Proxies marked "Abstain" and "broker non-votes" in respect of such Proposal will not be counted in favor of such Proposal and will be, therefore, the equivalent of a vote "Against" such Proposal. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

                  Regarding the restoration of voting rights on those Common Shares now or hereafter owned by the RMO Trust which do not presently or would not otherwise have voting rights (Proposal No. 3), Common Shares represented by Proxies marked "FOR" such Proposal will be counted in favor of such Proposal. Common Shares represented by Proxies marked "Abstain" and "broker non-votes" in respect of such Proposal will not be counted in favor of such Proposal and will be, therefore, the equivalent of a vote "Against" such Proposal. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

                  Regarding the election of Trustees (Proposal No. 4), Common Shares represented by Proxies marked "For" such Proposal will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Common Shares represented by Proxies marked "Against," "Abstain" or withholding authority to vote will not be counted in favor of any nominee. However, because Trustees are elected by a plurality vote, abstentions and broker non-votes will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

                  The Trustees intend to vote their Common Shares in favor of Proposal Nos. 1, 2, 3 and 4. If Proposal 3 is approved, the RMO Trust will vote those Common Shares with respect to which voting rights have been restored in favor of the other Proposals.

Description of Proxy

                  The accompanying proxy is solicited by the Board of Trustees of the Trust. A Shareholder may revoke his or her proxy at any time by execution of another proxy of a later date, by written notice to the Trust (attention:
Gerard H. Sweeney) at its address above, or by attending the Meeting and voting in person.

Appraisal Rights

                  In the event that any of the Proposals covered by this Proxy Statement are approved by Shareholders, dissenting Shareholders will not have appraisal or similar rights under the Maryland statutes applicable to the Trust.

Independent Public Accountants

                  The Trustees have selected Arthur Andersen LLP to serve as the Trust's independent public accountants for 1996 and to audit the Trust's financial statements for 1996. A representative of Arthur Andersen LLP will be present at the Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

Other Business

                  The Trust knows of no business which will be presented at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

                  The solicitation of proxies on behalf of the Trustees and all expenses in connection therewith will be paid by the Trust. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Trust, to the beneficial owners of Common Shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by Trustees and officers of the Trust. The Trust has also engaged Beacon Hill Partners, Inc. to assist in soliciting proxies for the Meeting for a fee of approximately $10,000 plus reasonable out-of-pocket expenses.

SEC Filings

                  The following documents (exclusive of exhibits) previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are attached to this Proxy Statement as Appendices D, E and G, respectively: (i) the Trust's Annual Report on Form 10-K/A for the year ended December 31, 1995, (ii) the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and (iii) the Trust's Current Report on Form 8-K dated June 21, 1996. The Trust will provide to each person to whom a copy of this Proxy Statement is delivered without charge and upon written or oral request of such person, by first class mail, a copy of any of the exhibits to any of such documents. Written requests for any exhibit should be directed to the Secretary of the Trust, Francine M. Haulenbeek, at Two Greentree Centre, Suite 100, Marlton, New Jersey 08053. Oral requests should be directed to the Secretary at (609) 797-0200.

Shareholder Proposals

                  Proposals by Shareholders intended to be presented at the next annual meeting of Shareholders of the Trust must be received by the Trust at its offices at Two Greentree Centre, Suite 100, Marlton, New Jersey 08053 on or before March 20, 1997 to be included in the Trust's proxy statement and form of proxy for the 1997 annual meeting.

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 4, 1996 (except with respect to the matter discussed in Note 11, as to which the date is March 20, 1996) on the consolidated financial statements of Brandywine Realty Trust as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and to all references to our firm included in or made a part of this Proxy Statement. It should be noted that we have not audited any financial statements of Brandywine Realty Trust subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                     /s/ ARTHUR ANDERSEN LLP
                                     -----------------------------------

Philadelphia, Pa.,
 July 12, 1996

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 12, 1996 on the combined financial statements of the Initial Properties as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and to all references to our firm included in or made a part of this Proxy Statement. It should be noted that we have not audited any financial statements of the Initial Properties subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                     /s/ ARTHUR ANDERSEN LLP
                                     -----------------------------------

Philadelphia, Pa.,
 July 12, 1996

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 14, 1996 on the statement of revenue and certain expenses of the LibertyView Building for the year ended December 31, 1995, and to all references to our firm included in or made a part of this Proxy Statement. It should be noted that we have not audited any financial statements of the LibertyView Building subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                     /s/ ARTHUR ANDERSEN LLP
                                     -----------------------------------

Philadelphia, Pa.,
 July 12, 1996

                                APPENDICES INDEX

Appendix A -   Glossary of Certain Terms

Appendix B -   Fairness Opinion of Legg Mason Wood Walker, Inc.

Appendix C -   Amendments to Declaration of Trust

Appendix D -   Trust's Annual report on Form 10-K/A for fiscal
               year ended December 31, 1995 (excluding exhibits)

Appendix E -   Trust's Quarterly Report on Form 10-Q for fiscal
               quarter ended March 31, 1996

Appendix F -   Combined Financial Statements of Initial
               Properties

Appendix G -   Trust's Current Report on Form 8-K dated June 21,
               1996 (excluding exhibits)

Appendix H -   Financial Statements of LibertyView Building

                                   APPENDIX A

                           GLOSSARY OF CERTAIN TERMS*


Applicable Range                            One-fifth or more but less
                                            than one-third of the outstanding
                                            voting power of Shares.

Board of Trustees or                        The Board of Trustees of the Trust.
Board

BRP                                         Brandywine Realty Partners, a
                                            general partnership.

BRP Partnership Interest                    The Trust's entire general
                                            partnership interest in BRP, which
                                            the Trust will transfer to the
                                            Operating Partnership.

C&W Cushman and Wakefield of Pennsylvania, Inc., which company was retained by the Trust to evaluate the market position of each of the Properties.

Class A Units                               The limited partnership interests in
                                            the Operating Partnership to be
                                            issued (or issuable) to the Owners
                                            in exchange for their ownership
                                            interests in the Properties.

Class B Units                               The limited partnership interests in
                                            the Operating Partnership to be
                                            issued to the Trust in exchange for
                                            the SSI Ownership Interest. Class B
                                            Units will automatically convert
                                            into an equal number of GP Units
                                            upon completion of a Qualified
                                            Offering.

 --------

*The definitions of the following terms are qualified in their entirety by the more complete definitions of such terms found in the text of the Proxy Statement.

Class C Units                               The limited partnership interests in
                                            the Operating Partnership to be
                                            issued to the Trust in exchange for
                                            its BRP Partnership Interest. Class
                                            C Units will automatically convert
                                            into an equal number of GP Units
                                            upon completion of a Qualified
                                            Offering.

Closing Date                                The date on which the SSI/TNC
                                            Transaction is closed.

Code                                        The Internal Revenue Code of 1986,
                                            as amended.

Common Shares                               Common shares of beneficial
                                            interest of the Trust, par value
                                            $.01 per share.

Contribution Agreement                      The Contribution Agreement among the
                                            Trust, SSI and TNC pursuant to which
                                            the Trust will contribute $1,000 and
                                            the SSI Ownership Interest to the
                                            Operating Partnership in exchange
                                            for the General Partnership Interest
                                            and Class B Units, respectively, and
                                            the Owners will contribute their
                                            interests in the Initial Properties
                                            to the Operating Partnership in
                                            exchange for Class A Units.

Declaration                                 The Declaration of Trust of the
                                            Trust.

Declaration Amendments                      The Proposals relating to the
                                            amendments to the Declaration set
                                            forth in Proposal 2 of this Proxy
                                            Statement.

Excluded Common Shares                      Common Shares issued after May 1,
                                            1996, the net proceeds of which are
                                            not contributed to the Operating
                                            Partnership.

Executive Warrants                          Warrants exercisable for 400,000
                                            Common Shares to be issued to the
                                            TNC Executives and certain other TNC
                                            employees.

Exempt Parties                              Those parties the Declaration
                                            Amendments would exempt from the
                                            Ownership Limit.

Funds from Operations                       In general, net income (loss),
                                            excluding extraordinary items, gains
                                            and losses from sales of property,
                                            plus depreciation and amortization
                                            and other non-cash charges and
                                            similar adjustments for
                                            unconsolidated subsidiaries.

GECC                                        General Electric Capital
                                            Corporation.

GECC Loan                                   The loan relating to and secured by
                                            the Witmer Properties.

GECC Loan Documents                         The documents evidencing and
                                            securing the GECC Loan.

General Partner                             The General Partner of the Operating
                                            Partnership.

General Partnership                         The entire general partnership
Interest                                    interest in the Operating
                                            Partnership (which will be comprised
                                            of GP Units and which will be held
                                            by the Trust).

GP Units                                    The general partnership interests in
                                            the Operating Partnership.

Greater Philadelphia                        The geographic area that includes
Region                                      Philadelphia and its surrounding
                                            counties and suburbs, including
                                            Southern New Jersey and
                                            Lawrenceville, New
                                            Jersey.

Initial Properties                          Collectively, the Witmer Properties
                                            and the Other Initial Properties.

Interests Transfer                          Those Properties, the transfer of
Properties                                  which will be structured as
                                            transfers to the Operating
                                            Partnership of 89% of the capital
                                            interests and 99% of the cash flow
                                            and profit interests in the limited
                                            partnership owning such Properties.

Lawrenceville Premises                      The Witmer Property located in
                                            Lawrenceville, New Jersey

Legg Mason                                  Legg Mason Wood Walker, Inc., the
                                            Trust's financial advisor.

Management Company                          A newly-formed corporation
                                            that is expected to perform
                                            management and leasing operations
                                            for the Properties.

Meeting                                     The Annual Meeting of the
                                            Shareholders of the Trust.

MGCL                                        Maryland General Corporation Law

NEMLICO                                     New England Mutual Life Insurance
                                            Company.

Operating Partnership                       The Delaware limited partnership in
                                            which the Trust will hold the
                                            General Partnership Interest and
                                            Class B and C Units, and which will
                                            directly or indirectly hold title to
                                            the Initial Properties.

Operating Partnership                       The Agreement of Limited Partnership
Agreement                                   of the Operating Partnership.

Operating Partnership                       Expenses that will be borne by the
Expenses                                    Operating Partnership if the SSI/TNC
                                            Transaction is consummated.

Option Agreements                           Agreements pursuant to which the
                                            Operating Partnership will be
                                            entitled to acquire substantially
                                            all of TNC's and the Other Owners'
                                            ownership interests in the Option
                                            Properties.

Option Properties                           Four office buildings that contain
                                            an aggregate of approximately
                                            159,000 rentable square feet which
                                            the Operating Partnership will have
                                            an option to purchase.

Other Owners                                The Owners other than SSI and TNC.

Other Initial                               11 office and industrial buildings
Properties                                  to be owned by the Operating
                                            Partnership that contain an
                                            aggregate of approximately 424,000
                                            rentable square feet.

Owners SSI, TNC and certain additional persons who will transfer to the Operating Partnership their ownership interests in the Initial Properties and grant to the
                                            Operating Partnership options to
                                            acquire the Option Properties.

Ownership Limit                             4.16% in value of the outstanding
                                            Shares.

Ownership Restrictions                      Less than 100 persons owning Shares
                                            or the Trust being "closely held."

Partnerships                                Collectively, the Operating
                                            Partnership and the Title Holding
                                            Partnerships.

Preferential Return                         The annual preferential cumulative
                                            return that the Trust will be
                                            entitled to receive prior to a
                                            Qualified Offering pursuant to its
                                            ownership of the Class B Units.

Preferred Shares                            Preferred shares of beneficial
                                            interest of the Trust.

Properties                                  Collectively, the Initial Properties
                                            and the Option Properties.

Proposals                                   The matters upon which the
                                            Shareholders will be asked to vote
                                            at the Meeting.

Qualified Offering                          A public or private sale of equity
                                            securities generating at least $35
                                            million of net proceeds to the Trust
                                            at a price per share at least equal
                                            to the per share book value of the
                                            Common Shares as of the end of the
                                            most recently preceding quarter
                                            preceding the sale or at least $25
                                            million of net proceeds, but less
                                            than $35 million of net proceeds, at
                                            a price per share of at
                                            least $5.50 (subject to adjustment
                                            in the event of stock dividends,
                                            stock splits or reverse stock
                                            splits).

Qualified REIT                              A wholly-owned subsidiary of a REIT
Subsidiary                                  that is treated for federal income
                                            tax purposes as if its assets and
                                            liabilities were those of the REIT.

Redemption Eligibility                      Any 20 consecutive trading-day
Date                                        period, occurring after the second
                                            anniversary of the Closing Date, for
                                            which the average closing price of a
                                            Common Share equals or exceeds $5.50
                                            (subject to adjustment to reflect
                                            stock splits, stock dividends and
                                            reverse splits).

Registration Rights                         Agreement with each holder of Class
Agreement                                   A Units, SSI, TNC and the RMO Trust
                                            obligating the Trust to register
                                            Common Shares issued or issuable to
                                            such persons.

REIT                                        A real estate investment trust as
                                            defined in Section 856 of the Code.

Residual Interests                          The partnership interests in the
                                            Interests Transfer Properties
                                            not initially transferred to the
                                            Operating Partnership.

RMO                                         Richard M. Osborne

RMO Agreement                               The Agreement among RMO, the RMO
                                            Trust and the Trust pursuant to
                                            which RMO makes certain agreements
                                            relating to the Common Shares owned
                                            by the RMO Trust.

RMO Fund                                    Turkey Vulture Fund XIII, Ltd.

RMO Trust                                   The Richard M. Osborne Trust.

Share Purchase                              The Share and Warrant Purchase
Agreement                                   Agreement between SSI and the Trust
                                            pursuant to which the Trust will
                                            issue to SSI Common Shares and the
                                            SSI Warrant.

Shareholders                                The holders of Shares of the Trust.

Shares                                      Collectively, Common Shares and
                                            Preferred Shares.

SSI                                         Safeguard Scientifics, Inc., a
                                            Pennsylvania corporation.

SSI Advances                                All amounts advanced or treated as
                                            advanced by SSI to the Operating
                                            Partnership pursuant to the
                                            Distribution Support and Loan
                                            Agreement between the Operating
                                            Partnership and SSI (including
                                            advances made by SSI pursuant to the
                                            SSI Subsidy).

SSI Agreement                               The agreement between SSI and the
                                            Trust pursuant to which SSI makes
                                            certain agreements relating to the
                                            Common Shares owned by it.

SSI Ownership Interest                      SSI's indirect ownership interest in
                                            the Witmer Properties which is being
                                            transferred to the Trust. Such
                                            indirect ownership interest consists
                                            of all of the general partnership
                                            interest in the Witmer Partnership
                                            and SSI's entire limited partnership
                                            interest in the Witmer Partnership.

SSI Subsidy                                 SSI's commitment to loan funds to
                                            the Operating Partnership in the
                                            event the Trust does not receive a
                                            distribution of its entire
                                            Preferential Return for a quarter to
                                            fund the unpaid balance of such
                                            Preferential Return, subject to
                                            certain limitations.

SSI/TNC Transaction                         A transaction among the Trust, SSI
                                            and TNC as more particularly
                                            described in Proposal 1 of this
                                            Proxy Statement.

SSI Warrant                                 The warrant exercisable for
                                            775,000 Common Shares to be issued
                                            by the Trust to SSI.

Title Holding                               The limited partnerships owning the
Partnerships                                Interests Transfer Properties.

Title Transfer                              Those Initial Properties, the
Properties                                  transfer of which will be effected
                                            by the transfer of fee title
                                            thereto.

TNC                                         The Nichols Company, a Pennsylvania
                                            corporation.

TNC Executives                              Three individuals who are currently
                                            executives of TNC who are expected
                                            to become executive officers of the
                                            Trust.

Trust                                       Brandywine Realty Trust, a Maryland
                                            real estate investment trust.

Units                                       Units of partnership interests in
                                            the Operating Partnership.

Witmer Limited                              Substantially all of the limited
Partnership Interests                       partnership interests in the
                                            Witmer Partnership owned by TNC and
                                            the Other Owners which will be
                                            contributed to the Operating
                                            Partnership.

Witmer Partnership                          The limited partnership formed to
                                            borrow up to $32,211,600 million
                                            from GECC and to own the Witmer
                                            Properties.

Witmer Properties                           Eight office and industrial
                                            buildings owned by the Witmer
                                            Partnership that contain an
                                            aggregate of approximately 536,000
                                            rentable square feet.

                                   APPENDIX B


                                                              July 12, 1996

Board of Trustees
Brandywine Realty Trust
Suite 100
Two Greentree Centre
Marlton, NJ 08053

Members of the Board:

                  We are advised that Brandywine Realty Trust ("Brandywine" or the "Trust") has entered into a Contribution Agreement relating to a transaction (the "Transaction") in which the Trust: (i) will issue 775,000 common shares of beneficial interest ("Common Shares"), and a warrant exercisable for an additional 775,000 Common Shares at a per share exercise price of $6.50 to Safeguard Scientifics, Inc. ("SSI") in exchange for $426,250 and SSI's ownership interest in a limited partnership which owns eight office and industrial buildings (the "Witmer Properties"); (ii) will form a limited partnership (the "Operating Partnership") and obtain an ownership interest in an additional 11 office and industrial buildings (together with the Witmer Properties, the "Initial Properties"); (iii) will contribute to the Operating Partnership its entire general partnership interest in Brandywine Realty Partners ("BRP") in exchange for additional partnership interests in the Operating Partnership; (iv) will cause the Operating Partnership to enter into option agreements conferring upon the Operating Partnership the option to acquire an additional four office buildings; (v) will agree, subject to certain conditions, to redeem for cash or Common Shares the limited partnership interests ("Units") in the Operating Partnership; (vi) will issue non-transferable warrants exercisable for an aggregate of 400,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to individuals who are currently employees of The Nichols Company ("TNC") and who are expected to become employees of a subsidiary of the Trust; (vii) will issue non-transferable warrants exercisable for an aggregate of 330,000 Common Shares at a per share exercise price of $6.50 to the President and Chief Executive Officer of the Trust and another executive of the Trust; and (viii) will expand the Board of Trustees from five to seven and elect to the Board three individuals associated with or designated by SSI and TNC, and one individual jointly designated by SSI, TNC and the Trust, to fill the vacancies in the Board created by such expansion and the decision of two current members of the Board not to stand for re-election.

                  You have asked our opinion as to the fairness, from a financial point of view, to the holders of the Common Shares of the consideration to be paid by the Trust in the Transaction.

                  For purposes of rendering this opinion, we have:

                           (i) reviewed the Letter of Intent and the related
exhibits and schedules;

                           (ii) reviewed a draft of the Contribution Agreement
dated July 3, 1996 among the Trust, SSI and TNC and the documents related thereto;

                           (iii) reviewed a draft in substantially final form of
the Proxy Statement of the Trust to be filed with the Securities and Exchange Commission;

                           (iv) reviewed the audited financial statements of
Brandywine for the years ended December 31, 1993, 1994 and 1995, the unaudited financial statements of the Trust for the quarter ended March 31, 1996 and the related unaudited pro forma consolidated financial statements for the year ended December 31, 1995;

                           (v) reviewed the audited financial statements of the
Initial Properties and related management operations for the years ended December 31, 1993, 1994 and 1995 and the unaudited financial statements of the Initial Properties for the quarter ended March 31, 1996;

                           (vi) reviewed certain internal information, primarily
financial in nature, concerning the business and operations of Brandywine and the Initial Properties;

                           (vii) reviewed certain publicly available information
concerning Brandywine;

                           (viii) reviewed cash flow forecasts of Brandywine and
the Initial Properties furnished to us by the senior management of Brandywine and TNC;

                           (ix) reviewed certain publicly available financial
and stock market data with respect to operating statistics relating to selected public companies that we deemed relevant to our inquiry;

                           (x) analyzed certain publicly available information
concerning the terms of selected merger and acquisition transactions that we considered relevant to our inquiry;

                           (xi) held meetings and discussions with certain
trustees, officers and employees of Brandywine, SSI and TNC concerning the operations, financial condition and future prospects of the Trust and Operating Partnership; and

                           (xii) conducted such other financial studies,
analyses and investigations and considered such other information as we deemed appropriate.

                  In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by Brandywine and TNC or publicly available, and we have not independently verified such information. We also have relied upon the management of Brandywine and TNC as to the reasonableness and achievability of the financial projections (and the assumptions and bases therefor) provided to us and, with your consent, have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of Brandywine. We have not been requested to make, and have not made, a independent appraisal or evaluation of the assets, properties, facilities or liabilities of Brandywine or TNC and we have not been furnished with any such appraisal or evaluation. Further, this opinion is based upon prevailing market conditions and other circumstances and conditions existing on the date hereof.

                  It is understood that this letter is for the information of Brandywine's Board of Trustees in their evaluation of the Transaction and our opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated; provided that this opinion may be included in its entirety in any filing made by Brandywine with the Securities and Exchange Commission with respect to the Transaction and the transactions related thereto and as an appendix to Brandywine's Proxy Statement furnished to Shareholders in connection with the Transaction.

                  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction is fair to the stockholders of Brandywine, from a financial point of view.

                                            Very truly yours,

                                            LEGG MASON WOOD WALKER,
                                            INCORPORATED

                                            By: /s/ Jeffrey Rogatz
                                                -----------------------------

                                   APPENDIX C

                  The Declaration of Trust of Brandywine Realty Trust (as previously amended) is hereby amended as follows:

                  1. Section 6.1, captioned "Authorized Shares," is hereby deleted in its entirety and replaced with the following new Section 6.1:
"Authorized Shares. The total number of shares of beneficial interest which the Trust is authorized to issue is 80,000,000, of which 5,000,000 shares shall be preferred shares, par value $.01 per share ("Preferred Shares"), and 75,000,000 shares shall be common shares, $.01 par value per share ("Common Shares")."

                  2. Paragraph (a) of Section 3.3, captioned "Certain Share Issuances," is hereby deleted in its entirety, and Paragraphs (b), (c) and (d) are relettered as Paragraphs (a), (b) and (c), respectively.

                  3. Paragraph (b) of Section 6.4, captioned "Mandatory Distributions," is hereby deleted in its entirety.

                  4. A new Paragraph 3.2(o) is hereby added, which paragraph shall read in its entirety as follows:

                  (o) Reverse Stock Splits. Upon the approval of not less than 80% of the Trustees, to cause the Shares of the Trust to be recapitalized or consolidated by effectuating a reverse stock split of one or more series or classes of Shares based upon a reverse stock split ratio (the "Ratio") approved by not less than 80% of the Trustees, such that following the consummation of such reverse stock split, each Share of the series or class(es) of Shares in question will automatically, without vote of or other action by the Shareholders, be deemed to be a fewer number of Shares computed in accordance with such Ratio; and, if determined by the Trustees to be appropriate or desirable, to cause any fractional Shares resulting therefrom to be canceled in exchange for a cash payment equal to (x) with respect to Common Shares, the "market value" of such Share determined in accordance with the provisions of ss.3-601 et seq. of the Maryland General Corporation Law (computed for the period ending on the business day prior to the effective date of such reverse stock split), or for Shares other than Common Shares traded on the American Stock Exchange, as determined by the Trustees in good faith, multiplied by (y) the applicable fraction.

                  5. Paragraphs 3.2(o), (p), (q), (r), (s), (t), (u), (v), (w),
(x), (y), (z), (aa) and (ab) are relettered as Paragraphs 3.2(p), (q), (r), (s),
(t), (u), (v), (w), (x), (y), (z), (aa), (ab) and (ac) respectively.

                  6. Section 6.6, captioned "Restrictions on Ownership and Transfer," is hereby deleted in its entirety and replaced with the following new Sections 6.6, 6.7, 6.8 and 6.9:

                  SECTION 6.6 Restrictions on Ownership and Transfer: Exchange For Excess Shares.

                           (a) Definitions. For the purposes of Sections 6.6,
6.7 and 6.8, the following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings. Accordingly, for purposes hereof, Beneficial Ownership shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) such Person's ownership of outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person; provided that the Board of Trustees shall retain full authority to adopt such other approach to determining Beneficial Ownership as it may deem appropriate. Notwithstanding the foregoing, for purposes of determining compliance with this Section 6.6 by any Person to whom the Trust issues an option or warrant (or any Shareholder of any such Person), such option or warrant shall not be deemed to confer upon such Person Beneficial Ownership or Constructive Ownership of the Shares issuable upon the exercise thereof, and the Shares issuable upon the exercise thereof shall be excluded from both the numerator and denominator of the foregoing calculation.

                  "Beneficiary" shall mean the beneficiary of the Special Trust as determined pursuant to Section 6.8(e).

                  "Common Equity Shares" shall mean outstanding Shares that are either Common Shares or Excess Common Shares.

                  "Constructive Ownership" shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings. Accordingly, for purposes hereof, Constructive Ownership shall be calculated for any Person by dividing two numbers, (a) the number that is the numerator being the sum of (i) such Person's ownership of outstanding Shares plus (ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person and (b) the number that is the denominator being the sum of (i) all outstanding Shares plus
(ii) the maximum number of Shares issuable upon the exercise or conversion of outstanding warrants, preferred stock or other securities exercisable for or convertible into Shares owned by such Person; provided that the Board of Trustees shall retain full authority to adopt such other approach to determining Constructive Ownership as it may deem appropriate. Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.6(b) and (c) by any Person to whom the Trust issues an option or warrant (or any Shareholder of any such Person), such option or warrant shall not be deemed to confer upon such Person Beneficial Ownership or Constructive Ownership of the Shares issuable upon the exercise thereof, and the Shares issuable upon the exercise thereof shall be excluded from both the numerator and denominator of the foregoing calculation.

                  "Event" shall have the meaning assigned to it in
Section 6.6(c).

                  "Excess Common Shares" shall mean Excess Shares that would, under Section 6.8(e)(i), automatically be exchanged for Common Shares in the event of a transfer of an interest in the Special Trust in which such Excess Shares are held.

                  "Excess Preferred Shares" shall mean Excess Shares that would, under Section 6.8(e)(i), automatically be exchanged for Preferred Shares in the event of a transfer of an interest in the Special Trust in which such Excess Shares are held.

                  "Excess Shares" shall mean, as applicable, Excess Common Shares or Excess Preferred Shares.

                  "Exempt Parties" shall mean (i) (A) The Richard M. Osborne Trust (the "Osborne Trust"), (B) Turkey Vulture Fund XIII, Ltd., (C) Richard M. Osborne ("Osborne") and all of the members of Osborne's immediate family, as such term is defined in Section 544(a)(2) of the Code and (D) any Section 544 Subsidiary of the entity or the individuals described in (A), (B) or (C), above (the entities and individuals described in clauses (A), (B), (C) and (D) above being collectively referred to herein as the "Osborne Affiliates"), (ii) Safeguard Scientifics, Inc. and any Section 544 Subsidiary thereof (collectively, the "SSI Affiliates") and (iii) The Nichols Company and any Section 544 Subsidiary thereof (collectively, the "Nichols Affiliates"). The term "Exempt Party" shall mean any of the foregoing.

                  "Market Price" shall mean the last reported sales price reported on the American Stock Exchange of Shares on the trading day immediately preceding the relevant date, or if the Shares are not then traded on the American Stock Exchange, the last reported sales price of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if the Shares are not then traded over any exchange or quotation system, then the market price of the Shares on the relevant date as determined in good faith by the Board of Trustees of the Trust. The Market Price of the Common Shares shall be determined separately from the Market Price of any outstanding class of Preferred Shares.

                  "Ownership Limit" shall mean 4.16% in value of the outstanding Shares.

                  "Ownership Limitation Termination Date" shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

                  "Permissible Ownership Threshold" shall mean as to the Osborne Affiliates, the SSI Affiliates and The Nichols Affiliates, respectively, 33.33%, 35.25% and 9.25%; provided that, once an Exempt Party transfers Shares such that such Exempt Party following such transfer Beneficially Owns and Constructively Owns less in value than the Ownership Limit, then such Exempt Party's Permissible Ownership Threshold shall equal the Ownership Limit; provided, further, however, that the foregoing proviso shall not restrict SSI Affiliates or Nichols Affiliates from acquiring Shares upon the redemption of Class A Units issued to them by Brandywine Operating Partnership, L.P. if such acquisition would not result in such SSI Affiliates or Nichols Affiliates exceeding the applicable percentage (35.25% or 9.25%) specified above.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

                  "Purported Beneficial Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the person for whom the Purported Record Holder of the Shares that were, pursuant to
Section 6.6(c), automatically exchanged for Excess Shares upon the occurrence of such event held such Shares.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.6(b).

                  "Purported Record Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Shares, the record holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Shares upon the occurrence of such event.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.6(b).

                  "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                  "Section 544 Subsidiary" of any individual or entity shall mean any entity, over 50% of the ownership interest in which is owned, directly or indirectly (applying the principles of Section 544 of the Code) by the individual or entity in question.

                  "Special Trust" shall mean the trust created pursuant to Section 6.8(a).

                  "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Shares or capital stock of any Person (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (ii) the sale, transfer, exercise, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares or (iii) the establishment of a put or the granting to a third party of a call right with respect to Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

                  "Trustee" shall mean, for purposes of this Article VI only, the Trust, as trustee for the Special Trust, and any successor trustee appointed by the Trust.

                           (b) Restrictions on Ownership and Transfer.

                                    (i) Except as provided in Section 6.6(k),
prior to the Ownership Limitation Termination Date, no Person (other than an Exempt Party) shall Beneficially Own or Constructively Own any Shares to the extent such ownership would exceed the Ownership Limit. In addition, except as provided in Section 6.6(k), prior to the Ownership Limitation Termination Date, no Exempt Party shall Beneficially Own or Constructively Own any Shares in excess of the Permissible Ownership Threshold for such Exempt Party.

                                    (ii) Except as provided in Section 6.6(k),
prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Exempt Party) Beneficially Owning or Constructively Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights in or to such Shares.

                                    (iii) Except as provided in Section 6.6(k),
prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Exempt Party Beneficially Owning or Constructively Owning Shares in excess of the Permissible Ownership Threshold for such Exempt Party shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned or Constructively Owned by such Exempt Party in excess of the Permissible Ownership Threshold for such Exempt Party; and such Exempt Party shall acquire no rights in or to such Shares.

                                    (iv) Prior to the Ownership Limitation
Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons

(determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

                                    (v) Prior to the Ownership Limitation
Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

                                    (vi) The Board of Trustees shall have the
authority to select the Ownership Limitation Termination Date.

                           (c) Exchange For Excess Stock.

                                    (i) If, notwithstanding the other provisions
contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Exempt Party) would Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 6.6(k), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                    (ii) If, notwithstanding the other
provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer such that an Exempt Party would Beneficially Own or Constructively Own Shares in excess of the applicable Permissible Ownership Threshold, then, except as otherwise provided in Section 6.6(k), such number of Shares in excess of the applicable Permissible Ownership Threshold (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                    (iii) If, notwithstanding the other
provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                    (iv) If, notwithstanding the other
provisions contained in this Section 6.6, at any time prior to the Ownership Limitation Termination Date, an event other than a purported Transfer (an "Event") occurs which would (i) cause any Person (other than an Exempt Party) to Beneficially Own or Constructively Own Shares in excess of the Ownership Limit, or (ii) cause an Exempt Party to Beneficially Own or Constructively Own Shares in excess of such Exempt Party's applicable Permissible Ownership Threshold, then, except as otherwise provided in Section 6.6(k), Shares Beneficially Owned or Constructively Owned by such Person or Exempt Party, as the case may be (rounded up to the nearest whole Share), shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares directly held or Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. Where several such Persons exist, the exchange shall be pro rata.

                           (d) Remedies For Breach. If the Board of Trustees or
its designee(s) shall at any time determine that a Transfer has taken place in violation of Section 6.6(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) of any Shares that would result in Shares being beneficially owned by less than 100 persons as contemplated by Section 6.6(b)(iv), or in Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.6(b), the Board of Trustees or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.6(b)(ii), (iii), (iv) or (v) shall automatically result in the exchange described in Section 6.6(c), irrespective of any action (or non-action) by the Board of Trustees or its designees.

                           (e) Notice of Ownership or Attempted Ownership in
Violation of Section 6.6(b). Any Person who acquires or attempts to acquire Beneficial Ownership or Constructive Ownership of

Shares in violation of Section 6.6(b) shall immediately give written notice to the Trust of such acquisition or attempted acquisition and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust's status as a REIT.

                           (f) Owners Required to Provide Information. Prior to
the Ownership Limitation Termination Date:

                                    (i) every Beneficial Owner or Constructive
Owner of more than 4.0% in value of the outstanding Shares shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner or Constructive Owner, the number of Shares Beneficially Owned or Constructively Owned, and a description of how such Shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Trust's status as a REIT.

                                    (ii) Each Person who is a Beneficial Owner
or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request in order to determine the Trust's status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

                           (g) Remedies Not Limited. Nothing contained in this
Section 6.6 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preserving the Trust's REIT status.

                           (h) Ambiguity. In the case of an ambiguity in the
application of any of the provisions of this Article VI including any definition contained in Section 6.6(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Shares in a given situation, the Board of Trustees shall have the authority to determine the application of the provisions of this
Section 6.6 with respect to any situation based on the facts known to it.

                           (i) Increase in Ownership Limit. Subject to the
limitations provided in Section 6.6(j), the Board of Trustees may from time to time increase the Ownership Limit.

                           (j) Limitations on Modifications.

                                    (i) The Ownership Limit may not be increased
if, after giving effect to such increase, five Beneficial Owners of Shares would Beneficially Own, in the aggregate, more than 49.9% of the outstanding Shares.

                                    (ii) Prior to an increase in the Ownership
Limit pursuant to Section 6.6(i), the Board of Trustees may require such opinions of counsel or the Trust's tax accountants, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

                           (k) Exceptions. The Board of Trustees, with a ruling
from the Internal Revenue Service or an opinion of counsel or the Trust's tax accountants to the effect that such exemption will not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, may exempt a Person from the Ownership Limit or the Permissible Ownership Threshold, as the case may be, if the Board of Trustees obtains such representations and undertakings from such Person as the Board of Trustees may deem appropriate and such Person agrees that any violation or attempted violation of any of such representations or undertakings will result in, to the extent necessary or otherwise deemed appropriate by the Board of Trustees, the exchange of Shares held by such Person for Excess Shares in accordance with Section 6.6(c).

                           (l) American Stock Exchange Transactions. Nothing in
this Section 6.6 shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange, any successor exchange or quotation system thereto, or any other exchange or quotation system over which the Shares may be traded from time to time.

                  SECTION 6.7 Legend. (a) Each certificate for Common Shares hereafter issued shall bear the following legend:

                           "The Common Shares represented by this certificate
                  are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own or Constructively Own Shares in excess of 4.16% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust."

                           (b) Each certificate for Preferred Shares hereafter
issued shall bear the following legend:

                           "The Preferred Shares represented by this certificate
                  are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own or Constructively Own Shares in excess of 4.16% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of the Trust (unless such Person is an Exempt Party). No Person who is an Exempt Party may Beneficially Own or Constructively Own Shares in excess of the Permissible Ownership Threshold for such Exempt Party. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust."

                  SECTION 6.8 Excess Shares.

                           (a) Ownership in Trust. Upon any purported Transfer
or Event that results in an exchange of Shares for Excess Shares pursuant to
Section 6.6(c), such Excess Shares shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to
Section 6.8(e). Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as and to the extent provided in Section 6.8(e).

                           (b) Dividend Rights. Excess Shares shall not be
entitled to any dividends or distributions. Any dividend or distribution paid prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Trust upon demand.

                           (c) Rights Upon Liquidation. In the event of any
voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Shares, if any, as may be determined by the Board of Trustees pursuant to Section 6.3 and the preferential rights of the Excess Preferred Shares, if any, each holder of Excess Common Shares shall be entitled to receive, ratably with each other holder of Common Shares and Excess Common Shares, that portion of the assets of the Trust available for distribution to the holders of Common Shares or Excess Common Shares which bears the same relation to the total amount of such assets of the Trust as the number of Excess Common Shares held by such holder bears to the total number of Common Shares and Excess Common Shares then outstanding and (ii) each holder of Excess Preferred Shares shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Shares that were exchanged for such Excess Preferred Shares would have been entitled to receive had such Preferred Shares remained outstanding. The Trust, as holder of the Excess Shares in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up of, or any distribution of the assets of the Trust.

                           (d) Voting Rights. The holders of Excess Shares shall
not be entitled to vote on any matters (except as required by law).

                           (e) Restrictions On Transfer: Designation of
Beneficiary.

                                    (i) Excess Shares shall not be
transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of Excess Shares held by the Special Trust attributable to a purported Transfer or Event that resulted in the Excess Shares) if (i) the Excess Shares held in the Special Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Shares that, (I) in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Shares (having received such Shares pursuant to a gift, devise or other transaction), the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Shares or (II) in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Shares on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Shares in the Special Trust shall be automatically exchanged for an equal number of Common Shares or Preferred Shares (depending upon the type of Shares that were originally exchanged for such Excess Shares) and such Common Shares or Preferred Shares shall be transferred of record to the transferee of the interest in the Special Trust if such Common Shares or Preferred Shares would not be Excess Shares in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 6.8(f).

                                    (ii) Notwithstanding the foregoing, if a
Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 6.8(e)(i), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Trust.

                           (f) Purchase Right in Excess Shares. Excess Shares
shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, (I) in the case of Excess Shares resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift, devise or other transaction, the Market Price at the time of such gift, devise or other transaction) or (ii) the Market Price on the date the Trust, or its designee, accepts such offer or (II) in the case of Excess Shares created by an Event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Shares on the date of such exchange or (ii) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer or Event which resulted in an exchange of Shares for such Excess Shares and (ii) the date the Board of Trustees determines that a purported Transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred, if the Trust does not receive a notice of any such Transfer pursuant to Section 6.6(e).

                  SECTION 6.9 Severability; Agent for Trust. If any provision of
Section 6.6, 6.7 or 6.8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In any event, to the extent such court holds the Purported Record Transferee to be the record and beneficial owner of Shares which, had the provisions of Sections 6.6, 6.7 and 6.8 been enforced, would have been exchanged for Excess Shares, such Purported Record Transferee shall be deemed, at the option of the Trust, to have acted as agent on behalf of the Trust in acquiring such transferred Shares and to hold such Shares on behalf of the Trust.

                                                                 APPENDIX D








                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            FORM 10-K/A (Amendment 1)

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 (FEE REQUIRED)

For the fiscal year ended       December 31, 1995
                         ----------------------------------
or
( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the transition period from ___________________ to ____________________

Commission file number             1-9106
                       ----------------------------

                             Brandywine Realty Trust
            -------------------------------------------------------
                  (Exact name of registrant as specified in its charter)

        Maryland                                        23-2413352
- ------------------------------                      -------------------
State or other jurisdiction of                      (I.R.S. Employer)
incorporation or organization                       Identification No.)

Two Greentree Centre, Suite 100, Marlton, New Jersey,             08053
- -----------------------------------------------------          ----------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code             (609)797-0200
                                                               -------------

Securities registered pursuant to Section 12(b) of the Act:

                                                    Name of each exchange
    Title of each class                              on which registered
- ----------------------------------                -------------------------
  Shares of Beneficial Interest                    American Stock Exchange

                           (par value $0.01 per share)
          -------------------------------------------------------------
           Securities registered pursuant to Section 12(g) of the Act:

          -------------------------------------------------------------
                                (Title of class)

          -------------------------------------------------------------
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X ] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

The aggregate market value of the voting stock held by non-affiliates of the Registrant was $5,619,000 as of March 4, 1996. The aggregate market value has been computed by reference to the closing price at which the stock was sold on the American Stock Exchange on such date. A total of 1,856,200 Shares of Beneficial Interest were outstanding as of March 4, 1996.


                       DOCUMENTS INCORPORATED BY REFERENCE


None

                                TABLE OF CONTENTS

                                    FORM 10-K


PART I            Item

                  1.   Business

                            Industry Segment
                            Competition

                            Geographic Analysis of Revenue

                  2.    Properties

                  3.    Legal Proceedings

                  4.    Submission of Matters to a Vote of Security Holders

PART II

                  5.    Market for Shares and Related Shareholder Matters

                  6.    Selected Financial Data

                  7. Management's Discussion and Analysis of Financial Condition and Results of Operations

                  8.    Financial Statements and Supplementary Data

                  9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

PART III

                  10.   Trustees and Executive Officers

                  11.   Executive Compensation

                  12. Security Ownership of Certain Beneficial Owners and Management

                  13.   Certain Relationships and Related Transactions

PART IV

                  14. Exhibits, Financial Statement Schedules and Reports on Form 8-K

SIGNATURES OF REGISTRANT

INDEX TO EXHIBITS

                                     PART I

Item 1. Business

Brandywine Realty Trust (the "Trust"), a Maryland real estate investment trust, was organized in 1986. The Trust's principal asset is its 70% general partner interest in Brandywine Realty Partners ("Brandywine"), a Pennsylvania general partnership which was formed in 1986 for the purpose of owning and operating office and industrial real estate projects (the "Specified Projects"). The other general partner of Brandywine is Brandywine Specified Property Investors Limited Partnership, ("BSPI"), a Pennsylvania limited partnership which owns a 30% interest in Brandywine. Effective January 1, 1994, the Trust was designated as Brandywine's administrative partner and now has substantial control and authority with respect to the business and affairs of Brandywine, including complete discretion with respect to the sale or refinancing of any and all of the Specified Projects, without having to obtain either the consent of BSPI or BSPI's limited partners.

At December 31, 1995, the Trust's portfolio includes four Specified Projects. See Item 8, Note 5 to the Financial Statements of the Trust for a discussion of the terms of the mortgage loans on the Specified Projects.

As of December 31, 1995, the Trust had three full-time employees. Effective February 1, 1995, the Trust assumed management of three of the four Specified Projects and entered into a management agreement with an unrelated party for the management of the fourth Specified Project.

During 1995, the Trustees have considered, and expect to continue to consider, potential acquisitions by the Trust of additional real estate and real estate-related interests and potential third party equity and debt investments in the Trust. At the current time the Trust is actively pursuing the potential acquisition of additional real estate and evaluating third party equity and debt investments in the Trust. The Trust's business plan contemplates a focus on office and industrial projects in the greater Philadelphia, Pennsylvania area. However, there can be no assurance that the Trust will make an acquisition of additional real estate or real estate-related interests or that any such acquisitions will produce satisfactory returns for the Trust. Similarly, there can be no assurance that the Trust will consummate any third party equity or debt investments in the Trust or that any investments that might be made in the Trust would enable the Trust to generate greater returns for the Shareholders. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

On March 20, 1996, the Trust entered into a Letter of Intent (the "Letter") with Safeguard Scientifics, Inc. ("SSI") and SSI's real estate affiliate, The Nichols Company ("TNC"). As of this date, definitive documentation of such transaction has not been negotiated. Accordingly, there can be no assurance that definitive documentation will be executed or that the terms on which definitive documents are completed will not differ from the terms summarized herein.

The Letter contemplates an approximately $4.36 million investment in the Trust by SSI in the form of real estate interests and cash. The Trust will issue to SSI 775,000 common shares ("Shares") at a per share price of $5.50 and six year warrants exercisable for an additional 775,000 Shares at a per share exercise price of $6.50. In exchange for the Shares and warrants, the Trust will receive approximately $426,000 in cash and SSI's interest in a partnership with TNC and its affiliates that own eight suburban office/industrial buildings aggregating approximately 560,000 square feet. The Trust, SSI and TNC have valued the SSI interest that the Trust is acquiring at approximately $3.9 million. In addition, SSI, TNC and certain affiliates will contribute ten properties aggregating approximately 394,000 square feet to a partnership with the Trust and the Trust will enter into an option agreement with TNC and certain of its affiliates to acquire an additional five properties aggregating approximately 189,000 square feet. In total, the transaction involves 23 properties aggregating approximately
1.14 million square feet.

The Letter further contemplates that approximately 1,243,000 units in the partnership(s) owning the 18 properties (each of which units would be convertible after two years and subject to satisfaction of certain conditions into one Share) would be issued at closing on account of the agreed-upon net equity in such properties, with each unit having a stated value of $5.50. Additional units would be issued in the event that the debt encumbering certain of such properties is refinanced at a discount. Additional units would also be issued if the Trust were to exercise its option to acquire the additional five properties.

In addition to the property transactions, the Letter provides that SSI and TNC would contribute their property management, development and leasing operations to an affiliate of the Trust, and that Warren Musser, CEO of SSI, Walter D'Allessio, CEO of Legg Mason Realty Services, and Anthony A. Nichols, Sr., President of TNC, would be added to the Trust's Board of Trustees. Following completion of the transaction, Gerard H. Sweeney will continue as a Trustee and as the Trust's President and Chief Executive Officer. The Letter contemplates that three executives of TNC will enter into two-year employment agreements with the Trust and will be granted warrants covering an aggregate of 400,000 Shares at a per share exercise price of $6.50.

The Trust has engaged Legg Mason Wood Walker, Incorporated as its financial advisor on this transaction.

The transaction contemplated by the Letter is subject to customary conditions, including completion of due diligence, negotiation and execution of definitive documentation, required third party approvals, receipt by the Board of Trustees of a fairness opinion from its financial advisor and approval by the Trust's shareholders. The transaction is also subject to a combined debt and equity investment of approximately $1.3 million in the Trust by Richard M. Osborne, a Trustee of the Trust, on pricing terms comparable to the terms on which SSI will be acquiring its Shares. Proceeds of Mr. Osborne's investment would be used for general trust purposes, including working capital. As of this date, the Trust and Mr. Osborne have not entered into a binding agreement providing for an investment by him in the Trust. Such investment will not be subject to shareholder approval. The transaction with SSI and TNC is expected to be submitted to the Trust's shareholders in mid-1996.

The transaction described above will involve risks customarily associated with equity investments in real estate such as, for example: (i) the potential adverse impact on future distributions if funds generated from operations are insufficient to maintain the current level of distributions on the outstanding Shares and additional Shares that will be issued; (ii) the reduction in the level of control possessed by the current shareholders; (iii) the significant concentration of ownership in a small number of shareholders and their corresponding ability to influence the affairs of the Trust; (iv) the risk of future vacancies in the properties; (v) the inability of the Trust to refinance the indebtedness encumbering the properties at attractive rates; and (vi) the need to obtain additional working capital to maintain and operate both the additional properties and the Trust's current properties.

On March 20, 1996, the Trust entered into an agreement (the "Osborne Agreement") with Richard M. Osborne ("RMO") and the Richard M. Osborne Trust (the "RMO Trust" and collectively with RMO, the "Holders"). RMO is, as indicated above, currently a Trustee of the Trust and is the sole trustee of the RMO Trust, which RMO formed for estate planning purposes. The RMO Trust is currently the beneficial owner of 538,800 Shares or approximately 29% of the Trust's outstanding Shares.

In the Osborne Agreement, the Trust agreed, subject to certain conditions, to:
(i) nominate RMO for reelection to the Board of Trustees for as long as the Holders are the beneficial owners of at least 10% of the outstanding Shares and
(ii) waive the statutory right of the Trust to redeem the Shares of the Holders, whether now owned or hereafter acquired, for the fair value thereof. In the Osborne Agreement, the Holders agreed, subject to certain conditions, to: (i) limit their ownership of Shares and securities convertible into Shares to approximately one-third of the outstanding Shares; (ii) refrain from engaging in proxy solicitations in opposition to a majority of the Board of Trustees; (iii) vote their Shares consistent with the recommendation of a majority of the Board of Trustees on any matter submitted to a vote of shareholders other than on matters involving a merger, consolidation or liquidation of the Trust or any amendments to the Trust's Declaration of Trust which adversely affect the rights of shareholders; (iv) dispose of their Shares only under certain circumstances; and (v) not to pursue any action which may disqualify the Trust's REIT status.

The Osborne Agreement has a three year term but is subject to earlier termination under certain circumstances, including upon completion of an equity offering achieving certain targets.

The summary of the Osborne Agreement is qualified by reference to the full text of the Osborne Agreement, a copy of which is included as an exhibit to this Form 10-K.

Industry Segment

The Trust is currently engaged in a single industry segment -- investment in office real estate projects. Space is leased in the Specified Projects to approximately 70 tenants. The Specified Projects are primarily leased for office purposes. During 1995, Parker, McCay & Criscuolo in Three Greentree Centre represented 10% of the portfolio's total square footage and 10% of the portfolio's total rental revenue and American Executive Center in One Greentree Centre represented 7% of the portfolio's total square footage and 10% of the portfolio's total rental revenue. Substantially all of the Trust's revenues are derived from tenant rental revenue and tenant reimbursements of expenses of the Specified Projects. The Trust's business is not seasonal.

Competition

The four Specified Projects held by the Trust on December 31, 1995 are located in the greater Philadelphia, Pennsylvania and Raleigh, North Carolina metropolitan areas. Each of these markets is competitive, with the principal methods of competition consisting in each case of rental rates (including rental concessions such as initial periods of free occupancy), location, level of leasehold improvements and building amenities. The Specified Projects compete for tenants with other properties which may have competitive advantages. See
Item 2, "Properties," for a discussion of occupancy rates and other information relevant to the competitive position of each of the Specified Projects.

Geographic Analysis of Revenue

The geographic breakdown of the Trust's gross revenue and square footage for 1995 is as follows:

                                                         Gross Revenue            Square Feet
                                                        -----------------        --------------
   Marlton, New Jersey (three properties in the
       greater Philadelphia area)                             $2,557,000               181,137
   Raleigh, North Carolina                                     1,026,000                73,415
                                                        -----------------        --------------

  Total rentals and tenant reimbursements                      3,583,000               254,552
                                                        -----------------        --------------

Other income                                                      83,000
                                                        -----------------        --------------

   Total                                                      $3,666,000               254,552
                                                        =================        ==============


Item 2. Properties

At December 31, 1995, the Trust's four Specified Projects are office projects. As of January 31, 1996, the overall occupancy rate of the Specified Projects was approximately 97% as compared to 86% one year earlier. As of January 31, 1996, existing leases totaling approximately 78,000 square feet, or 31% of the total square feet, were scheduled to expire during 1996. However, subsequent to January 31, 1996, two tenants renewed their leases, each for five year terms, representing total space of approximately 13,000 square feet. In management's opinion, the properties are adequately covered by insurance.

The principal provisions of the Trust's two major tenants are as follows:

One Greentree Centre                                             Three Greentree Centre
- -----------------------------                                    ----------------------------

American Executive Center                                        Parker McCay & Criscuolo
   Inception date;  February 1, 1983                                Inception date;  February 1, 1984
   Rent per annum for the year ended                                Rent per annum for the year ended
          December 31, 1995;  $336,000                                     December 31, 1995;  $363,000
   Lease expires;  January 31, 2007                                 Lease expires;  May 31, 1999
   Renewal options;  One period of ten (10) years.                  Renewal options;  Two successive five (5) year terms


See Schedule III to the Trust's financial statements which provides a summary of the properties. See Note 10 to the Trust's financial statements which provides a schedule of lease expirations. The Specified Projects are described below.

South New Jersey Office Projects -- Marlton, New Jersey

One Greentree Centre
One Greentree Centre is located at the northeast corner of Route 73 and Greentree Road in Marlton, New Jersey. The project is a three-story, mid-rise building consisting of approximately 56,000 square feet of net leasable area and is situated, together with its sister building, Two Greentree Centre, on approximately 8.3 acres of land. Exterior construction consists of brick and dryvit with bronze tinted windows. The grounds surrounding One Greentree Centre feature abundant landscaping and ample parking (4.4 spaces per 1,000 square feet). Real estate taxes for the property for the year ended December 31, 1995 totaled $96,000. Occupancy of One Greentree Centre commenced in August 1982 and was 91% as of January 31, 1996. As of January 31, 1996, existing leases totaling approximately 13,000 square feet were scheduled to expire during 1996. However, subsequent to January 31, 1996, a single tenant renewed 8,000 square feet for a five year term.

The following table sets forth the occupancy rate and average annual base rent per leased square foot of total leaseable square feet of One Greentree Centre during the periods specified:

                                                         One Greentree Centre
                                                      Occupancy and Rental Rates

Year                    Percentage leased        Average Annual Effective Rental Rate
(At December 31)        at Period End (1)             Per Leased Square Foot (2)                Total Annual Rental Revenue (3)
                       ------------------        ------------------------------------           -------------------------------
         1995                    91%                             $17.62                                    $908,000
         1994                    93%                              15.78                                     853,000
         1993                   100%                              15.17                                     835,000
         1992                    97%                              14.84                                     738,000
         1991                    81%                              15.75                                     763,000

(1) Percentage leased is as of January 31, following December 31 period end for all years presented.

(2) Calculated as total annual rental revenue divided by the average total leased square feet, averaging period beginning and end leasing status.

(3) Represents rental revenue for financial reporting purposes which is determined on a straight-line basis.

- ------------------------------------------------------------------------------

The following table shows scheduled lease expirations for leases in place at December 31, 1995 for each of the next ten years beginning January 1, 1996 assuming none of the tenants exercises renewal options or termination rights, if any:

                                                       One Greentree Centre
                                                        Lease Expirations

                                                                                       Total Annual Base    Percentage of Total
                                            Leaseable Square      Annual Base Rent      Rent per Square      Annual Base Rent
 Year of Lease        Number of Leases      Feet Subject to        Under Expiring          Foot Under         Represented by
  Expiration              Expiring          Expiring Leases            Leases           Expiring Leases       Expiring Leases
 -------------        -----------------     -----------------     ----------------     -----------------    -------------------
    1996                     5                14,000              $107,000                   $ 7.84                 14.40%
    1997                     4                14,000               226,000                    16.18                 30.44%
    1998                     3                 6,000                96,000                    15.53                 12.88%
    1999                     0                     0                     0                     0.00                  0.00%
    2000                     0                     0                     0                     0.00                  0.00%
    2001                     0                     0                     0                     0.00                  0.00%
    2002                     0                     0                     0                     0.00                  0.00%
    2003                     0                     0                     0                     0.00                  0.00%
    2004                     0                     0                     0                     0.00                  0.00%
    2005                     0                     0                     0                     0.00                  0.00%
    2006                     1                17,000               315,000                    18.67                 42.28%
                       =======              ========             =========                  =======                =======
                            13                51,000              $744,000                   $14.68                100.00%
                       =======              ========             =========                  =======                =======

The aggregate tax basis for federal income tax purposes of One Greentree Centre is $7,436,000 as of December 31, 1995. Of this amount, approximately $751,000 represents land, $5,667,000 represents real property depreciated over a 19 year life, approximately $617,000 represents real property depreciated over a 31-1/2 year life and the balance of approximately $401,000 represents real property depreciated over a 40 year life.

Two Greentree Centre
Two Greentree Centre is located at the northeast corner of Route 73 and Greentree Road in Marlton, New Jersey. The project is a three-story, mid-rise building consisting of approximately 56,000 square feet of net leasable area and is situated, together with its sister building, One Greentree Centre, on approximately 8.3 acres of land. Exterior construction consists of brick and dryvit with bronze tinted windows. The grounds surrounding Two Greentree Centre feature abundant landscaping and ample parking (4.3 spaces per 1,000 square feet). Real estate taxes for the property for the year ended December 31, 1995 totaled $96,000. Occupancy of Two Greentree Centre commenced in July 1983 and was 100% as of January 31, 1996. As of January 31, 1996, a single lease totaling approximately 5,000 square feet was scheduled to expire during 1996. However, subsequent to January 31, 1996, this lease was renewed for a three year term.

The following table sets forth the occupancy rate and average annual base rent per leased square foot of total leaseable square feet of Two Greentree Centre during the periods specified:

                                                         Two Greentree Centre
                                                      Occupancy and Rental Rates

Year                    Percentage leased        Average Annual Effective Rental Rate
(At December 31)        at Period End (1)             Per Leased Square Foot (2)                Total Annual Rental Revenue (3)
                       ------------------        ------------------------------------           -------------------------------
         1995                   100%                             $13.60                                    $666,000
         1994                    75%                              16.06                                     693,000
         1993                    79%                              17.72                                     810,000
         1992                    84%                              16.90                                     791,000
         1991                    83%                              15.73                                     746,000


(1) Percentage leased is as of January 31, following December 31 period end for all years presented.

(2) Calculated as total annual rental revenue divided by the average total leased square feet, averaging period beginning and end leasing status.

(3) Represents rental revenue for financial reporting purposes which is determined on a straight-line basis.

The following table shows scheduled lease expirations for leases in place at December 31, 1995 for each of the next ten years beginning January 1, 1996 assuming none of the tenants exercises renewal options or termination rights, if any:

                                                       Two Greentree Centre
                                                        Lease Expirations

                                                                                       Total Annual Base    Percentage of Total
                                            Leaseable Square      Annual Base Rent      Rent per Square      Annual Base Rent
 Year of Lease        Number of Leases      Feet Subject to        Under Expiring          Foot Under         Represented by
  Expiration              Expiring          Expiring Leases            Leases           Expiring Leases       Expiring Leases
 -------------        -----------------     -----------------     ----------------     -----------------    -------------------

    1996                     3                 6,000              $ 17,000                   $ 2.70                  1.95%
    1997                     3                14,000               215,000                    15.29                 25.03%
    1998                     1                 3,000                44,000                    19.20                  5,10%
    1999                     1                 3,000                51,000                     0.00                  5.92%
    2000                     1                 6,000                87,000                    15.35                 10.13%
    2001                     0                     0                     0                     0.00                  0.00%
    2002                     0                     0                     0                     0.00                  0.00%
    2003                     1                 5,000                97,000                    18.50                 11.30%
    2004                     0                     0                     0                     0.00                  0.00%
    2005                     2                19,000               349,000                    18.00                 40.57%
    2006                     0                     0                     0                     0.00                  0.00%
                       =======              ========             =========                  =======                =======
                            12                56,000              $860,000                   $15.34                100.00%
                       =======              ========             =========                  =======                =======

The aggregate tax basis for federal income tax purposes of Two Greentree Centre is $8,030,000 as of December 31, 1995. Of this amount, approximately $744,000 represents land, approximately $5,795,000 represents real property depreciated over a 19 year life, approximately $594,000 represents real property depreciated over a 31-1/2 year life and the balance of approximately $897,000 represents real property depreciated over a 40 year life.

Three Greentree Centre
Three Greentree Centre is located at the southwest corner of Route 73 and Greentree Road in Marlton, New Jersey. The project is a four-story, mid-rise building consisting of approximately 69,000 square feet of net leasable area, is the third of five mid-rise buildings to occupy the Greentree Complex and is situated on approximately 5.4 acres of land. Exterior construction consists of brick and dryvit with bronze tinted windows. Interior amenities include a two-story lobby with open staircase to second floor. The project also features abundant landscaping and ample parking (5.2 spaces per 1,000 square feet). Real estate taxes for the property for the year ended December 31, 1995 totaled $139,000. Occupancy of Three Greentree Centre commenced in February 1984 and was 99% as of January 31, 1996. As of January 31, 1996, existing leases totaling approximately 17,000 square feet were scheduled to expire during 1996.

The following table sets forth the occupancy rate and average annual base rent per leased square foot of total leaseable square feet of Three Greentree Centre during the periods specified:

                                                         Three Greentree Centre
                                                      Occupancy and Rental Rates

Year                    Percentage leased        Average Annual Effective Rental Rate
(At December 31)        at Period End (1)             Per Leased Square Foot (2)                Total Annual Rental Revenue (3)
                       ------------------        ------------------------------------           -------------------------------
         1995                    99%                             $15.41                                    $920,000
         1994                    74%                              15.71                                     943,000
         1993                   100%                              17.12                                   1,151,000
         1992                    95%                              17.32                                   1,164,000
         1991                   100%                              17.07                                   1,178,000

(1) Percentage leased is as of January 31, following December 31 period end for all years presented.

(2) Calculated as total annual rental revenue divided by the average total leased square feet, averaging period beginning and end leasing status.

(3) Represents rental revenue for financial reporting purposes which is determined on a straight-line basis.


The following table shows scheduled lease expirations for leases in place at December 31, 1995 for each of the next ten years beginning January 1, 1996 assuming none of the tenants exercises renewal options or termination rights, if any:

                                                       Three Greentree Centre
                                                        Lease Expirations

                                                                                       Total Annual Base    Percentage of Total
                                            Leaseable Square      Annual Base Rent      Rent per Square      Annual Base Rent
 Year of Lease        Number of Leases      Feet Subject to        Under Expiring          Foot Under         Represented by
  Expiration              Expiring          Expiring Leases            Leases           Expiring Leases       Expiring Leases
 -------------        -----------------     -----------------     ----------------     -----------------    -------------------

    1996                     4                17,000              $133,000                   $ 7.80                 13.50%
    1997                     1                13,000               227,000                    17.48                 23.05%
    1998                     0                     0                     0                     0.00                  0.00%
    1999                     0                     0                     0                     0.00                  0.00%
    2000                     2                12,000               218,000                    17.83                 22.22%
    2001                     1                26,000               406,000                    15.66                 41.23%
    2002                     0                     0                     0                     0.00                  0.00%
    2003                     0                     0                     0                     0.00                  0.00%
    2004                     0                     0                     0                     0.00                  0.00%
    2005                     0                     0                     0                     0.00                  0.00%
    2006                     0                     0                     0                     0.00                  0.00%
                       =======              ========             =========                  =======                =======
                             8                68,000              $984,000                   $14.44                100.00%
                       =======              ========             =========                  =======                =======

The aggregate tax basis for federal income tax purposes of Three Greentree Centre is $10,170,000 as of December 31, 1995. Of this amount, approximately $987,000 represents land, approximately $7,626,000 represents real property depreciated over a 19 year life, approximately $423,000 represents real property depreciated over a 31-1/2 year life and the balance of approximately $1,134,000 represents real property depreciated over a 40 year life.

Raleigh Office Project -- Raleigh, North Carolina

Twin Forks
Twin Forks is a red brick five building complex located at Six Forks Road and Lynn Road in Raleigh, North Carolina. The buildings in Twin Forks contain in the aggregate approximately 73,000 square feet of net leasable space situated on approximately 9.1 acres of land and provide a parking ratio of 4.0 spaces per 1,000 square feet. Real estate taxes for the property for the year ended December 31, 1995 totaled $60,000. Occupancy of Twin Forks commenced in November 1982 and was 97% as of January 31, 1996. As of January 31, 1996, existing leases totaling approximately 43,000 square feet were scheduled to expire during 1996.

The following table sets forth the occupancy rate and average annual base rent per leased square foot of total leaseable square feet of Twin Forks Greentree Centre during the periods specified:

                                                              Twin Forks
                                                      Occupancy and Rental Rates

Year                    Percentage leased        Average Annual Effective Rental Rate
(At December 31)        at Period End (1)             Per Leased Square Foot (2)                Total Annual Rental Revenue (3)
                       ------------------        ------------------------------------           -------------------------------
         1995                    97%                             $14.23                                  $1,023,000
         1994                   100%                              12.75                                     917,000
         1993                    97%                              11.08                                     769,000
         1992                    93%                              12.10                                     815,000
         1991                    92%                              10.98                                     620,000

(1) Percentage leased is as of January 31, following December 31 period end for all years presented.

(2) Calculated as total annual rental revenue divided by the average total leased square feet, averaging period beginning and end leasing status.

(3) Represents rental revenue for financial reporting purposes which is determined on a straight-line basis.

- -------------------------------------------------------------------------------

The following table shows scheduled lease expirations for leases in place at December 31, 1995 for each of the next ten years beginning January 1, 1996 assuming none of the tenants exercises renewal options or termination rights, if any:

                                                            Twin Forks
                                                        Lease Expirations

                                                                                       Total Annual Base    Percentage of Total
                                            Leaseable Square      Annual Base Rent      Rent per Square      Annual Base Rent
 Year of Lease        Number of Leases      Feet Subject to        Under Expiring          Foot Under         Represented by
  Expiration              Expiring          Expiring Leases            Leases           Expiring Leases       Expiring Leases
 -------------        -----------------     -----------------     ----------------     -----------------    -------------------

    1996                    21                43,000              $411,000                   $ 9.60                 51.66%
    1997                    12                19,000               264,000                    13.61                 33.12%
    1998                     3                 3,000                44,000                    13.96                  5.58%
    1999                     3                 6,000                77,000                    13.59                  9.64%
    2000                     0                     0                     0                     0.00                  0.00%
    2001                     0                     0                     0                     0.00                  0.00%
    2002                     0                     0                     0                     0.00                  0.00%
    2003                     0                     0                     0                     0.00                  0.00%
    2004                     0                     0                     0                     0.00                  0.00%
    2005                     0                     0                     0                     0.00                  0.00%
    2006                     1                     0                     0                     0.00                  0.00%
                       =======              ========             =========                  =======                =======
                            39                71,000              $796,000                   $11.21                100.00%
                       =======              ========             =========                  =======                =======

The aggregate tax basis for federal income tax purposes of Twin Forks is $7,779,000 as of December 31, 1995. Of this amount, approximately $2,487,000 represents land, approximately $4,331,000 represents real property depreciated over a 19 year life, approximately $537,000 represents real property depreciated over a 31-1/2 year life and the balance of approximately $961,000 represents real property depreciated over a 40 year life.

Encumbrances on Specified Projects

At December 31, 1995, the principal amount of the nonrecourse mortgage loans totaled $8,931,000. These loans were secured by first mortgages on the Specified Projects. See Item 8, Note 5 to the Financial Statements of the Trust for a discussion of the terms of the mortgages.

Item 3.  Legal Proceedings

Neither the Trust nor Brandywine was a party to any material pending legal proceedings as of December 31, 1995, or as of the date of this Form 10-K.

Item 4.  Submission of Matters to a Vote of Security Holders

Not Applicable.

                                     PART II

Item 5.  Market for Shares and Related Shareholder Matters

The Trust's shares are traded on the American Stock Exchange, Inc. under the symbol "BDN". As of March 4, 1996, there were approximately 370 holders of record of the Trust's Shares of Beneficial Interest and the Trust estimates that there were approximately 1,000 beneficial owners of such Shares. Distributions declared for each quarter in 1995 and 1994 are identified below along with the high and low sale prices of the Trust's shares for each fiscal quarter for the past eight quarters:

                             Stock Price       Stock Price      Distributions
                                High               Low            Declared
                             -----------       -----------      -------------


First Quarter 1995          $     4-1/2         $   3-7/8         $  0.40
Second Quarter 1995         $     3-3/4         $  3-9/16         $  0.05
Third Quarter 1995          $     3-7/8         $   3-5/8         $  0.05
Fourth Quarter 1995         $     3-3/4         $   3-3/8         $  0.05



First Quarter 1994          $   3-13/16         $   1-5/8         $  0.04
Second Quarter 1994         $     4-1/4         $   3-1/8         $  0.05
Third Quarter 1994          $         6         $ 3-15/16         $  0.73
Fourth Quarter 1994         $     4-1/2         $   3-5/8         $  0.75





Item 6.  Selected Financial Data


Brandywine Realty Trust (dollars in thousands except per share date)


     Year Ended December 31                         1995            1994            1993            1992            1991
     ----------------------                         ----            ----            ----            ----            ----

Total operating revenue  (a)                       $3,666          $  4,192       $     -         $     -         $     -

Income from acquisitioin of limited partner
  interests in Brandywine Specfied Property
  Investors Limited Partnership                    $    -          $    -         $ 2,469        $     -          $     -

Provision for loss on real estate investments      $    -          $ (5,400)      $     -         $     -         $ (6,700)

Gain on sales of real estate investments           $    -          $  1,410       $     -         $     -         $     -

Extraordinary item: gain on
  extinguishment of debt                           $    -          $  7,998       $     -         $     -         $     -

Net income (loss)                                  $   (824)       $  7,567(c)    $ 2,468         $    (1)        $ (6,705)

Net income (loss) per share                        $  (0.44)       $   3.74       $  1.33         $     -         $  (3.61)

Cash distributions                                 $  1,021        $  2,914       $     -         $     -         $     -

Cash distributions per share                       $   0.55        $   1.57       $     -         $     -         $     -

Total assets                                       $ 17,105        $ 17,873       $ 4,604         $   2,123       $  2,128

Mortgage notes payable                             $  8,931        $  6,899       $     -         $     -         $     -

Other Data:
  Funds from operations (b)                        $    578        $   (706)(c)   $ 2,467         $     -         $     -

  Cash flows from operating activities             $    497        $   (628)      $     -         $     -         $     -

  Cash flows from investing activities             $   (701)       $  9,559       $ 2,469         $     -         $     -

  Cash flows from financing activities             $   (722)       $ (9,635)      $     -         $     -         $     -

- ---------------------------------------------------------------------------------------------------------------------------

         (a) Prior to 1994, the Trust accounted for its investment in Brandywine using the equity method of accounting and accordingly, received no operating revenue from its investment in Brandywine for the years ended December 31, 1993, 1992 and 1991, respectively.

         (b) Funds from Operations is defined as net income (loss) excluding extraordinary items, gains and losses from sales of property, plus depreciation and amortization and other non-cash charges and similar adjustments for unconsolidated subsidiaries. Management generally considers Funds from Operations to be a useful financial performance measure of the operating performance of an equity REIT because, together with net income and cash flows, Funds from Operations provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Trust's operating performance or to cash flows as a measure of liquidity. Funds from Operations does not measure whether cash flow is sufficient to fund all of the Trust's cash flow needs including principal amortization, capital improvements and distributions to shareholders. Funds from Operations also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Trust's calculation of Funds from Operations.

          (c) Funds from operations and net income in 1994 include the payment of $1,114,000 from escrowed cash reserves of all future Additional Interest (as defined in Item 8, Note 5 to the Financial Statements of the Trust) to the mortgage lender on December 28, 1994.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

                              RESULTS OF OPERATIONS

Year ended December 31, 1995 vs. December 31, 1994

For the year ended December 31, 1995, the Trust's consolidated net loss was ($824,000) or ($0.44) per share as compared to consolidated net income of $7,567,000 or $3.74 per share for the year ended December 31, 1994.

Primarily, as a result of the sales of three of the Specified Projects during 1994, rental revenues decreased by $576,000 or 14% and property operating expenses decreased by $494,000 or 24% for the year ended December 31, 1995, as compared to the year ended December 31, 1994. When comparing 1995 to 1994 results within these same categories for the four remaining Specified Projects, rental revenues increased by $130,000 or 4% primarily due to improved overall occupancy levels and property operating expenses decreased by $72,000 or 4% primarily due to reduced management fees as a result of the Trust assuming management of three of the four Specified Projects effective February 1, 1995. For the year ended December 31, 1995, as compared to the year ended December 31, 1994, depreciation and amortization expense remained relatively constant, primarily due to the write off of deferred loan fees totaling $354,000 resulting from the April 21, 1995 refinancing of the Specified Projects' mortgage loans and the termination of the $26 million commitment which the Trust had obtained during 1994. Interest expense decreased by $1,169,000 or 60% due to the overall reduced interest expense associated with the new mortgage loans obtained upon the April 1995 refinancing. Administrative expense decreased by $152,000 or 18% primarily due to nonrecurring 1994 costs related to mortgage restructuring efforts. In the first quarter of 1994, a writedown of $5.4 million was recorded to adjust the carrying value of the then seven Specified Projects to the then estimated net realizable value. Such writedown was recorded as a provision for loss on real estate investments in the Trust's 1994 financial statements. For the year ended December 31, 1995, no such writedown was required to be recorded.

As discussed below, the Trust's net income for 1994 was primarily attributable to extraordinary gain upon the extinguishment of debt and gain resulting from property sales, offset in part by the December 1994 payment of all future Additional Interest to the then mortgage lender. The term "Additional Interest" is defined in Note 5 to the Trust's financial statements included in Item 8.

At January 31, 1996, the overall occupancy level of the four Specified Projects was 97% as compared to 86% at January 31, 1995.

Year ended December 31, 1994 vs. December 31, 1993

Historical:

For the year ended December 31, 1994, the Trust's consolidated net income was $7,567,000 or $3.74 per share as compared to net income of $2,468,000 or $1.33 per share for the year ended December 31, 1993. The Trust's net income for 1994 was attributable to an extraordinary gain of $7,998,000 upon extinguishment of debt resulting from the January 1994 refinancing of the Specified Projects coupled with a $1,410,000 gain resulting from the sales of three Specified Projects during 1994, offset primarily by the $1,114,000 payment of all future Additional Interest to the then mortgage lender in December 1994 and the non cash expense of depreciation and amortization. The Trust's 1993 income was primarily attributable to the settlements which the Trust obtained with two of the limited partners of BSPI whereby the Trust received $2,469,000 in cash.

Comparison to Consolidated Pro Forma 1993:

For the year ended December 31, 1994, the Trust's consolidated net income was $7,567,000 or $3.74 per share as compared to consolidated pro forma net income of $2,468,000 or $ 1.33 per share for the year ended December 31, 1993. Significant components of these 1994 and 1993 net income amounts are discussed above.

When comparing consolidated 1994 results to consolidated pro forma 1993 results, for the year ended December 31, 1994, rental revenue decreased by $1,292,000 or 24% due primarily to the sales of three Specified Projects coupled with lower aggregate occupancy during 1994 in three of the remaining four Specified Projects. Other income decreased by $73,000 or 69% as escrowed cash reserves were held with the then mortgage lender in a non interest bearing account. Interest expense decreased by 18% primarily as a result of the January 1994 refinancing of the mortgage loans offset, in part, by the $1,114,000 payment of Additional Interest to the then mortgage lender in December 1994. Depreciation and amortization and operating expenses decreased by $1,357,000 or 28% due primarily to the sales of the three Specified Projects during 1994. In addition, approximately $70,000 in savings was realized as a result of a successful tax appeal for the Lincoln Centre project and an additional savings of $70,000 was realized as a result of management's renegotiation of the property management contracts for each of the Specified Projects. Administrative expenses decreased by $219,000 or 21% primarily due to decreased professional fees attributable to 1993 foreclosure litigation, bankruptcy investigation and mortgage restructuring efforts. In the first quarter of 1994, a writedown of $5.4 million was recorded to adjust the carrying value of the then seven Specified Projects to the then estimated net realizable value. Such writedown was recorded as a provision for loss on real estate investments in the Trust's 1994 financial statements. For the year ended December 31, 1993, no such writedown was required to be recorded.

                         LIQUIDITY AND CAPITAL RESOURCES

The Trust's primary asset is its 70% general partner interest in Brandywine which owns and operates the Specified Projects. The Trust's principal source of liquidity consists of the distributions it receives from the operation of the Specified Projects.

As of December 31, 1995, the Trust's consolidated cash balances were $840,000 as compared to $1,766,000 as of December 31, 1994. In addition, at December 31, 1995, escrowed cash balances totaled $1,155,000 as compared to $1,114,000 at December 31, 1994. The escrowed cash balances at December 31, 1995 were comprised of $1,076,000 held by the Trust's mortgage lender to provide for capital improvements, tenant improvements and leasing commissions associated with the Specified Projects and $79,000 held by the lender to provide for real estate tax payments with respect to the Specified Projects.

During 1995, the Trust paid $2,227,000 in distributions to shareholders, including $1,299,000 in respect of dividends declared in 1994 and paid during 1995. Net cash provided by operating activities for this same period totaled $497,000. On April 21, 1995, the Trust refinanced the then existing $6,899,000 mortgage note, borrowing $9,000,000 under mortgage loans which provide for a fixed rate of interest, initially set at 8.75%, and which are cross-collateralized by the Specified Projects. In connection with the refinancing, the Trust paid $250,000 in associated transaction costs and increased mortgage lender escrowed cash balances for the year by approximately $41,000. Tenant improvements and leasing commissions during 1995 relative to the Specified Projects were paid from lender escrow funds and totaled $660,000.

During 1995, the Trustees have considered, and expect to continue to consider, potential acquisitions by the Trust of additional real estate and real estate-related interests and potential third party equity and debt investments in the Trust. At the current time the Trust is actively pursuing the potential acquisition of additional real estate and evaluating third party equity and debt investments in the Trust. The Trust's business plan contemplates a focus on office and industrial projects in the greater Philadelphia, Pennsylvania area. However, there can be no assurance that the Trust will make an acquisition of additional real estate or real estate-related interests or that any such acquisitions will produce satisfactory returns for the Trust. Similarly, there can be no assurance that the Trust will consummate any third party equity or debt investments in the Trust or that any investments that might be made in the Trust would enable the Trust to generate greater returns for the Shareholders. See Item 1 "Business" for a discussion of the transaction that the Trust is presently negotiating pursuant to the terms of the Letter.

During 1995, the Trust paid $221,000 and accrued $136,000 in costs associated with its pursuit of potential acquisitions of additional real estate and third party equity investments. Such costs are included in deferred costs on the Trust's balance sheet as of December 31, 1995. Further, in connection with these efforts, as of December 31, 1995, the Trust had deposited $95,000 with an unrelated party. Such deposit is included in other assets on the balance sheet as of December 31, 1995.

During 1995, the Trust declared distributions as follows:

Declaration Date                 Record Date                 Payment Date             Amount Per Share
- ----------------                 -----------                 ------------             ----------------
April 19, 1995                 May 11, 1995                 May 17, 1995                     $0.05
April 21, 1995                 May 11, 1995                 May 17, 1995                     $0.35
July 11, 1995                  July 26, 1995                July 31, 1995                    $0.05
October 11, 1995               October 26, 1995             October 31, 1995                 $0.05
December 29, 1995              January 26, 1996             January 30, 1996                 $0.05



For the period January 1, 1995 through April 21, 1995, the Trust paid the then mortgage lender total interest based on a weighted average rate of 10.3% on the outstanding principal loan balance. For the period April 21, 1995 through December 31, 1995, the Trust paid its current mortgage lender total interest based on a weighted average rate of 8.7% on the outstanding principal loan balances.

The Trust believes that current cash reserves are sufficient, and that operation of the Specified Projects will provide sufficient cash flows, to continue operations throughout 1996 and, to the extent foreseeable, in the years to follow.

The Trust believes that it qualifies for federal income tax purposes as a real estate investment trust and intends to remain so qualified.

Item 8.  Financial Statements and Supplementary Data

Index

BRANDYWINE REALTY TRUST

         Report of Independent Public Accountants

               Consolidated Balance Sheets as of December 31, 1995 and December 31, 1994

               Consolidated Statements of Operations for the Years Ended December 31, 1995 and 1994 and Statement of Operations for the Year Ended December 31, 1993

               Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 1993 (Not Covered by Report of Independent Public Accountants)

               Consolidated Statements of Beneficiaries' Equity for the Years Ended December 31, 1995, 1994 and 1993

               Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, and 1994 and Statement of Cash Flows for the Year Ended December 31, 1993

               Unaudited Pro Forma Consolidated Statement of Cash Flows for the Year Ended December 31, 1993 (Not Covered by Report of Independent Public Accountants)

               Notes to Financial Statements

BRANDYWINE REALTY PARTNERS

               Report of Independent Public Accountants

               Balance Sheet as of December 31, 1993

               Statement of Operations for the Year Ended December 31, 1993

               Statement of Partners' Equity (Deficit) for the Year Ended December 31, 1993

               Statement of Cash Flows for the Year Ended December 31, 1993

               Notes to Financial Statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Beneficiaries of
Brandywine Realty Trust:



We have audited the consolidated balance sheets of Brandywine Realty Trust (a Maryland corporation) as of December 31, 1995 and 1994, and the related consolidated statements of operations, beneficiaries' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements and the schedule referred to below are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brandywine Realty Trust as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                                       ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
March 4, 1996 (except with respect
to the matter discussed in Note 11,
as to which the date is March 20, 1996)

                             BRANDYWINE REALTY TRUST
                           CONSOLIDATED BALANCE SHEETS
                        as of December 31, 1995 and 1994
                                 (in thousands)


                                                                               1995               1994
                                                                        ----------------    ---------------
                                  ASSETS

REAL ESTATE INVESTMENTS
     Operating properties, at adjusted cost                             $        21,823      $      21,335
     Accumulated depreciation                                                    (8,114)            (7,387)
                                                                        ----------------    ---------------
                                                                                 13,709             13,948

CASH AND CASH EQUIVALENTS                                                           840              1,766
ESCROWED CASH                                                                     1,155              1,114
DEFERRED COSTS net of accumulated amortiza-
  tion of $507 in 1995 and $519 in 1994                                           1,027                813
ACCOUNTS RECEIVABLE                                                                 261                207
OTHER ASSETS                                                                        113                 25
                                                                        ----------------    ---------------

           Total assets                                                 $        17,105      $      17,873
                                                                        ================    ===============

                  LIABILITIES AND BENEFICIARIES' EQUITY

MORTGAGE NOTES PAYABLE                                                  $         8,931      $       6,899
ACCRUED MORTGAGE INTEREST                                                            33                 57
TENANT SECURITY DEPOSITS AND DEFERRED
     RENTS                                                                          250                207
ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                               454                222
DISTRIBUTIONS PAYABLE                                                                93              1,299
                                                                        ----------------    ---------------

          Total liabilities                                                       9,761              8,684
                                                                        ----------------    ---------------

MINORITY INTEREST                                                               --                 --
COMMITMENTS AND CONTINGENCIES
BENEFICIARIES' EQUITY
     Shares of beneficial interest, $0.01 par value,
         5,000,000 preferred shares, authorized,
         none outstanding; 15,000,000 common shares
         authorized, 1,856,200 shares issued and
         outstanding                                                                 19                 19
     Additional paid-in capital                                                  16,772             16,772
     Cumulative deficit                                                          (3,086)            (2,262)
     Cumulative distributions                                                    (6,361)            (5,340)
                                                                        ----------------    ---------------

          Total beneficiaries' equity                                             7,344              9,189
                                                                        ----------------    ---------------

          Total liabilities and beneficiaries' equity                   $        17,105      $      17,873
                                                                        ================    ===============



             The accompanying notes and the financial statements of Brandywine Realty Partners are an integral part of these statements.

                             BRANDYWINE REALTY TRUST
                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, and 1993
                  (in thousands, except per share information)

                                                                                                                        Pro Forma
                                                                       Consolidated    Consolidated     Historical    Consolidated
                                                                           1995           1994             1993           1993
                                                                       ------------   --------------   ------------   ------------
                                                                                              (Unaudited)
REVENUE:
  Rents and tenant reimbursements                                      $     3,583     $      4,159    $         --   $      5,451
  Income from acquisition of limited partner interests in
      Brandywine Specified Property Investors Limited Partnership               --               --           2,469          2,469
  Allocated income from Brandywine Realty Partners                              --               --             568             --
  Other income                                                                  83               33              25            106
                                                                       -----------   --------------   -------------   ------------
        Total revenue                                                        3,666            4,192           3,062          8,026
                                                                       -----------   --------------   -------------   ------------
EXPENSES:
  Interest                                                                     793            1,962              --          2,400
  Depreciation and amortization                                              1,402            1,370               1          1,949
  Utilities                                                                    531              607              --            762
  Real estate taxes                                                            391              498              --            721
  Maintenance                                                                  586              783              --            910
  Management fee                                                                47              144              --            264
  Other operating expenses                                                      53               70              --            223
  Administrative expenses                                                      682              834             593          1,053
  Provision for loss on real estate investments                                 --            5,400              --             --
                                                                       -----------   --------------   -------------   ------------
        Total expenses                                                       4,485           11,668            594           8,282
                                                                       -----------   --------------   -------------   ------------
(LOSS) INCOME BEFORE GAIN ON SALES OF REAL ESTATE
  INVESTMENTS, MINORITY INTEREST AND EXTRORDINARY ITEM                        (819)          (7,476)           2468           (256)
GAIN ON SALES OF REAL ESTATE INVESTMENTS                                        --            1,410              --             --
MINORITY INTEREST IN INCOME (LOSS) OF BRANDYWINE REALTY PARTNERS                 5           (5,635)             --         (2,724)
                                                                       -----------   --------------   -------------   ------------
(LOSS) INCOME BEFORE EXTRAORDINARY ITEM                                       (824)            (431)          2,468          2,468
EXTRAORDINARY ITEM:  GAIN ON EXTINGUISHMENT OF DEBT
  (NET OF $20,109 ALLOCATED TO MINORITY INTEREST)                               --            7,998              --             --
                                                                       -----------   --------------   -------------   ------------
NET INCOME (LOSS)                                                      $      (824)   $       7,567   $       2,468    $     2,468
                                                                       ===========   ==============   =============   ============

PER SHARE DATA:
Earnings per share of beneficial interest
    Primary
          (Loss) income before extraordinary item                      $     (0.44)   $       (0.21)  $        1.33    $      1.33
          Extraordinary item                                                  0.00             3.95            0.00           0.00
                                                                       -----------   --------------   -------------   ------------
          Net income                                                   $     (0.44)   $        3.74   $        1.33   $       1.33
                                                                       ===========   ==============   =============   ============
    Distributions declared                                             $      0.55    $        1.57   $        0.00   $       0.00
                                                                       ===========   ==============   =============   ============
    Weighted average number of shares outstanding
          including share equivalents                                    1,874,372        2,022,981       1,856,200      1,856,200
                                                                       ===========   ==============   =============   ============


             The accompanying notes and the financial statements of Brandywine Realty Partners are an integral part of these statements.

                             BRANDYWINE REALTY TRUST
                CONSOLIDATED STATEMENTS OF BENEFICIARIES' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, and 1993
                     (in thousands, except number of shares)





                                          Common
                                        Shares of                             Capital
                                        Beneficial           Par             In Excess          Cumulative          Cumulative
                                         Interest           Value          of Par Value          Deficit          Distributions
                                      ---------------  --------------   -----------------  ------------------     ---------------

BALANCE, January 1, 1993                   1,856,200   $          19    $         16,772   $         (12,297)    $        (2,426)

   Net income                               --                --                --                     2,468            --
                                      --------------   -------------    ----------------   -----------------     ---------------

BALANCE, December 31, 1993                 1,856,200              19              16,772              (9,829)             (2,426)

  Net income                                --                --                --                     7,567            --
  Distributions ($1.57 per share)           --                --                --                  --                    (2,914)
                                      --------------   -------------    ----------------   -----------------     ---------------

BALANCE, December 31, 1994                 1,856,200              19              16,772              (2,262)             (5,340)

  Net loss                                  --                --                --                      (824)           --
  Distributions ($0.55 per share)           --                --                --                  --                    (1,021)
                                      --------------   -------------    ----------------   -----------------     ---------------

BALANCE, December 31, 1995                 1,856,200   $          19    $         16,772   $          (3,086)    $        (6,361)
                                      ==============  ==============    ================   =================     ===============




             The accompanying notes and the financial statements of Brandywine Realty Partners are an integral part of these statements.

                             BRANDYWINE REALTY TRUST
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, and 1993
                                 (in thousands)

                                                                                                                        Pro Forma
                                                                             Consolidated   Consolidated   Historical  Consolidated
                                                                                 1995          1994           1993         1993
                                                                             -----------    ------------  -----------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES :
NET (LOSS) INCOME                                                             $    (824)    $    7,567   $    2,468    $   2,468

ADJUSTMENTS TO RECONCILE NET (LOSS) INCOME TO
  NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
     Extraordinary gain on extinguishment of debt (net of
        $20,109 allocated to minority interest)                                      --         (7,998)          --           --
     Gain on sales of real estate investments                                        --         (1,410)          --           --
     Minority interest in income (loss) of Brandywine Realty Partners                 5         (5,635)          --       (2,724)
     Income from acquisitions of limited partner interests in
        Brandywine Specified Property Investors Limited Partnership                  --             --       (2,469)      (2,469)
     Depreciation and amortization                                                1,402          1,370            1        1,949
     Provision for loss on real estate investments                                   --          5,400           --           --
     Changes in assets and liabilities
        (Increase) decrease in accounts receivable                                  (54)           483           --         (140)
        Decrease (increase) in other assets                                          13           (194)         (13)         166
        (Decrease) increase in other liabilities                                    (45)          (211)          13           81
                                                                              ----------    -----------  -----------   ----------

          Net cash provided by (used in) operating activities                       497           (628)          --         (669)
                                                                              ----------    -----------  -----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash from Brandywine Realty Partners                                               --          2,110
  Capital expenditures and leasing commissions paid                                (660)          (493)          --         (620)
  Increase in escrowed cash                                                         (41)        (1,114)          --           --
  Net proceeds from real estate and other assets sold                                --          9,223           --           --
  Cash received from acquisitions of limited partner interests in
        Brandywine Specified Property Investors Limited Partnership                  --             --        2,469        2,469
  Sales commission paid to related party                                             --           (167)          --           --
                                                                              ----------    -----------  -----------   ----------

          Net cash (used in) provided by investing activities                      (701)         9,559        2,469        1,849
                                                                              ----------    -----------  -----------   ----------

                                   (Continued)

                             BRANDYWINE REALTY TRUST
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, and 1993
                                 (in thousands)
                                   (Continued)

                                                                                                                        Pro Forma
                                                                             Consolidated   Consolidated   Historical  Consolidated
                                                                                 1995          1994           1993         1993
                                                                             ------------   ------------  -----------  ------------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions paid to shareholders                                             (2,227)        (1,615)          --           --
  Minority Partner contributions                                                     --             49           --           51
  Minority Partner distributions                                                     (5)            (7)          --          (34)
  Proceeds from new mortgage loan                                                 9,000         10,000           --           --
  Repayment of mortgage notes payable                                            (6,968)       (16,301)          --           --
  Costs associated with refinancing transactions                                   (250)        (1,604)          --           --
  Costs associated with new ventures and financing commitments                     (221)          (100)          --           --
  Refundable deposit associated potential financing commitments                     (95)            --           --           --
  Tenant security deposits and other financing activities                            44            (57)          --          175
                                                                              ----------    -----------  -----------   ----------

          Net cash (used in) provided by financing activities                      (722)        (9,635)          --          192
                                                                              ----------    -----------  -----------   ----------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                   (926)          (704)       2,469        1,372

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                    1,766          2,470            1        3,208
                                                                              ----------    -----------  -----------   ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                      $     840     $    1,766   $    2,470    $   4,580
                                                                              ==========    ===========  ===========   ==========









             The accompanying notes and the financial statements of Brandywine Realty Partners are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995


1.  ORGANIZATION AND NATURE OF OPERATIONS:

Brandywine Realty Trust (the "Trust"), was formed on February 26, 1986 as a real estate investment trust. On July 31, 1986, the Trust sold through an initial public offering 1,856,200 shares of beneficial interest, the net proceeds of which were $17,168,000. On July 31, 1986, the Trust acquired a 68% general partner interest in Brandywine Realty Partners ("Brandywine"), at a total cost of $16,787,000. As of December 31, 1995, the partners of Brandywine and their percentage ownership were as follows:

                                                                % Ownership
                                                                -----------

   Brandywine Realty Trust,
        a Maryland real estate investment trust                       70%

   Brandywine Specified Property
        Investors Limited Partnership ("BSPI"), a
        Pennsylvania limited partnership                              30%
                                                                --------
                                                                     100%


At December 31, 1995, the Trust's portfolio was comprised of four commercial real estate projects ("the Specified Projects"). The Specified Projects are leased for office purposes. As of December 31, 1995, the overall occupancy rate of the Specified Projects was 97% as compared to 86% one year earlier. As of December 31, 1995, existing leases totaling 95,000 square feet or 37% of the total square feet, were scheduled to expire during 1996. However, subsequent to year end, three different leases were renewed for 17,000, 8,000 and 5,000 square feet, respectively, for terms of ten, five and three years, respectively.

The Specified Projects held on December 31, 1995 are located in the greater Philadelphia, Pennsylvania and Raleigh, North Carolina metropolitan areas. Each of these markets is competitive, with the principal methods of competition consisting in each case of rental rates (including rental concessions such as initial periods of free occupancy), location, level of leasehold improvements and building amenities. The Specified Projects compete for tenants with other properties which may have competitive advantages.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

Since the Trust gained control of Brandywine during 1994, the Trust consolidates the accounts of Brandywine with the Trust and reflects the BSPI investment as Minority Interest. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Capitalization of Costs

The Trust has capitalized as deferred costs certain expenditures related to the financing and leasing of the Specified Projects. Capitalized loan fees are being amortized over the six-year term of the loan and leasing commissions are being amortized over the term of the related leases.

As of December 31, 1995, the Trust had paid $221,000 and had accrued $136,000 in costs associated with its pursuit of potential acquisitions of additional real estate and third party equity and debt investments. Such costs are included in deferred costs on the Trust's balance sheet as of December 31, 1995. Further, in connection with these efforts, as of December 31, 1995, the Trust had deposited $95,000 with an unrelated party. Such deposit is included in other assets on the balance sheet as of December 31, 1995.

Depreciation and Amortization

Depreciation is computed using the straight-line method. Estimated useful lives are 30 years for buildings and improvements and five years for personal property. Amortization of tenant improvements is provided over the shorter of the lease term or the life of the assets.

Investment in Brandywine

Until January 1994, the Trust had a 68% partnership interest in Brandywine which was previously accounted for using the equity method. Summarized financial information for this investment for the year ended December 31, 1993 is as follows (in thousands):

                                    December 31, 1994
                                    -----------------
Total sssets                            $  39,994
Total revenue                           $   5,532
Net loss                                $  (2,156)
Allocated incime from Brandywine        $     568


Federal Income Taxes

The Trust has elected to qualify as a real estate investment trust under Sections 856-860 of the Internal Revenue Code and intends to remain so qualified. Accordingly, no provision is made for Federal income taxes on any real estate investment trust taxable income which has been or will be distributed to shareholders within the prescribed time limits.

Taxable income (loss) for the years ended December 31, 1995, 1994 and 1993, totaled $(652,000), $0 and ($926,000), respectively. In 1995 and 1994 the differences between taxable income (loss) and net income (loss) as reported in the financial statements were primarily due to differences between the allocation of Brandywine's net income and loss for financial reporting purposes and for tax reporting purposes. In 1993, the difference was primarily due to the temporary difference related to the recognition of income from the settlements with two limited partners of BSPI (see Note 8). For financial reporting purposes, this item was recorded as income in 1993, while for tax reporting purposes, it was deferred to 1994.

Under current law, the Trust is subject to a 4% Federal excise tax if it does not distribute a sufficient amount of its taxable income within the prescribed time limits. The excise tax equals 4% of the amount, if any, by which the sum of
(a) 85% of the Trust's ordinary income and (b) 95% of the Trust's capital gain net income (which was zero in each year since the Trust's inception) for the year exceeds cash distributions during the year and certain taxes paid by the Trust, if any. No excise tax was incurred in 1995, 1994 or 1993.

Total assets of the Trust for tax purposes amounted to $12,497,000 and $15,348,000, respectively as of December 31, 1995 and 1994 as compared to total assets for financial reporting purposes which amounted to $17,105,000 and $17,873,000, respectively.

Revenue Recognition

Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income included in the balance sheets with accounts receivable reflects such rental income due as follows:

        1996                             $ 32,000
        1997                               36,000
        1998                               29,000
        1999                               35,000
        2000                               36,000
        2001 and thereafter                 2,000
                                            -----
        Total                            $170,000
                                         ========

During 1995, Parker, McCay & Criscuolo represented 10% of the Trust's total rental revenue and American Executive Center represented 10% of the Trust's total rental revenue. No tenant represented 10% or more of the Trust's rental revenue in 1994 and 1993.

Reclassifications

Certain 1994 and 1993 amounts have been reclassified to conform to the current year presentation.

Net Income (Loss) Per Share

Net income (loss) per share is calculated based upon the weighted average shares outstanding which were 1,874,372 in 1995, 2,022,981 in 1994 and 1,856,200 in
1993. Earnings per share for 1995 and 1994 have been computed by considering any share equivalents applying the "treasury stock" method and assuming that all options were exercised on date of issue. The proceeds obtained from the exercise of any options would be utilized to purchase outstanding shares at the average market price for the primary earnings per share calculation and at the higher of the average market price or the closing market price as of December 31, 1995 and December 31, 1994, respectively, for the fully diluted earnings per share calculation. No such options have been exercised as of December 31, 1995. If these options had been exercised, the per share results would not be materially different from the primary earnings per share presented.

Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less. At December 31, 1995 and 1994, cash and cash equivalents totaling $840,000 and $1,766,000, respectively included tenant escrow deposits of $198,000 and $155,000, respectively.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents reported in the consolidated balance sheets approximate the fair value of those assets. The fair values for mortgage notes payable also approximate the carrying costs of those liabilities.

3. REAL ESTATE INVESTMENTS:

Real estate investments are carried at the lower of adjusted cost or estimated net realizable value. On January 31, 1994, the outstanding mortgage indebtedness totaling approximately $43 million was extinguished in exchange for the payment of $14 million resulting, after costs, in an extraordinary gain of approximately $28 million in the first quarter of 1994. Of the total extraordinary gain, $20,109,000 was allocable to the Minority Interest partner. The consummation of this transaction resulted in management's determination that the aggregate carrying value of the then owned seven Specified Projects exceeded the estimated net realizable value of approximately $22 million. Management based its estimate primarily upon third-party appraisals (reviewing each appraisal in relation to the current real estate market) and a $10 million nonrecourse mortgage. In the first quarter of 1994, a writedown of $5.4 million was recorded to adjust the carrying value of the Specified Projects to the estimated net realizable value.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of." This statement requires that long-lived assets to be held and used by the Trust be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Trust should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. This statement is effective for the Trust's financial statements in 1996. Management does not anticipate that the effect of adopting this statement will be material to the Trust's financial position or results of operations.

4. SALES OF REAL ESTATE INVESTMENTS:

On February 28, 1994, the Lincoln Centre project was sold for a net sales price equal to its adjusted carrying value of approximately $2,300,000. Of the total net proceeds, $1,500,000 was deposited with the mortgage lender as escrowed cash reserves available for capital improvements, tenant improvements and leasing commissions associated with the remaining Specified Projects and the balance of net proceeds was maintained for general liquidity needs.

On August 8, 1994, the Academy Downs project was sold for a net sales price of approximately $4,500,000. As a result, a net gain on the sale of $1,116,000 was recorded during the third quarter of 1994. Of the total net proceeds, Brandywine paid the mortgage lender $2,497,000 as principal and $366,000 as Additional Interest. After the required payments to the lender, eighty-five percent of the balance of net proceeds or $1,355,000 was distributed to the Trust's shareholders as distributions totaling $0.73 per share.

On December 15, 1994, the Iron Run project was sold for a net sales price of approximately $2,400,000. As a result, a net gain on the sale of $294,000 was recorded during the fourth quarter of 1994. Of the total net proceeds, Brandywine paid the mortgage lender $604,000 as principal and $436,000 as Additional Interest. After the required payments to the lender, the Trust, on December 22, 1994, declared eighty-five percent of the balance of net proceeds or approximately $1,207,000 as a distribution payable on February 2, 1995 to the Trust's shareholders of record as of January 24, 1995. Such distribution totaled $0.65 per share.

The following unaudited pro forma financial information for the year ended December 31, 1994 of Brandywine Realty Trust gives effect to the above sales of the three Specified Projects as if the events had occurred on January 1, 1994. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

Year Ended December 31, 1994 (unaudited in thousands)

Pro forma total revenue                                                $ 3,479
Pro forma total expenses                                                10,763
                                                                     ---------
Pro forma loss before minority interest,
   gain on sales of real estate investments
   and extraordinary item                                              ( 7,284)

Pro forma minority interest in loss of
   Brandywine Realty Partners                                          ( 5,635)

Pro forma extraordinary item:  gain on
   extinguishment of debt (net of $20,109
   allocated to minority interest)                                       7,998
                                                                     ---------
Pro forma net income                                                 $   6,349
                                                                     =========
                                       27

Pro forma earnings per share:
   Pro forma loss before extraordinary item                           $(  0.81)
   Pro forma extraordinary item                                           3.95
                                                                     ---------

   Pro forma net income per share                                    $    3.14
                                                                     =========


5. MORTGAGE NOTES PAYABLE:

On April 21, 1995, the Trust refinanced its then existing mortgage loan with proceeds of mortgage loans totaling $6,250,000 and $2,750,000, respectively, and providing for a fixed rate of interest. The mortgage loans are cross-collateralized by the Specified Projects. The mortgage loans are due on April 15, 2001, and the lender has the right to call the loans at par on April 15, 1998. Monthly payments of interest and principal are due based on a 25 year amortization schedule for the period April 21, 1995 through April 15, 1998. After April 15, 1998, monthly payments of interest and principal are due based on a 22 year amortization schedule. The interest rate will be set at 8.75% through April 15, 1996, 9.0% for the period from April 16, 1996 through October 15, 1996 and 9.31% for the period from October 16, 1996 through April 15, 1998. After April 15, 1998 the loan rate is reset based upon the mortgage lender's evaluation, at that time, of, among other factors, the financial performance and projected risk of the Specified Projects, the financial status of the Trust and the then outstanding balance of the loans. For the year ended December 31, 1995, the difference between the interest calculated at a weighted average rate of 9.19% and the rate at which the interest was paid has been accrued as deferred interest. Deferred interest at December 31, 1995 totaled $27,000 and is included in accrued expenses. The mortgage loans provide for prepayment upon certain conditions, including, among others, the payment of a Make Whole Premium, defined as the greater of 1% of the principal amount to be prepaid or the positive difference between the present value of the mortgage (or part of the mortgage being prepaid) discounted at 9% through May 15, 1998 and U.S. Treasury yields, thereafter, netted against the amount of prepaid proceeds. At December 31, 1995, principal repayments on the outstanding mortgage loans are as follows:

                                1996               $   107,000
                                1997                   111,000
                                1998                   122,000
                                1999                   134,000
                                2000                   147,000
                                2001                 8,310,000
                                                   -----------
                                                   $ 8,931,000
                                                   ===========

The loan is generally nonrecourse to the Trust as to interest and principal, except in the event of a sale or encumbrance of the mortgaged premises, or in the event of fraud or willful misrepresentation in connection with the loan. In addition, the Trust has agreed to be responsible to the lender for certain other liabilities, including (i) environmental liabilities, (ii) waste relating to the mortgaged premises, (iii) misapplication or misappropriation of certain reserves and other amounts held in connection with the operation of the mortgaged premises, (iv) failure to pay certain expenses relating to the mortgage premises, including utilities, operating and maintenance, taxes, assessments, and insurance, but only to the extent that the Trust received rents or other proceeds from the mortgaged premises during the eighteen month period prior to an event of default under the loan documents, or after the occurrence thereof, and (v) certain other enumerated liabilities.

The lender is entitled to hold escrow cash reserves for real estate taxes and capital requirements in two interest-bearing accounts. On April 21, 1995, an initial deposit of $1,559,000 was made into this account. Deposits to the real estate tax escrow account are required to be made on a monthly basis. Ongoing deposits to the capital escrow account are required of $10,000 per month during the first year of the loans and $25,000 per month over the remainder of the term of the loans. Amounts held in the capital escrow account may be advanced, from time to time and subject to certain conditions, to pay for capital improvements, tenant improvements and leasing commissions associated with the Projects and distributions to Shareholders of the Trust. The capital escrow account held by the lender does not constitute additional collateral for the mortgage loans. At December 31, 1995, the principal balance of the loans totaled $8,931,000 and the capital and real estate tax escrow accounts totaled $1,155,000.

At December 31, 1994, the mortgage note payable totaled $6,899,000, was non-recourse and was secured by first mortgages on the Specified Projects. The mortgage loan was scheduled to mature on January 31, 1999 upon which date the full outstanding principal balance would have been due. Minimum interest was payable monthly at a floating rate equal to 4.25% per annum in excess of the composite rate on the lender's United States commercial paper, adjusted monthly. At December 31, 1994, the rate of minimum interest was set at 9.59%. During the year ended December 31, 1994, the weighted average interest rate of minimum interest and Additional Interest on the loan was 10.8% exclusive of the payment, discussed below, of $1,114,000 made from escrowed cash to the mortgage lender on December 28, 1994.

The Trust was also required to escrow cash reserves as additional security for the repayment of the mortgage loan in non-interest bearing accounts held by the lender. The lender held $125,000 as a deposit, escrowed real estate tax payments with respect to the Specified Projects and escrowed cash reserves to pay for capital improvements, tenant improvements and leasing commissions associated with the Specified Projects. At December 31, 1994, total escrow cash reserves held by the lender amounted to $1,114,000. In connection with the refinancing, discussed above, these cash reserves were released to the Trust.

During 1994, in connection with the sales of Academy Downs and Iron Run, the Trust repaid $3,101,000 of the mortgage loan balance as required under the loan documents, representing 115% of the allocable share of the original loan balance attributable to Academy Downs and Iron Run.

Further, the lender was entitled to receive as additional interest ("Additional Interest") (i) a 25% participation in the net cash flow of the Specified Projects (other than the Lincoln Centre property) (the "Additional Interest Projects") to be paid monthly; (ii) a 25% participation in the net proceeds of any sale of an Additional Interest Project in excess of the allocable basis of the Additional Interest Project; (iii) a 25% participation in any proceeds of a refinancing relating to an Additional Interest Project in excess of the allocable basis of the Additional Interest Project; and (iv) a 25% participation at maturity, in the balance of the escrow account described above in excess of $2,040,000 less funds deposited into the escrow account by Brandywine pursuant to any sale or refinancing of an Additional Interest Project. The sale and refinancing participations described in (ii) and (iii) above were subject to a $1 million aggregate minimum payment. During 1994 in connection with sales of Academy Downs and Iron Run, the Trust paid the mortgage lender $802,000, representing Additional Interest which Additional Interest was applied against the $1 million aggregate minimum payment amount. On December 28, 1994, the Trust paid the mortgage lender $1,114,000 from escrowed cash reserves. In return for receiving this payment, the mortgage lender agreed to waive any future rights to receive Additional Interest from the Specified Projects and to open the mortgages to prepayment without penalty or premium. As a result of the lender receiving prepayment of Additional Interest, the option agreement granted to the lender, described below, was terminated. Further, the lender agreed to extend the commitment date on the Trust's $26 million secured credit facility, described below, and to reduce that facility's pay rate by 125 basis points.

On January 31, 1994, the Trust granted the mortgage lender an option, exercisable for the greater of 375,000 Shares of Beneficial Interest or 15% of the outstanding Shares, which amount was subject to reduction to the extent of certain Additional Interest paid to the lender in connection with a sale or refinancing of a Specified Project. As a result of the sales of Academy Downs and Iron Run and the related payments of principal and Additional Interest to the lender, the number of Shares underlying the option was reduced from 375,000 to 274,000. The option, priced at $1.875 per Share, was exercisable only upon the new lender's release of its right to receive Additional Interest, from and after the date of such exercise. As a result of the mortgage lender receiving $1,114,000 as prepayment of Additional Interest on December 28, 1994, this option was terminated.

During 1994, the Trust obtained a $26 million commitment from the mortgage lender to provide nonrecourse financing for the acquisition of additional real estate properties. At December 31, 1994, no amounts were borrowed against the commitment. At December 31, 1995, such commitment had been terminated and $100,000 of associated deferred costs have been expensed.

During the years ended December 31, 1995 and 1994, mortgage interest paid totaled $784,000 and $3,056,000 respectively. On a pro forma consolidated basis (unaudited), mortgage interest paid for the year ended December 31, 1993 totaled $2,230,000.

6.  MINORITY INTEREST AND BENEFICIARIES' EQUITY:

Minority Interest

Under the terms of the Brandywine Partnership Agreement, the methods followed for 1995, 1994, and 1993 regarding contributions and distributions and allocations of income (loss) were as follows:

         Cash Contributions/Deficit Restoration Obligations

         At December 31, 1993 BSPI, through its limited partners, had an obligation to restore deficits in its capital account upon liquidation of Brandywine to a maximum of $12,961,000 in accordance with the Brandywine Partnership Agreement. This maximum obligation in the event of liquidation would have been primarily available for distribution to the Trust.

         In connection with the January 1994 refinancing of the Specified Projects in order to obtain the requisite approvals for the refinancing, the Trust and Brandywine achieved a settlement (the "BSPI Settlement") of the deficit restoration obligations contingently owed by BSPI to Brandywine, which settlement was approved by holders of 93% of BSPI's limited partner units. Under the terms of the BSPI Settlement, effective January 1, 1994, the Trust and Brandywine released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in Brandywine. In exchange, among other things, the Trust's participation in Brandywine's operating cash flow was increased to 98% and BSPI waived certain voting rights in Brandywine. In connection with the BSPI Settlement, Brandywine National transferred its interest in Brandywine to the Trust and the Trust was designated as Brandywine's new administrative partner. Further, the Trust's 25.83% interest in BSPI was transferred to a subsidiary of BSPI's general partner and retired.

         During the first quarter of 1994, in order to provide the cash necessary to complete the January 1994 refinancing of the Specified Projects, the Trust contributed cash of $2,466,000 to Brandywine. This contribution increased the Trust's Unrecovered Capital, originally defined in accordance with the Brandywine Partnership Agreement as an amount equal to $18,562,000 to $21,028,000. Such Unrecovered Capital represents the amount due to the Trust as a first preference upon capital events related to the Specified Projects. At December 31, 1995 and 1994, the Trust's Unrecovered Capital totaled $17,817,000 and $18,467,000, respectively, in accordance with the Brandywine Partnership Agreement.

         Cash Distributions

         Effective January 1, 1994, distributions of cash flow from operations are due first to the Trust and BSPI, for reimbursement of administrative expenses; and second to the Trust, 98% of remaining cash flow; and to BSPI, 2% of remaining cash flow. Distributions from capital events are due first to the Trust, up to its Unrecovered Capital as defined in the Brandywine Partnership Agreement.

         Brandywine made cash distributions in 1993, first to the Trust, in an amount equal to the Trust's administrative expenses, and second to BSPI, in an amount equal to BSPI's administrative expenses.
         During 1993 no other cash distributions were made.

         Allocation of Net Income (Losses) from Operations

         During 1995 and 1994, for financial reporting purposes, income is first allocated to the Trust and BSPI in an amount equal to cash distributions made to each partner. Thereafter, net losses are allocated to BSPI to the extent of its positive capital account balance and its share of Brandywine's "minimum gain" (as defined in the applicable United States Treasury Department regulations). Remaining net income and net losses are allocated to the Trust.

         During 1993, in accordance with the Brandywine Partnership Agreement, net income (losses) from operations were allocated as follows:

          o First, income to the Trust and BSPI in an amount equal to cash distributions made to such partner;

          o Second, losses to Brandywine National in an amount equal to 1% of Brandywine's gross rental income;

          o Third, Net losses to BSPI to the extent of its positive capital account balance, capital account deficit restoration obligation, and its share of Brandywine's "minimum gain" (as defined in the applicable United States Treasury Department regulations).

Cash Distributions

For the years ended December 31, 1995 and 1994, the Trust declared distributions totaling $0.55 and $1.57 per share, respectively. The Trust determined that 100% of 1995 distributions or $0.55 per share represented a return of capital to the recipient. Further, the Trust determined that 45% of 1994 distributions or $0.70 per share represented a return of capital while the remaining 55% of 1994 distributions or $0.87 per share represented ordinary income to the recipient.

 No distributions were declared by the Trust during 1993.

7.  STOCK OPTIONS:

On August 8, 1994, subject to shareholder approval which was received at the Annual Meeting of Shareholders on October 11, 1994, the Board of Trustees adopted a stock option compensatory plan benefiting an executive officer of the Trust covering 140,000 common shares of beneficial interest. The plan includes options exercisable for 100,000 shares at an exercise price of $6.50. Of the remaining 40,000 shares subject to options, options covering 20,000 shares vested on August 8, 1995 and options covering 20,000 shares vest on August 8, 1996. The exercise price of the 40,000 options was set at $3.80. The per share exercise price of the options covering all 140,000 shares is subject to reduction as proceeds from the sale of, or refinancing of debt secured by, any Specified Projects are distributed by the Trust to shareholders by an amount equal to the amount so distributed, from time to time, on account of each share. Accordingly, the per share exercise prices of the options have been reduced to $4.77 and $2.07, respectively, as a result of distributions to shareholders from proceeds of the Academy Downs and Iron Run sales and the April 21, 1995 mortgage refinancing. During 1995 and 1994 there were no options exercised, canceled or expired.

8.  INCOME FROM ACQUISITION OF LIMITED PARTNER INTERESTS IN BSPI:

During 1993, the Trust obtained settlements with two limited partners of BSPI prior to the occurrence of any event that would have required the settling limited partners to restore their negative capital accounts in BSPI. In the settlements, the Trust received $2,469,000 in cash and the settling limited partners' 25.83% limited partner interests in BSPI. As the successor to the settling limited partners, the Trust assumed all rights and obligations of the settling limited partners to BSPI, including the settling limited partners' deficit restoration obligations totaling approximately $3,086,000. The Trust also received from BSPI the right to setoff any future claims (direct or indirect) between the Trust and BSPI, including the Trust's deficit restoration obligations. The amount of cash received in conjunction with these settlements has been recorded as income in the accompanying financial statements due to the Trust having received the right of setoff.

Effective January 1, 1994, the Trust and Brandywine released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in Brandywine and the Trust's 25.83% interest in BSPI was transferred to a subsidiary of BSPI's general partner and retired.

9.  RELATED-PARTY TRANSACTIONS:

Through January 31, 1994, upon the sale of a Specified Project, certain related parties were entitled to a commission equal to 1.5% of the sales price of the Specified Project. During 1994 an amount of $167,000 was paid from a prior sale.

Effective February 1, 1995, the Trust assumed management of three of the four Specified Projects and entered into a management agreement with an unrelated party for the management of the fourth Specified Project. During the period January 1, 1995 through January 31, 1995 and the years 1994 and 1993, all of the Specified Projects, except Academy Downs, were managed by related parties. For their services, these property managers received an amount equal to 5% of rental income (excluding tenant reimbursements), which amount totaled $10,000, $187,000 and $219,000 in 1995, 1994 and 1993, respectively, and is included in management fees in the accompanying statements of operations. During 1993, the property managers also received reimbursements of certain direct costs attributable to the operation of the Specified Projects. Such reimbursements amounted to $154,000. Further, for the period February 1, 1994 through January 31, 1995, for the Specified Projects operated under a management agreement with related parties, one affiliate absorbed an amount equal to 2% of gross rents representing administrative costs, which costs would otherwise be borne by the Trust. In 1995 and 1994, these amounts totaled $4,000 and $70,000, respectively. Through the period January 1, 1995 through January 31, 1995, and for the years 1994 and 1993, certain related parties or employees thereof were paid leasing commissions with respect to leases obtained through them. Leasing commissions paid to such related parties in 1995, 1994 and 1993 amounted to $47,000, $56,000 and $28,000, respectively. Further, for the period February 1, 1994 through January 31, 1995, one affiliate absorbed an amount equal to 40% of the defined commission structure representing administrative costs, which costs would otherwise be borne by the Trust. In 1995 and 1994, these amounts totaled $19,000 and $22,000, respectively.

During 1994 and 1993 certain administrative and management functions for the Trust were performed by a related party. During 1993 and continuing through August 8, 1994, the Trust reimbursed the related party up to $100,000 per year for certain administrative expenses directly attributable to the Trust. Such reimbursements amounted to $75,000 in 1994, and $100,000 in 1993.

10.  OPERATING LEASES:

The Trust leases its properties to tenants under operating leases with various expiration dates extending to the year 2006. At December 31, 1995, leases covering 95,000 square feet or approximately 37% of the net leasable space were scheduled to expire during 1996. Subsequent to year end, three leases were renewed which total 30,000 square feet or 12% of the net leasable space. Gross minimum future rentals on noncancelable leases at December 31, 1995 were:

           Year                                          Amount
           ----                                          ------
           1996                                        $3,223,000
           1997                                         2,400,000
           1998                                         1,660,000
           1999                                         1,522,000
           2000                                         1,371,000
           2001 and thereafter                          4,231,000


The total minimum future rentals presented above do not include amounts that may be received as tenant reimbursements for charges to cover increases in certain operating costs. Excluding projects sold in each year, these tenant reimbursements amounted to $66,000, $47,000 and $148,000 in 1995, 1994, and
1993, respectively.

11.  SUBSEQUENT EVENT:

On March 20, 1996, the Trust entered into a letter of intent with Safeguard Scientifics, Inc. ("SSI") and SSI's real estate affiliate, The Nichols Company ("TNC"). The Trust intends to form an investment partnership with SSI and TNC to acquire, for cash and equity interests, 18 properties currently owned by SSI, TNC and their affiliates. The proposed transaction is subject to customary conditions, including negotiation and execution of definitive documentation, due diligence and approval by the Trust's shareholders.

12.  SUMMARY OF INTERIM RESULTS (UNAUDITED):

The following is a summary of unaudited interim financial information for the Trust for the years ended December 31, 1995 and 1994.



                                                                                 Three Months Ended
                                                                   (in thousands, except per share information)
                                                                   --------------------------------------------
                                                    March 31            June 30            September 30         December 31
                                                    --------            -------            ------------         -----------
               1995
               ----
Operating revenue                                  $     927           $      879            $     885            $    975

Net loss                                           $     (70)          $     (370)(a)        $    (152)           $   (232)(b)

Net loss per share                                 $    (0.04)         $    (0.20)(a)        $   (0.08)           $  (0.12)(b)


               1994
               ----
Operating revenue                                  $    1,279          $    1,092            $   1,026            $    795

Provision for loss on real estate investments      $    5,400(c)               --                   --                  --

Gain on sales of real estate investments                  --(d)               --            $   1,116(f)         $    294(h)

Extraordinary gain on extinguishment of debt       $    7,998(e)               --                   --                  --

Net income (loss)                                  $    7,998(e)       $     (188)           $     839(f)         $   (1,082)(g)(h)

Net income (loss) per share                        $     3.95(e)       $    (0.09)           $    0.41(f)         $    (0.53)(g)(h)





(a) During the second quarter of 1995, the Trust's net loss includes the write-off of deferred loan fees totaling $254,000 or $0.14 per share as a result of the Trust's April 21, 1995 refinancing (see Note 5).

(b) During the fourth quarter of 1995, the Trust's net loss includes the write-off of deferred costs totaling $100,000 or $0.05 per share as a result of the termination of the Trust's $26 million commitment (see Note 5).

(c) During the first quarter of 1994, the Trust recorded a write-down of $5,400,000 to adjust the carrying value of the Specified Projects to estimated net realizable value (see Note 3).

(d) During the first quarter of 1994, the Trust sold the Lincoln Centre project for a net sales price equal to its adjusted carrying value (see Note 4).

(e) During the first quarter of 1994, the Trust extinguished mortgage indebtedness totaling approximately $43 million resulting, after costs and allocation to Minority Interest, in extraordinary gain to the Trust of $7,998,000 or $3.95 per share (see Note 3). Such extraordinary gain is included in the Trust's net income for the first quarter of 1994.

(f) During the third quarter of 1994, the Trust sold the Academy Downs project resulting in a net gain of $1,116,000 or $0.55 per share (see Note 4). Such gain is included in the Trust's net income for the third quarter of 1994.

(g) During the fourth quarter of 1994, the Trust paid its then mortgage lender $1,114,000 or $0.55 per share, which amount represented the prepayment of Additional Interest and is included in the Trust's net loss for the fourth quarter of 1994 (see Note 5).

(h) During the fourth quarter of 1994, the Trust sold the Iron Run project resulting in a net gain of $294,000 or $0.15 per share (see Note 4). Such gain is included in the Trust's net loss for the fourth quarter of 1994.

This page left intentionally blank.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Brandywine Realty Partners:



We have audited the accompanying balance sheet of Brandywine Realty Partners (a Pennsylvania general partnership) as of December 31, 1993, and the related statements of operations, partner's equity (deficit) and cash flows for the year ended December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brandywine Realty Partners as of December 31, 1993, and the results of its operations and its cash flows for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                              ARTHUR ANDERSEN LLP





Philadelphia,  Pa.,
March 25, 1994

                           BRANDYWINE REALTY PARTNERS
                                  BALANCE SHEET
                                December 31, 1993
                                 (in thousands)

                                     ASSETS

REAL ESTATE INVESTMENTS:
    Operating properties, at adjusted cost                      $       48,822
    Accumulated depreciation                                           (12,493)
                                                             ------------------

                                                                        36,329

CASH AND CASH EQUIVALENTS                                                1,460

RESTRICTED CASH                                                            651

ACCOUNTS RECEIVABLE AND OTHER ASSETS                                       911

DEFERRED COSTS, net of accumulated
  amortization of $1,684                                                   643
                                                             ------------------

          Total assets                                        $         39,994
                                                             ==================

               LIABILITIES AND PARTNERS' DEFICIT

MORTGAGE NOTES PAYABLE                                        $         40,446

ACCRUED MORTGAGE INTEREST AND
    PENALITIES                                                           2,480

TENANT SECURITY DEPOSITS AND
    DEFERRED RENTS                                                         308

ACCOUNTS PAYABLE                                                           378

ACCRUED EXPENSES AND OTHER  LIABILITIES                                    111
                                                             ------------------

          Total liabilities                                   $         43,723

PARTNERS' DEFICIT                                                       (3,729)
                                                             ------------------

          Total liabilities and partners' deficit             $         39,994
                                                             ==================




             The accompanying notes and the financial statements of Brandywine Realty Trust are an integral part of this statement.

                           BRANDYWINE REALTY PARTNERS
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (in thousands)


                                                           1993
                                                      ------------

REVENUE:
  Rents                                                $     4,932
  Tenant reimbursements                                        519
  Other income                                                  81
                                                      -------------

          Total revenue                                      5,532
                                                      -------------

EXPENSES:
  Interest                                                   2,400
  Depreciation and amortization                              1,948
  Utilities                                                    762
  Real estate taxes                                            721
  Maintenance                                                  910
  Management fees                                              264
  Other operating expenses                                     223
  Administrative expenses                                      460
                                                      -------------

          Total expenses                              $      7,688
                                                      -------------

NET LOSS                                              $     (2,156)
                                                      =============











             The accompanying notes and the financial statements of Brandywine Realty Trust are an integral part of this statement.

                           BRANDYWINE REALTY PARTNERS
                     STATEMENT OF PARTNERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (in thousands)



                                                Brandywine
                                                Specified
                                                 Property
                                 Brandywine     Investors      Brandywine
                                   Realty        Limited        National
                                   Trust       Partnership    Corporation        Total
                                -----------  --------------   ------------  --------------

EQUITY (DEFICIT)
  January 1, 1993               $   10,787   $     (11,758)    $      (51)   $     (1,022)

  Contributions                         --              --             51              51

  Net income (loss)                    568          (2,675)           (49)         (2,155)

  Distributions                       (568)            (34)            --            (603)
                                -----------  --------------   ------------  --------------

EQUITY (DEFICIT)
  December 31, 1993             $   10,787   $     (14,467)    $      (49)   $     (3,729)
                                ===========  ==============   ============  ==============













             The accompanying notes and the financial statements of Brandywine Realty Trust are an integral part of this statement.

                           BRANDYWINE REALTY PARTNERS
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (in thousands)

                                                                   1993
                                                             --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Rent receipts                                              $      5,540
    Interest received                                                    96
    Rental expenses paid                                             (3,048)
    Mortgage interest paid                                           (2,230)
    General and administrative expenses paid                           (459)
                                                             ---------------

          Net cash used in operating activities                        (101)
                                                             ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                               (463)
    Leasing commissions                                                (157)
                                                             ---------------

          Net cash used in investing activities                        (620)
                                                             ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Partner contributions                                                51
    Partner distributions                                              (602)
    Deposits and other financing activities                             175
                                                             ---------------

          Net cash used in financing activities                        (376)
                                                             ---------------

DECREASE IN CASH AND CASH EQUIVALENTS                                (1,097)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                          3,208
                                                             ---------------

CASH AND CASH EQUIVALENTS, END OF YEAR                        $       2,111
                                                             ===============
















                                   (Continued)

                           BRANDYWINE REALTY PARTNERS
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (in thousands)

                                   (Continued)

                     Reconciliation of net loss to net cash
                          used in operating activities



                                                                   1993
                                                             --------------

NET LOSS                                                       $     (2,156)

ADJUSTMENTS TO RECONCILE NET LOSS
     TO NET CASH USED IN OPERATING ACTIVITIES
         Depreciation and amortization                                1,948
         Decrease in other assets                                        39
         Increase in other liabilities                                   68
                                                              --------------

NET CASH USED IN OPERATING ACTIVITIES                          $       (101)
                                                              ==============


























             The accompanying notes and the financial statements of Brandywine Realty Trust are an integral part of this statement.

                           BRANDYWINE REALTY PARTNERS

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31,1993


1.       ORGANIZATION AND NATURE OF BUSINESS:

Brandywine Realty Partners ("Brandywine" or "the Partnership") was formed as of April 2, 1986. Brandywine's general partners initially contributed an aggregate of $17,058,000 in equity. As of December 31, 1993, such partners and their percentage ownership were as follows:

                                                          % Ownership

Brandywine Realty Trust, formerly
     Linpro Specified Properties (the "Trust"),
     a Maryland real estate investment trust                   68%

Brandywine Specified Property
     Investors Limited Partnership, formerly
     Linpro Specified Property Investors
     Limited Partnership ("BSPI"), a
     Pennsylvania limited partnership                          30%

Brandywine National Corporation, formerly
     Linpro National Corporation ("Brandywine
     National"), a Pennsylvania corporation
     formed by principals of Linpro Entities                     2%
                                                              -----
                                                              100%

Brandywine was formed to acquire, operate and ultimately sell office and industrial properties ("Specified Projects"). On June 26, 1986, Brandywine commenced operations and by July 31, 1986 completed its acquisition of the Specified Projects from related Linpro Entities at a total cost of $63,845,000.

On January 31, 1994, Brandywine refinanced the Specified Projects. In connection with this refinancing, Brandywine National, the original 2% administrative partner of Brandywine, transferred its interest in Brandywine to the Trust which was designated as the new administrative partner of Brandywine.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

Brandywine's accounting records are maintained on the modified cash basis. Adjusting entries have been made to present the accompanying financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

Capitalization of Costs

Brandywine's policy is to capitalize all costs related to the improvement or replacement of fixed assets. Maintenance and repairs are charged to expense as incurred.

Brandywine has capitalized as deferred costs certain expenditures related to the organization of the Partnership and the financing and leasing of the Specified Projects. Organization costs have been fully amortized over five years. Capitalized loan fees are being amortized over the ten year terms of the loans and leasing commissions are being amortized over the term of the related leases.

Depreciation and Amortization

Depreciation is computed using the straight-line method. Estimated useful lives are 30 years for buildings and improvements and five years for personal property. Amortization of tenant improvements is provided over the shorter of the lease term or the life of the assets.

Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less. At December 31, 1993 cash and cash equivalents totaling $2,111,000 included tenant escrow deposits of $261,000.

Federal Income Taxes

No Federal or state income taxes are payable by Brandywine and none have been provided in the accompanying financial statements. The partners are to include their respective share of Partnership profits and losses in their individual tax returns.

Brandywine's taxable net loss for the year ended December 31, 1993 exceeded its net loss for financial reporting purposes by approximately $569,000, due principally to differences in the methods used to calculate depreciation for Federal income tax and financial reporting purposes.

Revenue Recognition

Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income included in the balance sheet with accounts receivable and other assets reflects such rental income due as follows:

              1994                           $116,000
              1995                            212,000
              1996                            199,000
              1997                            125,000
              1998                             16,000
                                            ---------

                                             $668,000

Significant Tenants

No tenant represented more than 10% of Brandywine's rental revenue in 1993.

3.      REAL ESTATE INVESTMENTS:

Real estate investments are carried at the lower of adjusted cost or estimated net realizable value. Management has historically evaluated net realizable value by comparing their estimate of current market value to the outstanding balance of nonrecourse debt. As of December 31, 1993, the carrying value of the real estate investments of Brandywine was $36,329,000, as compared to the outstanding nonrecourse mortgage loans, including accrued interest and penalties, totaling $42,926,000. Due to the ongoing mortgage restructuring discussions as of December 31, 1993, and the determination that Brandywine was not exposed to any economic loss, no adjustment to the carrying value of the real estate investments was made as of December 31, 1993.

On January 31, 1994, the outstanding mortgage indebtedness totaling approximately $43 million was extinguished in exchange for the payment of $14 million resulting in an extraordinary gain of approximately $28 million in the first quarter of 1994. The consummation of this transaction resulted in management's determination that the carrying value of the Specified Projects exceeded the estimated net realizable value based in part, upon the new nonrecourse mortgage loan of $10 million. Management estimated the net realizable value of Brandywine's real estate investments to be $22 million for the seven Specified Projects basing its estimate primarily upon third-party appraisals (reviewing each appraisal in relation to the current real estate market) and the new mortgage financing. In the first quarter of 1994, a writedown of approximately $5 million was recorded to adjust further the carrying value of the Specified Projects to estimated net realizable value.

On February 28, 1994, Brandywine sold the Lincoln Centre project for a net sales price equal to its adjusted carrying value of approximately $2,400,000.

4.      MORTGAGE NOTES PAYABLE:

The mortgage notes payable at December 31, 1993 were cross-collateralized by the Specific Projects. These mortgages were nonrecourse and were scheduled to mature on June 30, 1996, at which time all principal and unpaid accrued interest would have been due. Each of the notes bore interest at specified rates over the three-month London Interbank Offered Rate (LIBOR), adjusted quarterly. At December 31, 1993, the note rate was 5.375%. Under the mortgage loan documents, monthly payments of interest, principal, and unpaid deferred interest were due based on a 30-year amortization schedule. Management, since the first quarter of 1992, had ceased required mortgage loan debt service in excess of the net cash flow from operations of the Specified Projects, resulting in total cash payments to Brandywine's former mortgage lender which were insufficient to meet the mortgage loan terms.

On January 31, 1994, management refinanced the mortgages of the Specified Projects, borrowing $10 million under a nonrecourse mortgage loan. The then new $10 million mortgage loan provided for a term of sixty months, with minimum interest payable monthly at a floating rate equal to 4.25% per annum in excess of the composite rate on the lender's United States commercial paper, adjusted monthly. The initial rate of interest was set at 7.48%. The mortgage loan was nonrecourse and was secured by first mortgages on the Specified Projects.

Further, the lender was entitled to receive as additional interest ("Additional Interest") (i) a 25% participation in the net cash flow of the Specified Projects (other than the Lincoln Centre property) (the "Additional Interest Projects") to be paid monthly; (ii) a 25% participation in the net proceeds of any sale of an Additional Interest Project in excess of the allocable basis of the Additional Interest Project; (iii) a 25% participation in any proceeds of a refinancing relating to an Additional Interest Project in excess of the allocable basis of the Additional Interest Project; and (iv) a 25% participation at maturity, in the balance of the escrow account described below in excess of $2,040,000 less funds deposited into the escrow account by Brandywine pursuant to any sale or refinancing of an Additional Interest Project. The sale and refinancing participations described in (ii) and (iii) were subject to a $1 million aggregate minimum payment.

In addition, the Trust granted the then new lender an option, exercisable for the greater of 375,000 Trust shares or 15% of outstanding Trust shares, which amount was to be reduced to the extent of Additional Interest paid pursuant to
(ii) and (iii) above. The option, priced at $1.875 per share, was exercisable only upon the new lender's release of its right to receive Additional Interest described above, from and after the date of such exercise.

Brandywine was also required to escrow cash reserves as additional security for the repayment of the mortgage loan in a non-interest bearing account held by the new lender.

5.      OPERATING LEASES:

Brandywine leases its properties to tenants under operating leases with various expiration dates extending to the year 2001. During 1994, leases covering 84,620 square feet or approximately 15.5% of the net leasable space were scheduled to expire for all the Specified Projects. Excluding Lincoln Centre, leases covering 81,364 square feet or approximately 17.4% of the remaining net leasable space were scheduled to expire during 1994. Gross minimum future rentals on noncancelable leases for all Specified Projects excluding the Lincoln Centre property, at December 31, 1993 were:

              Year                           Amount
              ----                           ------
             1994                          $4,123,000
             1995                           3,261,000
             1996                           1,864,000
             1997                             975,000
             1998                             279,000
             1999 and thereafter              818,000

The total minimum future rentals presented above do not include amounts that may be received as tenant reimbursements for charges to cover increases in certain operating costs. These tenant reimbursements, excluding Lincoln Centre, amounted to $479,000 in 1993.

6.      PARTNERS' EQUITY (DEFICIT):

Under the terms of the Brandywine Partnership Agreement, the methods followed for 1993 regarding contributions and distributions and allocations of income
(loss), were as follows:

Cash Distributions

Brandywine made cash distributions in 1993, first to the Trust, an amount equal to the Trust's administrative expenses, and second to BSPI, an amount equal to BSPI's administrative expenses. During 1993, no other cash distributions were made.

Effective January 1, 1994, distributions of cash flow from operations are due first to the Trust and BSPI, for reimbursement of administrative expenses; second to the Trust, 98% of remaining cash flow; and third to BSPI, 2% of remaining cash flow. Distributions from capital events are due first to the Trust, up to its Unrecovered Capital as defined in the Brandywine Partnership Agreement.

Cash Contributions/Deficit Restoration Obligations

At December 31, 1993, BSPI through its limited partners, had an obligation to restore deficits in its capital account upon liquidation of Brandywine to a maximum of $12,961,000 in accordance with the Brandywine Partnership Agreement. This maximum obligation in the event of liquidation would have been primarily available for distribution to the Trust.

Effective January 1, 1994, in order to obtain the requisite approvals for the refinancing of the Specified Projects, Brandywine and the Trust achieved a settlement (the "BSPI Settlement") of the deficit restoration obligations contingently owed by BSPI to Brandywine, which settlement, as of March 30, 1994, was approved by holders of 93% of BSPI's limited partner units. Under the terms of the BSPI Settlement, Brandywine and the Trust released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in Brandywine. In exchange, the Trust's participation in Brandywine's operating cash flow was increased to 98% and BSPI waived certain voting rights in Brandywine. In connection with the BSPI Settlement, Brandywine National transferred its interest in Brandywine to the Trust and the Trust was designated as Brandywine's new administrative partner. Further, the Trust's 25.83% interest in BSPI was transferred to a subsidiary of BSPI's general partner and retired.

Subsequent to December 31, 1993, in order to provide the cash necessary to complete the January 31, 1994 refinancing of the Specified Projects, the Trust contributed cash of $2,466,000 to Brandywine. This total contribution increased the Trust's Unrecovered Capital, originally defined in accordance with the Brandywine Partnership Agreement as an amount equal to $18,562,000, to $21,028,000. Such Unrecovered Capital represents the amount due to the Trust as a first preference upon capital events related to the Specified Projects.

Allocation of Net Income (Losses) from Operations

During 1993, in accordance with the Brandywine Partnership Agreement, net income (losses) from operations were allocated as follows:

o First, income to the Trust and BSPI in an amount equal to cash distributions made to such partner;

o Second, losses to Brandywine National in an amount equal to 1% of Brandywine's gross rental income;

o Third, net losses to BSPI to the extent of its positive capital account balance, capital account deficit restoration obligation, and its share of Brandywine's "minimum gain" (as defined in the applicable United States Treasury Department regulations);

Effective January 1, 1994, for financial reporting purposes, income is first allocated to the Trust and BSPI in an amount equal to cash distributions made to each partner. Thereafter, net losses are allocated to BSPI to the extent of its positive capital account balance and its share of Brandywine's "minimum gain" (as defined in the applicable United States Treasury Department regulations). Remaining net income and net losses, if any, are expected to be allocated to the Trust.

7.      RELATED-PARTY TRANSACTIONS:

Upon the sale of a Specified Project, certain related parties were entitled to a commission equal to 1.5% of the sales price of the Specified Project, provided that such commission, in combination with any commissions due a third-party broker does not exceed 2% of such sales price. In 1988, a related party received from Brandywine a promissory note in the amount of $103,000 for payment of its commission due from the sale of Greentree Square Shopping Center. The note bore interest at a rate of 9% per annum, compounded annually.

During 1993, all of the Specified Projects except Academy Downs were managed by related parties. For their services, these property managers received an amount equal to 5% rental income (excluding tenant reimbursements), which is reflected as management fees in the accompanying statements of operations. The property managers also receive reimbursements of certain direct costs attributable to the operation of the Specified Projects. Such reimbursements amounted to $154,000 in 1993.

During 1993, certain related parties or employees thereof were paid leasing commissions with respect to leases obtained through them. Leasing commissions paid to such related parties in 1993 amounted to $28,000.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are no matters which are required to be reported under Item 9.

                                    PART III

Item 10.  Trustees and Executive Officers

Trustees

The individuals who were serving as the Trustees at December 31, 1995, and certain information about them, are set forth below:

Joseph L. Carboni (age 58) was elected a Trustee on May 14, 1991 and Chairman of the Board on October 11, 1994. Mr. Carboni is the President of JLC Associates, Inc., a commercial and real estate consulting firm. Prior to 1990, Mr. Carboni was a Senior Vice President of BNE Realty Credit Corporation.

Garry P. Jerome (age 45) has been a Trustee since the formation of the Trust in 1986 and is the managing director in the Philadelphia office of Wm. M. Mercer, Incorporated. Prior to July 1, 1988, Mr. Jerome was a partner in the law firm of Pepper, Hamilton & Scheetz. Wm. M. Mercer, Incorporated provides employee benefits consulting services to certain Linpro Entities (See Item 13). Fees payable in connection with such services in 1995 were less than 5% of the gross revenues of Wm. M. Mercer, Incorporated in 1995.

Dennis J. O'Leary (age 48) was elected a Trustee on February 10, 1993 and is Senior Vice President - Taxes of Reliance Group Holdings, Inc. Reliance Insurance Company, an indirectly wholly-owned subsidiary of Reliance Group Holdings, Inc., provides or provided insurance services to Brandywine, the Trust, Brandywine National and Brandywine Enterprises during 1995. Fees payable in connection with the services rendered in 1995 were less than 5% of the gross revenues of Reliance Insurance Company during 1995. On January 31, 1996, Mr. O'Leary resigned as a Trustee of the Trust.

Peter P. DiLullo (age 45) was elected a Trustee on February 24, 1994 and is Executive Vice President and Chief Operating Officer of LCOR, Incorporated and The Linpro Company. Mr. DiLullo is a partner in various Linpro Entities (See
Item 13). Prior to 1989, Mr. DiLullo was the Chief Financial Officer of The Linpro Company. Mr. DiLullo also served as Vice President - Finance of the Trust from November 9, 1989 through February 23, 1994. From March 13, 1986 until his election as Vice President - Finance, Mr. DiLullo served as a Trustee of the Trust.

On February 9, 1996, the number of Trustees was expanded to five. The two individuals elected, and certain information about them, are set forth below:

Richard M. Osborne (age 50) was elected a Trustee on February 9, 1996. Mr. Osborne is President and Chief Executive Officer of OSAIR, Inc., a property developer and manufacturer of industrial gases for pipeline delivery. Mr. Osborne is sole Trustee of the Richard M. Osborne Trust, which, as of January 31, 1996, had acquired 538,800 or 29% of the outstanding Common Shares of the Trust. Mr. Osborne also serves as a director for Great Lakes Bank, Mentor, Ohio.

Gerard H. Sweeney (age 39) was elected a Trustee on February 9, 1996. As discussed below, Mr. Sweeney serves as President and Chief Executive Officer of the Trust.

Each of the above Trustees, except Mr. O'Leary as noted above, has been elected to hold office for a term expiring at the next annual meeting of the shareholders of the Trust to be held in 1996.

Management and Executive Officers

Gerard H. Sweeney (age 39) was elected by the Trustees as President and Chief Executive Officer of the Trust on August 8, 1994. From November 9, 1989 until August 8, 1994, Mr. Sweeney had served upon his election by the Trustees as President of the Trust. Prior to August 8, 1994, Mr. Sweeney was Vice President of LCOR, Incorporated. Mr. Sweeney is a partner in various Linpro Entities. Prior to April 23, 1992, Mr. Sweeney was Financial Vice President of The Linpro Company. Mr. Sweeney served as Vice President - Finance of the Trust from March 13, 1986 until his election to serve as President of the Trust.

Francine M. Haulenbeek (age 39) was elected by the Trustees as Vice President - Finance and Secretary of the Trust on October 12, 1994 to serve until her resignation or removal by the Trustees. Ms. Haulenbeek is the President of Francine M. Haulenbeek & Company, a certified public accounting firm. From February 13, 1991 until January 8, 1993, Ms. Haulenbeek had served as Secretary-Treasurer of the Trust. From April 1992 through January 8, 1993, Ms. Haulenbeek was an employee of LCOR, Incorporated. Prior to April 23, 1992, Ms. Haulenbeek was Assistant Financial Vice President of The Linpro Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934


Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers, Trustees and persons who own more than 10% of the Trust's Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, Trustees and greater than 10% shareholders are required by regulation to furnish the Trust with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Trust, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required, the Trust believes that during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, Trustees and greater than 10% Shareholders were complied with.

Item 11.  Executive Compensation

Executive Management Compensation

Cash and Non-Cash Compensation Paid to Certain Executive Officers

The following table sets forth, for the year ended December 31, 1995, compensation information with respect to the Trust's President and Chief Executive Officer. No information is included in the tables set forth in this
Item 11 in respect of Ms. Haulenbeek. Effective on October 1, 1994, the Trust entered into an employment agreement with Ms. Haulenbeek. The term of the agreement is effective through April 15, 1996 and under the agreement Ms. Haulenbeek is entitled to receive an annual salary of up to $100,000. Ms. Haulenbeek's annual 1995 salary totaled $93,000. Ms. Haulenbeek has not been granted any options or other equity awards in the Trust.

                           SUMMARY COMPENSATION TABLE

- ---------------------------------------------------------------------------------------------------------------------
              (a)                         (b)                   (c)                            (d)

                                                                                     Long -Term Compensation
       Name and Principal                                                             Securities underlying
            Position                      Year                 Salary                   Options/SAR's (#)
- ---------------------------------------------------------------------------------------------------------------------

Gerard H. Sweeney                         1995              $130,000 (1)                     -0- (1)
     President and Chief                  1994            $55,000 (1) (2)                  $140,000 (1)
     Executive Officer                    1993                  (2)                            -0-

- ---------------------------------------------------------------------------------------------------------------------


- ---------------------

         (1) On August 8, 1994, the Trust entered into an employment agreement with Mr. Sweeney. The term of the employment agreement is one year and will continue thereafter until either party provides notice to the other of its election to terminate the agreement. Under the employment agreement, Mr. Sweeney is entitled to receive an annual salary of $130,000. In addition, under the employment agreement, the Trust granted Mr. Sweeney options to purchase 40,000 Common Shares at a per share exercise price of $3.80 and options to purchase 100,000 Common Shares at a per share exercise price of $6.50. The per share exercise price of the options is subject to reduction as proceeds from the sale of, or refinancing of debt secured by, Specified Projects are distributed by the Trust to holders of the Trust's Shares by an amount equal to the amount so distributed, from time to time, on account of each Share. Accordingly, the per share exercise prices of the options has been reduced to $2.07 (in respect of the options for 40,000 Shares) and to $4.77 (in respect to the options for 100,000 Shares) as a result of distributions to shareholders from proceeds of the sale of two Specified Projects during 1994 and the April 1995 refinancing of the mortgage loan. In the event the employment of Mr. Sweeney is terminated without cause, or in the event Mr. Sweeney terminates his employment under certain circumstances, in either case following a change in control of the Trust, the Trust will be obligated to pay Mr. Sweeney, as severance, up to 150% of his base salary less the value of certain unexercisable options on the date of termination.

         (2) Prior to August 8, 1994, the date on which Mr. Sweeney became employed by the Trust, under an employment agreement, his salary and bonus were paid to him by LCOR, Incorporated. In February 1994, the Trust paid LCOR, Incorporated $110,000, and LCOR, Incorporated in turn used $60,000 of this amount to pay Mr. Sweeney a bonus in recognition of his contribution to the restructuring by the Trust of its debt in January 1994 and its sale of the Lincoln Centre Project in February 1994.

In February 1994, the Trust paid LCOR, Incorporated $110,000, which LCOR, Incorporated in turn used to pay each of Messrs. Sweeney, then President of the Trust, Madere, then Trustee of the Trust, and DiLullo, then Trustee and Vice-President - Finance and Treasurer of the Trust, $60,000, $30,000 and $20,000, respectively, as a bonus in recognition of his contribution to the Trust's restructuring of its debt in January 1994 and its sale of the Lincoln Centre Project in February 1994.

Stock Options Granted to Executive Officer During Last Fiscal Year

No options were awarded by the Trust to executive officers of the Trust during 1995.

Stock Options Held by Certain Executive Officer at December 31, 1995

The following table sets forth certain information regarding options for the purchase of the Trust's Shares that were exercised and/or held by the Trust's President and Chief Executive Officer at December 31, 1995. No other executive officer of the Trust held options for the purchase of the Trust's Shares at any time during 1995.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR ENDED
               DECEMBER 31, 1995 AND FY 1995-END OPTION/SAR VALUES

- ------------------------------------------------------------------------------------------------------------------------
             (a)                       (b)               (c)                  (d)                        (e)

                                                                          Number of
                                                                          Securities
                                                                          Underlying            Value of Unexercised
                                                                          Unexercised               In-the Money
                                      Shares            Value         Options/SARs at FY-        Options/SARs at FY-
                                   Acquired on         Realized      End (#) Exercisable/       End ($) Exercisable/
            Name                   Exercise (#)          ($)           Unexercisable (1)            Unexercisable
- ------------------------------------------------------------------------------------------------------------------------

Gerard H. Sweeney......                N/A               N/A           120,000 / 20,000           $30,000 / $30,000
    President and Chief
    Executive Officer

- ------------------------------------------------------------------------------------------------------------------------

- --------------------

         (1)  All figures represent options.

Compensation of Trustees

In 1995, the Trust paid each of Messrs. Carboni, DiLullo, Jerome and O'Leary (former Trustee who resigned as of January 31, 1996) a fee of $5,000 per year for his services as a Trustee plus $500 for each meeting of the Trustees or of a committee of the Trustees attended in person. In 1995, the Trust paid Mr. Carboni $7,917, each of Messrs. DiLullo and Jerome $7,417 and Mr. O'Leary $6,417 for their services and attendance at meetings during 1995. The Trust also reimburses the Trustees for their expenses incurred in connection with their duties as Trustees.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 15, 1996, certain information with respect to each person who is the beneficial owner of more than 5% of the Shares, each person who is a Trustee and certain officers of the Trust:


                                                                          Amount and Nature
                                                                            of Beneficial                % of Class
                                     Name and Address of                   Ownership as of                  as of
     Title of Class                    Beneficial Owner                 February 15, 1996 (1)         February 15, 1996
     --------------                    ----------------                 ----------------------        -----------------

Shares of                  Joseph L. Carboni                                     500               less than 1%
Beneficial                 JLC Associates
Interest                   212 Haddon Avenue
                           Westmont,  NJ   08108

Shares of                  Peter P. DiLullo                                   66,500 (2)(3)                3.6%
Beneficial                 LCOR, Incorporated
Interest                   300 Berwyn Park, Suite 115
                           Berwyn,  PA   19312

Shares of                  Garry P. Jerome                                       937               less than 1%
Beneficial                 William M. Mercer, Inc.
Interest                   1515 Market Street, Suite 400
                           Philadelphia,  PA   19102

Shares of                  Richard M. Osborne Trust                          538,800                      29.0%
Beneficial                 Richard M. Osborne, Trustee
Interest                   OSAIR, Inc.
                           P.O. Box 1020
                           7001 Center Street
                           Mentor,  OH   44061

Shares of                  Richard M. Osborne                                        (4)                         (4)
Beneficial                 OSAIR, Inc.
Interest                   7001 Center Street
                           Mentor,  OH   44061

Shares of                  Gerard H. Sweeney                                 120,800 (5)                   6.1%
Beneficial                 Brandywine Realty Trust
Interest                   Two Greentree Centre
                           Marlton,  NJ   08053

Shares of                  Francine M. Haulenbeek                                 -                           -
Beneficial                 Brandywine Realty Trust
Interest                   Two Greentree Centre
                           Marlton,  NJ   08053

Shares of                  All Trustees and Executive Officers
Beneficial                 as a Group                                        727,537                      36.8%
Interest                                                                     =======                      =====

- ----------------------------------------

(1) Unless otherwise indicated, beneficial owners of such Shares have sole voting and investment power.

(2) Includes 20,000 Shares owned by Brandywine Property Enterprises, Inc. of which Mr. DiLullo is Vice President and 16.66% owner, with respect to which Shares Mr. DiLullo disclaims beneficial ownership.

(3) Consists of 46,500 Shares held by a trust of which Mr. DiLullo is a trustee.


(4) Mr. Osborne is the sole Trustee of the Richard M. Osborne Trust which, as of February 15, 1996, holds 538,800 or 29% of the outstanding common Shares of the Trust.

(5) Includes options exercisable for 120,000 Shares. See Item 11. Executive Compensation. Executive Management Compensation.


Item 13.  Certain Relationships and Related Transactions

Approximately 40 individual partners operating through more than 350 different limited partnerships, joint ventures and corporations (collectively, the "Linpro Entities") were originally doing business under the name "The Linpro Company". Central administrative and management functions for The Linpro Entities are currently conducted by LCOR, Incorporated. Since its formation and through February 1, 1995, the Trust directly and, through its investment in Brandywine, indirectly entered into several transactions with Linpro Entities, as described below.

Investment in Brandywine Realty Partners

The Trust was formed in 1986 to acquire a 68% general partner interest in Brandywine. Brandywine was formed at the same time to acquire from Linpro Entities the eight original Specified Projects located in Colorado, New Jersey, North Carolina and Pennsylvania. One of these projects was sold in 1988 and three others were sold in 1994, in each case to an unrelated party.

The original partners of Brandywine, from its inception in 1986 through January 1994, were the Trust, Brandywine National, which was formed by certain principals of Linpro Entities to act as the Administrative Partner of Brandywine, with a 2% general partner interest, and BSPI with a 30% general partner interest. Brandywine Property Enterprises, Inc. ("Brandywine Enterprises"), a Linpro Entity, acts as the sole general partner of BSPI.

In connection with the refinancing of the Specified Projects in January 1994, in order to obtain the requisite approvals for the refinancing, the Trust and Brandywine achieved a settlement of certain deficit restoration obligations contingently owed by BSPI to Brandywine. Under the terms of the settlement, the Trust and Brandywine released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in Brandywine. In exchange, among other things, the Trust's participation in Brandywine's net cash flow was increased to 98% and BSPI waived certain voting rights in Brandywine. Further, Brandywine National transferred its interest in Brandywine to the Trust and the Trust was designated as Brandywine's new administrative partner.

The Trust and BSPI, as general partners of Brandywine, are entitled, pursuant to the Brandywine Partnership Agreement, to certain distributions from Brandywine. Brandywine Enterprises as the general partner of BSPI, is entitled to certain distributions from BSPI.

The principal purpose of Brandywine is to engage in the business of owning, leasing, operating and ultimately selling the Specified Projects for the benefit of the Trust and BSPI. Generally, all decisions relating to the administrative and day-to-day operations of Brandywine, and all decisions required or permitted to be made by Brandywine as a participant in any legal entity in which it has an interest, were made through January 1994 by Brandywine National in its capacity as Administrative Partner, or its designee. However, pursuant to the Brandywine Partnership Agreement, through January 1994 certain decisions affecting Brandywine required the unanimous consent of the partners, including decisions relating to the acquisition of real estate other than the Specified Projects, the refinancing of the Specified Projects or the entry into certain other indebtedness by Brandywine and, in some instances, the sale of the Specified Projects. Additionally, the approval of at least 70% in interest of the Partners was required for certain other actions, including (i) the approval of Brandywine's annual budget, (ii) making certain expenditures in excess of budgeted amounts, (iii) the settlement of condemnation cases or insured casualty losses or claims asserted against Brandywine in excess of specified amounts,
(iv) the entry into, amendment or termination of a lease in excess of one-third of the net leasable area of a Specified Project or which requires the approval of Brandywine pursuant to the terms of the management agreement and (v) the entry into, amendment, renewal or extension of a contract between Brandywine and Brandywine National or an affiliate of Brandywine National.

When the Trust was designated as the Administrative Partner of Brandywine, the Trust received substantially complete control with respect to the business and affairs of Brandywine, including complete discretion with respect to the sale or refinancing of the Specified Projects, without the need to obtain the consent of BSPI or BSPI's limited partners. However, the Trust must obtain BSPI's consent in order to, among other things, (i) amend the Brandywine Partnership Agreement to require additional capital contributions by BSPI or to revise any cash or property distributions or tax allocations due BSPI, or (ii) acquire any real estate investments in the name of Brandywine in addition to the Specified Projects. The Trust, however, may, in its discretion, make future real estate investments in its own name.

Settlement with BSPI

As part of the settlement with BSPI in connection with the January 1994 refinancing, the Trust's 25.83% limited partner interest in BSPI was transferred to a subsidiary of Brandywine Enterprises and later retired. The Trust also agreed to indemnify Brandywine Enterprises against potential liability in connection with the foregoing transactions up to a maximum of $300,000 and transferred to Brandywine Enterprises certain rights to receive distributions relating to the contingent deficit restoration obligations.

Trust Administration

Administrative and management functions for the Trust were performed by LCOR, Incorporated through August 8, 1994. Beginning in 1993 and continuing through August 8, 1994, the Trust reimbursed LCOR, Incorporated up to $100,000 per year for certain administrative expenses directly attributable to the Trust, consisting, in part, of a portion of the salaries for certain personnel provided by LCOR, Incorporated. During 1994, this reimbursement totaled $75,000. During 1995, no such reimbursement was made.

During August of 1994, the Trust hired two full-time employees and, as of December 31, 1995, has three full-time employees. Effective February 1, 1995, the Trust assumed management of three of the four Specified Projects and entered into a management agreement with an unrelated party for the management of the fourth Specified Project.

Brandywine Property Management

In connection with the acquisition of each Specified Project in 1986, Brandywine entered into management agreements with Linpro Entities engaged in the property management business pursuant to which the property manager provides leasing and property management services. During 1994, six of the then seven remaining Specified Projects (including Lincoln Centre and Iron Run) were operated under a management agreement with a Linpro Entity and one of the Specified Projects was operated under a management agreement with an entity which is not a Linpro Entity. For the period January 1, 1995 through January 31, 1995, three of the four currently held Specified Projects were operated under an agreement with a Linpro entity and one of the Specified Projects was operated under a management agreement with an entity which is not a Linpro Entity.

For their services rendered pursuant to the management agreements, the property managers were entitled to reimbursement for certain expenses incurred in connection with their management of the Specified Projects and are paid a management fee monthly in arrears equal to 5% of the rental income of the Specified Projects. Such management fees paid to Linpro entities during 1995 and 1994 amounted to $10,000 and $187,000, respectively. In addition, during 1994 and through January 31, 1995, the management companies received a 50% override in leasing commissions payable to third party brokers and a full market commission on non-brokered transactions. Such leasing commissions paid to Linpro entities during 1995 and 1994 amounted to $47,000 and $56,000, respectively. For the Specified Projects operated under a management agreement with a Linpro Entity, during this same period, LCOR, Incorporated absorbed an amount equal to 2% of gross rents and 40% of the defined commission structure representing administrative costs, which costs would otherwise have been borne by the Trust. Such amount absorbed by LCOR Incorporated representing administrative costs, which would otherwise have been borne by the Trust, totaled $23,000 in 1995 and $92,000 in 1994.

Trustee and Officer Interests in Related Parties

Mr. DiLullo, a Trustee of the Trust as of December 31, 1995, is a partner in or an officer of, or has direct or indirect ownership interests in, certain Linpro Entities as follows: Brandywine Property Enterprises, Inc. (16.66%) and the Property Manager of One, Two and Three Greentree Centres through January 31, 1995 (8.0%). Management fees paid to the Property Manager of One, Two and Three Greentree Centres totaled $10,000 in 1995.

Mr. Sweeney, the President and Chief Executive Officer of the Trust as of December 31, 1995, was a partner in or an officer of, or had direct or indirect ownership interests in, certain Linpro Entities as follows: Brandywine Property Enterprises, Inc., through January 1, 1995 and the Property Manager of One, Two and Three Greentree Centres through January 31, 1995 (7.0%).

                                     PART IV


Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

Documents filed as part of this report:
(A) Financial Statements

       (1) Financial Statements --See Index in Item 8

       (2) Financial Statement Schedule

            (a) III--Real Estate and Accumulated
            Depreciation--December 31, 1995


       Note:Schedules not included have been omitted because they are not applicable or are not required or the required information is reported in the financial statements or notes thereto.

(B) Reports on Form 8-K: The Trust filed a report on Form 8-K dated January 19, 1996 regarding the purchase of 538,800 Common Shares of the Trust or approximately 29% of the outstanding Common Shares by the Richard M.
Osborne Trust of which Richard M. Osborne is the sole trustee.

(C) Exhibits:

The exhibits filed as part of this report are listed in the Index to Exhibits located on pages 59 and 60 hereof.

                                                                    SCHEDULE III

                             BRANDYWINE REALTY TRUST

          Real Estate and Accumulated Depreciation - December 31, 1995

                                 (In Thousands)


                                                       Initial Cost                     Net
                                           ---------------------------------        Improvements
                                                                 Buildings          (Retirements)
                        Encumbrances                                and                Since
     Property          at December 31,                          Improvements         Acquisition
   Description               1995                Land                (2)                 (3)
   -----------         ---------------     ---------------      ------------         -----------
Twin Forks                $ 2,729(1)          $ 2,442              3,950               $ (532)
Office
Raleigh, NC


One Greentree                    (1)              710              5,515               (1,562)
Office
Marlton, NJ


Two Greentree                    (1)              694              5,686               (1,496)
Office
Marlton, NJ


Three Greentree                  (1)              858              7,573              (2,015)
Office
Marlton, NJ

                       ----------          ----------           --------             --------
                          $ 8,391(1)          $ 4,704             22,724               (5,605)
                       ==========          ==========           ========             ========




                        Gross Amount at Which Carried
                             December 31, 1995                   Accumulated
                 --------------------------------------------   Depreciation
                                Buildings                             at
     Property                     and             Total         December 31,         Date of            Date           Depreciable
   Description     Land       Improvements     (4) (5) & (6)      1995 (7)         Construction       Acquired            Life
   -----------   ---------    ------------     -------------    ------------       ------------       --------         -----------
Twin Forks       $  2,194      $  3,666          $ 5,860          $ 1,736             1982              1986            30 years
Office
Raleigh, NC


One Greentree         345         4,318            4,663            1,848             1982              1986            30 years
Office
Marlton, NJ


Two Greentree         264         4,620            4,884            1,886             1983              1986            30 years
Office
Marlton, NJ


Three Greentree       323         6,093            6,416            2,644             1984              1986            30 years
Office
Marlton, NJ

                 --------     ---------        ---------        ---------
                 $  3,126      $ 18,697          $21,823          $ 8,114
                 ========     =========        =========        =========




Notes to Schedule III


(1) At December 31, 1995, the two mortgage loans total $2,729,000 and $6,202,000, respectively. The loans are cross-collateralized and are secured by first mortgages on each of the Specified Projects.

(2) Amounts exclude equipment, furniture and fixtures and related accumulated depreciation.

(3) Amounts include provisions for losses on real estate investments totaling $7,891,000 recorded subsequent to acquisition.


(4) Acquisitions: All real estate investments on Schedule III were acquired in 1986 for cash, subject to certain encumbrances which encumbrances were retired January 31, 1994.

(5) The aggregate basis for Federal income tax purposes is $33,415,000 as of December 31, 1995.

(6)  Reconciliation of Real Estate:

     The following table reconciles the real estate investments from January 1, 1995 to December 31, 1995 (in thousands):

                                                            Real Estate
                                                            Investments
                                                            -----------

Balance at beginning of year                                    $21,335

Additions during period:
    Capital expenditures                                            630
Deletions during period:
    Sales                                                            --
    Retirements                                                    (142)
                                                            -----------
Balance at end of year                                          $21,823
                                                            ===========


 (7)   Reconciliation of Accumulated Depreciation:

     The following table reconciles the accumulated depreciation from January 1, 1995 to December 31, 1995 (in thousands):

                                                            Real Estate
                                                            Investments
                                                            -----------

Balance at beginning of year                                    $ 7,387

Additions during period:
    Depreciation expense                                            869
Deletions during period:
    Sales                                                            --
    Retirements                                                    (142)
                                                            -----------
Balance at end of year                                          $ 8,114

                             BRANDYWINE REALTY TRUST
                            SIGNATURES OF REGISTRANT


Pursuant to the requirements of Section 13 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          BRANDYWINE REALTY TRUST

                          By:      /s/ Gerard H. Sweeney
                                 ------------------------------------
                                 Gerard H. Sweeney, President
                                     and Chief Executive Officer


Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

        Signature                                    Title                                Date
        ---------                                    -----                                ----

/s/ Gerard H. Sweeney                   President, Chief Executive Officer            March 25, 1996
- -----------------------------           and Trustee
(Gerard H. Sweeney)                     (Principal Executive Officer)



/s/ Francine M. Haulenbeek              Vice President - Finance and Secretary        March 25, 1996
- ----------------------------            (Principal Financial
(Francine M. Haulenbeek)                and Accounting Officer)


/s/ Joseph L. Carboni*                  Trustee and Chairman of the Board             March 25, 1996
- ------------------------------
(Joseph L. Carboni)

/s/ Peter P. DiLullo*                   Trustee                                       March 25, 1996
- ---------------------------------
(Peter P. DiLullo)

/s/ Garry P. Jerome*                    Trustee                                       March 25, 1996
- -------------------------------
(Garry P. Jerome)

/s/ Richard M. Osborne*                 Trustee                                       March 25, 1996
- -----------------------------
(Richard M. Osborne)




*By:    /s/ Gerard H. Sweeney
    ----------------------------
Gerard H. Sweeney, Pursuant to
Power of Attorney on file with the
Commission



                                INDEX TO EXHIBITS

Exhibit                                                                                              Page this
Number                              Description                                                      Filing
- -------                             -----------                                                      ----------

***  3.1                  Amended and Restated Declaration of Trust of the Trust

***  3.2                  Amended and Restated By-laws of the Trust

+    4.1                  Form of Share Certificates

* 10.01                   Form of Brandywine Partnership Agreement

* 10.02                   Form of Original Management Agreement (for
                          Specified Projects acquired indirectly)

* 10.03                   Form of Original Management Agreement (for
                          Specified Projects acquired directly)

* 10.09                   Form of Specified Project Partnership Agreement

* 10.11                   Forms of Original Mortgage Loan Agreements and Certain Related
                          Documents

* 10.12                   Form of Dividend Reinvestment Agreement

**10.17                   Promissory Note and Certain Related Documents -
                          January 1994 Refinancing

**10.18                   Indemnity Agreement - January 1994 Refinancing

**10.19                   Option Agreement - January 1994 Refinancing

**10.20                   Settlement Agreement with Mutual Release (among the
                          Trust, Brandywine, BSPI, Brandywine National,
                          Brandywine Enterprises and the BSPI limited partners)

**10.21                   Amendment to Brandywine Partnership Agreement

**10.22                   Mutual Settlement and Release (among the Trust, Brandywine,
                          BSPI, Brandywine National and Brandywine Enterprises)

**10.23                   Purchase Agreement and Certain Related Documents (relating to the
                          Trust's acquisition of an interest in BSPI)

**10.24                   Purchase Agreement and Certain Related Documents (relating to the
                          Trust's acquisition of an interest in BSPI)

**10.25                   Purchase and Sale Agreement and Certain Related Documents (relating to sale of Trust's interest in BSPI)

**10.26                   Purchase and Sale Agreement (relating to sale of Lincoln Centre)

+ 10.27                   Purchase and Sale Agreement (relating to sale of Academy Downs)


                                INDEX TO EXHIBITS

Exhibit                                                                                              Page this
Number                              Description                                                      Filing
- -------                             -----------                                                      ----------

+  10.28                  Purchase and Sale Agreement (relating to sale of Iron Run)

+  10.29                  Employment Agreement of Executive Officer ++

+  10.30                  Employment Agreement of Officer ++

+++10.31                  Secured Promissory Notes, Security Agreements and Assignments of
                          Leases and Rents - April 1995 refinancing

+++10.32                  Indemnity Agreement - April 1995 refinancing

+++10.33                  Escrow Agreement - April 1995 refinancing

   10.34                  Agreement among the Trust, Richard M. Osborne and the                        65-69
                          Richard M. Osborne Trust

   24                     Powers of Attorney                                                           61-64


- ---------------
*Previously filed as an exhibit (with the same exhibit number) to the Trust's Registration statement on Form S-11 (File No. 33-4175) and is incorporated by reference as an exhibit to this report.

**Previously filed as an exhibit (with the same exhibit number) to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated by reference as an exhibit to this report.

***Previously filed as an exhibit (with the same exhibit number) to the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and incorporated by reference as an exhibit to this report.

+Previously filed as an exhibit (with the same exhibit number) to the Trust's Form 10-K for the fiscal year ended December 31, 1994 and incorporated by reference as an exhibit to this report.

++Compensatory Arrangement.

+++Previously filed as an exhibit (with the same exhibit number) to the Trust's Form 8-K dated April 21, 1995 and incorporated by reference as an exhibit to this report.

- ----------

The Trust will furnish to any shareholder, upon written request, copies of any exhibit incorporated by reference, for a fee of $0.20 per page, to cover the cost of furnishing the exhibits. Written requests should be directed to:

                  Brandywine Realty Trust
                  Attn:  Ms. Valerie Collins
                  Two Greentree Centre, Suite 100
                  Marlton  NJ    08053

                                                                     APPENDIX E


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q


(Mark One)

__x__ Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       For the quarterly period ended March 31, 1996
                                       or

_____ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (No Fee Required)


       For the transition period from ____________ to ___________________

       Commission file number          1-9106
                               -----------------------
                               Brandywine Realty Trust
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                                      23-2413352
- ----------------------                   ---------------------------------------
(State of Organization)                  (I.R.S. Employer Identification Number)


Two Greentree Centre, Suite 100, Marlton, New Jersey                 08053
- ----------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


                                 (609) 797-0200
                        -------------------------------
                        (Registrant's telephone number)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements
for the past 90 days. Yes [ X ] No [   ]

A total of 1,856,200 Shares of Beneficial Interest were outstanding as of May 7, 1996.

                             BRANDYWINE REALTY TRUST

                                TABLE OF CONTENTS
                                -----------------

                         PART I - FINANCIAL INFORMATION




Item I.           Financial Statements

                  Consolidated Balance Sheets as of March 31, 1996 (unaudited) and December 31, 1995

                  Consolidated Statements of Operations for the three months ended March 31, 1996 and March 31, 1995 (unaudited)

                  Consolidated Statements of Cash Flow for the three months ended March 31, 1996 and March 31, 1995 (unaudited)

                  Notes to Financial Statements

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations






                           PART II - OTHER INFORMATION



Item 1.           Legal Proceedings

Item 2.           Changes in Securities -- Not applicable

Item 3.           Defaults Upon Senior Securities - Not applicable

Item 4.           Submission of Matters to a Vote of Security Holders -
                  Not applicable

Item 5.           Other Information - Not applicable

Item 6.           Exhibits and Reports on Form 8-K

                  Signatures

PART 1 - FINANCIAL INFORMATION
Item 1:  Financial Statements

                             BRANDYWINE REALTY TRUST
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                       March 31, 1996       December 31, 1995
                                                       --------------       -----------------
                                                         (Unaudited)
                         ASSETS

REAL ESTATE INVESTMENTS
     Operating properties, at adjusted cost               $  21,511            $ 21,823
     Accumulated depreciation                                (7,741)             (8,114)
                                                          ----------           ---------
                                                             13,770              13,709

CASH AND CASH EQUIVALENTS                                       701                 840
ESCROWED CASH                                                   760               1,155
DEFERRED COSTS net of accumulated amortiza-
     tion of $476 in 1996 and $507 in 1995                    1,336               1,027
ACCOUNTS RECEIVABLE AND OTHER ASSETS                            390                 374
                                                          ----------           ---------

           Total assets                                   $  16,957            $ 17,105
                                                          ==========           =========

          LIABILITIES AND BENEFICIARIES' EQUITY

MORTGAGE NOTE PAYABLE                                     $   8,905               8,931
ACCRUED MORTGAGE INTEREST                                        70                  60
TENANT SECURITY DEPOSITS AND DEFERRED
     RENTS                                                      236                 250
ACCOUNTS PAYABLE AND ACCRUED EXPENSES                           392                 427
DISTRIBUTIONS PAYABLE                                             -                  93
                                                          ----------            -------

          Total liabilities                                   9,603               9,761
                                                          ----------            -------

MINORITY INTEREST                                               -                   -

COMMITMENTS AND CONTINGENCIES

BENEFICIARIES' EQUITY
     Shares of beneficial interest, $0.01 par value,
         5,000,000 preferred shares, authorized,
         none outstanding; 15,000,000 common shares
         authorized, 1,856,200 shares issued and
         outstanding                                             19                  19
     Additional paid-in capital                              16,772              16,772
     Cumulative deficit                                      (3,076)             (3,086)
     Cumulative distributions                                (6,361)             (6,361)
                                                          ----------          ---------

          Total beneficiaries' equity                         7,354               7,344
                                                          ----------           ---------

          Total liabilities and beneficiaries' equity     $  16,957            $ 17,105
                                                          ==========           =========

 The accompanying notes and management's discussion and analysis of financial condition and results of operations are an integral part of these statements.

                             BRANDYWINE REALTY TRUST
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                  (in thousands, except per share information)
                                   (unaudited)


                                                                         1996            1995
                                                                    ----------        ----------

REVENUE:
  Rents and tenant reimbursements                                   $    1,007         $     907
  Other income                                                              38                20
                                                                    -----------        ----------
        Total revenue                                                    1,045               927

EXPENSES:
  Interest                                                                 207               176
  Depreciation and amortization                                            242               282
  Utilities                                                                133               130
  Real estate taxes                                                         99                97
  Maintenance                                                              207               137
  Other operating expenses                                                  23                28
  Administrative expenses                                                  122               147
                                                                      ---------        ----------
        Total expenses                                                   1,033               997

INCOME (LOSS) BEFORE MINORITY INTEREST                                      12               (70)

MINORITY INTEREST IN INCOME (LOSS) OF
  BRANDYWINE REALTY PARTNERS                                                 2                  -
                                                                    -----------        ----------

NET INCOME (LOSS)                                                   $       10         $     (70)
                                                                    ===========        ==========

PER SHARE DATA:
Earnings per share of beneficial interest
     Primary
          Net income (loss)                                         $      0.01        $    (0.04)
                                                                    ===========        ==========
     Distributions declared                                         $      0.00        $     0.00
                                                                    ===========        ==========
     Weighted average number of shares outstanding
          including share equivalents                                 1,876,944         1,872,724
                                                                    ===========        ==========




  The accompanying notes and management's discussion and analysis of financial condition and results of operations are an integral part of these statements.

                             BRANDYWINE REALTY TRUST
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                 (in thousands)
                                   (unaudited)


                                                                      1996                   1995
                                                                    --------              ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)                                                   $   10                 $    (70)

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES:
     Minority interest in income of Brandywine Realty Partners           2                       -
     Depreciation and amortization                                     242                      282
     Changes in assets and liabilities
        Decrease (increase) in accounts receivable                     (20)                $     33
        Decrease (increase) other assets                                 6                       12
        (Decrease) increase in other liabilities                       (44)                     (31)
                                                                    -------                ---------

          Net cash provided by operating activities                    196                      226
                                                                    -------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures and leasing commissions paid                   (439)                    (192)
  Decrease in escrowed cash                                            395                      192
                                                                    -------                ---------

          Net cash used in investing activities                        (44)                       -
                                                                    -------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions paid to shareholders                                   (93)                  (1,299)
  Minority Partner distributions                                        (2)                       -
  Repayment of mortgage notes payable                                  (26)                       -
  Costs associated with new ventures                                  (179)                       -
  Deposit associated with refinancing commitment                         -                     (318)
  Tenant security deposits and other financing activities                9                      (10)
                                                                    -------                ---------

          Net cash used in financing activities                       (291)                  (1,627)
                                                                    -------                ---------

DECREASE IN CASH AND CASH EQUIVALENTS                                 (139)                  (1,401)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                       840                    1,766
                                                                    -------                ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                          $  701                 $    365
                                                                    =======                =========







  The accompanying notes and management's discussion and analysis of financial condition and and results of operations are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1996


1. ORGANIZATION AND NATURE OF OPERATIONS:
   --------------------------------------

Brandywine Realty Trust (the "Trust"), was formed on February 26, 1986 as a real estate investment trust. On July 31, 1986, the Trust sold through an initial public offering 1,856,200 shares of beneficial interest, the net proceeds of which were $17,168,000. On July 31, 1986, the Trust acquired a 68% general partner interest in Brandywine Realty Partners ("Brandywine"), at a total cost of $16,787,000. As of March 31, 1996, the partners of Brandywine and their percentage ownership were as follows:

                                                                 % Ownership
                                                                 -----------
   Brandywine Realty Trust,
        a Maryland real estate investment trust                       70%

   Brandywine Specified Property
        Investors Limited Partnership ("BSPI"), a
        Pennsylvania limited partnership                              30%
                                                                     ---
                                                                     100%
                                                                     ===

At March 31, 1996, the Trust's portfolio was comprised of four commercial real estate projects ("the Specified Projects"). The Specified Projects are leased for office purposes. As of March 31, 1996 and December 31, 1995, the overall occupancy rate of the Specified Projects was constant at 97%. As of March 31, 1996, existing leases totaling 60,000 square feet or 24% of the total square feet, were scheduled to expire during the remaining nine months of 1996.

The Specified Projects are located in the greater Philadelphia, Pennsylvania and Raleigh, North Carolina metropolitan areas. Each of these markets is competitive, with the principal methods of competition consisting in each case of rental rates (including rental concessions such as initial periods of free occupancy), location, level of leasehold improvements and building amenities. The Specified Projects compete for tenants with other properties which may have competitive advantages.

On March 20, 1996, the Trust entered into a letter of intent with Safeguard Scientifics, Inc. ("SSI") and SSI's real estate affiliate, The Nichols Company ("TNC"). The Trust intends to form an investment partnership with SSI and TNC to acquire, for cash and equity interests, 19 properties currently owned by SSI, TNC and their affiliates. The proposed transaction is subject to customary conditions, including negotiation and execution of definitive documentation, due diligence and approval by the Trust's shareholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

The financial statements have been prepared by the Trust without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Trust believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Trust, all adjustments necessary to present fairly the financial position of the Trust as of March 31, 1996, and the results of its operations and its cash flows for the three months ended March 31, 1996 and 1995 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year. For further information, refer to the Trust's consolidated financial statements and footnotes thereto included in The Annual report on Form 10-K for the year ended December 31, 1995.

Principles of Consolidation
- ---------------------------

The Trust consolidates the accounts of Brandywine with the Trust and reflects the BSPI investment as Minority Interest. All significant intercompany accounts and transactions have been eliminated in consolidation.

Capitalization of Costs
- -----------------------

As of March 31, 1996, the Trust had incurred $648,000 in costs associated with its pursuit of potential acquisitions of additional real estate and third party equity and debt investments. Such costs are included in deferred costs on the Trust's balance sheets as of March 31, 1996 and December 31, 1995 totaling $648,000 and $357,000, respectively. Further, in connection with these efforts as of March 31, 1996 and December 31, 1995, the Trust had deposited $95,000 with an unrelated party. Such deposit is included in other assets on the balance sheets as of March 31, 1996 and December 31, 1995.

During the first quarter of 1996, the Trust retired fully amortized deferred assets totaling $75,000.

Net Income (Loss) Per Share
- ---------------------------

Net income (loss) per share is calculated based upon the weighted average shares outstanding which were 1,876,944 in 1996 and 1,872,724 in 1995. Earnings per share for 1996 and 1995 have been computed by considering any share equivalents applying the "treasury stock" method and assuming that all options were exercised on date of issue. The proceeds obtained from the exercise of any options would be utilized to purchase outstanding shares at the average market price for the primary earnings per share calculation and at the higher of the average market price or the closing market price as of March 31, 1996 and March 31, 1995, respectively, for the fully diluted earnings per share calculation. No such options have been exercised as of March 31, 1996. If these options had been exercised, the per share results would not be materially different from the primary earnings per share presented.


Statements of Cash Flows
- ------------------------

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less. At March 31, 1996 and December 31, 1995, cash and cash equivalents totaling $701,000 and $840,000, respectively included tenant escrow deposits of $207,000 and $198,000, respectively.


Reclassifications
- -----------------

Certain 1995 amounts have been reclassified to conform to the current year presentation.

3. REAL ESTATE INVESTMENTS:
   ------------------------

Real estate investments are carried at the lower of adjusted cost or estimated net realizable value. During the first quarter of 1996, the Trust retired fully depreciated assets totaling $575,000.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of." This statement requires that long-lived assets to be held and used by the Trust be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Trust should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. On January 1, 1996, the Trust adopted this statement. The effect of adopting this statement was not material to the Trust's financial position or results of operations.

4. MORTGAGE NOTE PAYABLE:
   ----------------------

On April 21, 1995, the Trust refinanced its then existing mortgage loan with proceeds of mortgage loans totaling $6,250,000 and $2,750,000, respectively, and providing for a fixed rate of interest. The mortgage loans are cross-collateralized by the Specified Projects. The mortgage loans are due on April 15, 2001, and the lender has the right to call the loans at par on April 15, 1998. Monthly payments of interest and principal are due based on a 25 year amortization schedule for the period April 21, 1995 through April 15, 1998. After April 15, 1998, monthly payments of interest and principal are due based on a 22 year amortization schedule. The interest rate is set at 8.75% through April 15, 1996, 9.0% for the period from April 16, 1996 through October 15, 1996 and 9.31% for the period from October 16, 1996 through April 15, 1998.

The loan is generally nonrecourse to the Trust as to interest and principal, except, among other factors, in the event of a sale or encumbrance of the mortgaged premises, or in the event of fraud or willful misrepresentation in connection with the loan.

The lender is entitled to hold escrow cash reserves for real estate taxes and capital requirements. On April 21, 1995, an initial deposit of $1,559,000 was made into this account. Deposits to the real estate tax escrow account are required to be made on a monthly basis. Ongoing deposits to the capital escrow account are required of $10,000 per month during the first year of the loans and $25,000 per month over the remainder of the term of the loans. Amounts held in the capital escrow account may be advanced, from time to time and subject to certain conditions, to pay for capital improvements, tenant improvements and leasing commissions associated with the Projects and distributions to Shareholders of the Trust. The capital escrow account held by the lender does not constitute additional collateral for the mortgage loans. At March 31, 1996 and December 31, 1995, the principal balance of the loans totaled $8,905,000 and $8,931,000, respectively, and the capital and real estate tax escrow accounts totaled $760,000 an $1,155,000, respectively.


5. BENEFICIARIES' EQUITY:
   ----------------------

For the year ended December 31, 1995, the Trust declared distributions totaling $0.55 per share. Subsequent to March 31, 1996, on May 1, 1996, the Trust declared a distribution of $0.06 per share payable on May 15, 1996 to shareholders of record as of May 10, 1996.


6. STOCK OPTIONS:
   --------------

On August 8, 1994, subject to shareholder approval which was received at the Annual Meeting of Shareholders on October 11, 1994, the Board of Trustees adopted a stock option compensatory plan benefiting an executive officer of the Trust covering 140,000 common shares of beneficial interest. The plan includes options exercisable for 100,000 shares at an exercise price of $6.50. Of the remaining 40,000 shares subject to options, options covering 20,000 shares vested on August 8, 1995 and options covering 20,000 shares vest on August 8, 1996. The exercise price of the 40,000 options was set at $3.80. The per share exercise price of the options covering all 140,000 shares is subject to reduction as proceeds from the sale of, or refinancing of debt secured by, any Specified Projects are distributed by the Trust to shareholders by an amount equal to the amount so distributed, from time to time, on account of each share. Accordingly, the per share exercise prices of the options have been reduced to $4.77 and $2.07, respectively, as a result of distributions to shareholders from proceeds of 1994 property sales and the April 21, 1995 mortgage refinancing. During the three months ended March 31, 1996 and the year ended December 31, 1995, there were no options exercised, canceled or expired.


On January 1, 1996, the Trust adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which only requires footnote disclosures concerning this new accounting pronouncement. Management of the Trust has adopted the pro forma method of disclosure as described above.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations
        ----------------------------------------------------------------------

                              RESULTS OF OPERATIONS
                              ---------------------

The Trust's consolidated net income for the period from January 1, 1996 to March 31, 1996 was $10,000 or $0.01 per share as compared to a consolidated net loss of ($70,000) or ($0.04) per share for the period January 1, 1995 to March 31, 1995.

The Trust's funds from operations for the three months ended March 31, 1996 totaled $244,000 or $0.13 per share. The Trust has adopted the new definition of funds from operations under current industry practice. The new definition of funds from operations is calculated as net income(loss) adjusted for depreciation expense attributable to real property and amortization expense attributable to capitalized leasing costs and tenant allowances and improvements. The old definition of funds from operations is calculated as net income excluding extraordinary items, gains and losses from sales of property, plus depreciation and amortization and other non-cash charges and similar adjustments for unconsolidated subsidiaries. All prior periods have been adjusted to reflect the change to the new definition. The following table identifies the calculation of funds from operations (in thousands):


                            Three months       Three months         Three months
                               ended              ended                ended
                              March 31,         March 31,            March 31,
                                1996              1995                 1995
                                (new              (new            (as previously
                             definition)       definition)           reported)
                             -----------     ----------------      -------------

Net income (loss)             $  10               $(70)               $(70)

Add back:
  Depreciation expense
   attributable to real
   property                     202                232                 232

  Amortization expense
   attributable to
   capitalized leasing
   costs and tenant
   allowances and
   improvements                  32                 33                  33

  Amortization expense
   attributable to
   capitalized loan costs        -                   -                  17
                              -----               ----                ----

Funds From Operations         $ 244               $195                $212
                              =====               ====                ====


In comparing 1996 to 1995, rental revenue increased by $100,000 or 11% primarily due to improved overall occupancy levels of the Specified Projects. Depreciation and amortization expenses for 1996 decreased by $40,000 or 14% as compared to 1995 primarily as a result of longer terms attributable to new leases obtained over the last year. Operating expenses of the Specified Projects increased by $70,000 or 18% primarily due to snow removal and related costs incurred during the winter of the first quarter of 1996. Administrative expenses decreased by $25,000 or 17% primarily due to management's continued focus on reducing costs.

As of March 31, 1996 and December 31, 1995, the overall occupancy level of the Specified Projects was 97%. During the first quarter of 1996, 2,000 square feet of new leases and 35,000 square feet of renewals were obtained representing 14% of the total space in the Specified Projects. Further, approximately 2,000 square feet or 1% of the total space in the Specified Projects was vacated. As of March 31, 1996, approximately 60,000 square feet or 24% of the total space in the Specified Projects represents leases expiring on or before December 31, 1996.

                         LIQUIDITY AND CAPITAL RESOURCES
                         -------------------------------

The Trust's primary asset is its 70% general partner interest in Brandywine which owns and operates the Specified Projects. The Trust's principal source of liquidity consists of the distributions it receives from the operation of the Specified Projects.

As of March 31, 1996, the Trust's consolidated cash balances were $701,000 as compared to $840,000 as of December 31, 1995. In addition, escrowed cash balances at March 31, 1996 and December 31, 1995 totaled $760,000 and $1,155,000, respectively.

During the first three months of 1996, net cash provided by operating activities totaled $196,000. Costs paid in connection with the Trust's pursuit of potential acquisitions of additional real estate and third party equity and debt investments totaled $179,000 for the first quarter of 1996. Additionally, during this same period, the Trust paid $93,000 in distributions to shareholders, which distributions were declared by the Trust in 1995. Tenant improvements and leasing commissions paid during the first three months of 1996 relative to the Specified Projects were paid from lender escrow funds and totaled $439,000. For the first three months of 1996, the net decrease in lender escrow funds amounted to $395,000.

During 1996, the Trust declared distributions as follows:


  Declaration Date        Record Date      Payment Date       Amount per Share
  ----------------        -----------      ------------       ----------------

  May 1, 1996             May 10, 1996     May 15, 1996            $ 0.06


The Trustees have considered, and expect to continue to consider, potential acquisitions by the Trust of additional real estate and real estate-related interests and potential third party equity and debt investments in the Trust. At the current time the Trust is actively pursuing the potential acquisition of additional real estate and evaluating third party equity and debt investments in the Trust. The Trust's business plan contemplates a focus on office and industrial projects in the greater Philadelphia, Pennsylvania area. However, there can be no assurance that the Trust will make an acquisition of additional real estate or real estate-related interests or that any such acquisitions will produce satisfactory returns for the Trust. Similarly, there can be no assurance that the Trust will consummate any third party equity or debt investments in the Trust or that any investments that might be made in the Trust would enable the Trust to generate greater returns for the Shareholders.

As previously disclosed, on March 20, 1996, the Trust entered into a letter of intent with Safeguard Scientifics, Inc. ("SSI") and SSI's real estate affiliate, the Nichols Company ("TNC"). The Trust intends to form an investment partnership with SSI and TNC to acquire, for cash and equity interests, 19 properties currently owned by SSI, TNC and their affiliates. The proposed transaction is subject to customary conditions, including negotiation and execution of definitive documentation, due diligence and approval by the Trust's shareholders.

The Trust believes that it qualifies for federal income tax purposes as a real estate investment trust and intends to remain so qualified.

Part II.  Other Information


Item 1.     Legal Proceedings
            -----------------

Neither the Trust nor Brandywine is a party to any material pending legal proceedings as of March 31, 1996 nor as of the date of this Form 10-Q.


Item 6.     Exhibits and Reports on Form 8-K
            --------------------------------


Exhibits:                              None

Reports on Form 8-K:                   None

                             BRANDYWINE REALTY TRUST

                            SIGNATURES OF REGISTRANT




Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              BRANDYWINE REALTY TRUST
                              (Registrant)



Date: May 13, 1996              By:  /s/ Gerard H. Sweeney
                                     ----------------------------------------
                                     Gerard H. Sweeney, President and
                                     Chief Executive Officer
                                     (Principal Executive Officer)


Date: May 13, 1996              By: /s/ Francine M. Haulenbeek
                                    -----------------------------------------
                                    Francine M. Haulenbeek,
                                    Vice President - Finance
                                    and Secretary
                                    (Principal Financial and Accounting Officer)

                                                                    Appendix F



                               INITIAL PROPERTIES

                          COMBINED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
                         TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN LLP


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners and Owners of the
Initial Properties:

We have audited the accompanying combined balance sheets of the Initial Properties, a nonlegal entity more fully described in Note 1, as of December 31, 1995 and 1994, and the related combined statements of operations, owners' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Initial Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Initial Properties and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       /s/ ARTHUR ANDERSEN LLP
                                       -------------------------------------


Philadelphia, Pa.,
    April 12, 1996

                               INITIAL PROPERTIES
                               ------------------

                        COMBINED BALANCE SHEETS (NOTE 1)
                        --------------------------------

                                 (In thousands)




                                                                         December 31
                                                             ------------------------------------    March 31,
                                                                   1995             1994               1996
                                                                                                    (Unaudited)
ASSETS:
    Real estate investments (Note 2)-
       Operating properties, at cost                         $       78,190   $        75,577   $        79,088
       Less- Accumulated depreciation                               (21,669)          (17,858)          (22,609)
                                                             --------------   ---------------   ---------------

                                                                     56,521            57,719            56,479

    Cash (Note 2)                                                       773               438               601
    Escrowed cash (Note 2)                                              519               504               782
    Accounts receivable                                                 253               386               532
    Accrued rental income (Notes 2 and 6)                               902             1,313               860
    Deferred costs, net (Note 2)                                      1,884             1,526             2,194
    Prepaid expenses and other assets                                   400               393               217
                                                             --------------   ---------------   ---------------

                                                             $       61,252   $        62,279   $        61,665
                                                             ==============   ===============   ===============

LIABILITIES AND OWNERS' DEFICIT:
    Mortgage notes payable (Note 3)                          $       63,259   $        70,515   $        63,281
    Accrued interest payable                                            599             1,124               617
    Tenant security deposits and other
       liabilities (Note 2)                                             947               729             2,030
                                                             --------------   ---------------   ---------------

                                                                     64,805            72,368            65,928
COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)

OWNERS' DEFICIT                                                      (3,553)          (10,089)           (4,263)
                                                             --------------   ---------------   ---------------

                                                             $       61,252   $        62,279   $        61,665
                                                             ==============   ===============   ===============



        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES
                               ------------------

                   COMBINED STATEMENTS OF OPERATIONS (NOTE 1)
                   ------------------------------------------

                                 (In thousands)

                                                                                                        For the
                                                                                                      Three-Month
                                                                  For the Year Ended                 Period Ended
                                                                      December 31                      March 31
                                                        --------------------------------------  ---------------------
                                                            1995          1994         1993         1996         1995
                                                        -----------   -----------  -----------  -----------  --------
                                                                                                        (Unaudited)
REVENUE (Note 4):
    Base rents (Notes 2 and 6)                          $     7,829   $     8,050  $     7,955  $     1,886  $     2,003
    Tenant reimbursements                                     2,895         3,130        2,754          933          683
    Management operations (Note 2)                              617           946          976          161          208
    Other income                                                  3            46            2            1          --
                                                        -----------   -----------  -----------  -----------  ----------

          Total revenue                                      11,344        12,172       11,687        2,981        2,894
                                                        -----------   -----------  -----------  -----------  -----------

OPERATING EXPENSES:
    Interest (Note 3)                                         5,855         5,915        5,807        1,308        1,502
    Depreciation and amortization
       (Note 2)                                               4,336         3,618        3,568        1,042          947
    Real estate taxes                                           968         1,076        1,107          262          251
    Building operating costs                                  2,456         2,719        2,073          942          574
    Selling, general and
       administrative (Note 5)                                  906         1,220        1,328          227          230
    Provision for loss on real estate
       investments (Note 2)                                     202           --           --           --           --
                                                        -----------   -----------  -----------  -----------  -----------

          Total operating expenses                           14,723        14,548       13,883        3,781        3,504
                                                        -----------   -----------  -----------  -----------  -----------
LOSS BEFORE
    EXTRAORDINARY ITEMS                                      (3,379)       (2,376)      (2,196)        (800)        (610)

EXTRAORDINARY ITEMS--
    GAIN ON RESTRUCTURING
    OF DEBT (Note 3)                                          5,559           614          --           --           --
                                                        -----------   -----------  -----------  -----------  ----------

NET INCOME (LOSS)                                       $     2,180   $    (1,762) $    (2,196) $      (800) $      (610)
                                                        ===========   ===========  ===========  ===========  ============


        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES
                               ------------------

                 COMBINED STATEMENTS OF OWNERS' DEFICIT (NOTE 1)
                 -----------------------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993,
              -----------------------------------------------------

              AND THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
              -----------------------------------------------------

                                 (In thousands)



BALANCE AT JANUARY 1, 1993                                $    (6,181)

    Contributions                                                 752
    Net loss                                                   (2,196)

BALANCE AT DECEMBER 31, 1993                                   (7,625)

    Contributions                                                  64
    Distributions                                                (766)
    Net loss                                                   (1,762)
                                                          -----------

BALANCE AT DECEMBER 31, 1994                                  (10,089)

    Contributions                                               4,356
    Net income                                                  2,180

BALANCE AT DECEMBER 31, 1995                                   (3,553)

    Contributions                                                 123
    Distributions                                                 (33)
    Net loss                                                     (800)
                                                          -----------

BALANCE AT MARCH 31, 1996 (Unaudited)                     $    (4,263)
                                                          ===========


        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES
                               ------------------

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
                   ------------------------------------------

                                 (In thousands)



                                                                                                            For the
                                                                                                          Three-Month
                                                                       For the Year Ended                Period Ended
                                                                           December 31                     March 31
                                                               ------------------------------------------------------------
                                                                  1995        1994        1993        1996        1995
                                                               ---------   ---------   ---------   ---------   -------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                          $   2,180   $  (1,762)  $  (2,196)  $    (800)  $    (610)
    Adjustments to reconcile net income (loss) to
       net cash provided by operating activities-
          Extraordinary gain on extinguishment
             of debt                                              (5,559)       (614)        --          --          --
          Depreciation and amortization                            4,336       3,618       3,568       1,042         947
          Provision for loss on real estate
             investments                                             202         --          --          --          --
          Changes in assets and liabilities-
             (Increase) decrease in-
               Accounts receivable                                   133         (14)       (248)       (279)         64
               Accrued rental income                                 411         458         (72)         42         100
               Prepaid expenses and other assets                      (7)        427         (52)        183          76
             Increase (decrease) in-
               Accrued interest payable                             (525)        253         422          18           9
               Tenant security deposits and
                 other liabilities                                   218        (204)         22       1,083          80
                                                               ---------   ---------   ---------   ---------   ---------

                 Net cash provided by
                    operating activities                           1,389       2,162       1,444       1,289         666
                                                               ---------   ---------   ---------   ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures and leasing
       commissions paid                                           (2,774)     (1,802)       (908)     (1,302)       (212)
    (Increase) decrease in escrowed cash                             (15)         87        (575)       (263)       (178)
                                                               ---------   ---------   ---------   ---------   ---------

                 Net cash used in
                    investing activities                          (2,789)     (1,715)     (1,483)     (1,565)       (390)
                                                               ---------   ---------   ---------   ---------   ---------


                                   (Continued)

                               INITIAL PROPERTIES
                               ------------------

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
                   ------------------------------------------

                                 (In thousands)

                                                                                                            For the
                                                                                                          Three-Month
                                                                        For the Year Ended               Period Ended
                                                                            December 31                    March 31
                                                                ---------------------------------   ----------------------
                                                                   1995        1994        1993        1996         1995
                                                                ---------   ---------   ---------   ---------      -------
                                                                                                           (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Contributions                                               $   4,356   $      64   $     752   $     123    $     194
    Distributions                                                     --         (766)        --          (33)         --
    Repayments on mortgage notes payable                           (1,899)       (874)     (1,038)       (153)        (278)
    Borrowings on mortgage notes payable                              --        1,200         414         175          --
    Costs associated with financing                                  (721)       (160)         17          (8)         (20)
                                                                ---------   ---------   ---------   ---------    ---------

             Net cash provided by (used in)
                 financing activities                               1,735        (536)        145         104         (104)
                                                                ---------   ---------   ---------   ---------    ---------

NET INCREASE (DECREASE) IN CASH                                       335         (89)        106        (172)         172

CASH, BEGINNING OF PERIOD                                             438         527         421         773          438
                                                                ---------   ---------   ---------   ---------    ---------

CASH, END OF PERIOD                                             $     773   $     438   $     527   $     601    $     610
                                                                =========   =========   =========   =========    =========

SUPPLEMENTAL DISCLOSURE:
    Interest paid                                               $   6,254   $   5,763   $   5,411   $   1,290    $   1,366
                                                                =========   =========   =========   =========    =========


        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES
                               ------------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

                        DECEMBER 31, 1995, 1994 AND 1993
                        --------------------------------


1. ORGANIZATION AND BASIS OF COMBINATION:
   --------------------------------------

The accompanying combined financial statements consist of the accounts of the following properties and business operations:

The Property Management, Leasing, and Development
Operations of The Nichols Realty Services Company (the "Company")
- -----------------------------------------------------------------

The Nichols Company ("Nichols") Properties:
- -------------------------------------------

                         Property                              Square Footage
           ------------------------------------------          --------------
           456 Creamery Way, Exton, PA                              47,600*
           468 Creamery Way, Exton, PA                              28,900
           486 Thomas Jones Way, Exton, PA                          51,500
           7248 Tilghman Street, Allentown, PA                      42,900
           6575 Snowdrift Road, Allentown, PA                       46,250
           1510 Gehman Road, Lansdale, PA                          152,600*
           16 Campus Blvd., Newtown Square, PA                      67,700*
           18 Campus Blvd., Newtown Square, PA                      37,700*
           One Progress Avenue, Horsham, PA                         79,200*
           1155 Business Center Drive, Horsham, PA                  51,400*
           500 Enterprise Avenue, Horsham, PA                       67,800*
           168 Franklin Corner Road, Lawrenceville, NJ              32,000*
           ---------------------------------------------------

           *Included in the "Witmer Partnership"

Safeguard Scientifics, Inc. ("Safeguard") Properties:
- -----------------------------------------------------

                         Property                              Square Footage
           ------------------------------------------          --------------
           650 Dresher Road, Horsham, PA                             30,100
           7310 Tilghman Street, Allentown, PA                       40,000
           2240-50 Butler Pike, Plymouth Meeting, PA                 52,200
           2260 Butler Pike, Plymouth Meeting, PA                    31,900
           120 Germantown Pike, Plymouth Meeting, PA                 30,500
           140 Germantown Pike, Plymouth Meeting, PA                 25,900
           110 Summit Drive, Exton, PA                               43,700

The Initial Properties listed above have common management and were developed by an affiliated ownership group referred to collectively as "Nichols Safeguard."

Nichols Safeguard is engaged in the development and ownership of commercial and industrial real estate in the Philadelphia/Delaware Valley Area and provides management, leasing, and development services on a contractual basis to the above properties and third parties.

The Initial Properties are intended to be acquired in a transaction with Brandywine Realty Trust (the "Trust"), which intends to remain qualified as a real estate investment trust under the Internal Revenue Code. These financial statements have been prepared on a combined basis to present the financial position and results of operations of the 19 properties and the related management business of Nichols Safeguard as if the operations were managed as a single predecessor business under common control. Accordingly, all interentity accounts have been eliminated to reflect the combined results.

The combined financial statements as of March 31, 1996, and for the three months ended March 31, 1996 and 1995, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Use of Estimates in the Preparation of Financial Statements
- -----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Investments
- -----------------------

A summary of real estate investments, less accumulated depreciation and amortization at December 31, 1995 and 1994, and March 31, 1996, follows (in thousands):


                                                December 31
                                        -------------------------    March 31,
                                           1995           1994          1996
                                       -----------    ------------  -----------
 Land                                  $     9,275    $     8,975   $     9,275
 Buildings                                  53,761         52,263        53,761
 Tenant improvements                        15,107         14,299        16,005
 Furniture, fixtures and equipment              47             40            47
                                       -----------   ------------  ------------

                                            78,190         75,577        79,088
 Accumulated depreciation                  (21,669)       (17,858)      (22,609)
                                       -----------   ------------  ------------

                                       $    56,521    $    57,719   $    56,479
                                       ===========    ===========   ===========

Costs associated with the acquisition, development, and construction of these properties are capitalized. Properties are carried at the lower of depreciated cost or net realizable value. For financial reporting purposes, depreciation is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

      Buildings                           31.5 years
      Tenant improvements                 5 to 10 years, which reflect the
                                              expected terms of the lease
      Furniture, fixtures and
         equipment                        3 to 5 years

Management reviews the net realizable value of the properties periodically to determine whether an allowance for possible losses is necessary. The carrying value of the properties is evaluated on an individual basis, and to the extent management's estimate of the net realizable value of each investment is less than its carrying value, a provision for loss on real estate investments is recorded. During 1995, a $202,000 provision for loss on real estate investments was recorded.

For federal income tax purposes, the Company utilizes straight-line and accelerated methods of depreciation. As a result, accumulated depreciation for tax purposes differs from accumulated depreciation for financial statement purposes by approximately $(408,000) and $1,072,000 at December 31, 1995 and 1994, respectively.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. On January 1, 1996, the Company adopted this statement. The effect of adopting this statement was not material to the Initial Properties' financial position or results of operations.

Escrowed Cash
- -------------

In accordance with the mortgage agreements of several properties, the owners were required to place funds on deposit in interest-bearing accounts to secure the payments of real estate taxes, debt service, and other anticipated capital expenditures.

Deferred Costs
- --------------

Fees and costs associated with lease originations and costs incurred to obtain long-term financing have been capitalized and are being amortized on a straight-line basis, which approximates the interest method, over the terms of the respective leases or debt. At December 31, 1995 and 1994, and March 31, 1996, deferred costs include the following (in thousands):

                                                      December 31
                                       --------------------------   March 31,
                                           1995          1994         1996
                                       ----------    ----------   -----------

 Deferred financing costs              $    1,009    $      349   $     1,017
 Deferred leasing costs                     2,770         2,957         3,175
                                       ----------    ----------   -----------

                                            3,779         3,306         4,192
 Less- Accumulated amortization             1,895         1,780         1,998
                                       ----------    ----------   -----------

                                       $    1,884    $    1,526   $     2,194
                                       ==========    ==========   ===========

Revenue Recognition
- -------------------

Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income represents rental income recognized in excess of payments currently due (see Note 6).

The Company provides management, leasing and development services. Fees for such services are based on contracted rates, which are consistent with the general marketplace. Management fees, leasing commissions, and developer fees are recognized as income in the period earned.

Income Taxes
- ------------

No federal or state income taxes are payable by Nichols Safeguard, and none have been provided in the accompanying financial statements. The partners are required to include their respective shares of partnership profits and losses in their individual tax returns.

Tenant Security Deposits
- ------------------------

Cash consists of demand accounts and money market accounts. At December 31, 1995 and 1994, and March 31, 1996, cash includes unrestricted tenant security deposits of $350,000, $270,000, and $352,000, respectively.

3. MORTGAGE NOTES PAYABLE:
   -----------------------

Mortgage notes payable are collateralized by the properties and the assignment of rents and generally require monthly principal and interest payments. Mortgage notes payable totaling $31,092,000 at December 31, 1995, bear fixed annual interest ranging from 7% to 9.25%. Nichols Safeguard also has two mortgage notes payable totaling $30,523,000 and $1,644,000, respectively, at December 31, 1995, which have variable rates of interest based on the lender's commercial paper plus 2.75% and prime plus 1%, respectively. At December 31, 1995, these interest rates were 8.6% and 9.5%, respectively. The weighted average interest rates on the mortgage notes for the years ended December 31, 1995, 1994 and 1993, were 8.6%, 8.0% and 8.2%, respectively. Weighted average interest rates for the three months ended March 31, 1996 and 1995, were 8.2% and 8.2%, respectively.

In November 1995, Nichols Safeguard refinanced certain mortgage notes on the Witmer properties totaling $37,354,000 with proceeds of mortgage loans totaling up to $32,211,600, including tenant improvement holdbacks of $1,688,000, plus cash of $4,052,000 contributed by Safeguard. At March 31, 1996, $175,000 of the tenant improvement holdbacks had been advanced to Nichols Safeguard and is included in mortgage notes payable. In connection with the refinancing, Nichols Safeguard acquired the Lawrenceville, New Jersey property with outstanding debt of $3,200,000 from the lender. As a result of the debt refinancing, Nichols Safeguard recorded an extraordinary gain of $5,559,000 in 1995. Commencing January 1, 1996, through maturity, November 30, 2000, Nichols Safeguard will make monthly principal and interest payments with interest based on the lender's composite commercial paper plus 2.75% per annum. Minimum monthly principal payments are equal to 1/12 of .5% of the principal balance outstanding on the first day of each loan year beginning December 1. Additional principal payments will be made monthly on the $30,523,000 principal outstanding as of December 31, 1995, based on 100% of the net cash flow from the properties, as defined. No principal payments were made from these participating interests in cash flows during 1995 or the three months ended March 31, 1996. The loans are cross-collateralized and cross-defaulted. The loan is further secured by a $1,500,000 letter of credit provided by Safeguard. The loans are subject to certain prepayment penalties as defined. As additional consideration, the lender may receive additional contingent interest, as defined, at scheduled maturity or upon early loan repayment. The percentage used to compute the additional contingent interest may vary based upon the level of any additional drawdowns under the loan and was 25% at December 31, 1995. No additional contingent interest was paid in 1995 or during the three months ended March 31, 1996.

In July 1994, Nichols Safeguard negotiated with a lender to restructure a mortgage note totaling $4,718,000. The principal amount of the loan was reset at $4,100,000. Interest was reset from prime plus 1% to prime plus .5% retroactive to January 1, 1994, and the maturity was extended to March 31, 1996. As a result of the debt restructuring, Nichols Safeguard recorded an extraordinary gain of $614,000 during 1994. This mortgage note was included in the November 1995 refinancing.

Mortgage notes are due between January 1997 and June 2004. At December 31, 1995, the carrying value of the mortgage notes payable approximates the fair value as the debt bears interest at rates that approximate current market rates. The annual maturities of the mortgage notes payable as of December 31, 1995, are as follows (in thousands):

                             Recourse         Nonrecourse          Total
                          -------------      -------------     -------------

  1996                    $         233      $       3,222     $       3,455
  1997                            1,746                354             2,100
  1998                            8,548                368             8,916
  1999                              --                 378               378
  2000                              --              45,192            45,192
  Thereafter                        --               3,218             3,218
                          -------------      -------------     -------------

                          $      10,527      $      52,732     $      63,259
                          =============      =============     =============

At December 31, 1995, mortgage notes payable of $30,523,000 and $13,548,000 are also collateralized by outstanding letters of credit totaling $1,500,000 and $500,000 which expire in November 1996 and July 1996, respectively.

Guarantees by the Company and certain other limited partners totaled $10,527,000. Two mortgage notes totaling $13,548,000 and $3,219,000 at December 31, 1995, are entitled to receive additional interest in the form of 50% and 80%, respectively, of the cash flows, as defined. During 1995, 1994 and 1993, additional interest expense recorded as a result of cash flow participation by lenders totaled $61,000, $201,000 and $0, respectively. For the three months ended March 31, 1996 and 1995, additional interest expense totaled $0 and $47,000, respectively.

4. RELATED-PARTY TRANSACTIONS:
   ---------------------------

The Company provides management, leasing and development services for certain affiliated partnerships. Management and leasing fees earned by the Company related to these partnerships totaled $171,000, $420,000 and $359,000, respectively, for the years ended December 31, 1995, 1994 and 1993, and are included in management operations.

Nichols Safeguard occupied approximately 28,000 square feet of the properties during 1995, 1994 and 1993. In addition, 4,600 square feet was occupied by a Nichols Safeguard affiliate during 1994 and part of 1993. Base rents from these affiliates for the years ended December 31, 1995, 1994 and 1993, were $246,000, $260,000 and $230,000, respectively. Base rents from these affiliated partnerships for the three months ended March 31, 1996 and 1995, were $56,000 and $65,000, respectively.

5. EMPLOYEE BENEFIT PLAN:
   ----------------------

Employees of the Company participate in a profit sharing plan covering substantially all employees. Annual contributions are determined at the discretion of the employer. No contributions were made in 1995, 1994 and 1993, respectively.

6. OPERATING LEASES:
   -----------------

Nichols Safeguard leases its properties to tenants under operating leases with various expiration dates extending to the year 2006. During 1996, leases covering 99,000 square feet or approximately 11% of the net leasable space are scheduled to expire.

Future minimum rentals on noncancelable tenant leases at December 31, 1995, excluding tenant reimbursements for increases in operating expenses are as follows (in thousands):

                                            Decrease
                        Rental             in Accrued               Minimum
                     Payments Due         Rental Income          Rental Income
                    -----------           -------------          -------------
 1996               $     7,122           $         163          $       6,959
 1997                     5,209                     227                  4,982
 1998                     4,498                     147                  4,351
 1999                     3,358                     138                  3,220
 2000                     2,262                     135                  2,127
 Thereafter               2,187                      92                  2,095
                    -----------           -------------          -------------

                    $    24,636           $         902          $      23,734
                    ===========           =============          =============

During 1995, 1994 and 1993, no tenants individually accounted for more than 10% of rental revenue.

7. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

Nichols and Safeguard have entered into a letter of intent agreement with the Trust to transfer ownership of the Initial Properties to an operating partnership controlled by the Trust.

                                                                     APPENDIX G

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 21, 1996



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)





            MARYLAND                   1-9106                   23-2413352
  (State or Other Jurisdiction      (Commission              (I.R.S. Employer
of Incorporation or Organization)   file number)          Identification Number)



           Two Greentree Centre, Suite 100, Marlton, New Jersey 08053
                    (Address of principal executive offices)


                                 (609) 797-0200
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

                  On June 21, 1996, an entity controlled by Richard M. Osborne, Turkey Vulture Fund XIII, Ltd. (the "RMO Fund"), made an investment in Brandywine Realty Trust (the "Trust") in the aggregate amount of $1,329,806 (the "Aggregate Investment"). $337,513 of the Aggregate Investment was made in exchange for 59, 949 units (each consisting of one common share of beneficial interest, par value $.01 per share ("Common Stock"), and one warrant exercisable for six years for an additional share of Common Stock at an initial exercise price of $6.50), and the balance was made in the form of a loan (the "Loan") that will be subject to prepayment, under certain circumstances, through the issuance by the Trust of additional units. Proceeds of the investment (including proceeds attributable to exercise of warrants included within units) will be used by the Trust for working capital purposes and, if the Trust acquires additional real estate, may be used to make a partial payment of the purchase price.

                  The Trust has been advised that Mr. Osborne has sole authority to vote and dispose of the Common Stock owned by the RMO Fund. Mr. Osborne, through the RMO Fund and the Richard M. Osborne Trust (of which Mr. Osborne is sole trustee) currently owns beneficially 658,698 shares of Common Stock (including 59,949 shares issuable upon exercise of warrants included within the above-referenced units), or approximately 33.3% of the outstanding shares of Common Stock as of the date hereof.

                  The principal sum outstanding from time to time under the Loan will bear interest at an annual rate equal to the prime rate of interest, and interest will be payable quarterly in arrears, provided that the Trust will have the right to have such accrued interest added to the principal balance of the Loan. Principal and accrued interest will be payable in full on the third anniversary of the date of the Loan. Under certain circumstances, the Trust will be required to prepay principal plus accrued interest on the Loan by delivering to the RMO Fund additional units at $5.63 per unit, each units comprised of one share of Common Stock and an additional six-year warrant exercisable for an additional share of Common Stock with an initial exercise price of $6.50.

                  The Trust has agreed to provide the RMO Fund with registration rights covering the shares of Common Stock issued and issuable as part of its investment. The registration rights agreement (the "Registration Rights Agreement") will be entered into by the Trust, the RMO Fund, Safeguard Scientifics, Inc. ("SSI") and The Nichols Company ("TNC") at the time of the closing of the proposed transaction among the Trust, SSI and TNC (the "SSI/TNC Transaction"). If the SSI/TNC Transaction is not consummated, the Trust will provide registration rights to the RMO Fund on substantially similar terms to those that would have been provided in the form of Registration Rights Agreement attached hereto as Exhibit 99.4.

                  The Registration Rights Agreement will provide that, at the request of certain holders of registerable securities, including the RMO Fund ("Registrable Securities"), the Trust will, at its expense, register up to two underwritten distributions of Registrable Securities and provide for an annual shelf registration of such Registrable Securities for sale at the market through brokers' transactions and thereafter with marketmakers; provided, however, that the Trust will not be obligated to pay the expenses of an underwritten offering during the first twelve months after the closing date of the SSI/TNC Transaction. The holders of Registrable Securities will also be entitled to "piggyback" on the registrations of the Trust's Common Stock. In connection with the registrations, the Trust and the selling shareholders will mutually indemnify each other against certain liabilities, including liabilities under federal securities laws.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         99.1 Loan and Securities Purchase Agreement, dated June 21, 1996, between the RMO Fund and the Trust.

         99.2 Promissory Note, dated June 21, 1996, in the original principal amount of $992,293 issued by the Trust to the RMO Fund.

         99.3 Warrant to purchase 59,949 shares of Common Stock dated June 21, 1996, issued by the Trust to the RMO Fund.

         99.4     Form of Registration Rights Agreement.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  BRANDYWINE REALTY TRUST


Date:  June 21, 1996                              By: /s/ Gerard H. Sweeney
                                                      ---------------------
                                                  Title: President and Chief
                                                             Executive Officer

                                                                     Appendix H


                             BRANDYWINE REALTY TRUST
                              LIBERTYVIEW BUILDING

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                         TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN LLP


                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Brandywine Realty Trust:

We have audited the statement of revenue and certain expenses of the LibertyView Building described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of the LibertyView Building's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the LibertyView Building's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the LibertyView Building for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                       /s/ ARTHUR ANDERSEN LLP
                                       -----------------------


Philadelphia, Pa.,
    June 14, 1996

                              LIBERTYVIEW BUILDING
                              --------------------

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                   ------------------------------------------

                                 (Notes 1 and 2)
                                 ---------------

                                                               For the
                                           For the           Three-Month
                                         Year Ended         Period Ended
                                        December 31,          March 31,
                                            1995                1996
                                                             (unaudited)
                                       --------------      --------------
REVENUE:
    Base rents (Note 2)                $    1,119,000      $      300,000
    Tenant reimbursements                     535,000             122,000
                                       --------------      --------------

             Total revenue                  1,654,000             422,000
                                       --------------      --------------

CERTAIN EXPENSES:
    Maintenance                               277,000              71,000
    Utilities                                 215,000              59,000
    Real estate taxes                         274,000              74,000
    Other operating expenses                   32,000               8,000
                                       --------------      --------------

             Total certain expenses           798,000             212,000
                                       --------------      --------------

REVENUE IN EXCESS OF CERTAIN EXPENSES  $      856,000      $      210,000
                                       ==============      ==============

        The accompanying notes are an integral part of these statements.

                              LIBERTYVIEW BUILDING
                              --------------------

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
               ---------------------------------------------------

                                DECEMBER 31, 1995
                                -----------------


1. BASIS OF PRESENTATION:
   ----------------------

The statements of revenue and certain expenses reflect the operations of the LibertyView Office Building (the "LibertyView Building") located in New Jersey, which will be acquired by Brandywine Realty Trust (the "Trust") from an unaffiliated party by July 19, 1996. The LibertyView Building has an aggregate net leasable area of approximately 121,700 square feet and is 63% leased as of December 31, 1995.

The books of the LibertyView Building are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses--such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the LibertyView Property--that may not be comparable to the expenses expected to be incurred by the Trust.

2. OPERATING LEASES:
   -----------------

Base rents presented for the year ended December 31, 1995 and the three month period ended March 31, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1995, and the three month period ended March 31, 1996, was $127,000 and $12,000, respectively.

Tenants whose minimum rental payments equaled 10% or more of the total base rents in 1995 were:

       HIP Health Plan of NJ                  $   462,000
       Shapiro and Kreisman                   $   185,000

In September 1995, LibertyView Building entered into a 60-month lease agreement with Sleepcare, a related party to the seller, of which $18,000 and $14,000 of base rents for the year ended December 31, 1995 and the three-month period ended March 31, 1996, respectively, is included in the statements of revenue and certain expenses.

The LibertyView Building is leased to tenants under operating leases with expiration dates extending to the year 2007. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1995, are as follows:

      1996                                $   1,205,000
      1997                                    1,177,000
      1998                                    1,118,000
      1999                                    1,118,000
      2000                                      950,000
      Thereafter                              4,440,000

Certain leases also include provisions requiring tenants to reimburse management costs and other overhead up to stipulated amounts.

                              [FORM OF PROXY CARD]

                             BRANDYWINE REALTY TRUST

               Proxy Solicited On Behalf Of The Board of Trustees


         The undersigned, revoking all previous proxies, hereby appoints Joseph
L. Carboni and Gerard H. Sweeney, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Brandywine Realty Trust to be held on August 22, 1996, and at any adjournment or postponement thereof.

1.    The approval of the SSI/TNC Transaction:

                    For                  Against             Abstain


2. The approval and adoption of the amendment to the Declaration of Trust to increase the number of authorized Common Shares from 15,000,000 to 75,000,000:

                    For                  Against             Abstain


3. The approval and adoption of the amendment to the Declaration of Trust to eliminate the restriction in Section 3.3(a) on Share issuances below "book value":

                    For                  Against             Abstain


4. The approval and adoption of the amendment to the Declaration of Trust to confirm the authority of the Trustees to effectuate reverse stock splits:

                    For                  Against             Abstain


5. The approval and adoption of the amendment to the Declaration of Trust to eliminate the distribution requirement contained in Section 6.4(b):

                    For                  Against             Abstain


6. The approval and adoption of the amendment to the Declaration of Trust to substitute a new provision limiting Share ownership:

                    For                  Against             Abstain

7. The approval of restoration of voting rights on the Common Shares beneficially owned by Richard M. Osborne which do not have voting rights:

                    For                  Against             Abstain


8.    Election of Trustees:

      FOR the nominees listed below           WITHHOLD AUTHORITY to vote for
                                              the nominees listed below

                                              EXCEPTIONS

Nominees:   For a one-year term extending until the 1997 Annual Meeting and the election and qualification of his successor: Joseph L. Carboni, Richard M. Osborne and Gerard H. Sweeney

(Instruction: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)




                    Please date and sign your Proxy on this side and return it promptly.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE SSI/TNC TRANSACTION, "FOR" THE ADOPTION OF EACH OF THE DECLARATION AMENDMENTS, "FOR" RESTORATION OF VOTING RIGHTS ON THOSE COMMON SHARES BENEFICIALLY OWNED BY RICHARD M. OSBORNE WHICH DO NOT HAVE VOTING RIGHTS AND "FOR" THE ELECTION OF THE NOMINEES FOR TRUSTEE LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

                                 Date:_____________________________, 1996


                                 ----------------------------------------------
                                 Signature of Shareholder


                                 ----------------------------------------------
                                 Signature of Shareholder


                                 NOTE: PLEASE SIGN THIS PROXY EXACTLY
                                 AS NAME(S) APPEAR ON YOUR STOCK
                                 CERTIFICATE. WHEN SIGNING AS
                                 ATTORNEY-IN-FACT, EXECUTOR,
                                 ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                 PLEASE ADD YOUR TITLE AS SUCH, AND
                                 IF SIGNER IS A CORPORATION, PLEASE
                                 SIGN WITH FULL CORPORATE NAME BY A
                                 DULY AUTHORIZED OFFICER OR OFFICERS
                                 AND AFFIX THE CORPORATE SEAL. WHERE
                                 STOCK IS ISSUED IN THE NAME OF TWO
                                 (2) OR MORE PERSONS, ALL SUCH
                                 PERSONS SHOULD SIGN.